                                             Filed Pursuant to Rule 424(b)(3)
                                             Registration File No.: 333-45467-02

Information contained herein is subject to completion or amendment. Offers to buy these securities may not be accepted without the delivery of a final prospectus supplement and prospectus. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED AUGUST 3, 1998

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 3, 1998)

                           $997,836,000(APPROXIMATE)
                         MORGAN STANLEY CAPITAL I INC.
                                 AS DEPOSITOR
                          CONTITRADE SERVICES L.L.C.,
                     MORGAN STANLEY MORTGAGE CAPITAL INC.
                                      AND
                         RED MOUNTAIN FUNDING, L.L.C.
                                  AS SELLERS
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1998-CF1

                               -----------------

    The Series 1998-CF1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of 20 classes (each, a "Class"): (i) the Class A-1, Class A-2 and Class A-MF Certificates (collectively, the "Class A Certificates"), (ii) the Class X Certificates (the "Class X Certificates" or the "Interest Only Certificates" and, together with the Class A Certificates, the "Senior Certificates"), (iii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Subordinate Certificates" and, collectively with the "Senior Certificates", the "REMIC Regular Certificates"), (iv) the Class Q Certificates and (v) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "Residual Certificates"). Only the Class A-1, Class A-2, Class A-MF, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Service, a division of the McGraw Hill Companies Inc. ("S&P" and, together with Moody's, the "Rating Agencies") as set forth in the table below. Each Class of Offered Certificates will be issued with the aggregate principal balance (the aggregate "Certificate Balance"), and will accrue interest at the per annum rate (the "Pass-Through Rate"), set forth in the table below.

    The Certificates will evidence, in the aggregate, all of the beneficial ownership interests in a trust (the "Trust Fund") to be established by Morgan Stanley Capital I Inc. (the "Depositor") pursuant to a Pooling and Servicing Agreement, to be dated as of August 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, Amresco Services, L.P., as master servicer (the "Master Servicer"), Lennar Partners, Inc., as Special Servicer (the "Special Servicer"), LaSalle National Bank, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Distributions on the Certificates will be payable solely from the assets transferred to the Trust Fund for the benefit of the holders of the Certificates (the "Certificateholders"). The Certificates do not constitute obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, or any of their respective affiliates. Neither the Certificates nor the Mortgage Loans (as defined below) will be insured or guaranteed by any governmental agency or instrumentality or by the Depositor, the Sellers (as defined herein), the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any of their respective affiliates or any other person.

    SEE "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" BEGINNING ON PAGE S-37 HEREIN AND "RISK FACTORS" BEGINNING ON PAGE 13 IN THE PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

                          --------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH
     IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          --------------------------

                                                  (cover continued on page S-3)

                  APPROXIMATE           APPROXIMATE      FINAL SCHEDULED      RATINGS
               INITIAL AGGREGATE       INITIAL PASS-       DISTRIBUTION      (MOODY'S/
CLASS       CERTIFICATE BALANCE (1)  THROUGH RATE (2)        DATE (3)         S&P) (4)
-----       -----------------------  ----------------        --------         --------
Class A-1       $239,000,000               6.33%             11/15/07         Aaa/AAA
Class A-2       $359,777,000               6.59%             06/15/08         Aaa/AAA
Class A-MF      $197,791,000               6.57%             06/15/08         Aaa/AAA
Class B          $56,695,000               6.69%             06/15/08         Aa2/AA
Class C          $62,365,000               6.84%             07/15/08         A2/A
Class D          $62,365,000               7.26%             09/15/11         Baa2/BBB
Class E          $19,843,000               7.40%             12/15/12         Baa3/BBB-

--------------
(Footnotes to table on page S-3)

    The Offered Certificates will be purchased from the Depositor by Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (collectively, the "Underwriters" with both Underwriters as co-bookrunners and co-lead managers) and will be offered by the Underwriters to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting issuance expenses payable by the Depositor, will be approximately $_____________ plus accrued interest. For further information with respect to the plan of distribution and any discounts, commissions and profits on resale that may be deemed underwriting discounts or commissions, see "Plan of Distribution" herein.

    The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC") in the United States and may be made in book-entry form through Cedel Bank, S.A. ("CEDEL") and the Euroclear System ("Euroclear"), as participants of DTC, in Europe, against payment therefor on or about August [ ], 1998 (the "Closing Date").
                          --------------------------
MORGAN STANLEY DEAN WITTER                             DEUTSCHE BANK SECURITIES

                   and soley as members of the selling group

CONTIFINANCIAL SERVICES CORPORATION                 SOUTHTRUST SECURITIES, INC.

          The date of this Prospectus Supplement is August [ ], 1998

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


                  [PICTURE]


Lembi Multifamily and Retail Portfolio, Various Locations


                                                  [PICTURE]


                                Healthcare Capital Portfolio, Various Locations


                  [PICTURE]


Broadview Village Square, Broadview, Illinois


                                                  [PICTURE]


                              Courville Healthcare Portfolio, Various Locations


                  [PICTURE]


WISCO Hotel Portfolio, Various Locations


                                                  [PICTURE]


                                Elliot Bay Office Building, Seattle, Washington


                  [PICTURE]


The Cable Building, New York, New York

The footnotes to the table on the cover page are as follows:

(1) The initial aggregate Certificate Balance of each Class of Offered Certificates is subject to a permitted variance of plus or minus 5%, depending on the aggregate principal amount of the Mortgage Loans actually transferred to the Trust Fund.

(2) The Pass-Through Rates for the Offered Certificates for each Distribution Date (as defined herein) will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate (as defined herein) for such Distribution Date. See "Description of the Certificates--Pass-Through Rates" herein.

(3) The Final Scheduled Distribution Date for each Class of Offered Certificates is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms and otherwise based on the Maturity Assumptions (as defined herein). The actual performance and experiences of the Mortgage Loans will likely differ from such assumptions. As described herein under "Ratings," the Final Rated Distribution Date for those Classes of Offered Certificates entitled to distributions of principal will be the Distribution Date in July 2032.

(4)         See "Ratings."

(continued from cover page)

            Initially, the assets of the Trust Fund will consist primarily of two segregated pools (collectively, the "Mortgage Pool") of generally fixed-rate commercial and multifamily mortgage loans (the "Mortgage Loans"). The Cut-Off Date is August 1, 1998 and, as of such date, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $1,133,904,956 after application of all payments of principal due on or before such date, whether or not received, and subject to a variance of plus or minus 5%. The Mortgage Loans comprise two separate groups, Loan Group 1 and Loan Group 2 (each, a "Loan Group"). Loan Group 2 will consist of 65 Mortgage Loans, representing approximately 20.2% of the Initial Pool Balance, each of which is a Multifamily Loan (as defined herein) and as of the Cut-Off Date has a remaining term to scheduled maturity (or, in the case of an ARD Loan (as defined herein), to the Anticipated Repayment Date (as defined herein)) of 118 months or less. Loan Group 1 will consist of the remaining 319 Mortgage Loans representing approximately 79.8 of the Initial Pool Balance. Balloon Payments and unscheduled payments of principal on the Mortgage Loans in Loan Group 2 (the "A-MF Principal Distribution Amount") will be paid first to the Class A-MF Certificates. All remaining payments in respect of principal (including Balloon Payments and unscheduled payments of principal on the Mortgage Loans in Loan Group 1 and scheduled payments (other than Balloon Payments) of principal on all Mortgage Loans) will be paid sequentially to each Class of Certificates as described herein. See "Description of the Offered Certificates--Distributions." The Mortgage Loans are further described under "Description of the Mortgage Pool" herein and on Appendix I, Appendix II and Appendix III hereto.

            The Depositor will acquire the Mortgage Loans from the following sellers (each, a "Seller") on the Closing Date: ContiTrade Services L.L.C. ("ContiTrade") 263 Mortgage Loans, representing 55.8% of the Initial Pool Balance; Morgan Stanley Mortgage Capital Inc. ("MSMC") 83 Mortgage Loans, representing 28.7% of the Initial Pool Balance and Red Mountain Funding, L.L.C. ("RMF") 38 Mortgage Loans representing 15.5% of the Initial Pool Balance.

            Distributions on the Certificates will be made, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next business day, beginning in September, 1998 (each, a "Distribution Date"). As described herein, distributions of interest on each Class of Offered Certificates will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the aggregate Certificate Balance of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "Principal Balance Certificates") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. As described herein, any prepayment premiums, penalties or fees actually collected on the Mortgage Loans will be distributed among certain of the Classes of Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates-- Distributions" herein.

            As and to the extent described herein, the Subordinate Certificates will be subordinate to the Senior Certificates; and each Class of Subordinate Certificates will further be subordinate to each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The Residual Certificates will be subordinate to the REMIC Regular Certificates. See "Description of the Certificates--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" herein.

            The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the aggregate Certificate Balance of such Class. The yield to investors in the Class A-MF Certificates will depend on, among other things, the rate and timing of receipt of the A-MF Principal Distribution Amount. No representation is made as to the rate of prepayments on, or rate or amount of liquidations of, the Mortgage Loans or as to the anticipated yield to maturity of any Offered Certificates. See "Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations," "Risk Factors--Average Life of Certificates; Prepayments; Yields" in the Prospectus.

            As described herein, three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will constitute "regular interests" in REMIC III. The Class Q Certificates will represent the right to receive Excess Interest, which portion of the Trust Fund will be treated as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

            See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein. See "Index of Principal Definitions" herein for location of meanings of other capitalized terms used herein.

            There is currently no secondary market for the Offered Certificates. The Underwriters currently intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

            THIS PROSPECTUS SUPPLEMENT IS NOT INTENDED TO FURNISH LEGAL, REGULATORY, TAX OR ACCOUNTING ADVICE TO ANY PROSPECTIVE PURCHASER OF THE OFFERED CERTIFICATES. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHOULD BE REVIEWED BY EACH PROSPECTIVE PURCHASER AND ITS LEGAL, REGULATORY, TAX AND ACCOUNTING ADVISORS. EACH PROSPECTIVE PURCHASER MUST RELY ON ITS OWN EXAMINATION OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

            INVESTORS WHOSE INVESTMENT AUTHORITY IS SUBJECT TO LEGAL RESTRICTIONS SHOULD CONSULT THEIR OWN LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE OFFERED CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR THEM.

            THE UNDERWRITERS MAY SELL OFFERED CERTIFICATES TO THEIR AFFILIATES OR ENTITIES OVER WHICH THEIR AFFILIATES HAVE DISCRETIONARY AUTHORITY IN ACCORDANCE WITH APPLICABLE LAW.

            THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED AUGUST 3, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS

SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

            UNTIL [ ] __, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

            THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING MAKING A SECONDARY MARKET IN THE OFFERED CERTIFICATES. SEE "PLAN OF DISTRIBUTION" HEREIN. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


            ALL DEPOSITORY INSTITUTIONS CONSIDERING AN INVESTMENT IN THE OFFERED CERTIFICATES SHOULD REVIEW THE "SUPERVISORY POLICY STATEMENT ON INVESTMENT SECURITIES AND END-USER DERIVATIVES ACTIVITIES" (THE "1998 POLICY STATEMENT") OF THE FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL (THE "FFIEC"), WHICH HAS BEEN ADOPTED BY THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE OFFICE OF THE COMPTROLLER OF THE CURRENCY AND THE OFFICE OF THRIFT SUPERVISION, EFFECTIVE MAY 26, 1998, AND BY THE NATIONAL CREDIT UNION ASSOCIATION (THE "NCUA"), EFFECTIVE OCTOBER 1, 1998. THE 1998 POLICY STATEMENT SETS FORTH GENERAL GUIDELINES WHICH DEPOSITORY INSTITUTIONS MUST FOLLOW IN MANAGING RISKS (INCLUDING MARKET, CREDIT, LIQUIDITY, OPERATIONAL (TRANSACTION), AND LEGAL RISKS) APPLICABLE TO ALL SECURITIES (INCLUDING MORTGAGE PASS-THROUGH SECURITIES AND MORTGAGE-DERIVATIVE PRODUCTS) USED FOR INVESTMENT PURPOSES. UNTIL OCTOBER 1, 1998, FEDERAL CREDIT UNIONS WILL STILL BE SUBJECT TO THE FFIEC'S NOW-SUPERSEDED "SUPERVISORY POLICY STATEMENT ON SECURITIES ACTIVITIES" DATED JANUARY 28, 1992, AS ADOPTED BY THE NCUA WITH CERTAIN MODIFICATIONS, WHICH PROHIBITED DEPOSITORY INSTITUTIONS FROM INVESTING IN CERTAIN "HIGH-RISK MORTGAGE SECURITIES," EXCEPT UNDER LIMITED CIRCUMSTANCES, AND SET FORTH CERTAIN INVESTMENT PRACTICES DEEMED TO BE UNSUITABLE FOR REGULATED INSTITUTIONS.

                           FORWARD-LOOKING STATEMENTS

            IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS AND OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR

REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                             AVAILABLE INFORMATION

            The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. Such Registration Statement and exhibits thereto can be inspected and copied at prescribed rates at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                         REPORTS TO CERTIFICATEHOLDERS

            The Trustee will mail monthly reports concerning the Certificates to all Certificateholders of record.

            No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or any Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein or therein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                               TABLE OF CONTENTS


                                                                                                                       Page
                                                                                                                       ----
FORWARD-LOOKING STATEMENTS..............................................................................................S-5

AVAILABLE INFORMATION...................................................................................................S-6

REPORTS TO CERTIFICATEHOLDERS...........................................................................................S-6

TRANSACTION OVERVIEW...................................................................................................S-11

SUMMARY................................................................................................................S-12

RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS..........................................................................S-37
            The Certificates...........................................................................................S-37
                        Limited Liquidity..............................................................................S-37
                        Certain Yield Considerations...................................................................S-37
                        Limited Obligations............................................................................S-37
                        Subordination of Class B, Class C, Class D and Class E Certificates............................S-38
                        Potential Conflict of Interest in Connection with Specially Serviced Mortgage Loans............S-38
                        Tax Considerations Related to Foreclosure......................................................S-38
            The Mortgage Loans.........................................................................................S-39
                        Risks of Lending on Income-Producing Properties Generally......................................S-39
                        Property Management............................................................................S-39
                        Risks Particular to Retail, Office, Industrial and Mixed Use Properties........................S-39
                        Risks Particular to Multifamily Properties.....................................................S-40
                        Risks Particular to Hospitality Properties.....................................................S-41
                        Risks Particular to Healthcare Properties .....................................................S-42
                        Risks Particular to Self-Storage Properties....................................................S-43
                        Risks Particular to Mobile Home Park Properties................................................S-43
                        Lessee Credit Risk.............................................................................S-43
                        Mortgage Loans Not Insured.....................................................................S-44
                        Borrower Default; Non-Recourse Mortgage Loans..................................................S-44
                        Environmental Considerations...................................................................S-44
                        Balloon Payments...............................................................................S-45
                        Geographic Concentration.......................................................................S-45
                        Cross-Collateralization; Related Parties.......................................................S-46
                        Limitations of Appraisals......................................................................S-47
                        Leasehold Considerations.......................................................................S-47
                        Owner Occupied and Single Tenant Properties....................................................S-47
                        Risks of Other Financing.......................................................................S-47
                        Risk of Changes in Concentrations..............................................................S-48
                        Risk Associated With Lack of Special Purpose Borrowers.........................................S-48
                        One Action Considerations......................................................................S-48
                        Conflicts of Interest..........................................................................S-48
                        Zoning Compliance..............................................................................S-48
                        Costs of Compliance with Americans with Disabilities Act ......................................S-49
                        Litigation ....................................................................................S-49
                        Risk of Year 2000..............................................................................S-49

DESCRIPTION OF THE CERTIFICATES........................................................................................S-49
            General....................................................................................................S-49
            Certificate Balances And Notional Amounts..................................................................S-51
            Pass-Through Rates.........................................................................................S-51


                                                               S-7

            Distributions..............................................................................................S-53
                        General........................................................................................S-53
                        The Available Distribution Amount..............................................................S-53
                        Application of the Available Distribution Amount...............................................S-54
                        Distributable Certificate Interest.............................................................S-56
                        Principal Distribution Amount..................................................................S-56
                        Distributions of Prepayment Premiums...........................................................S-57
                        Treatment of REO Properties....................................................................S-58
                        Appraisal Reductions...........................................................................S-58
                        Subordination; Allocation of Losses and Certain Expenses.......................................S-59
                        Prepayment Interest Shortfalls and Prepayment Interest Excesses................................S-61
            Optional Termination.......................................................................................S-61
            Advances...................................................................................................S-62
                        P&I Advances...................................................................................S-62
                        Servicing Advances.............................................................................S-63
                        Nonrecoverable Advances........................................................................S-63
            Reports to Certificateholders; Available Information.......................................................S-63
                        Trustee Reports................................................................................S-63
                        Special Servicer Reports.......................................................................S-65
                        Other Information..............................................................................S-65
                        Book-Entry Certificates........................................................................S-65
            Example of Distributions...................................................................................S-66
            The Trustee................................................................................................S-67
            The Fiscal Agent...........................................................................................S-67
            Final Scheduled Distribution Date; Final Rated Distribution Date...........................................S-67

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..........................................................................S-68
            General....................................................................................................S-68
            Rate and Timing of Principal Payments......................................................................S-68
            Losses and Shortfalls......................................................................................S-69
            Certain Relevant Factors...................................................................................S-69
            Weighted Average Life......................................................................................S-70

DESCRIPTION OF THE MORTGAGE POOL.......................................................................................S-78
            General....................................................................................................S-78
            Security for the Mortgage Loans............................................................................S-79
            Certain Terms and Conditions of the Mortgage Loans.........................................................S-79
                        Mortgage Rates; Calculation of Interest........................................................S-79
                        Excess Interest................................................................................S-80
                        Amortization of Principal......................................................................S-80
                        Due Dates......................................................................................S-80
                        Prepayment Provisions..........................................................................S-80
                        Subordinate Financing..........................................................................S-81
                        Defeasance.....................................................................................S-81
                        Property Releases..............................................................................S-82
                        Escrows........................................................................................S-82
                        Non-recourse Obligations.......................................................................S-83
                        "Due-on-Sale" and "Due-on-Encumbrance" Provisions..............................................S-83
                        Low Income Housing Tax Credits.................................................................S-83
                        HUD Section 8 Loans............................................................................S-84

                                                    S-8

                        Cross-Collateralization and Cross-Default of Certain Mortgage Loans and Multiple Property
                         Mortgage Loans ...............................................................................S-84
            Assessments of Property Value and Condition................................................................S-84
                        Environmental Assessments......................................................................S-84
                        Property Condition Assessments.................................................................S-85
                        Appraisals.....................................................................................S-85
                        Hazard, Liability and Other Insurance..........................................................S-85
                        ContiTrade Small Loan Program..................................................................S-86
            Additional Mortgage Loan Information.......................................................................S-86
                        General........................................................................................S-86
                        Definitions....................................................................................S-87
            The Sellers................................................................................................S-88
                        ContiTrade Services L.L.C......................................................................S-89
                        Morgan Stanley Mortgage Capital Inc............................................................S-89
                        Red Mountain Funding, L.L.C....................................................................S-89
            Assignment of the Mortgage Loans...........................................................................S-89
            Representations and Warranties.............................................................................S-90
            Repurchases and Other Remedies.............................................................................S-93
            Changes in Mortgage Pool Characteristics...................................................................S-93

SERVICING OF THE MORTGAGE LOANS........................................................................................S-94
            General....................................................................................................S-94
            The Master Servicer........................................................................................S-96
                        Master Servicer Compensation...................................................................S-96
            The Special Servicer.......................................................................................S-97
                        Special Servicer Compensation..................................................................S-97
            Termination of Special Servicer............................................................................S-98
            The Operating Adviser......................................................................................S-99
            The Healthcare Adviser.....................................................................................S-99
                        Election of the Healthcare Adviser.............................................................S-99
                        Duties of the Healthcare Adviser..............................................................S-100
                        Limitation on Liability of Healthcare Adviser.................................................S-100
            Mortgage Loan Modifications...............................................................................S-100
            Sale of Defaulted Mortgage Loans and REO Properties.......................................................S-101
            Foreclosures..............................................................................................S-102

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................................................................S-103

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN CALIFORNIA AND FLORIDA.............................................S-104

CERTAIN ERISA CONSIDERATIONS..........................................................................................S-104
            Plan Assets...............................................................................................S-105
            Special Exemption Applicable to Senior Certificates.......................................................S-105
            Insurance Company General Accounts........................................................................S-106
            General Investment Considerations.........................................................................S-107

LEGAL INVESTMENT......................................................................................................S-107

USE OF PROCEEDS.......................................................................................................S-108

PLAN OF DISTRIBUTION..................................................................................................S-108

LEGAL MATTERS.........................................................................................................S-109


                                                  S-9

RATINGS...............................................................................................................S-109

INDEX OF PRINCIPAL DEFINITIONS........................................................................................S-110


APPENDIX I - MORTGAGE POOL INFORMATION (TABLES).........................................................................I-1

APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS............................................................II-1

APPENDIX III - SIGNIFICANT LOAN SUMMARIES.............................................................................III-1

APPENDIX IV - PRELIMINARY TERM SHEET....................................................................................T-1

APPENDIX V - SAMPLE REMITTANCE REPORT...................................................................................R-1

                              TRANSACTION OVERVIEW

            Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus relating to the Offered Certificates in making their investment decision. The following transaction overview (the "Transaction Overview") does not include all relevant information relating to the securities and underlying assets described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus in their entirety.

------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
        INITIAL AGGREGATE
        CERTIFICATE             RATINGS                                          DESCRIPTION       INITIAL
        BALANCE OR              (Moody's/S&P) (2)  WEIGHTED       PRINCIPAL      OF PASS-THROUGH   PASS-THROUGH
CLASS   NOTIONAL AMOUNT(1)                         AVG. LIFE (3)  WINDOW (3)     RATE              RATE (4)
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
A-1             $239,000,000           Aaa/AAA          5.4199            1-111  Fixed Rate           6.33%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
A-2             $359,777,000           Aaa/AAA          9.6219          111-118  Fixed Rate           6.59%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
A-MF            $197,791,000           Aaa/AAA          9.2688           78-118  Fixed Rate           6.57%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
X(b)          $1,133,904,957(a)        Aaa/AAAr          N/A               N/A   Variable Rate I/O    1.09%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
B                $56,695,000            Aa2/AA          9.7972          118-118  Fixed Rate           6.69%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
C                $62,365,000             A2/A           9.8379          118-119  Fixed Rate           6.84%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
D                $62,365,000           Baa2/BBB        10.7797          119-157  Fixed Rate           7.26%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
E                $19,843,000          Baa3/BBB-        13.8064          157-172  Fixed Rate           7.40%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
F(b)             $22,678,000           Ba1/BB+         14.2972          172-172  Fixed Rate           7.40%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
G(b)             $34,017,000            Ba2/BB         14.5425          172-176  Fixed Rate           7.40%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
H(b)             $11,339,000           Ba3/BB-         14.6586          176-177  Fixed Rate           6.33%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
J(b)             $11,339,000            B1/B+          14.7279          177-178  Fixed Rate           6.33%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
K(b)             $19,844,000            B2/NR          16.2939          178-214  Fixed Rate           6.33%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
L(b)             $11,339,000            B3/NR          18.5798          214-232  Fixed Rate           6.33%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
M(b)              $5,669,000           Caa2/NR         19.5126          232-235  Fixed Rate           6.33%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------
N(b)             $19,843,957            NR/NR          20.8080          235-299  Fixed Rate           6.33%
------- ----------------------- ------------------ -------------- -------------- ----------------- --------------

The Class Q, Class R-I, Class R-II and Class R-III Certificates are not represented in this table.

------------------------

(1) In each case, subject to a variance of plus or minus 5%.

(2) See "Ratings" herein. "NR" means not rated.

(3) The weighted average life (expressed in years) and the period (expressed in months following the Closing Date and commencing with the month of the first Distribution Date) during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table is based on the Maturity Assumptions (as defined herein) and a pricing speed of 0% CPR (as defined in the Prospectus) applied to each Mortgage Loan during any period that it permits voluntary prepayments of principal without imposing a Prepayment Premium (as defined herein) in connection therewith. See "Yield, Prepayment and Maturity Considerations" herein.

(4) The Pass-Through Rates for the Class A-1, Class A-2, Class A-MF, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates for each Distribution Date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate (as defined herein) for such Distribution Date. The initial Pass-Through Rate for the Interest Only Certificates set forth in the table is the approximate initial Pass-Through Rate. The Pass-Through Rate for the Interest Only Certificates is variable and, subsequent to the initial Distribution Date, will be determined as described in "Description of the Certificates--Pass-Through Rates" herein.

(a) Aggregate Notional Amount.

(b) Not offered hereby.

                                    SUMMARY

            The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. An "Index of Principal Definitions" is included at the end of each of this Prospectus Supplement and the Prospectus.

DEPOSITOR...................  Morgan  Stanley  Capital I Inc.,  a  Delaware
                              corporation (the "Depositor"). The Depositor's principal offices are located at 1585 Broadway, New York, New York 10036, telephone (212) 761-4700.


THE CERTIFICATES............  The   Series   1998-CF1   Commercial   Mortgage
                              Pass-Through Certificates (the "Certificates") will be issued in 20 classes (each, a "Class") designated as: (i) the Class A-1, Class A-2 and
                              Class A-MF Certificates (collectively, the "Class
                              A Certificates"); (ii) the Class X Certificates
                              (the "Interest Only Certificates" or the "Class X
                              Certificates" and, collectively with the Class A
                              Certificates, the "Senior Certificates"); (iii) the Class B, Class C, Class D, Class E, Class F,
                              Class G, Class H, Class J, Class K, Class L,
                              Class M and Class N (collectively, the
                              "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular
                              Certificates"); (iv) the Class Q Certificates;
                              and (v) the Class R-I, Class R-II and Class R-III
                              Certificates (collectively, the "Residual
                              Certificates").

                              The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be formed by the Depositor pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-Off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. Initially, the assets of the Trust Fund will consist primarily of 383 fixed-rate mortgage loans and 1 variable-rate mortgage loan (each, a "Mortgage Loan"). As of the Cut-Off Date, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $1,133,904,956, after application of all payments due on or before such date, whether or not received. The Trust Fund will also hold
                              (i) any Mortgaged Property acquired by
                              foreclosure or deed in lieu of foreclosure in respect of a Mortgage Loan that becomes defaulted (any such property upon acquisition, an "REO Property") and (ii) certain other related property, as described herein. The Certificates collectively represent the entire interest in the Trust Fund.

                              Only the Class A-1, Class A-2, Class A-MF, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class Q, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

SELLERS.....................  ContiTrade  Services L.L.C.  ("ContiTrade"),
                              Morgan Stanley Mortgage Capital Inc. ("MSMC") and Red Mountain Funding, L.L.C. ("RMF"). Two hundred sixty-three of the Mortgage Loans, or 55.8% of the Initial Pool Balance (the "ContiTrade Loans"), were originated by one of the participants in ContiTrade's commercial and multifamily mortgage loan conduit program. ContiTrade is a Delaware limited liability company and an affiliate of ContiFinancial Services Corporation, which is a member of the selling group. Eighty-three Mortgage Loans, or 28.7% of the Initial Pool Balance (the "Morgan Stanley Loans"), were originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, were originated directly by MSMC or were purchased in the secondary market. MSMC is a New York corporation and an affiliate of Morgan Stanley & Co. Incorporated, which is acting as an Underwriter. Thirty-eight Mortgage Loans, or 15.5% of the Initial Pool Balance (the "RMF Loans"), were originated or acquired by RMF. ContiTrade and Survey LLC, the initial healthcare adviser (the "Healthcare Adviser"), hold ownership interests in RMF. Each Seller will sell its Mortgage Loans on the Closing Date pursuant to an agreement with the Depositor (each, a "Mortgage Loan Purchase Agreement"), which will be assigned in relevant part to the Trustee. See "Description of the Mortgage Pool--The Sellers" herein.

MASTER SERVICER.............  AMRESCO  Services,  L.P. The Master  Servicer
                              will be required to make Advances (as defined herein) with respect to the Mortgage Loans as described herein. See "Servicing of the Mortgage Loans--The Master Servicer" and "Description of the Certificates--Advances" herein.

SPECIAL SERVICER............  Lennar  Partners,  Inc. The Special  Servicer
                              will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, and for the management of REO Properties. The Special Servicer will be required to provide notice to the Operating Adviser before taking certain actions. See "Servicing of the Mortgage Loans--The Special Servicer" and "--The Operating Adviser" herein.

TRUSTEE.....................  LaSalle  National Bank, a national  banking association. See "Description of the
                              Certificates--The Trustee" herein. The Trustee will be obligated to make Advances with respect to the Mortgage Loans in certain circumstances where the

                              Master Servicer was required, but failed, to do so, as described under "Description of the Certificates--Advances" herein.

FISCAL AGENT................  ABN AMRO Bank N.V., a Netherlands banking corporation (the "Fiscal Agent"), and the indirect corporate parent of the Trustee. See "Description of the Certificates--The Fiscal Agent" herein.

OPERATING ADVISER...........  Holders of the majority  interest in the most subordinate Class of Principal Balance
                              Certificates (as defined herein) outstanding at any time of determination or, if the Certificate Balance of such Class of Certificates is less than 50% (or 20% in the case of the Class N Certificates) of the initial Certificate Balance of such Class, the next most subordinate Class of Certificates (the "Controlling Class"), may appoint an "Operating Adviser" as described under "Servicing of the Mortgage Loans--The Operating Adviser" herein. The Operating Adviser will have the right to appoint a replacement Special Servicer subject to certain conditions. The Special Servicer will be required to provide notice to the Operating Adviser before taking certain actions as described herein.

HEALTHCARE ADVISER..........  The  Controlling  Class will be entitled to elect a consultant with respect to the Healthcare Loans and the Healthcare Properties (the "Healthcare Adviser") as described under "Servicing of the Mortgage Loans--The Healthcare Adviser" herein.

CUT-OFF DATE................  The close of business on August 1, 1998.

CLOSING DATE................  On or about August [__], 1998.

RECORD DATE.................  The record date for each Class of Certificates for each Distribution Date will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such day.

DISTRIBUTION DATE...........  The  15th  day of each  month  or,  if such  day is not a business day, the next succeeding business day, commencing September 15, 1998.

DETERMINATION DATE..........  The 10th day of the month in which such
                              Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

COLLECTION PERIOD...........  The  "Collection  Period"  related to each
                              Distribution Date, (a) with respect to Scheduled Payments, will begin on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and will end on the Determination Date in the month in which the Distribution Date occurs, and
                              (b) with respect to all other collections on the Mortgage Loans and REO Properties, will begin on the day following the last day of the immediately preceding Collection Period for such collections (or, in the case of the first Distribution Date, the Cut-Off Date) and will end on the earlier of the Determination Date in the month in which the Distribution Date occurs and the fourth business day prior to such Distribution Date.

REGISTRATION AND
 DENOMINATIONS..............  The  Class  A  Certificates   will  initially  be
                              issued in book-entry form in denominations of $5,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The
                              Class B, Class C, Class D and Class E
                              Certificates will initially be issued in book-entry form in denominations of $50,000 initial Certificate Balance, and in any whole dollar denomination in excess thereof. Each Class of Offered Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust
                              Company ("DTC"). No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a
                              "Definitive Certificate") representing such interest, except under the limited circumstances described herein and in the Prospectus. See
                              "Description of the Certificates--General" herein and "Description of the Certificates--Book-Entry
                              Registration and Definitive Certificates" in the Prospectus.

CLEARANCE AND SETTLEMENT....  Certificateholders   must  hold  their  Offered
                              Certificates in book-entry form, delivery of which will be made through the facilities of DTC
                              (in the United States) and may be made through the facilities of Cedel Bank, societe anonyme
                              ("CEDEL") or the Euroclear System ("Euroclear")
                              (in Europe). Transfers within DTC, CEDEL or
                              Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The
                              Chase Manhattan Bank, the relevant depositaries of CEDEL and Euroclear, respectively.

SUBORDINATION...............  Credit enhancement for each Class of Offered
                              Certificates will be provided by those Classes of Certificates that are subordinate to such Certificates with respect to (a) rights to receive distributions of interest and principal, to the extent described herein, and (b) the allocation of Realized Losses (as defined herein) incurred on the Mortgage Loans, and certain Expense Losses (also as defined herein), to the extent described herein. As described herein, the Residual Certificates are subordinate to the REMIC Regular Certificates; each Class of Subordinate Certificates is subordinate to the Senior Certificates and to each other Class of Subordinate Certificates with an earlier alphabetical Class designation (for example, the Class N Certificates are subordinate to the Class M Certificates); and the respective Classes of Senior Certificates rank pari passu in entitlement to distributions of interest. The level of credit enhancement available to any Class of Offered Certificates will change over time as a result of (i) the allocation, as described herein, of principal payments, and proceeds from liquidations of Mortgage Loans or associated REO Properties or the sale of defaulted Mortgage Loans and (ii) the allocation of any Realized Losses and Expense Losses to one or more Classes of Subordinate Certificates in the order of priority described herein. After the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, Realized Losses and Expenses Losses will be allocated pro rata among the Class A-1, Class A-2 and Class A-MF Certificates and, with respect to losses allocable to interest, the Class X Certificates.

DESCRIPTION OF THE CERTIFICATES

A. CERTIFICATE BALANCES AND
      NOTIONAL AMOUNTS......  Upon  initial  issuance,  the Class A-1,
                              Class A-2, Class A-MF, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                            Approximate         Approximate
                                            Initial Aggregate   Percentage
                                            Certificate         of Initial Pool
                               Class        Balance             Balance
                               -----        -------             -------
                               Class A-1      $239,000,000      21.08%
                               Class A-2       359,777,000      31.73
                               Class A-MF      197,791,000      17.44
                               Class B          56,695,000       5.00
                               Class C          62,365,000       5.50
                               Class D          62,365,000       5.50
                               Class E          19,843,000       1.75
                               Class F          22,678,000       2.00
                               Class G          34,017,000       3.00
                               Class H          11,339,000       1.00
                               Class J          11,339,000       1.00
                               Class K          19,844,000       1.75
                               Class L          11,339,000       1.00
                               Class M           5,669,000       0.50
                               Class N          19,843,957       1.75

                              The "Certificate Balance" of any Principal
                              Balance Certificate outstanding at any time will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of each Principal Balance

                              Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses or Expense Losses allocated to such Certificate on such Distribution Date. See "Description of the Certificates--Distributions" and
                              "--Distributions--Subordination; Allocation of
                              Losses and Certain Expenses" herein.

                              The Class X Certificates will not have a Certificate Balance; such Class of Certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the respective Classes of Principal Balance Certificates outstanding from time to time. Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to any Class of Principal Balance Certificates.

                              The Notional Amount of each Interest Only
                              Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

                              The Class Q Certificates and the Residual
                              Certificates will not have Certificate Balances or Notional Amounts.

B. PASS-THROUGH RATES.......  The Pass-Through  Rates applicable to the
                              Class A-1, Class A-2, Class A-MF, Class B, Class C, Class D and Class E Certificates for each Distribution Date will be equal to 6.33%, 6.59%, 6.57%, 6.69%, 6.84%, 7.26%, and 7.40% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

                              The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 1.09% per annum. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date, over (ii) the weighted average of the Pass-Through Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

                              The Pass-Through Rates applicable to the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N

                              Certificates will, at all times, be equal to 7.40%, 7.40%, 6.33%, 6.33%, 6.33%, 6.33%, 6.33%, and 6.33% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date. The Class Q, Class R-I, Class R-II and Class R-III Certificates will not have Pass-Through Rates.

                              The "Weighted Average Net Mortgage Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans (in the case of each Mortgage Loan that is a Non-30/360 Mortgage Loan, adjusted as described below), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

                              The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate minus the related Administrative Cost Rate, adjusted as described below for Actual/360 Mortgage Loans; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date.

                              The "Net Mortgage Rate" with respect to the Mortgage Loans that provide for interest based on a 360-day year and the actual number of days elapsed ("Actual/360 Mortgage Loans") for (a) any Interest Accrual Period commencing in any January, February, April, June, September and November, and any December occurring in a year immediately preceding any year which is not a leap year, is the Net Mortgage Rate thereof, and
                              (b) any Interest Accrual Period commencing in March, May, July, August and October and any December occurring in a year immediately preceding any year which is a leap year, is equal to the Net Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30; provided, however, if any funds withheld during an Interest Accrual Period commencing in December and January are not applied to the payment of interest on the Certificates for the Interest Accrual Period commencing in February, such excess amount and any interest on such withheld amounts will be allocated to increase the Net Mortgage Rate for all outstanding Mortgage Loans on a pro rata basis.

C. DISTRIBUTIONS OF INTEREST
    AND PRINCIPAL...........  As  more  particularly  described  herein,  the total of all payments and other collections (or advances in lieu thereof) in respect of the Mortgage Loans that are available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. The Available

                              Distribution Amount for either Loan Group for any Distribution Date generally is the total of all payments or other collections (or available P&I Advances) (other than Prepayment Premiums and Excess Interest, which are distributed separately as described herein) on or in respect of the Mortgage Loans in such Loan Group that are available for distribution on the Certificates on such date. The "A-MF Principal Distribution Amount" will be, with respect to Loan Group 2, and any Distribution Date, the portion of the Principal Distribution Amount for Loan Group 2 for such Distribution Date that represents Balloon Payments, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, and REO Income. See "Description of the Certificates--Distributions--The Available
                              Distribution Amount" and "--Distributions--
                              Distributions of Prepayment Premiums" herein.

                              On each Distribution Date, for so long as any Class of Offered Certificates remains outstanding, and except as otherwise described under "Description of the Certificates--Optional Termination" herein, the Available Distribution Amount for such date will be distributed to the holders of the respective Classes of Certificates for the following purposes and in the following order of priority:

                              (1) concurrently, (A) from the Available
                              Distribution Amount for Loan Group 1, to the
                              Class A-1 and Class A-2 Certificates, pro rata, the Distributable Certificate Interest in respect of each such Class for such Distribution Date,
                              (B) from the Available Distribution Amount for Loan Group 2, to the Class A-MF Certificates, the Distributable Certificate Interest for such Class for such Distribution Date, and (C) from the Available Distribution Amount, the Distributable Certificate Interest to the Class X Certificates; provided, however, that if the Available Distribution Amount for either Loan Group is insufficient to pay in full the Distributable Certificate Interest to be distributed to any such Classes as described above, the Available Distribution Amount will be allocated among such Classes pro rata in proportion to such Distributable Certificate Interest without regard to Loan Group;

                              (2) to the Class A-MF Certificates, in reduction of the Certificate Principal Balance thereof until the Certificate Principal Balance thereof has been reduced to zero, an amount up to the A-MF Principal Distribution Amount (as defined herein) for such Distribution Date;

                              (3) to the Class A-1, Class A-2 and Class A-MF Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date remaining after the distribution described in clause (2), in the following order of priority:

                              first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero;

                              second, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero; and

                              third, to Class A-MF Certificates, until the Certificate Balance thereof has been reduced to zero;

                              (4) to the holders of the Class A and Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause (4), to reimburse them for any Realized Losses or Expense Losses previously allocated to such Classes of Certificates plus interest on such amounts, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

                              (5) to the holders of the Class B Certificates, all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                              (6) upon payment in full of the aggregate
                              Certificate Balance of the Class A Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A Certificates), until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero;

                              (7) to the holders of the Class B Certificates, to reimburse any Realized Losses or Expense Losses previously allocated to such Class of Certificates, plus interest on such amounts, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

                              (8) to the holders of the Class C Certificates, all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                              (9) upon payment in full of the aggregate
                              Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates), until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero;

                              (10) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates, plus interest on such amounts, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

                              (11) to the holders of the Class D Certificates, all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                              (12) upon payment in full of the aggregate
                              Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates), until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero;

                              (13) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates, plus interest on such amounts, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

                              (14) to the holders of the Class E Certificates, all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                              (15) upon payment in full of the aggregate
                              Certificate Balance of the Class D Certificates, to the holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C and Class D Certificates), until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero;

                              (16) to the holders of the Class E Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates, plus interest on such amounts, compounded monthly, at one-twelfth the applicable Pass-Through Rate; and

                              (17) to make payments to the holders of the Private Certificates as contemplated below.


                              Notwithstanding the foregoing, on each
                              Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Class A-1, Class A-2 and Class A-MF Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Class A-1, Class A-2 and Class A-MF Certificates, pro rata, based on the respective percentages allocated pursuant to the preceding clause first, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

                              On each Distribution Date, following the above-described distributions on the Publicly Offered Certificates, the Trustee will apply the remaining portion, if any, of the Available

                              Distribution Amount for such date to make payments to the holders of each of the respective Classes of Private Certificates (other than the Residual Certificates and the Class Q Certificates), in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class F Certificates, then payments under clauses (1),
                              (2) and (3) below, in that order, to the holders of the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates):

                              (1) to pay interest to the holders of the particular Class of Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

                              (2) if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

                              (3) to reimburse the holders of the particular Class of Certificates, up to an amount equal to
                              (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at one-twelfth the respective Pass-Through Rates of such Classes.

                              Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

                              The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for any Distribution Date will equal the sum of (a) Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls (as defined herein), and (ii) Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce Distributable Certificate Interest payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement and, (b) the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate (such amount, "Unpaid Interest"). The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                              The "Interest Accrual Period" for each Class of REMIC Regular Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs. See "Description of the Certificates--Distributions--Distributable
                              Certificate Interest" and "--Prepayment Interest Shortfalls and Prepayment Interest Excesses" herein.

                              The "Principal Distribution Amount" for any
                              Distribution Date will, in general, equal the aggregate of the following:

                              (a) the principal portions of all Scheduled
                              Payments (other than the principal portion of Balloon Payments (as defined herein)) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates (as defined herein) occurring during the related Collection Period; and

                              (b) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of Mortgage Loan repurchases) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

                              The "Scheduled Payment" for any Mortgage Loan on any Due Date will, in general, be the amount of the scheduled payment of principal and interest due thereon on such date (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan subsequent to the Closing Date, whether agreed to by the Special Servicer or occurring in connection with a bankruptcy proceeding involving the related borrower).

                              An "Assumed Scheduled Payment" is an amount deemed due in respect of (i) any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Scheduled Payment deemed due on any such Balloon Mortgage Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. The Assumed Scheduled Payment for any Mortgage Loan as to which the related Mortgaged Property has become an REO Property, deemed due on each Due Date for so long as the REO Property remains part of the Trust Fund, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

DISTRIBUTIONS OF PREPAYMENT
 PREMIUMS...................  Any  Prepayment  Premium (as defined  herein)
                              collected with respect to a Mortgage Loan in Loan Group 1 during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date and whose denominator is the total amount distributed as principal to the Principal Balance Certificates (other than the Class A-MF Certificates), (b) a fraction (not greater than 1 or less than zero), the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding (or, in the case of the three Classes of Class A Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate, and (c) the amount of such Prepayment Premium collected on such principal prepayment during the related Due Period.

                              Any Prepayment Premium collected with respect to a Mortgage Loan in Loan Group 2 during any particular Collection Period will be distributed on the following Distribution Date as follows:
                              The holders of the Class A-MF Certificates will be entitled to an amount equal to the product of
                              (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal prepayments on such Distribution Date from the Mortgage Loans in Loan Group 2, (b) a fraction (not greater than 1 or less than zero), the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the Class A-MF Certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate, and (c) the amount of Prepayment Premium collected on such principal prepayment during the related Due Period.

                              The portion of the Prepayment Premium remaining after any such payment to the holders of such Principal Balance Certificates or Class A-MF Certificates, as applicable, will be distributed to the holders of the Class X Certificates. See "Description of the
                              Certificates--Distributions--Distributions of
                              Prepayment Premiums" herein.

APPRAISAL REDUCTIONS.......   Not later than the  earliest  of (i) the date
                              120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date
                              90 days after the related borrower files a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency (each, a "Money Term") of a Mortgage
                              Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months, (iv) the date of the commencement of an involuntary bankruptcy action against a borrower and the failure by the borrower to effect the dismissal of such action within 60 days and (v) the date 30 days following the date a Mortgaged Property becomes an REO Property
                              (each of (i), (ii), (iii), (iv) and (v), an
                              "Appraisal Event"), the Special Servicer is required to have obtained an MAI appraisal (if the Scheduled Principal Balance of the Mortgage
                              Loan is greater than $1,000,000) or an internal valuation (if the Scheduled Principal Balance of the Mortgage Loan is equal to or less than $1,000,000) of the related Mortgaged Property or REO Property, as the case may be, unless such an appraisal or valuation had previously been obtained within the prior twelve months, provided, that if the Special Servicer is required to obtain an MAI appraisal of a Mortgaged Property after receipt of notice of the events described in (ii) or (iv) above, such appraisal will be obtained no later than 60 days after receipt of such notice (but in no case later than 120 days after the filing referred to in (ii) above) and an internal valuation will be obtained no later than 30 days after receipt of such notice. As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

                              The Appraisal Reduction for any Mortgage Loan, including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal or valuation is obtained or performed, equal to the excess, if any, of (a) the sum of (i) the Scheduled Principal Balance of such Mortgage Loan, (ii) to the extent not previously advanced by the Master Servicer, all unpaid interest on the Mortgage Loan, (iii) all related unreimbursed Advances and interest on Advances at the Advance Rate (as defined herein) and (iv) all currently due and unpaid real estate taxes and assessments (net of any amounts escrowed for such items), insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be, over (b) 90% of the value of such Mortgaged Property or REO Property as determined by such appraisal or valuation. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of.

                              The existence of an Appraisal Reduction will proportionately reduce the Master Servicer's obligation to make P&I Advances (as defined herein) in respect of the related Mortgage Loan, which will generally result in a reduction in current distributions of interest in respect of the then most subordinate Class of Principal Balance Certificates. See "Description of the Certificates--Advances--P&I Advances" herein.

ALLOCATION OF REALIZED
 LOSSES, EXPENSE LOSSES
 AND INTEREST SHORTFALLS....  As and to the extent described herein,  Realized
                              Losses of principal and interest on the Mortgage Loans and certain Expense Losses will generally be allocated with respect to each Distribution Date to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2, Class A-MF and, solely with respect to Realized Losses and Expense Losses of interest, to the Class X Certificates, pro rata, in each case reducing amounts payable thereto.

                              Any shortfall in the amount of Distributable
                              Certificate Interest paid to the
                              Certificateholders of any Class of Certificates on any Distribution Date will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate, will be included in Distributable Certificate Interest in subsequent periods.

PREPAYMENT INTEREST
 SHORTFALLS AND PREPAYMENT
 INTEREST EXCESSES..........  "Prepayment  Interest  Shortfall" is a shortfall in the collection of a full month's interest on any Mortgage Loan by reason of a full or partial Principal Prepayment (including early payment of a Balloon Payment) made during any Collection Period prior to the date when the Scheduled Payment is payable on such Mortgage Loan (the "Due Date") in such Collection Period, which is the first day of each month. If a full or partial Principal Prepayment is made during any Collection Period but after the Due Date for such Mortgage Loan occurring in such Collection Period, then a "Prepayment Interest Excess" will result. The amount of Prepayment Interest Excess in any such case will equal the interest that accrues on the Mortgage Loan from such Due Date to the date such payment was made. To the extent of that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage Loan, calculated at 0.015% per annum, the Master Servicer is required, with respect to each Distribution Date, to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period that are not offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation herein.

                              Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment." The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

                              Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent that any Net Aggregate Prepayment Interest Shortfalls are allocated thereto. See "Description of the Certificates--Distributions--Distributable
                              Certificate Interest" herein.

OPTIONAL TERMINATION........  The  Depositor,  the Master  Servicer,  the
                              Special Servicer and the holder of the majority interest in the Class R-I Certificates, each in turn, will have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date on or after the Distribution Date on which the aggregate

                              Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. The purchase price for any such purchase will be the greater of (i) 100% of the aggregate Principal Balance of the Mortgage Loans (other than any Mortgage Loans as to which the Master Servicer has determined that all payments or recoveries with respect thereto have been made), plus accrued and unpaid interest at the Mortgage Rate (or the Mortgage Rate less the Master Servicing Fee Rate if the Master Servicer is the purchaser) to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Servicing Advances, with interest on any Advances at the Advance Rate, and (ii) the aggregate fair market value of the Mortgage Loans and any other property remaining in the Trust Fund. See "Description Of The Certificates--Optional Termination" herein.

ADMINISTRATIVE COST RATE....  The  administrative  costs on each  Mortgage Loan in any month will equal the sum of the related Master Servicing Fee, the primary servicing fee (such fee, the "Primary Servicing Fee"), any RMF Retained Fee, any Healthcare Adviser Fee and the Trustee Fee for such month (collectively, expressed as a per annum rate, the "Administrative Cost Rate"), which is set forth in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each Mortgage Loan outstanding from time to time. The portion of the Administrative Cost Rate applicable to a Mortgage Loan in any month will be determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate on such Mortgage Loan. The RMF Retained Fee is non-terminable.

ADVANCES...................   As and to the extent  described  herein,  the
                              Master Servicer will be obligated to make advances ("Advances") in respect of delinquent payments of principal (other than the principal portion of Balloon Payments) and/or interest on the Mortgage Loans ("P&I Advances") and to cover certain servicing expenses ("Servicing Advances") in accordance with the provisions set forth in the Pooling and Servicing Agreement. See
                              "Description of the Certificates--Advances" herein. If the Master Servicer fails to make any Advance that it is obligated to make pursuant to the Pooling and Servicing Agreement, the Trustee will be required to make such Advance, and if the Trustee fails to make a required Advance, the Fiscal Agent will be required to make such Advance.

                              Each of the Master Servicer, the Trustee and the Fiscal Agent, as applicable, will be obligated to make Advances only to the extent that it determines, in its sole discretion, exercised in good faith, that such Advances are ultimately recoverable from future payments and other collections on the related Mortgage Loan or REO Property. Any such determination will be conclusive and binding on the Certificateholders.

                              The Master Servicer, the Trustee and the Fiscal Agent will each be entitled, with respect to any Advance made thereby, to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Advance Rate") equal to the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, as such "Prime Rate" may change from time to time. Such interest on any Advance will result in a reduction in amounts payable on the Certificates. See "Description of the Certificates--Advances" herein.

CERTAIN YIELD, MATURITY AND
 PREPAYMENT CONSIDERATION...  The yield on the  Offered  Certificates  of each
                              Class will depend on, among other things, the Pass-Through Rate for such Certificates.

                              The yield on any Principal Balance Certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such Certificate, which in turn will be affected by
                              (i) the rate and timing of principal payments (including principal prepayments) on the Mortgage Loans and (ii) the extent to which such principal payments are applied on any Distribution Date in reduction of the Certificate Balance of such Certificate. The yield to investors in the Class A-MF Certificates will be sensitive to the rate and timing of receipt of the A-MF Principal Distribution Amount. No representation is made as to the rate of prepayments on, or rate or amount of liquidations of, the Mortgage Loans or as to the anticipated yield to maturity of any Offered Certificates. An investor that purchases any Principal Balance Certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Principal Balance Certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such Certificate will result in an actual yield that is lower than such investor's expected yield. Insofar as an investor's initial investment in any Offered Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield. See "Description of the Certificates--Distributions-- Application of the Available Distribution Amount" and "--Distributions--Principal Distribution
                              Amount" herein.

                              The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans being higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Certificate may not be realized. For a discussion of certain factors affecting prepayment of the Mortgage Loans, including the effect of Prepayment Premiums, see "Yield, Maturity and Prepayment Considerations" herein. In deciding whether to purchase any Offered Certificates, an investor should make an independent decision as to the appropriate prepayment assumptions to be used.

CERTIFICATE RATINGS.........  It is a condition of the issuance of the Offered
                              Certificates that they receive the following credit ratings from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Service ("S&P", and together with Moody's, the "Rating Agencies"):

                                 CLASS           MOODY'S        S&P
                               ----------        -------        ---
                               Class A-1         Aaa            AAA
                               Class A-2         Aaa            AAA
                               Class A-MF        Aaa            AAA
                               Class B           Aa2            AA
                               Class C           A2             A
                               Class D           Baa2           BBB
                               Class E           Baa3           BBB-

                              In addition, it is a condition to the issuance of the Private Certificates that the Class X, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates be rated "Aaa"/AAAr", "Ba1/BB+," "Ba2/BB," "Ba3/BB-," "B1/B+," "B2/NR,"
                              "B3/NR" and "Caa2/NR" respectively, by Moody's and S&P. The Class N Certificates, Class Q Certificates and the REMIC Residual Certificates will be unrated.

                              A securities rating addresses the likelihood of the receipt by Certificateholders of timely payment of interest and ultimate payment of principal due on their Certificates. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Certificates, including, if applicable, ultimate distribution of all principal by the Distribution Date in July 2032 (the "Final Rated Distribution Date"). Each security rating assigned to the Certificates should be evaluated independently of any other security rating.

                              The ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans or the corresponding effect on yield to investors, (ii) the degree to which such prepayments might differ from those originally anticipated,

                              (iii) whether and to what extent Prepayment
                              Premiums will be received or (iv) the allocation of Net Aggregate Prepayment Interest Shortfall. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings address credit risk and not prepayment risk.

                              A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" and "Risk Factors and Other Special Considerations" herein.

THE MORTGAGE POOL...........  The Mortgage Pool will consist of 384 Mortgage
                              Loans, with an Initial Pool Balance of
                              $1,133,904,956 subject to a variance of plus or minus 5%. The Mortgage Loans comprise two separate groups, Loan Group 1 and Loan Group 2 (each, a "Loan Group"). Loan Group 2 will consist of 65 Mortgage Loans, representing approximately 20.2% of the Initial Pool Balance, each of which is a Multifamily Loan (as defined herein) and as of the Cut-Off Date has a remaining term to scheduled maturity (or, in the case of an ARD Loan (as defined herein), to the Anticipated Repayment Date (as defined herein)) of 118 months or less. Loan Group 1 will consist of the remaining 319 Mortgage Loans representing approximately 79.8% of the Initial Pool Balance. Balloon Payments and unscheduled payments of principal on the Mortgage Loans in Loan Group 2 (the "A-MF Principal Distribution Amount") will be paid first to the Class A-MF Certificates. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. For purposes of the presentation of certain Mortgage Pool Information herein, each Mortgage Loan is deemed to be secured by a mortgage on one Mortgaged Property. For Mortgage Loans where one note is secured by multiple mortgaged properties, the loan amount has been allocated to each Mortgaged Property and such loans are treated as if they were multiple loans that are cross-collateralized and cross-defaulted.

                     GENERAL MORTGAGE LOAN CHARACTERISTICS
                            (AS OF THE CUT-OFF DATE)

                                                                       MORTGAGE POOL    LOAN GROUP 1    LOAN GROUP 2
                                                                       -------------    ------------    ------------
Initial Balance (1).................................................  $1,133,904,956   $904,645,128     $229,259,829
Number of Mortgage Loans............................................             384            319               65
Average Mortgage Loan Balance.......................................      $2,952,877     $2,835,878       $3,527,074
Maximum Mortgage Loan Principal Balance.............................     $26,481,230    $26,481,230      $19,878,453
Minimum Mortgage Loan Principal Balance.............................        $129,582       $129,582         $134,312
Weighted Average Mortgage Rate......................................          7.599%         7.666%           7.333%
Range of Mortgage Rates.............................................   6.900-11.050%  6.900-11.050%     6.930-9.410%
Weighted Average Remaining Term to the Earlier of Maturity or
   Anticipated Repayment Date.......................................             133            139              112
Range of Remaining Term to the Earlier of Maturity or Anticipated
   Repayment Date...................................................          31-299         31-299           78-118
Weighted Average Amortization Terms (2).............................             316            307              348
Range of Amortization Terms (2).....................................         156-376        156-376          294-360
Weighted Average DSCR (2)...........................................           1.39x          1.40x            1.35x
Range of DSCR (2)...................................................      1.06-2.75x     1.06-2.75x       1.14-2.17x
Weighted Average LTV (2)............................................           71.2%          70.8%            72.9%
Range of LTVs (2)...................................................      28.6-86.8%     28.6-86.8%       47.8-79.8%
Weighted Average Balloon LTV (including fully amortizing loans).....
                                                                               52.9%          50.3%            62.9%
Percentage of Initial Pool Balance made up of:
   Fully Amortizing Loans...........................................            8.8%          11.0%               0%
   Balloon Loans (including ARD Loans)..............................           91.2%          89.0%             100%

------------------------

(1)     Subject to a permitted variance of plus or minus 5%.

(2) As defined and described in "Certain Characteristics of the Mortgage Loans--Additional Mortgage Loan Information."

                              Security for the Mortgage Loans

                              Each Mortgage Loan is secured by one or more first priority mortgages, deeds of trust, or other similar security instruments on the borrower's interest in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon (each a "Mortgaged Property"). Mortgage Loans representing 98.4% of the Initial Pool Balance were secured by liens encumbering a fee simple interest of the related borrowers and Mortgage Loans representing 1.6% of the Initial Pool Balance were secured by liens encumbering a leasehold or partial leasehold interest of the related borrower.

                              Payment Terms

                              Each Mortgage Loan (except for the variable rate Mortgage Loan known as Silver Creek Manor, which accrues interest as described in Appendix II) accrues interest at the per annum rate set forth for such Mortgage Loan on Appendix II (the "Mortgage Rate") that is fixed for the entire term of such Mortgage Loan, except that most of the ARD Loans accrue interest at a higher rate after the related Anticipated Repayment Date. An "ARD Loan" is a Mortgage Loan which provides that, commencing on a specified date prior to maturity (the "Anticipated Repayment Date"), all Excess Cash Flow is diverted to repay principal. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest" herein.

                              As used herein, the term "Mortgage Rate" does not include the portion of the interest rate attributable to any such rate increase; with respect to each ARD Loan, the excess, if any, of interest at such higher rate over interest at the Mortgage Rate (together with interest thereon) is referred to herein as "Excess Interest". Any such Excess Interest shall be distributed to holders of the Class Q Certificates. As described below, all of the ARD Loans permit the related borrower to prepay such ARD Loan without payment of a Prepayment Premium for a period beginning on or, in the case of certain of these Mortgage Loans, generally one to six months prior to, the Anticipated Repayment Date and ending on the related maturity date. The Anticipated Repayment Date for each ARD Loan is set forth on Appendix
                              II. If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. With respect to any ARD Loan, payment of Excess Interest, if any, will be deferred until the principal of such Mortgage Loan has been paid in full. All of the ARD Loans for which a lock box is not already established provide that a lock box be established generally on, or prior to, the applicable Anticipated Repayment Date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Excess Interest" herein.

                              Certain of the Mortgage Loans provide for Monthly Payments based on amortization schedules longer than the remaining stated terms of such Mortgage Loans (such Mortgage Loans, the "Balloon Loans"), such that substantial amounts of principal are due and payable on the respective maturity dates (each such amount, after application of all constant Monthly Payments due on or prior to the respective maturity date, a "Balloon Payment"), unless prepaid prior thereto.

                              Call Protection Characteristics of the Mortgage Loans

                              All of the Mortgage Loans impose some restriction on voluntary Principal Prepayments during certain periods of time, whether in the form of an absolute prohibition or a requirement that any voluntary principal prepayment be accompanied by a prepayment premium. The prepayment terms of each of the Mortgage Loans are described herein. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "--Property Releases" herein and on Appendix II hereto.

                              The following table sets forth certain
                              information regarding prepayment restrictions contained in the Mortgage Loans as of the Cut-Off
                              Date:

                                      OVERVIEW OF PREPAYMENT RESTRICTIONS

                                                                % OF INITIAL
              PREPAYMENT RESTRICTION                            POOL BALANCE
              ----------------------                            ------------
              Lock-Out Period with defeasance                       44.3
              Lock-Out Period with yield maintenance                36.4
              Lock-Out Period with prepayment premium                5.2
              Yield maintenance only                                 4.2
              Yield maintenance with prepayment premium              3.3
              Lock-Out Period only                                   1.1
              Lock-Out  Period  with yield  maintenance
              and  prepayment premium                                1.0
              Other (1)                                              4.5
              Total                                                100.0
                                                                   -----

             -----------------------

             (1) Includes Mortgage Loans with other types and combinations of prepayment restrictions, such as open periods equal to or greater than twenty-four months prior to maturity.

USE OF PROCEEDS.............. The Depositor  will use  substantially  all of the net proceeds from the sale of the Offered Certificates to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

FEDERAL INCOME
   TAX CONSIDERATIONS........ Three separate "real estate mortgage  investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. The assets of "REMIC I" will consist primarily of the Mortgage Loans and any properties acquired on behalf of the Certificateholders.

                              The assets of "REMIC II" will consist of the separate uncertificated REMIC I regular interests. The assets of "REMIC III" will consist of the separate uncertificated REMIC II regular interests. For federal income tax purposes, (i) the REMIC Regular Certificates will be the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and
                              (ii) the Class R-I Certificates will be the sole class of residual interests in REMIC I, the Class R-II Certificates will be the sole class of residual interests in REMIC II and the Class R-III Certificates will be the sole class of residual interests in REMIC III. For ease of presentation herein, payments on the Mortgage Loans will generally be described as distributable on the REMIC Regular Certificates. The Class Q Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes.

                              The Offered Certificates will be treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under
                              Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The Offered Certificates also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. However, the Certificates will generally be considered to be assets described in Section 7701(a)(19)(C) of the Code only to the extent that the Mortgage Loans are secured by multifamily properties.

                              The Classes of Offered Certificates will not be treated as having been issued with "original issue discount" for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and market discount and amortization of premium, if any, for federal income tax purposes will be 0% CPR (the "Prepayment Assumption") and that all ARD Loans will prepay on their Anticipated Repayment Dates. However, the Depositor makes no representation that the Mortgage Loans will prepay at any particular rate. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

CERTAIN ERISA CONSIDERATIONS. A fiduciary of an employee  benefit  plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or an investor that is a life insurance company, should review carefully with its legal advisors whether the purchase, holding or sale of the Offered Certificates could constitute or result in a transaction that is prohibited or is not otherwise permissible under ERISA or Section 4975 of the Code and, if prohibited, whether any statutory or administrative exemption is applicable to any such purchase, holding or sale.

                              The United States Department of Labor has issued individual prohibited transaction exemptions to the Underwriters (Deutsche Bank Securities Inc. as Department exemption application number E-0003 (the "Deutsche Exemption") and Morgan Stanley & Co. Incorporated as Prohibited Transaction Exemption ("PTE") 90-24, as amended by PTE 92-34, (the "MCSI Exemption" and collectively with the Deutsche Exemption, the "Exemptions")) that generally exempt from the application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code transactions relating to the purchase, holding and sale of certain pass-through certificates underwritten by the Underwriters, such as the Senior Certificates, and the servicing and operation of asset pools, such as the Mortgage Pool, provided that certain conditions are satisfied. These Exemptions are not applicable to the Subordinate Certificates; however, a class prohibited transaction exemption granted with respect to transactions involving life insurance company general accounts may be applicable to the purchase and holding by insurance companies of such Classes, provided that the conditions of such exemption are satisfied. See "Certain ERISA Considerations" herein.

LEGAL INVESTMENT............  The Offered  Certificates  will not constitute
                              "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

                 RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

            Investors should consider, among other things, the following risks and other important factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with a purchase of Offered
Certificates:

THE CERTIFICATES

Limited Liquidity

            There is currently no secondary market for the Offered Certificates. The Depositor has been advised by the Underwriters that they presently intend to make a secondary market in the Offered Certificates; however, they have no obligation to do so and any market making activity may be discontinued at any time. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors--Limited Liquidity" in the Prospectus.

Certain Yield Considerations


            The yield on any Offered Certificate will depend on (x) the price at which such Certificate is purchased by an investor and (y) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things, (a) the Pass-Through Rate for such Certificate, (b) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance of such Certificate, (c) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Expense Losses and the extent to which such losses and expenses result in a reduction of the Certificate Balance of such Certificate, (d) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the interest payable on such Certificate, (e) the timing and severity of any Appraisal Reductions and the extent to which such Appraisal Reductions result in a reduction or deferral of amounts otherwise payable on such Certificate and (f) the extent to which Prepayment Premiums are collected and, in turn, distributed on such Certificate. The yield to maturity of the Class A-MF Certificates will be particularly sensitive to the rate, timing and receipt of the A-MF Principal Distribution Amount. Except for the Pass-Through Rates on the Class A-1, Class A-2, Class A-MF, Class B, Class C, Class D and Class E Certificates (which are, in each case, generally fixed), it is impossible to predict with certainty any of the factors described in the second preceding sentence. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. See "Description of the Mortgage Pool", "Description of the Certificates--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" and "Yield, Prepayment and Maturity Considerations" herein. See also "Yield Considerations" and "Risk Factors--Average Life of Certificates; Prepayments; Yields" in the Prospectus.

Limited Obligations

            The Offered Certificates will represent beneficial ownership interests solely in the assets of the Trust Fund and will not represent an interest in or obligation of the Depositor, any Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, or any of their respective affiliates or any other person. Distributions on any Class of Offered Certificates will depend solely on the amount and timing of payments and other collections in respect of the Mortgage Loans. Although amounts, if any, otherwise distributable to the holders of any Class of Subordinate Certificates on any Distribution Date will be available, to the extent set forth herein, to make distributions on the Senior Certificates and the Classes of Subordinate Certificates senior thereto, if Realized Losses or Expense Losses occur, there can be no assurance that these amounts, together with other payments and collections in respect of the Mortgage Loans, will be sufficient to make full and timely distributions on any Class of Offered Certificates. See "Risk Factors--Limited Assets" in the Prospectus.

Subordination of Class B, Class C, Class D and Class E Certificates

            As described herein, the rights of holders of the Subordinate Certificates, including the Class B, Class C, Class D and Class E Certificates, to receive certain payments of principal and interest otherwise payable on their Certificates will, in the case of each Class of Subordinate Certificates, be subordinated to such rights of the holders of the Senior Certificates and the holders of each other Class of Subordinate Certificates, if any, having an earlier alphabetical Class designation, to the extent set forth herein. See "Description of the Certificates--Distributions" herein. Realized Losses on the Mortgage Loans and Expense Losses will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts payable to each such Class.

Potential Conflict of Interest in Connection with Specially Serviced Mortgage Loans

            The Special Servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted Mortgage Loans. Prior to taking certain actions, the Special Servicer is required to provide notice to the Operating Adviser and, in the case of certain of the Healthcare Loans, the Healthcare Adviser, of such proposed action. Additionally, the Operating Adviser will have the right to appoint a replacement Special Servicer subject to certain conditions. As described under "Servicing of the Mortgage Loans--The Operating Adviser," the Operating Adviser will, in the absence of significant losses allocated to such Class, be controlled generally by the holder of the majority interest in the most subordinated Class of Principal Balance Certificates (that is, the Controlling Class as described herein) outstanding from time to time, which holders may have interests in conflict with those of the holders of the Offered Certificates. For instance, the holders of Certificates of the Controlling Class might desire to mitigate the potential for loss to that Class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds and will therefore be encouraged to replace the Special Servicer, particularly, if the course of action chosen by the Special Servicer would differ with those actions chosen by the Controlling Class. However, the interests of the Trust Fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. In addition, with respect to certain of the Healthcare Loans, the Controlling Class will have the right to appoint and to remove the Healthcare Adviser. Survey LLC, the initial Healthcare Adviser, holds an ownership interest in RMF, one of the Sellers which is conveying Healthcare Loans to the Depositor. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans" and "--The Healthcare Adviser" herein.

Tax Considerations Related to Foreclosure

            If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject REMIC I to federal (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. It is likely that hotel or skilled health care facility properties that are operated by an independent contractor on behalf of the Trust Fund would generate taxable "net income from foreclosure property." The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. See "Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates--Prohibited Transactions; Special Taxes" in the Prospectus.

THE MORTGAGE LOANS

Risks of Lending on Income-Producing Properties Generally

            The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as exposing a lender to a greater risk of loss than lending on the security of single-family residences. Multifamily and commercial real estate lending typically involves larger loans than single-family lending. In addition, and unlike the case of loans made on the security of single-family residences, repayment of loans made on the security of income-producing real property depends upon the ability of that property (i) to generate rental income sufficient to pay operating expenses, to make necessary repairs, tenant improvements and capital improvements and to pay debt service and (ii) in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing. A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are economic conditions generally and in the area of the project, the age, quality and design of the project and the degree to which it competes with other projects in the area, changes or continued weaknesses in specific industry segments, increases in operating costs, the willingness and ability of the owner to provide capable property management and maintenance and the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, or tenants concentrated in a particular business or industry. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for financing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income. Moreover, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand or other factors. The conversion of healthcare facilities or hotels to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related loan, the liquidation value of any such property may be substantially less, relative to the amount owing on the related loan, than would be the case if such property were readily adaptable to other uses. In addition, particular types of income properties are exposed to particular risks, some of which are summarized below.

Property Management

            The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. Different property types vary in the extent to which the property manager is involved in property marketing, leasing and operations on a daily basis. Properties deriving revenues primarily from short-term sources (such as hotels) are generally more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, operating the properties and providing building services, managing operating expenses and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. The property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise.

Risks Particular to Retail, Office, Industrial and Mixed Use Properties

            Ninety-four Mortgage Loans (the "Retail Loans"), representing 21.9% of the Initial Pool Balance, are secured by Mortgages on Retail Properties (the "Retail Properties"); forty Mortgage Loans (the "Office Loans"), representing 10.7% of the Initial Pool Balance, are secured by Mortgages on Office Properties (the "Office Properties"); thirty-two Mortgage Loans (the "Industrial Loans"), representing 7.7% of the Initial Pool Balance, are secured by Mortgages on Industrial Properties (the "Industrial Properties"); and twenty-one Mortgage Loans (the "Mixed Use Loans"), representing 7.1% of the Initial Pool Balance, are secured by Mortgages on Mixed Use Properties (the "Mixed Use Properties") used for a combination of commercial purposes. See "Description of the Mortgage Pool -- General", "Appendix II - Certain Characteristics of the Mortgage Loans", hereto for additional information. In addition to risks generally associated with real estate, such properties can also be adversely affected by other factors. For instance, retail properties can be affected significantly by adverse changes in consumer spending patterns and competition from alternative forms of retailing (such as direct mail, video shopping networks, telephone shopping, electronic commerce and outlet centers) that reduce the need for retail space. In addition, significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants. Thus, a retail property may be adversely affected if an anchor or other significant tenant ceases operations (which may occur at the expiration of a lease term or the term of its covenant to operate, the tenant's bankruptcy, its general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases if one or more anchor tenants cease operations. Whether a retail property is "anchored" or "unanchored" is an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. 13.0% of the Mortgage Loans, based on Initial Pool Balance are "anchored" Retail Loans and 7.3% are "unanchored" Retail Loans. Furthermore, there is a greater correlation between the success of tenant businesses and property value when the property is a single tenant Retail Property.

            Office properties generally require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office Properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Office properties can be affected significantly by the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings (such as age, condition, size and access to transportation) and the strength and stability of the market area as a desirable business location. Office Properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. In addition, and like anchored shopping centers, the success of an Office Property with a single or dominant tenant may depend significantly on that tenant's continued occupancy.

            Industrial properties can be affected significantly by the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both Office Properties and Industrial Properties, although Industrial Properties are more frequently dependent on a single tenant. Building site design and adaptability affect the value of an Industrial Property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an Industrial Property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Industrial Properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment. Also, an Industrial Property that suited the particular needs of its original tenant may be difficult to re-let to another tenant or, like office properties, may become functionally obsolete relative to newer properties.

Risks Particular to Multifamily Properties

            Seventy-nine (79) Mortgage Loans (the "Multifamily Loans"), representing 24.3% of the Initial Pool Balance, are secured by Mortgages on multifamily properties (the "Multifamily Properties"). All of the Mortgage Loans in Loan Group 2, representing 20.2% of the Initial Pool Balance, are Multifamily Loans. See "Description of the Mortgage Pool -- General", "Appendix II - Certain Characteristics of the Mortgage Loans", hereto for additional information. Multifamily Properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to newer projects with better amenities. In addition, occupancy and rent levels may be adversely affected by unfavorable economic conditions generally, a local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Further, reduced mortgage interest rates may encourage renters to purchase single-family housing. Certain of the Mortgaged Properties, including certain of the Mortgaged Properties securing the Mortgage Loan identified as Loan Numbers 1-13 (Lembi Portfolio Loan), as described in Appendix III "Loan Nos. 1-13 Lembi Portfolio Loan and Properties," are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units for such Mortgaged Properties. Certain of the Multifamily Mortgaged Properties have material concentrations of students or military personnel as tenants. Such properties may experience greater vacancy rates as a result of the relatively transient nature of the tenant population.

            One of the Mortgage Loans, representing 0.3% of the Initial Pool Balance is subject to Section 42 of the Code. In addition, the rent limitations imposed on Section 42 Properties may adversely affect the ability of the applicable borrowers to increase rents. In both such instances, by restricting the amount of rental income on such Mortgaged Properties, such limitations may impair the related borrower's ability to maintain such Multifamily Properties in proper condition during periods of rapid inflation or declining market value of such Multifamily Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Multifamily Properties and result in a reduction in occupancy rates applicable thereto.

            In addition, 5 of the Mortgage Loans, representing 1.1% of the Initial Pool Balance, secured by Multifamily Properties, are eligible under the
Section 8 program administered by HUD. This low income rent subsidy program authorizes the payment by the federal government of rental subsidies to owners of qualified housing. There may be differing default and prepayment rate experiences between loans receiving Section 8 rent subsidies and mortgage loans secured by multifamily properties but not receiving Section 8 rent subsidies. In addition, upon expiration of coverage under the Section 8 program, the related Mortgaged Properties are subject to market influences that may bear upon the ability of such Mortgaged Properties to produce sufficient income to service the Mortgage Loan and maintain the property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- HUD
Section 8 Loans" herein.

Risks Particular to Hospitality Properties

            Forty-one (41) Mortgage Loans (the "Hospitality Loans"), representing 11.9% of the Initial Pool Balance, are secured by Mortgages solely on hotel or motel properties (the "Hospitality Properties"). See "Description of the Mortgage Pool -- General", "Appendix II - Certain Characteristics of the Mortgage Loans", hereto for additional information. Various factors, including location, quality and franchise affiliation, if any, affect the economic viability of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition that do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on such hotel or motel's quality of service and economic viability.

            Certain of the Mortgaged Properties securing the Hospitality Loans are franchisees of national hotel or motel chains. The viability of any hotel or motel property which is affiliated with a franchise depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted, and, in the event of a foreclosure on any Mortgaged Property, the purchaser of such Mortgaged Property would not have the right to use the franchise license without the franchisor's consent. Further, in the event of a foreclosure on a Mortgaged Property, it is unlikely that the Trustee, the Special Servicer or the purchaser of such Mortgaged Property would be entitled to the rights under any liquor license. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.

            Certain of the Mortgaged Properties securing the Hospitality Loans are not franchisees of national hotel or motel chains and therefore do not have the benefits typically associated with being part of such a chain (including, for example, reservation systems and marketing).

Risks Particular to Healthcare Properties

            Thirty-nine (39) Mortgage Loans (the "Healthcare Loans") representing 11.4% of the Initial Pool Balance which in the case of Mortgage Loans secured by multiple properties is based on Allocated Loan Amount, are secured by healthcare related properties (the "Healthcare Properties"). See "Description of the Mortgage Pool -- General", "Appendix II - Certain Characteristics of the Mortgage Loans", hereto for additional information. Significant factors determining the value of Healthcare Properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

            The successful operation of a Healthcare Property will generally depend upon the number and quality of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and the quality of care and the cost of that care.

            Loan numbers 14-21, the Health Care Capital Portfolio Loans, representing 3.4% of the Initial Pool Balance, are Healthcare Loans secured by Mortgaged Properties leased to a single operator. The full and timely repayment of such Healthcare Loans is heavily dependent on the viability of the operator and its business.

            Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Healthcare Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs (such as Medicaid and Medicare). Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Master Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

            Healthcare Properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care reform that could further limit those payments. In this regard, the Balanced Budget Act of 1997 (PL 105-23) mandated a number of changes to the federal Medicare program. Among these is the introduction of a prospective payment system ("PPS") for nursing facilities that was implemented beginning July 1, 1998. PPS is based on an overall federal rate that is adjusted by geographical and urban/rural factors for each nursing facility and further adjusted for each patient depending upon a number of varying acuity factors. PPS is being phased-in over three years. It is too soon to know whether PPS will have an adverse impact on the revenue of nursing facilities. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. Nursing homes also receive a substantial portion of their revenues from other third-party payors such as private health insurance plans. There can be no assurance that third-party reimbursement will continue to be available for nursing home services. Certain of the Healthcare Loans receive a percentage of their funding from local municipalities. There can be no assurance that these municipalities will continue to provide such funding for these Mortgaged Properties.

            Under applicable federal and state laws and regulations relating to Medicare and Medicaid, only the provider who actually furnished the related medical goods and services generally may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Risks Particular to Self-Storage Properties

            Seventeen (17) Mortgage Loans (the "Self Storage Loans"), representing 2.5% of the Initial Pool Balance, are secured by Mortgages on self-storage properties ("Self-Storage Properties"). See "Description of the Mortgage Pool -- General", "Appendix II - Certain Characteristics of the Mortgage Loans", hereto for additional information. Self-Storage Properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. In addition, the conversion of a Self-Storage Property to an alternative use generally requires substantial capital expenditures. Thus, if the operations of any of the Self-Storage Property becomes unprofitable due to decreased demand, increased competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related Self-Storage Mortgage Loan, the liquidation value of that Self-Storage Property may be substantially less, relative to the amount owing on the Self-Storage Mortgage Loan, than would be the case if the Self-Storage Property were readily adaptable to other uses.

            User privacy, anonymity and ease of access to individual storage space may heighten environmental risks, although lease agreements generally prohibit users from storing hazardous substances in the units. The environmental assessments of the Self-Storage Properties discussed herein did not include an inspection of the contents of the self-storage units included in the Self-Storage Properties and there is no assurance that all of the units included in the Self-Storage Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Risks Particular to Mobile Home Park Properties

            Thirteen (13) Mortgage Loans (the "Mobile Home Loans"), representing 1.7% of the Initial Pool Balance, are secured by Mortgages on mobile home park properties ("Mobile Home Properties"). See "Description of the Mortgage Pool -- General", "Appendix II - Certain Characteristics of the Mortgage Loans", hereto for additional information.

            Significant factors determining the value of Mobile Home Properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, the Mobile Home Properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the Mobile Home Properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that Mobile Home Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mobile Home Property were readily adaptable to other uses.

Lessee Credit Risk

            Income from and the market value of the Retail Properties, the Office Properties and the Industrial Properties would be adversely affected if space in such Mortgaged Properties could not be leased, if lessees were unable to meet their lease obligations, if a significant lessee were to become a debtor in a bankruptcy case under the United States Bankruptcy Code or if for any other reason rental payments could not be collected. If lessee sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline, and lessees may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a lessee, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage

Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including lessee improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the Mortgaged Properties.

            In the case of Retail Properties, the failure of an anchor lessee to renew its lease, the termination of an anchor lessee's lease, the bankruptcy or economic decline of an anchor lessee, or the cessation of the business of an anchor (notwithstanding its continued payment of rent) could have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor lessees in attracting traffic to other stores. In addition, the failure of any anchor lessee to operate from its premises may give certain other lessees the right to terminate or reduce rents under their leases.

Mortgage Loans Not Insured

            The Mortgage Loans are not insured or guaranteed by any governmental entity or any private mortgage insurer. As described herein, in certain limited circumstances, a Seller may be obligated to repurchase or replace a Mortgage Loan if its representations and warranties concerning such Mortgage Loan are breached; however, there can be no assurance that any Seller will be in a financial position to effect such repurchase or substitution. See "Description of the Mortgage Pool--The Sellers", "--Representations and Warranties" and "--Repurchases and Other Remedies" herein.

Borrower Default; Non-Recourse Mortgage Loans

            All of the Mortgage Loans, except for certain of the Conti Small Loans (as defined herein), are generally non-recourse loans as to which recourse, in the event of a default, will be limited to the related Mortgaged Property, except in respect to the occurrence of certain events of default, as described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Non-recourse Obligations" herein. In those cases where the loan documents permit recourse to the borrower or a guarantor, the related Seller has not necessarily evaluated the financial condition of such person. Consequently, payment on each Mortgage Loan prior to maturity is (or should be considered by investors to be) dependent primarily on the sufficiency of the cash flow of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

Environmental Considerations

            Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. An environmental site assessment (or in some cases an update of a previous assessment) was performed with respect to each Mortgaged Property in connection with the origination or acquisition thereof, except with respect to certain of the Conti Small Loans for which a more limited environmental review was performed. Although the reports of such environmental site assessments or review generally did not disclose the presence or risk of environmental contamination that is considered material to the interests of the holders of the Offered Certificates, no assurance can be given that the environmental assessments or review revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated or that sufficient reserves have been provided for such conditions. Furthermore, certain of such environmental assessments or reviews are more than a year old. See "Description of the Mortgage Pool--Assessments of Property Value and Condition--Environmental Assessments" herein and "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation" in the Prospectus.

            The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security of the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken); but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at a Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Risk Factors--Environmental Risks" and "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation" in the Prospectus.

Balloon Payments

            Certain Mortgage Loans (the "Balloon Loans" ), representing 91.2% of the Initial Pool Balance provide for monthly payments of principal based on amortization schedules longer than their original terms, thereby leaving substantial principal amounts due and payable (each such payment, a "Balloon Payment" ) on their respective maturity dates, unless previously prepaid. Balloon Loans, representing 3.5% of the Initial Pool Balance, provide for payment of interest only for initial periods of 12 to 24 months after the origination date of such Mortgage Loans. With respect to the two hundred ninety Mortgage Loans with Balloon Payments that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year, representing 82.4% of the Initial Pool Balance, the amount of the Balloon Payment will be greater than would be the case if such Mortgage Loans accrued interest on the basis of a 360-day year consisting of twelve 30-day months as a result of the application of interest and principal on such Mortgage Loans over time. One hundred six of the Balloon Loans, representing 40.2% of the Initial Pool Balance, have Anticipated Repayment Dates, and have substantial scheduled principal balances as of such date.

            Loans with Balloon Payments involve a greater risk to a lender than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a loan on the Anticipated Repayment Date will typically depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the ARD Payment. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. None of the Sellers, the Master Servicer, the Special Servicer or their respective affiliates is under any obligation to refinance any Mortgage Loan. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans" herein and "Risk Factors--Balloon Payments" and "--Obligor Default" in the Prospectus.

            In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may modify and/or extend the maturity of Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Mortgage Loan Modifications" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributed in respect of a Class of Principal Balance Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of such Class of Certificates. See "Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations" in the Prospectus.

Geographic Concentration

            The Mortgaged Properties are located in 39 states. Mortgaged Properties securing Mortgage Loans representing 21.7% of the Initial Pool Balance are located in California; Mortgaged Properties securing Mortgage Loans representing 10.4% of the Initial Pool Balance are located in Florida; Mortgaged Properties securing Mortgage Loans representing 7.7% of the Initial Pool Balance are located in Texas; Mortgaged Properties securing Mortgage Loans representing 7.0% of the Initial Pool Balance are located in New York; and Mortgaged Properties securing Mortgage Loans representing 5.8% of the Initial Pool Balance are located in New Jersey. Concentrations of Mortgaged Properties (in each case representing security for 5.0% or less of the Initial Pool Balance) also exist in several other states. See the Table entitled "Mortgage Pool Information--States" on Appendix I hereto for a description of geographic location of the Mortgaged Properties.

            The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. For example, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties and repayment by borrowers may be adversely affected.

Cross-Collateralization; Related Parties

            The Mortgage Pool includes twenty-seven groups of Mortgage Loans, the largest of which groups collectively represents 3.8% of the Initial Pool Balance, under which an aggregate amount of indebtedness is secured by multiple Mortgaged Properties. For purposes of the presentation of "Mortgage Pool Information" herein, such Mortgage Loans have been treated as multiple cross-collateralized and cross-defaulted Mortgage Loans, each secured by one of the related Mortgaged Properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such Mortgage Loan.

            In addition, there are eight (8) groups of Mortgage Loans, the largest of which groups collectively represents 3.4% of the Initial Pool Balance, that consist of several Mortgage Loans that are cross-defaulted and cross-collateralized with the other Mortgage Loan or Loans in such group.

            There are also nine (9) groups of Mortgage Loans (other than those groups that are either cross-defaulted and cross-collateralized or treated as cross-defaulted and cross-collateralized for purposes of the presentation of "Mortgage Pool Information" herein), the largest of which group represents 2.2% of the Initial Pool Balance, where the borrowers are affiliated entities related through common ownership of partnership or other equity interests and where, in general, the related Mortgaged Properties are commonly managed.

            Adverse circumstances relating to a borrower or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Property experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty. In addition, prospective tenants could be directed by the borrower to the Mortgaged Property experiencing difficulty at the expense of the other Mortgaged Properties. Also, a borrower that owns or controls several Mortgaged Properties could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of the Mortgage Loans and the Leases-Bankruptcy Laws" in the Prospectus. In addition, a number of the borrowers under the Mortgage Loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Limitations of Appraisals

            In connection with the origination or acquisition of the Mortgage Loans, the related Mortgaged Property was appraised by an independent appraiser who, in most cases, was a member of the Appraisal Institute ("MAI"). However, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future values. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, the values of the Mortgaged Properties may have fluctuated significantly since the appraisal was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

Leasehold Considerations

            Five (5) Mortgage Loans representing 1.6% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold or partial leasehold interest under a ground lease. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Ground Leases" herein. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, in each of these cases, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

Owner Occupied and Single Tenant Properties

            Thirty-one (31) of the Mortgage Loans, representing 3.7% of the Initial Pool Balance, are secured by Mortgaged Properties entirely or significantly occupied by the related borrower or an affiliate. For certain of Mortgage Loans, the borrowers have not executed a lease. For purposes of calculating Underwritten Cash Flow for Mortgage Loans where leases have been executed by the tenant-borrower or an affiliate, the rents under some of such leases have been adjusted to reflect market rents for similar properties. Mortgage Loans secured by properties of which the borrowers are the sole or significant tenants may be more likely to default than mortgage loans secured by properties occupied by third party tenants due to an increased likelihood that a lease default will coincide with mortgage loan default due to an economic decline in the business operated by the tenant-borrower.

            Mortgage Loans, representing 8.8% of the Initial Pool Balance, are secured by Mortgaged Properties that are occupied by a single tenant.

            The full and timely repayment of any Mortgage Loan secured by a Mortgaged Property which is owner-occupied or occupied by a single tenant is heavily dependent on the viability of the occupant and its business.

Risks of Other Financing

            The Mortgage Loans generally prohibit incurring any debt that is secured by the related Mortgaged Properties. In all cases where secured subordinate debt is permitted, such subordinate loan is not part of the Mortgage Pool. With respect to eleven (11) Mortgage Loans representing 1.7% of the Initial Pool Balance, the related Mortgaged Property secures subordinate debt to a third party, but in most such cases, the holder of such subordinate debt has agreed in writing not to pursue a foreclosure action with respect to such subordinate loan while the related Mortgage Loan remains outstanding. With respect to forty-seven (47) of the Mortgage Loans representing 9.1% of the Initial Pool Balance, the related borrower may incur secured subordinate debt, but only if the holder of the Mortgage Loan grants its consent, which consent may be conditioned on the satisfaction of certain requirements. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financings or could complicate bankruptcy proceedings and delay foreclosure on the Mortgaged Property. See "Certain Legal

Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus. See Appendix II hereto for additional information regarding additional financing and a Mortgage Loan by Mortgage Loan description of any subordinate financing.

Risk of Changes in Concentrations

            As payments in respect of principal (including in the form of voluntary principal prepayments and liquidation proceeds) are received with respect to the Mortgage Loans, the Mortgage Pool may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Principal Balance Certificates is payable in sequential order, the Classes thereof that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

Risk Associated With Lack of Special Purpose Borrowers

            A substantial number of the borrowers with respect to the Mortgage Loans do not have special purpose/bankruptcy remoteness restrictions in their organizational documents or other special-purpose protections in their organizational structure. Generally, special purpose restrictions are used to minimize the likelihood of borrower bankruptcy and to shield assets of a borrower from the impact of a bankruptcy of any affiliate or owner of such borrower.

One Action Considerations

            Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling and Servicing Agreement will require the Special Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, in the case of a Pool Loan (as defined herein) secured by Mortgaged Properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans and Leases -- Foreclosure" in the Prospectus.

Conflicts of Interest

            A substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective borrowers. Such relationship could raise additional difficulties in connection with a Mortgage Loan in default or undergoing special servicing and a dispute between the partners or members of a borrower could disrupt the management of the underlying property which may cause an adverse effect on cash flow. These property managers may also manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers, or the managers themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties may experience conflicts of interest in the management of such properties. However, many of the Mortgage Loans permit the lender to remove the manager upon the occurrence of an event of default, a decline in cash flow below specified levels or other specified triggers. See Appendix II hereto for additional information on certain conflicts of interest.

Zoning Compliance

            Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and to other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or that, if the Mortgaged Property were to be repaired or restored in conformity with current law, what its value would be relative to the remaining balance on the related Mortgage Loan, whether the Mortgaged Property would have a value equal to that before the casualty, or what its revenue-producing potential would be.

Costs of Compliance with Americans with Disabilities Act

            Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may have to incur costs associated with complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

Litigation

            There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders.

Risk of Year 2000

            The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. If the Master Servicer, the Special Servicer or the Trustee do not have by the year 2000 computerized systems which are year 2000 compliant, the ability of the Master Servicer, the Special Servicer or the Trustee to service the Mortgage Loans (in the case of the Master Servicer and the Special Servicer) and make distributions to the Certificateholders (in the case of the Trustee) may be materially and adversely affected.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

            The Series 1998-CF1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will be issued on or about August __, 1998 (the "Closing Date") pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. Registered holders of the Certificates are herein referred to as "Certificateholders". The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-Off Date (exclusive of principal prepayments received prior to the Cut-Off Date and scheduled payments of principal and interest due on or before the Cut-Off Date); (ii) any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise (any such Mortgaged Property, upon acquisition, an "REO Property"); and (iii) certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Seller regarding its Mortgage Loans.

            The Certificates will consist of 20 classes (each, a "Class") thereof, to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates and the Class A-MF Certificates (collectively, the "Class A Certificates"); (ii) the Class X Certificates (the "Interest Only Certificates" or the "Class X Certificates" and, collectively with the Class A Certificates, the "Senior Certificates"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, Class M Certificates and Class N Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); (iv) the Class Q Certificates; and (v) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "Residual Certificates").

            Only the Class A-1, Class A-2, Class A-MF, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N Certificates, Class Q Certificates and the Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

            The Class A Certificates will be issued in book-entry form in denominations of $5,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D and Class E Certificates will be issued in book-entry form in denominations of $50,000 initial Certificate Balance or Notional Amount, as applicable, and in any whole dollar denomination in excess thereof.

            Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except as set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations ("Participants"), and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

            Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of DTC (in the United States) and may be made through the facilities of Cedel Bank, societe anonyme ("CEDEL") or Euroclear System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of CEDEL and Euroclear, respectively.

            Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

            Upon initial issuance, the Class A-1, Class A-2, Class A-MF, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                              APPROXIMATE          APPROXIMATE
                 INITIAL AGGREGATE        PERCENT OF INITIAL       PERCENT OF
   CLASS        CERTIFICATE BALANCE          POOL BALANCE        CREDIT SUPPORT
   -----        -------------------          ------------        --------------
Class A-1           $239,000,000            21.08%                   29.75%
Class A-2            359,777,000            31.73                    29.75
Class A-MF           197,791,000            17.44                    29.75
Class B               56,695,000             5.00                    24.75
Class C               62,365,000             5.50                    19.25
Class D               62,365,000             5.50                    13.75
Class E               19,843,000             1.75                    12.00
Class F               22,678,000             2.00                    10.00
Class G               34,017,000             3.00                     7.00
Class H               11,339,000             1.00                     6.00
Class J               11,339,000             1.00                     5.00
Class K               19,844,000             1.75                     3.25
Class L               11,339,000             1.00                     2.25
Class M                5,669,000             0.50                     1.75
Class N               19,843,957             1.75                     0.00


            The "Certificate Balance" of any Principal Balance Certificate outstanding at any time will equal the then maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of each Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

            The Class X Certificates will not have Certificate Balances. Each such Certificate will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount").

            The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the respective Classes of Principal Balance Certificates outstanding from time to time. Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to any Class of Principal Balance Certificates. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X Certificates will be $1,133,904,957, subject to a permitted variance of plus or minus 5%. The Notional Amount of each Interest Only Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

            The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

            The rate per annum at which any Class of Certificates (other than the Class Q Certificates and the Residual Certificates) accrues interest is referred to herein as its "Pass-Through Rate."

            The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-MF, Class B, Class C, Class D and Class E Certificates for each Distribution Date will, at all times, be equal to 6.33%, 6.59%, 6.57%, 6.69%, 6.84%,7.26%, and 7.40% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

            The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 1.09% per annum. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal to the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Distribution Date, over (ii) the weighted average of the Pass-Through Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balance of such Classes of Certificates immediately prior to such Distribution Date.

            The Pass-Through Rates applicable to the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates for each Distribution Date will, at all times, be equal to 7.40%, 7.40%, 6.33%, 6.33%, 6.33%, 6.33%, 6.33%, and 6.33%, per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the Weighted Average Net Mortgage Rate for such Distribution Date.

            The "Weighted Average Net Mortgage Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans (in the case of each Mortgage Loan that is a Non-30/360 Mortgage Loan, adjusted as described below), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

            The "Net Mortgage Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate of each Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months (each a "Non-30/360 Loan") will be appropriately adjusted to reflect such difference.

            The "Net Mortgage Rate" with respect to the Mortgage Loans that provide for interest based on a 360-day year and the actual number of days elapsed for any Interest Accrual Period commencing in any (a) January, February, April, June, September and November and any December occurring in a year immediately preceding any year which is not a leap year, is the Net Mortgage Rate thereof, or (b) March, May, July, August and October and any December occurring in a year immediately preceding a year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30; provided, however, if any funds withheld during an Interest Accrual Period commencing in December and January are not applied to the payment of interest on the Certificates for the Interest Accrual Period commencing in February, such excess amount and any interest on such withheld amounts will be allocated to increase the Net Mortgage Rate for all outstanding Mortgage Loans on a pro rata basis.

            The "Scheduled Principal Balance" of any Mortgage Loan will generally equal the Cut-Off Date balance thereof, reduced (to not less than zero) on each Distribution Date by (a) any payments or other collections of principal (or advances in lieu thereof) on such Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (b) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during any preceding Collection Period.

DISTRIBUTIONS

General

            Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, and in accordance with the manner and priority set forth herein, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in September 1998. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

            The "Record Date" with respect to each Class of Offered Certificates for each Distribution Date, will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs. The "Percentage Interest" evidenced by any REMIC Regular Certificate in the Class to which it belongs will be a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

The Available Distribution Amount

            With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account (described below) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

                        (i) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

                        (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

                        (iii) amounts that are payable or reimbursable to any
            person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the Master Servicer, the Special Servicer and the Trustee as compensation or in reimbursement of outstanding Advances);

                        (iv)  Excess Interest; and

                        (v) amounts deposited in the Certificate Account in error;

            plus

            (b) to the extent not already included in clause (a), any P&I Advances made and any Compensating Interest Payments paid with respect to such Distribution Date.

            The Available Distribution Amount for either Loan Group for any Distribution Date generally is the total of all payments or other collections (or available P&I Advances and Compensating Interest Payments) (other than Prepayment Premiums and Excess Interest, which are distributed separately as described herein) on or in respect of the Mortgage Loans in such Loan Group that are available for distribution on the Certificates on such date.

Application of the Available Distribution Amount

            On each Distribution Date, except as described under "--Optional Termination" below, for so long as any Class of Offered Certificates remains outstanding, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

            (i) concurrently, (A) from the Available Distribution Amount for Loan Group 1, to the Class A-1 and Class A-2 Certificates, pro rata, the Distributable Certificate Interest for each such Class for such Distribution Date, (B) from the Available Distribution Amount for Loan Group 2, to the Class A-MF Certificates, the Distributable Certificate Interest Amount for such Class for such Distribution Date, and (C) from the Available Distribution Amount, the Distributable Certificate Interest payable to the Class X Certificates; provided, however, that if the Available Distribution Amount for either Loan Group is insufficient to pay in full the Distributable Certificate Interest Amounts to be distributed to any such Classes as described above, the Available Distribution Amount will be allocated among all such Classes pro rata in proportion to such Distributable Certificate Interest Amounts, without regard to Loan Group;

            (ii) to the Class A-MF Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero, an amount up to the A-MF Principal Distribution Amount for such Distribution Date;

            (iii) to the Class A-1, Class A-2 and Class A-MF Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date remaining after the distribution described in clause (ii), in the following order of priority:

            first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero;

            second, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero; and

            third, to Class A-MF Certificates, until the Certificate Balance thereof has been reduced to zero;

            (iv) to the holders of the Class A and Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause (iv), to reimburse any Realized Losses or Expense Losses previously allocated to such Classes of Certificates, plus interest on such amounts, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

            (v) to the holders of the Class B Certificates, all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

            (vi) upon payment in full of the aggregate Certificate Balance of the Class A Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A Certificates), until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero;

            (vii) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates, plus interest on such amounts, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

            (viii) to the holders of the Class C Certificates, all Distributable Certificate Interest in respect to such Class of Certificates for such Distribution Date;

            (ix) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates), until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero;

            (x) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates, plus interest on such amounts, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

            (xi) to the holders of the Class D Certificates, all Distributable Certificate Interest in respect to such Class of Certificates for such Distribution Date;

            (xii) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates), until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero;

            (xiii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates, plus interest on such amounts, compounded monthly, at one-twelfth the applicable Pass-Through Rate;

            (xiv) to the holders of the Class E Certificates, all Distributable Certificate Interest in respect to such Class of Certificates for such Distribution Date;

            (xv) upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C and Class D Certificates), until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero;

            (xvi) to the holders of the Class E Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Class of Certificates, plus interest on such amounts, compounded monthly, at one-twelfth the applicable Pass-Through Rate; and

            (xvii) to make payments to the holders of the Private Certificates as contemplated below.

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Class A-1, Class A-2 and Class A-MF Certificates, pro rata, based on the respective Certificate Balances in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Class A-1, Class A-2 and Class A-MF Certificates, pro rata, based on the respective percentages allocated pursuant to the preceding clause first, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes.

            On each Distribution Date, following the above-described distributions on the Offered Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of Private Certificates (other than the Class Q Certificates and the Residual Certificates), in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class F Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates):

            (1) to pay interest to the holders of the particular Class of Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date;

            (2) if the aggregate Certificate Balance of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of Certificates and
                    (b) the aggregate of the remaining Principal
                    Distribution Amount for such Distribution Date; and

            (3) to reimburse the holders of the particular Class of Certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts (compounded monthly) at one-twelfth the respective Pass-Through Rates of such Classes.

            Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

Distributable Certificate Interest

            The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for any Distribution Date will equal the sum of (a) Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls and (ii) Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce Distributable Certificate Interest payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement and (b) the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate (such amount, "Unpaid Interest"). The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            The "Interest Accrual Period" for each class of REMIC Regular Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Distribution Amount

            The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

            (a) the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and

            (b) all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of Mortgage Loan repurchases) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

            The "A-MF Principal Distribution Amount" will be, with respect to Loan Group 2, and any Distribution Date, the portion of the Principal Distribution Amount for Loan Group 2 for such Distribution Date that represents Balloon Payments, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, and REO Income.

            Payments and collections with respect to principal of the Mortgage Loans include all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates ("Principal Prepayments"), all amounts paid by an insurer in connection with a Mortgage Loan, other than any amounts required to be paid to the related borrower ("Insurance Proceeds"), proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of expenses and any related Advances and interest thereon ("Liquidation Proceeds"), and income received in connection with the operation of an REO Property, net of certain expenses ("REO Income").

            The "Scheduled Payment" for any Mortgage Loan on any Due Date will, in general, be the amount of the scheduled payment of principal and interest due thereon on such date (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan subsequent to the Closing Date, whether agreed to by the Special Servicer or occurring in connection with a bankruptcy proceeding involving the related borrower).

            An "Assumed Scheduled Payment" is an amount deemed due in respect of (i) any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Scheduled Payment deemed due on any such Balloon Mortgage Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. The Assumed Scheduled Payment for any Mortgage Loan as to which the related Mortgaged Property has become an REO Property, deemed due on each Due Date for so long as the REO Property remains part of the Trust Fund, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

Distributions of Prepayment Premiums

            Any Prepayment Premium (as defined herein) collected with respect to a Mortgage Loan in Loan Group 1 during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date and whose denominator is the total amount distributed as principal to the Principal Balance Certificates (other than the Class A-MF Certificates), (b) a fraction (not greater than 1 or less than zero), the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal Balance Certificates then outstanding (or, in the case of the three Classes of Class A Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate, and (c) the amount of such Prepayment Premium collected on such principal prepayment during the related Due Period.

            Any Prepayment Premium collected with respect to a Mortgage Loan in Loan Group 2 during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the Class A-MF Certificates will be entitled to an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal prepayments on such Distribution Date from the Mortgage Loans in Loan Group 2, (b) a fraction, (not greater than 1 or less than zero) the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the Class A-MF Certificates over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate, and (c) the amount of such Prepayment Premium collected on such principal prepayment during the related Due Period..

            The portion of the Prepayment Premium remaining after any such payment to the holders of such Principal Balance Certificates or Class A-MF Certificates, as applicable, will be distributed to the holders of the Class X Certificates. See "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" herein.

            For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

            Any Prepayment Premiums distributed to the holders of a Class of Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

            Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the Certificates, as well as the Administrative Cost Rate payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" and "Mortgage Loans" in the definitions of "Weighted Average Net Mortgage Rate" and "Principal Distribution Amount" are intended to include any Mortgage Loan or Mortgage Loans as to which the related Mortgaged Property has become an REO Property.

Appraisal Reductions

            Not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 90 days after the related borrower files a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided that such petition or appointment remains in effect, (iii) the effective date of any modification to a Money Term of a Mortgage Loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months, (iv) the date of the commencement of an involuntary bankruptcy action against a borrower and failure by the borrower to effect the dismissal of such action within 60 days and (v) the date 30 days following the date a Mortgaged Property becomes an REO Property (each of (i), (ii), (iii), (iv) and (v), an "Appraisal Event"), the

Special Servicer is required to have obtained an MAI appraisal (if the Scheduled Principal Balance of the Mortgage Loan is greater than $1,000,000) or an internal valuation (if the Scheduled Principal Balance of the Mortgage Loan is equal to or less than $1,000,000) of the related Mortgaged Property or REO Property, as the case may be, unless such an appraisal or valuation had previously been obtained within the prior twelve months; provided, that if the Special Servicer is required to obtain an MAI appraisal of a Mortgaged Property after receipt of notice of the events described in (ii) or (iv) above, such appraisal will be obtained no later than 60 days after receipt of such notice (but in no case later than 120 days after the filing referred to in (ii) above) and an internal valuation will be obtained no later than 30 days after receipt of such notice. As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

            The Appraisal Reduction for any Mortgage Loan, including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of (a) the sum of
(i) the Scheduled Principal Balance of such Mortgage Loan, (ii) to the extent not previously advanced by the Master Servicer, all accrued and unpaid interest on the Mortgage Loan, (iii) all related unreimbursed Advances and interest on Advances at the Advance Rate (as defined herein) and (iv) to the extent not previously advanced by the Master Servicer, all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed for such item), over (b) 90% of the value of such Mortgaged Property or REO Property as determined by such appraisal or valuation. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then current terms of the Mortgage Loan for at least three consecutive months (and no Appraisal Reduction will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of). An appraisal for any Mortgage Loan that has not been brought current, for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction.

            The existence of an Appraisal Reduction will proportionately reduce the Master Servicer's obligation to make P&I Advances in respect of the related Mortgage Loan, which will generally result in a reduction in current distributions of interest in respect of the then most subordinate Class of Principal Balance Certificates. See "--Advances--P&I Advances" below.

Subordination; Allocation of Losses and Certain Expenses

            As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other Class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees (in alphabetical order of Class designation), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates (other than the Class N Certificates, which do not have the benefit of any effective subordination) of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Class of Certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

            Allocation to the Offered Certificates, for so long as they are outstanding, in order of declining seniority of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of that Class at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Certificates with Certificate Balances. Thus, as principal is distributed to the holders of each Class of Offered Certificates, the percentage interest in the Trust Fund evidenced by such Class will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Certificates by the Subordinate Certificates. Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.

            Realized Losses of principal and interest on the Mortgage Loans and Expense Losses for any Distribution Date (to the extent not previously allocated) will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2 and Class A-MF Certificates and, solely with respect to Realized Losses and Expense Losses, of interest, to the Class X Certificates, pro rata, in each case reducing principal and interest otherwise payable thereon.

            "Realized Losses" are losses arising from the inability of the Master Servicer or the Special Servicer to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of any modifications to the terms of a Mortgage Loan, bankruptcy of the related borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated Mortgage Loan (or related REO Property) will generally equal the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses). If the Mortgage Rate on any Mortgage Loan is reduced or a portion of the debt due under any Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

            The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-Off Date Principal Balance thereof, reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period.

            "Expense Losses" include, among other things: (i) any interest paid to the Master Servicer and/or Special Servicer in respect of unreimbursed Advances; (ii) all Special Servicer Compensation payable to the Special Servicer from amounts that are part of the Trust Fund; (iii) any of certain other expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnification payments to the Trustee and certain related persons, certain reimbursements and indemnification payments to the Depositor, the Master Servicer, the Special Servicer, primary servicers and certain related persons, certain taxes payable from the assets of the Trust Fund, the costs and expenses of any tax audits with respect to the Trust Fund and certain other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund; and (iv) any other expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

            Any shortfall in the amount of Distributable Certificate Interest paid to the Certificateholders of any Class of Certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate, will be included in Distributable Certificate Interest in subsequent periods.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

            For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if the related borrower makes a full or partial Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in such Collection Period. Such a shortfall arises because the amount of interest (net of the Administrative Cost Rate) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will equal the excess of (a) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made over (b) the aggregate interest that did so accrue through the date such payment was made.

            In any other case in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such Mortgage Loan, "Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates. The amount of the Prepayment Interest Excess in any such case will equal the interest that accrues on the Mortgage Loan from such Due Date to the date such payment was made (net of the Administrative Cost Rate).

            To the extent of that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage Loan, calculated at 0.015% per annum, the Master Servicer is required, with respect to each Distribution Date, to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period that are not offset by Prepayment Interest Excesses collected on the Mortgage Loans during such collection period. See "Servicing Of The Mortgage Loans--The Master Servicer--Master Servicer Compensation" herein. Any such reduction of the Master Servicing Fee to cover such shortfalls will constitute a "Compensating Interest Payment" by the Master Servicer. The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment paid by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

            Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in each case according to the ratio that the Accrued Certificate Interest with respect to such Class of Certificates for such Distribution Date bears to the aggregate Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.

            To the extent that the aggregate Prepayment Interest Excesses for any Distribution Date exceed the aggregate Prepayment Interest Shortfalls for such Distribution Date, the excess amount will be payable to the Master Servicer as additional servicing compensation.

OPTIONAL TERMINATION

            The Depositor, the Master Servicer, the Special Servicer and the holder of the majority interest in the Class R-I Certificates, each in turn, will have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. The purchase price for any such purchase will be the greater of (i) 100% of the aggregate unpaid principal balances of the Mortgage Loans (other than any Mortgage Loans as to which the Master Servicer has determined that all payments or recoveries with respect thereto have been made), plus accrued and unpaid interest at the Mortgage Rate (or the Mortgage Rate less the Master Servicing Fee Rate if the Master Servicer is the purchaser) to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and (ii) the fair market value of the Mortgage Loans and any other property remaining in the Trust Fund. The optional termination of the Trust Fund must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code. Upon any such termination, the purchase price for the Mortgage Loans and the other property in the Trust Fund will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein. Notice of any optional termination must be mailed by the Trustee, to the Certificateholders and the Rating Agencies at least ten days prior to the date set for optional termination.

            ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

ADVANCES

P&I Advances

            On the business day prior to each Distribution Date, the Master Servicer will be obligated to make an advance (each, a "P&I Advance") in the amount of any Scheduled Payments, other than any Balloon Payment, on the Mortgage Loans that are delinquent as of the close of business on the preceding Determination Date, but only to the extent that the Master Servicer determines, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections (including Insurance Proceeds and Liquidation Proceeds) in respect of the related Mortgage Loan, and only until the Mortgage Loan has been liquidated; provided, however, that the amount of any P&I Advance required to be made by the Master Servicer with respect to a Mortgage Loan as to which there has been an Appraisal Reduction will be an amount equal to the product of
(i) the amount required to be advanced by the Master Servicer without giving effect to this proviso and (ii) a fraction, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such Mortgage Loan and the denominator of which is the Scheduled Principal Balance of the Mortgage Loan as of such Determination Date; and provided, further, that with respect to Scheduled Payments on any Mortgage Loan that has been modified for which the Master Servicer is obligated to make a P&I Advance, the amount of any such P&I Advance shall be adjusted in conformity with the modification. No Advance shall be made with respect to Excess Interest, Default Interest or Prepayment Premiums.

            With respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Property as to which the related Mortgage Loan provided for a Balloon Payment), P&I Advances will include amounts equal to the Assumed Scheduled Payment.

            P&I Advances (including interest accrued thereon at the Advance
Rate) will be reimbursable from recoveries on the related Mortgage Loans and, to the extent the Master Servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the Master Servicer be required to make aggregate P&I Advances with respect to any Mortgage Loan in an amount greater than the Scheduled Principal Balance (plus all overdue amounts) thereof, less any Appraisal Reductions with respect thereto. Interest on P&I Advances made by the Master Servicer will accrue at a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time (the "Advance Rate"). The Master Servicer's right of reimbursement out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any Mortgage Loan. If the Master Servicer fails to make a required P&I Advance, the Trustee is required to make such P&I Advance, and, if the Trustee fails to make a required P&I Advance, the Fiscal Agent is required to make such P&I Advance.

Servicing Advances

            In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Master Servicer in connection with the servicing of a Mortgage Loan after a default (whether or not a payment default), delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable as described below. The Master Servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

            With respect to Mortgage Loans, the Master Servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums not paid by the related borrower on a timely basis and for collection or foreclosure costs (including reasonable attorneys fees). With respect to REO Properties, the Master Servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for (i) insurance premiums, (ii) real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien, (iii) any ground rents in respect of such REO Property and (iv) costs and expenses necessary to maintain, manage or operate such REO Property. Notwithstanding the foregoing, the Master Servicer will be obligated to make such Servicing Advances only to the extent that the Master Servicer determines that the amount so advanced will be recoverable from subsequent payments or collections (including Insurance Proceeds, Liquidation Proceeds and REO Income) in respect of such Mortgage Loan or REO Property. Interest on Servicing Advances will accrue at the Advance Rate, and will be reimbursable from recoveries or collections on the related Mortgage Loan or REO Property. However, if the Master Servicer determines (as described below) that any Advance previously made (and accrued interest thereon at the Advance Rate) will not be ultimately recoverable from such related recoveries, such advances will be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account.

Nonrecoverable Advances

            The determination by the Master Servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the Master Servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the Trustee and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The Master Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Trustee Reports

            The Trustee will prepare and forward to each Certificateholder on each Distribution Date:

                        (a) A statement setting forth, to the extent
            applicable: (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof; (ii) the amount of such distribution to holders of each Class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums;
            (iii) the number of outstanding Mortgage Loans and the aggregate principal balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Distribution Date; (iv) the number and aggregate principal balance of Mortgage Loans (a) delinquent one month, (b) delinquent two months, (c) delinquent three or more months or (d) as to which foreclosure proceedings have been commenced; (v) with respect to any REO Property acquired during the preceding calendar month, the principal balance and Scheduled Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property; (vi) as of the related Determination Date (a) the book value of any REO Property, (b) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer or Master Servicer, as the case may be, that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (c) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;
            (vii) the aggregate Certificate Balance or Notional Amount of each Class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of servicing compensation retained by or paid to the Master Servicer and the Special Servicer; (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the Mortgage Loans; (xii) the aggregate amount of all Servicing Advances and P&I Advances outstanding that have been made by the Master Servicer and/or the Special Servicer separately stated; (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and (xiv) such other information and in such form as shall be specified in the Pooling and Servicing Agreement. In the case of information furnished pursuant to subclauses (i) and
            (ii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual or notional principal amount of the Certificates for all Certificates of each applicable Class.

                        (b) A report containing information regarding the
            Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

            For those who have obtained an account number on the Trustee's ASAP (Automatic Statements Accessed by Phone) System, the foregoing report may be obtained from the Trustee via automated facsimile by placing a telephone call to (312) 904-2200 and following the voice prompts to request "Statement Number 350." Account numbers on the Trustee's ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, certain information regarding the Mortgage Loans will be made accessible at the Website maintained by LaSalle National Bank at www.lnbabs.com or their electronic bulletin board service at (714) 282-3990 or such other mechanism as the Trustee may have in place from time to time.

            In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

            Certain information regarding the Mortgage Loans will be available on the Master Servicer's website at www.amresco.com. Subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CSSA loan file and CSSA property file; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer at least one business day prior to the Servicer Remittance Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

            On an annual basis, the Master Servicer is required to deliver to the Trustee, who will deliver such report to the Underwriters, the Certificateholders, the Depositor and anyone the Depositor or either Underwriter reasonably designates, the Special Servicer and the Rating Agencies, a report setting forth the Debt Service Coverage Ratio (and the calculation thereof) with respect to each Mortgage Loan for which the Master Servicer obtains operating statements, and such other specified information, including occupancy, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

            On a monthly basis, the Trustee is required to deliver to the Underwriters, the Rating Agencies, the Depositor, the Operating Adviser and anyone the Depositor or any Underwriter reasonably designates, and upon request to any Certificateholder, a report substantially in the form of the diskette attached to the inside back cover of this Prospectus Supplement with the information contained therein updated to the date of such report.

Special Servicer Reports

            On or about each Determination Date, the Special Servicer will prepare, or provide the Master Servicer with the information to prepare, reports with respect to Specially Serviced Mortgage Loans as provided in the Pooling and Servicing Agreement. Such reports generally will include a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period. Such reports will be delivered, no later than the business day prior to each Distribution Date, to the Underwriters, the Rating Agencies and the Depositor; provided that certain limitations will be imposed on such recipients with respect to the use and further dissemination of the information in such reports to the extent described in the Pooling and Servicing Agreement.

Other Information

            The Pooling and Servicing Agreement generally requires that the Trustee make available, at its offices or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any holder of a Certificate, each Rating Agency or the Depositor, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date, (iii) all officer's certificates delivered to the Trustee since the Closing Date, (iv) all accountants' reports delivered to the Trustee since the Closing Date, (v) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee, (vi) the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer, and (viii) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's determination that any Advance was or, if made, would not be recoverable. Copies of any and all of the foregoing items and any Servicer Reports will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the Certificates by such recipient.

Book-Entry Certificates

            Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Trustee; however, any Certificate Owner that has delivered to the Trustee a written certification, in the form prescribed by the Pooling and Servicing Agreement regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as Certificateholders for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

            The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued in August, 1998:

            THE CLOSE OF BUSINESS ON:

            August 1                    (A)   Cut-Off Date.

            August 31                   (B)   Record Date for all Classes of
                                              Certificates.

            August 1 - September 10     (C)   The Collection Period.  The
                                              Master Servicer receives
                                              Scheduled Payments due on
                                              September 1 and any Principal
                                              Prepayments made after the
                                              Cut-Off Date and on or prior to
                                              September 10.

            September 10                (D)   Determination Date.

            September 14                (E)   Master Servicer Remittance Date.

            September 15                (F)   Distribution Date.

            Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

            (A) The outstanding principal balance of the Mortgage Loans will be the aggregate outstanding principal balance of the Mortgage Loans at the close of business on August 1, 1998 (after deducting principal payments due on or before such date, whether or not received). Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

            (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

            (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-Off Date and on or prior to September 10, 1998 will be deposited in the Certificate Account. Each subsequent Collection Period (a) with respect to Scheduled Payments, will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs and (b) with respect to all other collections on the Mortgage Loans and REO Properties, will begin on the day following the last day of the previous Collection Period for such collections (or in the case of the first Distribution Date, the Cut-Off Date), and will end on the earlier of the Determination Date in the month in which the Distribution Date occurs and the fourth business day prior to such Distribution Date.

            (D) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

            (E) The Master Servicer will remit to the Trustee on the business day preceding the related Distribution Date all amounts held by the Master Servicer, and any P&I Advances required to be made by the Master Servicer, that together constitute the Available Distribution Amount for such Distribution Date.

            (F) The Trustee will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE

            LaSalle National Bank ("LaSalle"), a national banking association with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107,
Attention: Asset Backed Securities Trust Services Group--Morgan Stanley
1998-CF1.

            The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt is rated not less than "Aa2" by Moody's and "AA" by S&P (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). See "Description of the Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

            As compensation for the performance of its duties, the Trustee will be paid a monthly fee (the "Trustee Fee").

THE FISCAL AGENT

            ABN AMRO Bank N.V. ("ABN AMRO"), a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it determines, in its sole discretion, exercised in good faith, to be a Nonrecoverable Advance. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

FINAL SCHEDULED DISTRIBUTION DATE; FINAL RATED DISTRIBUTION DATE

            The Final Scheduled Distribution Date for each Class of Certificates is the date on which such Class is expected to be paid in full, assuming timely payments (and no Principal Prepayments) will be made on the Mortgage Loans in accordance with their terms and otherwise based on the Maturity Assumptions (as defined herein).

            The Final Rated Distribution Date of each Class of Certificates is the Distribution Date in July 2032. The Final Rated Distribution Date is the first Distribution Date that follows by at least 36 months the end of the amortization term of the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term.

            The ratings assigned by the Rating Agencies to each Class of Principal Balance Certificates reflects on assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Final Rated Distribution Date, all principal distributions to which they are entitled.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

            The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates. The rate, timing and amount of distributions on any such Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including Principal Prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance of such Certificate, (iii) the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance of such Certificate, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on such Certificate. The yield to maturity of the Class A-MF Certificates will be particularly sensitive to the rate, timing and receipt of the A-MF Principal Distribution Amount. In addition, the effective yield to holders of the Certificates that bear interest will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

RATE AND TIMING OF PRINCIPAL PAYMENTS

            The yield to maturity on each Class of Offered Certificate purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance of such Class of Certificates. As described herein, the Principal Distribution Amount (other than the A-MF Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the Certificate Balance of such Class of Certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties and purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the Trust Fund as described herein under "Description Of The Certificates--Optional Termination" will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing Of The Mortgage Loans--Mortgage Loan Modifications."

            The yield to maturity on the Class A-MF Certificates is particularly sensitive to the rate and timing of Principal Prepayments and other unscheduled collections on the Mortgage Loans in Loan Group 2 (including collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting such Mortgage Loans and purchases of such Mortgage Loans out of the Trust Fund).

            The extent to which the yield to maturity of any Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance of its Class. An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such Class of Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, if a Certificate is purchased at a discount or premium, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of the related Class, the greater will be the effect on the yield to maturity of such Certificate. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class X, Class A, Class B, Class C, Class D and Class E Certificates, the allocation of a portion of collected Prepayment Premiums to the Certificates as described herein is intended to mitigate those risks; however, such allocation (if any) may be insufficient to offset fully the adverse effects on yield that such prepayments may have. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

LOSSES AND SHORTFALLS

            The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Realized Losses and Expense Losses will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class N Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending (that is, from M to A) alphabetical order of Class designation, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of the respective Classes of REMIC Regular Certificates on a pro rata basis as described herein. Shortfalls arising from delinquencies and defaults (to the extent the Master Servicer determines that P&I Advances would be nonrecoverable), Appraisal Reductions, Expense Losses and Realized Losses generally will result in (among other things) a shortfall in current distributions of interest payable to the most subordinate Class of Certificates outstanding.

CERTAIN RELEVANT FACTORS

            The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums, and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors and Other Special Considerations" herein and "Risk Factors" in the Prospectus.

            The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

            Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

            The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIFE

            Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Certificate that entitles the holders thereof to distributions of principal will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such Certificate.

            Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans. The Depositor makes no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Certificates.

            The following tables indicate the percent of the initial Certificate Balance of each Class of Offered Certificates after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the assumptions (collectively, the "Maturity Assumptions") that (i) the initial Certificate Balances and initial Pass-Through Rates of the Certificates are as set forth herein, (ii) the settlement date for the sale of the Certificates is August 28, 1998, (iii) distributions on the Certificates are made on the 15th day of each month, commencing in September 1998, (iv) there are no delinquencies, defaults or Realized Losses with respect to the Mortgage Loans, (v) Scheduled Payments on the Mortgage Loans are timely received on the first day of each month commencing in September 1998, (vi) there are no Expense Losses, (vii) no Principal Prepayment on any Mortgage Loan is made for so long as the Mortgage Loan is in a Lock-Out Period or Defeasance or while Principal Prepayments on such Mortgage Loans are required to be accompanied by a Yield Maintenance Premium (notwithstanding any provision of such Mortgage Loan that permits partial Principal Prepayments without imposition of a Yield Maintenance Premium), and thereafter Principal Prepayments are made on the Mortgage Loans at the indicated levels of CPR, (viii) partial prepayments are permitted under the Mortgage Loans and are applied to reduce the outstanding principal balance of the Mortgage Loans, (ix) there are no Prepayment Premiums collected; (x) no Prepayment Interest Shortfalls occur; (xi) no Mortgage Loan is the subject of a repurchase or substitution by the Seller and no optional termination of the Trust Fund occurs; (xii) the Mortgage Rate of the variable rate Mortgage Loan is fixed at its current rate; and (xiii) any Mortgage Loan that has an accrual basis of actual/actual is treated as having a 30/360 accrual basis.

            The Mortgage Loans do not have all of the characteristics assumed above. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables. The Mortgage Loans generally do not permit partial prepayments and do not prepay at any constant rate. Accordingly, it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the Maturity Assumptions. Furthermore, it is unlikely that the Mortgage Loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

            For the purposes of each table, the weighted average life of a Certificate is determined by (A) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the Certificate to the related Distribution Date, (B) summing the results and (C) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                    0%        3%        5%        7%        10%       15%
---------------------------         ---       ---       ---       ---        ---       ---
Initial                             100%       100%     100%     100%      100%         100%
August 1999                          94         94       94       94         94          94
August 2000                          87         87       87       87         87          87
August 2001                          78         78       78       78         78          78
August 2002                          71         70       70       70         70          70
August 2003                          55         55       55       54         54          54
August 2004                          46         46       45       45         44          43
August 2005                          33         32       32       31         30          29
August 2006                          21         20       19       18         17          15
August 2007                           6          4        3        2          1           0
August 2008                           0          0        0        0          0           0
August 2009                           0          0        0        0          0           0
August 2010                           0          0        0        0          0           0
August 2011                           0          0        0        0          0           0
August 2012                           0          0        0        0          0           0
August 2013                           0          0        0        0          0           0
August 2014                           0          0        0        0          0           0
August 2015                           0          0        0        0          0           0
August 2016                           0          0        0        0          0           0
August 2017                           0          0        0        0          0           0
August 2018                           0          0        0        0          0           0
August 2019                           0          0        0        0          0           0
August 2020                           0          0        0        0          0           0
August 2021                           0          0        0        0          0           0
August 2022                           0          0        0        0          0           0
August 2023                           0          0        0        0          0           0
Weighted average life (years)      5.42       5.37     5.34     5.31       5.27        5.21


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                    0%        3%        5%        7%        10%      15%
---------------------------         ---       ---       ---       ---        ---      ---
Initial                             100%       100%     100%     100%      100%        100%
August 1999                         100        100      100      100       100         100
August 2000                         100        100      100      100       100         100
August 2001                         100        100      100      100       100         100
August 2002                         100        100      100      100       100         100
August 2003                         100        100      100      100       100         100
August 2004                         100        100      100      100       100         100
August 2005                         100        100      100      100       100         100
August 2006                         100        100      100      100       100         100
August 2007                         100        100      100      100       100          99
August 2008                           0          0        0        0         0           0
August 2009                           0          0        0        0         0           0
August 2010                           0          0        0        0         0           0
August 2011                           0          0        0        0         0           0
August 2012                           0          0        0        0         0           0
August 2013                           0          0        0        0         0           0
August 2014                           0          0        0        0         0           0
August 2015                           0          0        0        0         0           0
August 2016                           0          0        0        0         0           0
August 2017                           0          0        0        0         0           0
August 2018                           0          0        0        0         0           0
August 2019                           0          0        0        0         0           0
August 2020                           0          0        0        0         0           0
August 2021                           0          0        0        0         0           0
August 2022                           0          0        0        0         0           0
August 2023                           0          0        0        0         0           0
Weighted average life (years)      9.62       9.61     9.61     9.61      9.60        9.59

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-MF CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                    0%        3%        5%        7%        10%       15%
---------------------------         ---       ---       ---       ---        ---       ---
Initial                             100%       100%     100%     100%      100%         100%
August 1999                         100        100      100      100       100          100
August 2000                         100        100      100      100       100          100
August 2001                         100        100      100      100       100          100
August 2002                         100        100      100      100       100          100
August 2003                         100        100      100      100       100          100
August 2004                         100        100      100      100       100           99
August 2005                          98         98       97       97        97           96
August 2006                          87         86       86       85        84           83
August 2007                          87         86       85       84        82           80
August 2008                           0          0        0        0         0            0
August 2009                           0          0        0        0         0            0
August 2010                           0          0        0        0         0            0
August 2011                           0          0        0        0         0            0
August 2012                           0          0        0        0         0            0
August 2013                           0          0        0        0         0            0
August 2014                           0          0        0        0         0            0
August 2015                           0          0        0        0         0            0
August 2016                           0          0        0        0         0            0
August 2017                           0          0        0        0         0            0
August 2018                           0          0        0        0         0            0
August 2019                           0          0        0        0         0            0
August 2020                           0          0        0        0         0            0
August 2021                           0          0        0        0         0            0
August 2022                           0          0        0        0         0            0
August 2023                           0          0        0        0         0            0
Weighted average life (years)      9.27       9.24     9.21     9.19      9.16         9.11

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                    0%        3%        5%        7%        10%       15%
---------------------------         ---       ---       ---       ---        ---       ---
Initial                             100%       100%     100%     100%      100%         100%
August 1999                         100        100      100      100       100          100
August 2000                         100        100      100      100       100          100
August 2001                         100        100      100      100       100          100
August 2002                         100        100      100      100       100          100
August 2003                         100        100      100      100       100          100
August 2004                         100        100      100      100       100          100
August 2005                         100        100      100      100       100          100
August 2006                         100        100      100      100       100          100
August 2007                         100        100      100      100       100          100
August 2008                           0          0        0        0         0            0
August 2009                           0          0        0        0         0            0
August 2010                           0          0        0        0         0            0
August 2011                           0          0        0        0         0            0
August 2012                           0          0        0        0         0            0
August 2013                           0          0        0        0         0            0
August 2014                           0          0        0        0         0            0
August 2015                           0          0        0        0         0            0
August 2016                           0          0        0        0         0            0
August 2017                           0          0        0        0         0            0
August 2018                           0          0        0        0         0            0
August 2019                           0          0        0        0         0            0
August 2020                           0          0        0        0         0            0
August 2021                           0          0        0        0         0            0
August 2022                           0          0        0        0         0            0
August 2023                           0          0        0        0         0            0
Weighted average life (years)      9.80       9.80     9.80     9.80      9.80         9.80

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                    0%        3%        5%        7%        10%       15%
---------------------------         ---       ---       ---       ---        ---       ---
Initial                             100%       100%     100%     100%      100%         100%
August 1999                         100        100      100      100       100          100
August 2000                         100        100      100      100       100          100
August 2001                         100        100      100      100       100          100
August 2002                         100        100      100      100       100          100
August 2003                         100        100      100      100       100          100
August 2004                         100        100      100      100       100          100
August 2005                         100        100      100      100       100          100
August 2006                         100        100      100      100       100          100
August 2007                         100        100      100      100       100          100
August 2008                           0          0        0        0         0            0
August 2009                           0          0        0        0         0            0
August 2010                           0          0        0        0         0            0
August 2011                           0          0        0        0         0            0
August 2012                           0          0        0        0         0            0
August 2013                           0          0        0        0         0            0
August 2014                           0          0        0        0         0            0
August 2015                           0          0        0        0         0            0
August 2016                           0          0        0        0         0            0
August 2017                           0          0        0        0         0            0
August 2018                           0          0        0        0         0            0
August 2019                           0          0        0        0         0            0
August 2020                           0          0        0        0         0            0
August 2021                           0          0        0        0         0            0
August 2022                           0          0        0        0         0            0
August 2023                           0          0        0        0         0            0
Weighted average life (years)      9.84       9.84     9.83     9.83      9.83         9.83


          PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                    0%        3%        5%        7%        10%       15%
---------------------------         ---       ---       ---       ---        ---       ---
Initial                             100%       100%     100%     100%      100%         100%
August 1999                         100        100      100      100       100          100
August 2000                         100        100      100      100       100          100
August 2001                         100        100      100      100       100          100
August 2002                         100        100      100      100       100          100
August 2003                         100        100      100      100       100          100
August 2004                         100        100      100      100       100          100
August 2005                         100        100      100      100       100          100
August 2006                         100        100      100      100       100          100
August 2007                         100        100      100      100       100          100
August 2008                          50         47       46       44        42           39
August 2009                          35         32       30       28        24           20
August 2010                          20         15       13       10         6            1
August 2011                           1          0        0        0         0            0
August 2012                           0          0        0        0         0            0
August 2013                           0          0        0        0         0            0
August 2014                           0          0        0        0         0            0
August 2015                           0          0        0        0         0            0
August 2016                           0          0        0        0         0            0
August 2017                           0          0        0        0         0            0
August 2018                           0          0        0        0         0            0
August 2019                           0          0        0        0         0            0
August 2020                           0          0        0        0         0            0
August 2021                           0          0        0        0         0            0
August 2022                           0          0        0        0         0            0
August 2023                           0          0        0        0         0            0
Weighted average life (years)     10.78      10.66    10.59    10.53     10.45        10.35

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                    0%        3%        5%        7%        10%       15%
---------------------------         ---       ---       ---       ---        ---       ---
Initial                             100%       100%     100%     100%      100%         100%
August 1999                         100        100      100      100       100          100
August 2000                         100        100      100      100       100          100
August 2001                         100        100      100      100       100          100
August 2002                         100        100      100      100       100          100
August 2003                         100        100      100      100       100          100
August 2004                         100        100      100      100       100          100
August 2005                         100        100      100      100       100          100
August 2006                         100        100      100      100       100          100
August 2007                         100        100      100      100       100          100
August 2008                         100        100      100      100       100          100
August 2009                         100        100      100      100       100          100
August 2010                         100        100      100      100       100          100
August 2011                         100         87       76       66        53           34
August 2012                          39         19        7        0         0            0
August 2013                           0          0        0        0         0            0
August 2014                           0          0        0        0         0            0
August 2015                           0          0        0        0         0            0
August 2016                           0          0        0        0         0            0
August 2017                           0          0        0        0         0            0
August 2018                           0          0        0        0         0            0
August 2019                           0          0        0        0         0            0
August 2020                           0          0        0        0         0            0
August 2021                           0          0        0        0         0            0
August 2022                           0          0        0        0         0            0
August 2023                           0          0        0        0         0            0
Weighted average life (years)     13.81      13.54    13.38    13.24     13.05        12.78

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

            Generally, the Mortgage Pool will consist of 384 fixed-rate mortgage loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-Off Date of approximately $1,133,904,956 (the "Initial Pool Balance"), subject to a variance of plus or minus 5% which are secured by first liens on 384 multifamily and commercial properties (the "Mortgaged Properties"). The Cut-Off Date Balances of the Mortgage Loans range from $129,582 to $26,481,230 and the Mortgage Loans have an average Cut-Off Date Balance of $2,952,877. Three hundred forty-three of the Mortgage Loans, representing 91.2% of the Initial Pool Balance, are Balloon Loans. All numerical information provided herein with respect to the Mortgage Loans, including information provided in Appendix I (Mortgage Pool Information (Tables)), Appendix II (Certain Characteristics of the Mortgage Loans) and Appendix III (Significant Loan Summaries), is provided on an approximate basis. For purposes of the presentation of certain Mortgage Pool Information herein, each Mortgage Loan is deemed to be secured by a mortgage on one Mortgaged Property. For Mortgage Loans where one note is secured by multiple mortgaged properties, the loan amount has been allocated to each Mortgaged Property and such loans are treated as if they were multiple loans that are cross-collateralized and cross-defaulted. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

            Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                        SECURITY FOR THE MORTGAGE LOANS

                                                            % OF
                                                        INITIAL POOL
              INTEREST OF BORROWER ENCUMBERED             BALANCE
              -------------------------------           ------------

              Fee Simple Estate (1)                            98.4%

              Leasehold (2)                                     1.6%

              Total                                           100.0%

------------------------

(1) For any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate.

(3) Includes any Mortgaged Property where a material portion of such property is subject to a ground lease and the ground lessor is not a party to the Mortgage.

            Each Mortgaged Property consists of land improved by (i) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"), (ii) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (iii) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (iv) a nursing home or assisted living facility (each, a "Healthcare Property," and any Mortgage Loan secured thereby, a "Healthcare Loan"), (v) a full or limited service or extended stay hotel or other hospitality facility (a "Hospitality Property," and any Mortgage Loan secured thereby, a "Hospitality Loan"), (vi) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"), (vii) a mini-warehouse or self-storage facility (a "Self-Storage Property" and any Mortgage Loan secured thereby, a "Self-Storage Loan"), (viii) a mobile home community (a "Mobile Home Property," and any Mortgage Loan secured thereby, a "Mobile Home Loan") or

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(ix) other commercial properties in the percentages of Initial Pool Balance listed below. Certain statistical information relating to the various types of Mortgaged Properties is set forth at Appendix I hereto.



            PROPERTY TYPE                     % OF INITIAL POOL BALANCE
            -------------                     -------------------------

            Multifamily                                24.3

            Retail                                     21.9

            Hospitality                                11.9

            Healthcare                                 11.4

            Office                                     10.7

            Industrial                                  7.7

            Mixed Use                                   7.1

            Self-Storage                                2.5

            Mobile Home                                 1.7

            Other                                       0.7



SECURITY FOR THE MORTGAGE LOANS

            Each Mortgage Loan is secured by one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Properties and is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements and re-leasing reserves (such accounts, "Reserve Accounts"). The Mortgage Loans generally provide for the indemnification of the mortgagee by the borrower for the presence of any hazardous substances affecting the Mortgaged Property. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Seller in connection with the purchase or origination of the related Mortgage Loan and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Escrows", herein.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

Mortgage Rates; Calculation of Interest

            All of the Mortgage Rates for the Mortgage Loans are fixed, except for the Mortgage Loan known as Silver Creek Manor, which is a variable rate loan. 9.0% of the Mortgage Loans, based on the Initial Pool Balance, accrue interest on the basis of a 360 day year consisting of twelve 30-day months, 89.6% of the Mortgage Loans, based on the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed and a 360 day year and 1.3% of the Mortgage Loans, based on Initial Pool Balance accrue interest on the basis of the actual number of days elapsed and a 365 or 366 day year.

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Excess Interest

            One hundred and six of the Mortgage Loans, representing approximately 40.2% of the Initial Pool Balance, are ARD Loans. Commencing on or within three months of the respective Anticipated Repayment Date, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum, equal to the Mortgage Rate plus a percentage ranging from 2% to 5%. Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate and the interest accrued at the excess, if any, of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, the "Excess Interest"). Except where limited by applicable law, Excess Interest so accrued will generally earn interest at the Revised Rate. On or prior to the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into an agreement establishing an account in the name of the Lender (a "Lock Box Account") whereby all revenue will be deposited directly into the Lock Box Account which will be controlled by the Master Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule) (together, the "Monthly Debt Service Payment"), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property or Properties to pay the following amounts, generally, in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund,
(ii) payments of any amounts due under the Note or other documents securing the related Mortgage Loan and payments to any other required escrow funds, (iii) payment of operating expenses pursuant to the terms of an annual budget approved by the Master Servicer, (iv) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (v) principal on the Mortgage Loan until such principal is paid in full and (vi) to Excess Interest. The cash flow from the Mortgaged Property or Properties securing an ARD Loan after payments of the Monthly Debt Service Payment and items (i) through (iv) above is referred to herein as "Excess Cash Flow". As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan without penalties until generally one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Appendix II.

Amortization of Principal

            Certain Mortgage Loans (the "Balloon Loans"), representing 91.2% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules longer than their original terms thereby leaving substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. Certain Balloon Loans, representing 3.5% of the Initial Pool Balance, provide for payment of interest only for initial periods of 12 to 24 months after the origination date of such Mortgage Loans. The remaining Mortgage Loans have remaining amortization terms that are generally the same as their respective remaining terms to maturity. See Appendix II hereto for additional information regarding the amortization characteristics of the Mortgage Loans.

Due Dates

            Each Mortgage Loan has a Due Date (that is, the date upon which the related Scheduled Payments are due) that occurs on the first day of each month.

Prepayment Provisions

            All of the Mortgage Loans either (i) prohibit voluntary prepayment for a specified period (each, a "Lock-Out Period") and/or (ii) require the payment of a premium or fee (a "Prepayment Premium") upon the voluntary prepayment of such Mortgage Loans during a specified period described on Appendix I hereto. The weighted average Lock-Out Period remaining from the Cut-Off Date for the Mortgage Loans is approximately 45.2 months.

                      OVERVIEW OF PREPAYMENT RESTRICTIONS

                                                          % OF INITIAL POOL
PREPAYMENT RESTRICTION                                          BALANCE
----------------------------------------------------      -----------------
Lock-Out Period with defeasance                                   44.3
Lock-Out Period with yield maintenance                            36.4
Lock-Out Period with prepayment premium                            5.2
Yield maintenance only                                             4.2
Yield maintenance with prepayment premium                          3.3
Lock-Out Period only                                               1.1
Lock-Out Period with yield maintenance and prepayment              1.0
 premium
Other(1)                                                           4.5
Total                                                            100.0

-------------------------------

(1) Includes Mortgage Loans with other types and combinations of prepayment restrictions such as open periods greater than or equal to twenty-four months prior to maturity.

            In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the mortgagee may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium.

            Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium would be required to be paid.

            Neither the Depositor nor any of the Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "Risk Factors and Other Special Considerations--The Certificates--Certain Yield Considerations" herein and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

Subordinate Financing

            Generally the Mortgage Loans prohibit the borrower from incurring secured subordinate indebtedness or require the consent of the holder of the Mortgage prior to doing so. In all cases where secured subordinate debt is permitted, such subordinate loan is not part of the Mortgage Pool. With respect to eleven (11) Mortgage Loans representing 1.7% of the Initial Pool Balance, the related Mortgaged Property secures subordinate debt to the originator or a third party, but in substantially all of such cases, the holder of such subordinate debt has agreed in writing not to pursue a foreclosure action with respect to such subordinate loan while the related Mortgage Loan remains outstanding. With respect to forty-seven (47) of the Mortgage Loans, representing 9.1% of the Initial Pool Balance, the related borrower may incur secured subordinate debt but only if the holder of the Mortgage Loan grants its consent, which consent may be conditioned on the satisfaction of certain requirements. See Appendix II herein and "Certain Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the Prospectus.

Defeasance

            Mortgage Loans representing 45.8% of the Initial Pool Balance permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which is generally not earlier than the greater of approximately three years from the date of origination and two years from the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"), provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith,
(iii) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such loan prepays on the related Anticipated Repayment Date, (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (3) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and generally, an opinion of counsel to such effect. The Pool Loans generally require that (i) in the case of a partial defeasance, prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) generally, that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) the DSCR at origination (y) the DSCR immediately prior to such defeasance or (z) the DSCR as set forth in the related note. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

            In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower (except with respect to the Morgan Stanley Loans, whereby such a split will be at the option of the lender).

            The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors and Other Special Considerations--The Certificates--Certain Yield Considerations" herein.

Property Releases

            Twenty-seven Mortgage Loans representing 22.3% of the Initial Pool Balance are secured, pursuant to one or more notes executed by a single borrower, by multiple Mortgaged Properties or are Mortgage Loans which are cross-collateralized with other Mortgage Loans. Certain of such Mortgage Loans, representing 8.2% of the Initial Pool Balance, permit the borrower at any time after a specified period from the date of origination, to obtain a partial release of a Mortgaged Property from the lien of the related Mortgage (a "Partial Release"), provided that (i) no event of default exists and (ii) among other conditions, (a) the borrower pays a partial release payment (the "Release Payment") in an amount generally equal to at least 125% of the Allocated Loan Amount (as reduced by amortization of the related Mortgage Loan as of the date of the Release Payment), and (b) satisfaction of certain tests regarding DSCR and/or LTV. See Appendix II for additional information.

Escrows

            83.4% of the Mortgage Loans provide for monthly escrows to cover property taxes. 76.0% of the Mortgage Loans, based on Initial Pool Balance, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties and in certain cases from three months to one year of insurance premiums are required to be escrowed. 67.6% of the Mortgage Loans, based on Initial Pool Balance, require escrows to cover ongoing replacements and capital repairs.

Non-recourse Obligations

            Except for certain of the Conti Small Loans, each Mortgage Loan is generally non-recourse and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. However, generally, the Mortgage Loans may become recourse (full or limited) upon the occurrence of certain events of default under the Mortgage Loans, including, in most cases, the transfer or voluntary encumbrance of the Mortgaged Property without the consent of the mortgagee. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Depositor has not necessarily evaluated the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse. None of the Mortgage Loans is insured or guaranteed by the United States, any government entity or instrumentality, any private mortgage insurer or by the Depositor, any of the Sellers, the Master Servicer, the Special Servicer, the Trustee, any of their respective affiliates or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

            The Mortgage Loans all contain "due-on-sale" and "due-on-encumbrance" clauses that, in each case, permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. The Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property provided that, if the Stated Principal Balance of such Mortgage Loan exceeds 5% of the total aggregate Stated Principal Balance of the Mortgage Loans, such action shall not be taken unless the Special Servicer has received written confirmation from each Rating Agency that such assumption or substitution, in and of itself, would not cause a downgrade, withdrawal or qualification of the then current ratings assigned to the Certificates. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee, which is in most cases equal to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Some of the Mortgage Loans permit either: (i) a one-time transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower. See "Description of the Pooling Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the Prospectus. Certain of the Mortgage Loans provide that such consent may not be unreasonably withheld provided that one or more of the following conditions are satisfied depending on the particular Mortgage Loan (i) no event of default has occurred, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) with respect to any Mortgage Loans whose Stated Principal Balance exceeds 5% of the total aggregate Stated Principal Balance of the Mortgage Loans, the Rating Agencies have confirmed in writing that such transfer or further encumbrance will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid in the case of Mortgage Loans that are not Specially Serviced, 50% to the Master Servicer and 50% to the Special Servicer and in the case of Specially Serviced Mortgage Loans, 100% to the Special Servicer, as provided in the Pooling and Servicing Agreement, and will not be paid to the Certificateholders). See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the Prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Low Income Housing Tax Credits

            One of the Mortgage Loans, representing 0.3% of the Initial Pool Balance, is secured by a Multifamily Property eligible to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Code (such Multifamily Properties, the "Section 42 Properties"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

            In the event a Section 42 Property does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates, the owners of the Section 42 Property project may lose the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits.

HUD Section 8 Loans.

            Five of the Mortgage Loans, representing 1.1% of the Initial Pool Balance, are Multifamily Loans secured by Mortgaged Properties that are eligible for low income rent subsidies under the United States Department of Housing and Urban Development ("HUD") "Section 8" program ("Section 8"). With respect to certain of these Mortgage Loans, only a portion of the apartment units are designated for participation in the Section 8 program. Section 8 rent subsidies provide for the direct or indirect payment of rental subsidies by HUD to owners of certain types of low income multifamily housing properties on behalf of eligible tenants. Tenant eligibility is determined based upon family income and size, as well as the median income for the area. The subsidy paid by HUD is based on the difference between the rent charged to the tenant (which rent is established by HUD) and the tenant's ability to pay. The payment of subsidies to a particular project owner is made pursuant to a Housing Assistance Payment contract (a "HAP Contract") between HUD and the owner of the project or a local public housing authority. Upon expiration of a HAP Contract, the rental subsidies terminate.

Cross-Collateralization and Cross-Default of Certain Mortgage Loans and Multiple Property Mortgage Loans

            Twenty-seven of the Mortgage Loans representing 22.3% of the Initial Pool Balance, are secured by more than one Mortgaged Property. However, because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Mortgaged Properties do not secure the full amount of the related Mortgage Loan, but rather secure only 150% of the Allocated Loan Amount (or, with respect to certain of such Mortgage Loans, less than 150% of the Allocated Loan Amount or less than 150% of the appraised value of the Mortgaged Property) of each Mortgaged Property located in such states. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Cross-Collateralization; Related Parties" herein and Appendix II.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Environmental Assessments

            Each of the Sellers has represented to the Depositor that each of the related Mortgaged Properties (except for those Mortgaged Properties securing the Conti Small Loans) was subject to a "Phase I" environmental site assessment or similar study (or an update of a previously conducted assessment or an update of an assessment based upon information in an established database), which was performed on behalf of the related Seller, or as to which the related report was delivered to the related Seller in connection with its origination or acquisition of the related Mortgage Loan. In the case of the Conti Small Loans, a more limited environmental review (limited to, in many cases, a database search) was performed. Such environmental assessments, updates or reviews were conducted within the 18-month period prior to the Cut-Off Date. The Sellers have informed the Depositor that no such environmental assessment revealed any material adverse environmental condition or circumstance with respect to any Mortgaged Property, except for: (i) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended or an escrow reserve to cover the estimated cost of remediation was established; (ii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property, which condition has not yet affected such Mortgaged Property and as to which a responsible party has been identified under applicable law; (iii) those cases where such conditions were either (x) remediated or abated prior to the Closing Date or as to which the property is the subject of an administrative consent order with a party that has established a remediation fund pursuant to such order or as to which the responsible party has provided an indemnity or guaranty, or (y) the borrower or other responsible party has otherwise agreed to bear the costs of such abatement or remediation; and (iv) those cases in which groundwater or soil contamination was identified or suspected, and either environmental insurance was obtained or a letter of credit was provided to cover estimated costs of continued monitoring or remediation.

            The information contained herein is based on the environmental assessments or similar studies and has not been independently verified by the Depositor, the Sellers, the Underwriters, or any of their respective affiliates.

Property Condition Assessments

            Generally, except with respect to Mortgaged Properties where there was new construction, the Sellers have informed the Depositor that inspections of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Seller within 15 months of the Cut - Off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and general condition of the site, buildings and other improvements located at a Mortgaged Property. Healthcare Properties facilities are subject to state and federal inspections. A part of the inspection process involves determining whether or not the physical environment and the physical plant are suitable for patients and/or residents. This involves looking at both structural, aesthetic and life safety code issues. Because of these inspections, it has been the custom and practice of the originators of the RMF Healthcare Loans not to require further engineering reports on Healthcare Properties. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established to fund such deferred maintenance and/or replacement items.

Appraisals

            The Sellers have informed the Depositor that an appraisal for all of the Mortgaged Properties was performed (or an existing appraisal or market analysis updated) on behalf of the related Seller within 12 months of origination of the related Mortgage Loan. See Appendix II hereto. Such appraisal was generally conducted by an independent appraiser that was state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Furthermore, not all of the above-described appraisals of the Mortgaged Properties conformed to the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). See "Risk Factors and Other Special Considerations--The Mortgage Loans--Limitations of Appraisals and Market Studies" herein.

Hazard, Liability and Other Insurance

            The Mortgage Loans require that the Mortgaged Property be insured by a hazard insurance policy (or, in the case of a limited number of Mortgage Loans, self-insurance covering hazards) in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan, 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property. In addition, with respect to any Mortgaged Property where any portion of the improvements of such Mortgaged Property securing any Mortgage Loan were, at the time of the origination of such Mortgage Loan, in an area identified in the "Federal Register" by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance required by the terms of the related Mortgage and available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property except in certain cases where self insurance was permitted. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

            Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, hurricanes, landslides and mudflow, vermin, nuclear reaction or war.

ContiTrade Small Loan Program

            Seventy-four Mortgage Loans (as identified in Appendix II) representing 4.6% of the Initial Pool Balance were originated for the ContiTrade Small Loan Program (the "Conti Small Loans"). Mortgage Loans made under the ContiTrade Small Loan Program are often with full recourse to the borrower or guarantor, and borrowers under the program are not required to be single purpose entities or bankruptcy remote and may be revocable trusts. In addition, some of the Mortgaged Properties are borrower-occupied. Environmental reviews conducted with respect to Conti Small Loans are generally more limited than for other Mortgage Loans and engineering and site inspections generally have not been conducted unless warranted through review of the related appraisal.

ADDITIONAL MORTGAGE LOAN INFORMATION

General

            Each of the tables set forth in Appendix I sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II hereto, and for a brief summary of the largest Mortgage Loans in the Mortgage Pool see Appendix III hereto. Certain additional information regarding the Mortgage Loans is contained herein under "Risk Factors and Other Special Considerations-The Mortgage Loans", elsewhere in this "Description of the Mortgage Pool" section and under "Certain Legal Aspects of Mortgage Loans and the Leases" in the Prospectus. The sum of the amounts in any column of any of the tables of in Appendix I, Appendix II, Appendix III or any of the other tables in this Prospectus Supplement, may not equal the indicated total under such column due to rounding.

            The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters or any of their respective affiliates or any other person.

            Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritten Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

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            In the schedule set forth in Appendix II, with respect to Mortgage
Loans evidenced by one Note (or group of cross-collateralized Mortgage Loans), but secured by multiple Mortgaged Properties, for certain purposes, including Underwritten Cash Flow, separate amounts for each such related Mortgaged Property are shown where available. However, certain information, such as Cut-Off Date Balance Loan/Unit or SF, DSCR and Loan-to-Value Ratio and Balloon LTV are presented on an aggregate basis.

Definitions

            For purposes of the Prospectus Supplement, including the tables in Appendix I and for the information set forth in Appendix II and Appendix III, the indicated terms shall have the following meanings, modified accordingly, by reference to footnotes to such Appendices.

            1. "Underwritten Cash Flow" or "Underwritable Cash Flow," with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

            In determining Underwritten Cash Flow for a Mortgaged Property, the Sellers generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the Sellers calculated stabilized estimates of cash flow that took into consideration historical financial statements when available, material changes in the operating position of a Mortgaged Property of which the applicable Seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Seller's estimate of Underwritten Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Cash Flow derived therefrom) based upon the Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been included in the calculation of Underwritten Cash Flow even though such expense may not have been reflected in actual historic operating statements or excluded even though such expense may have been reflected in actual historic operating statements. In some cases, the information was annualized, (excluding certain items deemed not appropriate to be annualized) before using it as a basis for the determination of Underwritten Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Seller in determining the presented operating information.

            2. "Annual Debt Service" means, for any Mortgage Loan, 12 times the Monthly Payment in effect as of the Cut-Off Date or, for any Mortgage Loans that pay interest only for a period of time, 12 times the Monthly Payment in effect once the amortization commences.

            3. "Debt Service Coverage Ratio," "DSCR," "Underwritten Debt Service Coverage Ratio" or "Underwritten DSCR" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Note, but secured by multiple Mortgaged Properties, (a) the Underwritten Cash Flow for the Mortgaged Property or Properties divided by (b) the Annual Debt Service for such Mortgage Loan. With respect to Cross-Collateralized Loans, the Underwritten DSCR set forth in Appendix I, Appendix II and Appendix III is based upon the combined Underwritten Cash Flow and Annual Debt Service for the Cross-Collateralized Loans on an aggregate basis.

            In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a

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property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten DSCR accurately reflects that ability.

            4. "Property Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

            5. "Cut-Off Date Loan-to-Value Ratio," "Loan-to-Value Ratio" or "LTV" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Note, but secured by multiple Mortgaged Properties, (a) the Cut-Off Date Principal Balance of such Mortgage Loan divided (b) by the Appraised Value of the Mortgaged Property or Mortgaged Properties.

            6. "NSF" Error! Bookmark not defined. means, in the case of a Mortgaged Property operated as a retail center, office or medical office complex, industrial/warehouse facility, self-storage facility, combination retail office facility, the square footage of the net rentable or leaseable area. "Units" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment; (ii) in the case of a Mortgaged Property operated as a self-storage facility, the number of self-storage units; (iii) in the case of a Mortgaged Property operated as a skilled nursing or congregate care facility, the number of beds; (iv) in case of a Mortgaged Property constituting a mobile home park, the number of pads; and (v) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.

            7. "Maturity Balance", "ARD Balance" or "Balloon Balance" means, with respect to any Balloon Loan or ARD Loan, the principal amount that will be due at maturity or on the Anticipated Repayment Date for such Balloon Loan based on the Maturity Assumptions and a 0% CPR.

            8. "Maturity Date LTV," "ARD LTV" or "Balloon LTV" means, with respect to any Balloon Loan or ARD Loan, the Maturity Balance for such Balloon Loan or ARD Balance divided by the Appraised Value of the related Mortgaged property.

            9. "Mortgage Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-Off Date.

            10. "Administrative Cost Rate" means the administrative costs on each Mortgage Loan in any month which will equal the sum of the related Master Servicing Fee, the Primary Servicing Fee, any RMF Retained Fee, any Healthcare Adviser Fee and the Trustee Fee for such month (collectively, expressed as a per annum rate).

            11. "Years Built/Renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which such Mortgaged Property was substantially renovated.

            12. "Weighted Averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

THE SELLERS

            The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Sellers pursuant to certain Mortgage Loan Purchase Agreements (collectively, the


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"Mortgage Loan Purchase Agreements"), each to be dated as of the Cut-Off Date, and each between the related Seller and the Depositor.

ContiTrade Services L.L.C.

            Two hundred sixty-three of the Mortgage Loans, representing 55.8% of the Initial Pool Balance, were sold to the Depositor by ContiTrade. ContiTrade was organized under the laws of the State of Delaware on June 1, 1995 and is an indirect wholly-owned subsidiary of ContiFinancial Corporation, a Delaware corporation. ContiFinancial Corporation is a majority-owned subsidiary of Continental Grain Company. ContiTrade is also an affiliate of ContiFinancial Services Corporation, a member of the selling group. While the ContiTrade Mortgage Loans are originated by correspondents participating in ContiTrade's commercial and multifamily mortgage conduit program, each borrower's application is reviewed and approved by a ContiTrade underwriter. Gate Capital, a third party due diligence firm, performs certain due diligence procedures on behalf of ContiTrade. ContiFinancial Corporation engages in the consumer and commercial finance business by originating and servicing home equity mortgage loans, providing financing and asset securitization expertise to originators of a broad range of loans, leases and receivables and acquiring and selling commercial and home equity mortgage loans. ContiTrade was organized, among other things, for the purposes of acquiring and selling mortgage assets. Through its commercial and multifamily mortgage conduit program, ContiMAP(R), ContiTrade purchases commercial mortgage loans from its select correspondent network, then pools loans for securitization. Each of the Mortgage Loans sold to the Depositor by ContiTrade was originated by one of the participants in ContiTrade's ContiMAP(R) conduit program or acquired in the secondary market in accordance with the ContiMAP(R) guidelines. The principal executive offices of ContiTrade are located at 277 Park Avenue, New York, New York 10172. Its telephone number is (212) 207-2800.

Morgan Stanley Mortgage Capital Inc.

            Eighty-three of the Mortgage Loans, representing 28.7% of the Initial Pool Balance, were sold to the Depositor by MSMC. MSMC is a subsidiary of Morgan Stanley & Co., Inc. formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the Mortgage Loans sold by MSMC to the Depositor was originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, was originated directly by MSMC, or was purchased in the secondary market. All loans were underwritten by MSMC underwriters. The principal office of MSMC are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4700.

Red Mountain Funding, L.L.C.

            Thirty-eight of the Mortgage Loans, representing 15.5% of the Initial Pool Balance, were sold to the Depositor by RMF. RMF is a limited liability company organized under the laws of the State of Delaware in 1997. It is owned by ContiTrade, Health Care Capital Finance, L.L.C. ("HCCF"), based in Atlanta, Georgia, and Survey, L.L.C. ("Survey LLC"). RMF was created to originate and/or purchase, aggregate and warehouse commercial mortgage loans for securitization. RMF works in conjunction with PRN Mortgage Capital, L.L.C. ("PRN"), which operates as RMF's exclusive underwriting agent for healthcare loans. SouthTrust Capital Funding Corporation, a Delaware corporation and a wholly owned subsidiary of SouthTrust bank, N.A. ("SouthTrust Capital Funding"), HCCF and ContiTrade participate in the credit review process of RMF and SouthTrust Capital Funding provides loan closing and assistance and loan servicing to RMF. RMF has also purchased multi-family and commercial mortgage loans from SouthTrust Capital Funding. SouthTrust Capital Funding is an affiliate of SouthTrust Securities, Inc., a member of the selling group. The principal offices of RMF are located at 420 North 20th Street, 9th floor, Birmingham, Alabama 35203. Its telephone number is (205) 254-5771.

ASSIGNMENT OF THE MORTGAGE LOANS

            On or prior to the Closing Date, each Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignments, each Seller is required in accordance


                                      S-89
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with the related Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it (such documents, collectively as to any Mortgage Loan, a "Mortgage File") to the Trustee: (a) the original Mortgage Note, endorsed (without recourse) in blank or to the order of Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);
(c) the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (d) an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form; (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in blank or in favor of the Trustee, in recordable form; (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); and (g) when relevant, the related ground lease or a copy thereof. The Trustee will be required to review the documents delivered by each Seller with respect to its Mortgage Loans within 90 days following the Closing Date, and the Trustee will hold the related documents in trust.

            Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the preceding paragraph are to be completed in the name of the Trustee (if delivered in blank) and submitted for recording in the real property records of the appropriate jurisdictions.

REPRESENTATIONS AND WARRANTIES

            In each Mortgage Loan Purchase Agreement, the related Seller has represented and warranted with respect to each of its Mortgage Loans, subject to certain specified exceptions set forth in the related Mortgage Loan Purchase Agreement, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that: (1) the information set forth in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects; (2) each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan; (3) prior to transfer of the Mortgage Loans to the Depositor, Seller had good title to, and was the sole owner of, each Mortgage Loan; (4) such Seller owns the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances; (5) the Seller need not obtain any governmental or regulatory approval or consent that has not been obtained, to sell the Mortgage Loans; (6) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date;
(7) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property; (8) the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment; (9) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the Mortgaged Property; (10) the Mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part; (11) none of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any material respect, except by written instruments; (12) except as set forth in a property inspection report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan; (13) to the Seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any Mortgaged Property; (14) to Seller's knowledge all material improvements on the related Mortgaged Property which were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except for encroachments that are insured against by the lender's title insurance policy; (15) the related Mortgaged Property is covered by an American Land Title Association (or

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an equivalent form of) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated therein; (16) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto; (17) any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose on or before the Closing Date have been materially complied with or such funds have not been released; (18) the Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions; (19) an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and such Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report and where such report disclosed the existence of a material and adverse environmental condition (i) a party not related to the Mortgagor was identified as the responsible party or
(ii) the related Mortgagor was required to provide additional security and/or to obtain an Operations and Maintenance Plan; (20) each Mortgage or related agreement requires the related Mortgagor to comply with all applicable federal, state and local laws and regulations; (21) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and to the knowledge of the Seller there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement; (22) the related Mortgaged Property is, and is required pursuant to the related Mortgage, to be insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement; (23) to such Seller's knowledge, there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage; (24) the related borrower is not, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding; (25) the related Mortgaged Property consists of the related borrower's fee simple estate in real estate or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the Mortgaged Property (a) such ground lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; (b) the lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, of equal priority with, the related Mortgages other than Permitted Encumbrances; (c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor thereunder; (d) such ground lease is in full force and effect and, to the knowledge of the Seller, no material default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage, and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the Mortgage Loan; (26) the gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and
(y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses
(a)(i) and (a)(ii) shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans) or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)); (27) any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was

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modified as a result of the default or reasonably foreseeable default of such
Mortgage Loan or (b) satisfied the LTV Ratio requirements; (28) no holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner or lessee of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan; (29) as of the date of origination of such Mortgage Loan and, to the knowledge of the Seller, as of the Closing Date, each Mortgaged Property was free and clear of any mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, except for liens insured against by the related title policy; (30) each Mortgage Loan complied with all applicable usury laws in effect at its date of origination; (31) the Mortgage Loan is not cross-collateralized with any loan other than one or more other Mortgage Loans; (32) except (i) for the release of a portion of the Mortgaged Property which was contemplated at origination of the Mortgage Loan and such portion was not material to underwriting such Mortgage Loan or (ii) as described in the next clause, no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except, upon payment in full of the Mortgage Loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price and substitution of other permitted collateral in connection therewith; (33) any Mortgage Loan which contains a provision for any defeasance of mortgage collateral either (a) requires the consent of the holder of the Mortgage Loan to any defeasance or (b) permits defeasance (i) no earlier than two years after the Closing Date, (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. ss. 1.860G-2(a)(8)(i) and (iii) only to facilitate the disposition of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; (34) no Mortgage Loan contains any equity participation by the Seller or provides for negative amortization or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property; (35) to such Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; (36) the Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan; (37) to the Seller's knowledge, based on opinions of counsel, endorsements of title insurance or due diligence, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property; (38) none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified and the Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage; (39) to the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgage Loan or the validity or enforceability of the related Mortgage or that might if determined adversely, materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; (40) to the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination or promptly thereafter of each Mortgage Loan, (i) the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgage Property as it was then operated and (ii) if a related Mortgaged Property is improved by a skilled nursing, congregate care or assisted living facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level IV" (or equivalent) violations in the case of skilled nursing facilities) that had not been cured or as to which a plan of correction had not been submitted to and accepted by such governmental authorities. To the extent such facility participates in Medicaid or Medicare, the Seller has not received any notice that such facility is not in compliance in all material respects with the requirements of such program, such that such facility's continued participation in such program be adversely affected.

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REPURCHASES AND OTHER REMEDIES

            If any Mortgage Loan document required to be delivered to the Trustee by a Seller as described under "--Assignment of the Mortgage Loans" above is not delivered as and when required, contains information that does not conform to the corresponding information in the Mortgage Loan schedule attached to the related Mortgage Loan Purchase Agreement, is not properly executed or is defective on its face (any such omission, nonconformity or other defect, a "Document Defect"), or if there is a breach of any of the representations and warranties required to be made by a Seller regarding the characteristics of its Mortgage Loans and/or the related Mortgaged Properties as described under "--Representations and Warranties" above, and in either case such Document Defect or breach materially and adversely affects the interests of the holders of the Certificates or, in the case of a breach of any of the representations and warranties required to be made by a Seller, such breach materially and adversely affects the value of the Mortgage Loans or the interest of the Trust Fund in such Mortgage Loans (a "Material Document Defect" and a "Material Breach", respectively), then the Seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the Seller will be obligated, not later than the last day of such Permitted Cure Period, to (i) repurchase the affected Mortgage Loan from the Depositor or its assignee at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase and any related unreimbursed Servicing Advances, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of
Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option, (A) replace such Mortgage Loan with a mortgage loan having certain payment term comparable to the Mortgage Loan to be replaced and that is acceptable to each Rating Agency (a "Qualifying Substitute Mortgage Loan") and (B) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

            For purposes of the foregoing, the "Permitted Cure Period" applicable to any Material Document Defect or Material Breach in respect of any Mortgage Loan will generally be the 90-day period immediately following the earlier of the discovery by the related Seller or receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, but it is reasonably likely that such Material Document Defect or Material Breach, as the case may be, could be corrected or cured within 180 days of the earlier of discovery by the related Seller and receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be, and the related Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will, with the consent of the Trustee (which consent may not be unreasonably withheld), be extended for an additional 90 days; provided, that any Material Document Defect or Material Breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be corrected, amended, repurchased or substituted within 90 days of the discovery thereof.

            The foregoing obligations of each Seller to cure a Material Document Defect or a Material Breach in respect of any of its Mortgage Loans or repurchase or replace the defective Mortgage Loan, will constitute the sole remedies of the Trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of the Depositor, any of the other Sellers or any other person or entity will be obligated to repurchase or replace the affected Mortgage Loan if the related Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

            The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-Off Date. Prior to the issuance of the

Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

            A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

            The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans with the higher of the following standards of care (the "Servicing Standard"):

            (a) in the same manner in which and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the mortgage loans; and

            (b) the care, skill, prudence and diligence the Master Servicer or the Special Servicer, as the case may be, uses for loans which it owns and which are substantially the same as the Mortgage Loans, giving due consideration to the maximization of the net present value of the mortgage loans.

            Each of the Master Servicer and the Special Servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled and any relationship with the borrower and without regard to the different payment priorities among the Classes of Certificates. Each of the Master Servicer and the Special Servicer may become the owner or pledgee of Certificates with the same rights as each would have if it were not the Master Servicer or a Special Servicer, as the case may be. Any such interest of the Master Servicer or the Special Servicer in the Certificates will not be taken into account when evaluating whether actions of the Master Servicer or the Special Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Master Servicer or the Special Servicer. In addition, the Master Servicer or the Special Servicer may lend money on an unsecured basis, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the Master Servicer or the Special Servicer were not a party to the transactions contemplated hereby.

            Each of the Master Servicer and the Special Servicer is permitted to enter into a servicing agreement with a servicer (a "Sub-Servicer"), and any such Sub-Servicer will receive a fee for the services specified in such servicing agreement. However, the Master Servicer or the Special Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer or the Special Servicer, as the case may be, will be required to pay any servicing compensation due to any Sub-Servicer out of its own funds or through assignment of a portion of its respective Servicing Compensation.

            The Master Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the Trustee, provided that (a) a successor servicer is available and willing to assume the obligations of the Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation; (b) the Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (c) the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. Furthermore, the

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Master Servicer may resign as Master Servicer if it determines that the Master
Servicer's duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the Master Servicer ceases to serve as such and shall not have been replaced by a qualified successor, the Trustee will assume the Master Servicer's duties and obligations under the Pooling and Servicing Agreement. If the Special Servicer shall cease to serve as such and a qualified successor shall not have been engaged, the Master Servicer will assume the Special Servicer's duties and obligations and, in the absence of the Master Servicer to so assume such duties and responsibilities, the Trustee will assume the duties and obligations of the Special Servicer. The relationship of each of the Master Servicer and the Special Servicer to the Trustee is intended to be that of an independent contractor and not that of a joint venture, partner or agent.

            The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement, and the Special Servicer shall have no responsibility for the performance by the Master Servicer of its duties under the Pooling and Servicing Agreement.

            The Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the Special Servicer will be responsible for servicing and administering (i) any Mortgage Loan as to which a Balloon Payment is past due, and the Master Servicer has determined that payment is unlikely to be made on or before the second succeeding Due Date, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due; (ii) any Mortgage Loan as to which, to the Master Servicer's knowledge, the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the borrower has become the subject of a decree or order for such a proceeding and such proceeding shall have remained undischarged or unstayed for a period of 60 days; (iii) any Mortgage Loan as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) any Mortgage Loan as to which the Master Servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which in the judgment of the Master Servicer materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); (v) any Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; (vi) (A) in the case of a Healthcare Loan in which the related Healthcare Property is a nursing facility (1) the license or certificate of need to operate the related Mortgaged Property as a Healthcare Property, (2) the certification of the related Healthcare Property to participate as a nursing home provider in Medicare or Medicaid (and their successor programs), or (3) the right to admit residents and/or receive payments under Medicare or Medicaid (and their successor programs) has been terminated, revoked, surrendered or suspended; (B) in the case of Healthcare Loan in which the related Healthcare Property is an assisted living facility, the right to admit residents or the license to operate as an assisted living facility has been terminated, revoked, surrendered or suspended; (C) in the case of any Healthcare Loan, the related Healthcare Property has been cited for a material deficiency for which its license or certificate can be revoked and which is not cured within the earlier of the time permitted by the applicable regulatory authority or 180 days; or (D) in the case of any Healthcare Loan, more than 10% of the licensed beds of the related Healthcare Property becomes unavailable for use either (1) through a taking by condemnation or eminent domain, or (2) through a casualty loss; provided, however, that the Master Servicer has determined that as a result of (1) or (2) above the related Mortgagor's ability to pay the debt service on such Healthcare Loan has been impaired; and (vii) any Mortgage Loan as to which, in the judgment of the Master Servicer, a default has occurred or in the judgment of the Master Servicer is imminent or is likely to occur within 60 days (any of the foregoing events, a "Servicing Transfer Event" and any Mortgage Loan as to which any of the foregoing events has occurred, a "Specially Serviced Mortgage Loan").

            In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer will be required to transfer its principal servicing responsibilities with respect thereto to the Special Servicer in accordance with certain procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans."

            A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Rehabilitated Mortgage Loan" as to which the Master Servicer will re-assume all servicing responsibilities) when (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan that was modified, based on the modified terms), (ii) no other Servicing Transfer Event occurred and is continuing with respect to such Mortgage Loan and (iii) the Trust Fund has been reimbursed for all costs incurred as a result of the occurrence of a Servicing Transfer Event or such amounts have been forgiven.

            The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description Of The Certificates--Advances--Servicing Advances" herein.

THE MASTER SERVICER

            AMRESCO Services, L.P., a Delaware limited partnership, will serve as master servicer (the "Master Servicer") and in such capacity will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). The Master Servicer is a wholly owned subsidiary of AMRESCO, Inc., ("AMRESCO") a diversified financial services company which is publicly traded on NASDAQ. The Master Servicer's principal offices are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303.

            As of June 30 1998, AMRESCO serviced approximately 16,325 commercial and multi-family loans, totaling approximately $37.5 billion in aggregate outstanding principal amount, including 6,691 loans representing approximately $25.9 billion that are currently included in 64 securitized transactions.
The portfolio is significantly diversified both geographically and by product type.

            As of September 30, 1997, the Mortgage Bankers Association of America ranked AMRESCO as the second largest commercial mortgage servicing firm. Standard & Poor's has approved AMRESCO as a master and special servicer for investment grade commercial and multifamily mortgaged-backed securities. AMRESCO is ranked "Strong" as a commercial loan servicer and asset manager by Standard & Poor's, and "Above Average" as a commercial master servicer by the same entity. Standard & Poor's ranks commercial loan servicers, commercial master servicers and asset managers in one of five rating categories: Strong, Above Average, Average, Below Average and Weak.

            The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any other person makes any representation or warranty as to the accuracy or completeness of such information.

Master Servicer Compensation

            The Master Servicer will be entitled to receive each month a servicing fee (the "Master Servicing Fee") equal to a specified rate per annum equal to 0.025% (the "Master Servicing Fee Rate") applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for each Mortgage Loan for such month) of the Scheduled Principal Balance of each Mortgage Loan (including REO Properties) immediately before the respective Due Date for such month as compensation for servicing the Mortgage Loans. The "Administrative Cost Rate" will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the "Administrative Cost Rate") set forth on Appendix II for each Mortgage Loan and will include the Master Servicing Fee, the Primary Servicing Fee, the Trustee Fee, the RMF Retained Fee, and the Healthcare Adviser

Fee. The "RMF Retained Fee" is a fee specified in the Pooling and Servicing Agreement with respect to certain Mortgage Loans, is not terminable and is not subject to set-off against other liabilities of the Master Servicer. The Master Servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and Escrow Accounts, if not paid to the applicable borrower (in each case to the extent not payable to the Special Servicer or any Sub-Servicer as provided in the Pooling and Servicing Agreement), late payment charges, default interest payable at a rate above the Mortgage Rate (net of such amounts used to pay interest on Advances) and 50% of all assumption fees paid by a borrower with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan. To the extent of that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage Loan, calculated at 0.015% per annum, the Master Servicer is required, with respect to each Distribution Date, to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period that are not offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period. Any Net Aggregate Prepayment Interest Shortfall will be allocated as set forth under "Description Of The Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" herein. If Prepayment Interest Excesses for all Mortgage Loans exceed Prepayment Interest Shortfalls for all Mortgage Loans as of any Distribution Date, such excess amount will be payable to the Master Servicer as additional compensation.

THE SPECIAL SERVICER

            Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation ("LNR"), will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. The principal executive offices of the Special Servicer are located at 700 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) developing, acquiring and actively managing commercial and residential multi-family rental real estate, (ii) acquiring portfolios of commercial mortgage loans and properties and providing workout, property management and asset sale services with regard to the portfolio assets, (iii) acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage backed securities ("CMBS"), (iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which the Special Servicer acts as special servicer, and (v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities. The Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of July 1, 1998, the Special Servicer and its affiliates were managing a portfolio including over 7,800 assets in most states with an original face value of over $24.4 billion, most of which are commercial real estate assets. Included in this managed portfolio are $18.6 billion of commercial real estate assets representing 41 securitization transactions, for which the Special Servicer is the servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

            The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and none of the Depositor the Master Servicer or the Underwriter make any representation or warranty as to the accuracy or completeness of such information.

Special Servicer Compensation

            The Special Servicer will be entitled to receive (i) a special servicing fee (the "Special Servicing Fee") equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month (determined in the same manner as the applicable Mortgage Rate is determined for each Mortgage Loan for such month) of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan, (ii) a fee (the "Liquidation Fee") equal to the product of (x) 1.0%, (y) a fraction, the numerator of which is equal to the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property and the denominator of which is equal to the unpaid principal balance of the related Mortgage Loan or REO Property and accrued and unpaid interest thereon and (z) the related Liquidation Proceeds and (iii) a fee (the "Workout Fee") payable out of, and calculated by application of a "Workout Fee Rate" of 0.50% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan, (collectively, such fees payable to the Special Servicer, the "Special Servicer Compensation"). The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Rehabilitated Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Rehabilitated Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Rehabilitated Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout
Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. The Special Servicer is also permitted to retain, in general, certain assumption fees, modification fees and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections and charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee and Liquidation Fee will be obligations of the Trust Fund and will represent Expense Losses. The Special Servicing Compensation will be payable in addition to the Master Servicing Fee payable to the Master Servicer.

            As described herein under "--The Operating Adviser," the Operating Adviser will have the right to replace the Special Servicer, subject to the limitations described herein.

TERMINATION OF SPECIAL SERVICER

            The Trustee may terminate the Special Servicer due to (i) any failure by the Special Servicer to remit to the Trustee or the Master Servicer when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement; (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Special Servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee; provided, however, that to the extent that the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended for up to an additional 60 days; (iii) any breach by the Special Servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of Certificateholders and that continues unremedied for a period of 120 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that to the extent that the Special Servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended for up to an additional 60 days; (iv) the Trustee shall receive notice from any Rating Agency to the effect that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates; (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings or relating to the Special Servicer or of or relating to all or substantially all of its property; or
(vii) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing. In addition to the above events of termination, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the Trustee will remove the Special Servicer from its duties as Special Servicer at any time upon the appointment and acceptance of such appointment by a successor Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a withdrawal, qualification or downgrade in any rating then assigned to any Class of Certificates.

THE OPERATING ADVISER

            An operating adviser (the "Operating Adviser") appointed by the holders of a majority of the Controlling Class will have the right to remove and replace the Special Servicer. The Special Servicer will be required to provide notice to the Operating Adviser before taking the following actions, among other things, (i) any proposed modification of a Money Term of a Mortgage Loan other than an extension of the original maturity date for two years or less, (ii) any foreclosure or comparable conversion of the ownership of a Mortgaged Property, (iii) any proposed sale of a Specially Serviced Mortgage Loan (other than in connection with the termination of the Trust Fund as described herein under "Description of the Certificates--Optional Termination"), (iv) any proposal to bring an REO Property into compliance with applicable environmental laws and (v) any acceptance of substitute or additional collateral for a Mortgage Loan. Subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the Trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a withdrawal, qualification or downgrade in any rating then assigned to any Class of Certificates.

            The "Controlling Class" will be the most subordinate Class of Subordinate Certificates outstanding at any time of determination; provided, however, that the Certificate Balance of such Class of Certificates is not less than 50% (or 20% in the case of the Class N Certificates) of the initial Certificate Balance of such Class, in which case the Controlling Class shall be the next most subordinate Class of Certificates.

            At any time, the holders of a majority of the Controlling Class may direct the Trustee in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter or upon (i) the resignation or removal of the person acting as Operating Adviser or (ii) upon a determination by the Trustee that the Controlling Class has changed. After such receipt or determination, the Trustee is required to call a meeting of such holders (which may be held by telephone) in the manner specified in the Pooling and Servicing Agreement. The meeting will be held in accordance with the procedures specified in the Pooling and Servicing Agreement. At the meeting, each such holder will be entitled to nominate one person to act as Operating Adviser.

THE HEALTHCARE ADVISER

Election of the Healthcare Adviser

            On the Closing Date and as otherwise provided, the Controlling Class will be entitled to elect a consultant with respect to certain of the Healthcare Loans (the ContiTrade Loans and RMF Loans which are Healthcare Loans) and the Healthcare Properties (the "Healthcare Adviser"), who shall be appointed by the Trustee to provide the Master Servicer, the Special Servicer and the Controlling Class with advice with respect to such Healthcare Loans and Healthcare Properties. Upon (i) the receipt by the Trustee of written requests for an election of a Healthcare Adviser from the Controlling Class, (ii) the resignation or removal of the person acting as Healthcare Adviser or (iii) a determination by the Trustee that the Controlling Class has changed, an election of a successor Healthcare Adviser will be held commencing as soon as practicable thereafter. The Healthcare Adviser may be removed at any time by the written vote of the Controlling Class.

            The initial Healthcare Adviser will be Survey, LLC, an Alabama limited liability company, formed in 1995. Survey, LLC is an entity specializing in providing oversight management services and consulting services to lenders to long-term care facilities in areas of regulatory compliance and program effectiveness.

            In the event that after the Closing Date a Healthcare Adviser shall have resigned or been removed and a successor Healthcare Adviser shall not have been elected, there shall be no Healthcare Adviser; and, notwithstanding anything to the contrary described herein, the Master Servicer and the Special Servicer shall not have any right or obligation to consult with or to seek and/or receive advice from the Healthcare Adviser, and the provisions of the Pooling and Servicing Agreement relating thereto shall be of no effect, during any such period that there is no Healthcare Adviser.

Duties of the Healthcare Adviser

            The Trustee, the Master Servicer and the Special Servicer will be required to deliver to the Healthcare Adviser all reports and other information they receive (to the extent received and Master Servicer routinely prepares such report), with respect to any Healthcare Property and Healthcare Loan. The Healthcare Adviser will monitor such Healthcare Loans and Healthcare Properties and will provide advice to the Master Servicer, the Special Servicer and the Controlling Class with respect thereto. The Master Servicer and the Special Servicer will be restricted from taking any material actions with respect to Healthcare Loans and the Healthcare Properties without first providing notice to, and consulting with, the Healthcare Adviser. The Healthcare Adviser in turn will recommend to the Master Servicer or Special Servicer, as the case may be, what action should be taken with respect to such Healthcare Loan or Healthcare Property, provided that in no case shall the Master Servicer be required to follow any recommendation given to it by the Healthcare Adviser.

            Pursuant to the Pooling and Servicing Agreement, the Healthcare Adviser will be entitled to receive from the Distribution Account a monthly fee with respect to certain of the Healthcare Loans (the "Healthcare Adviser Fee"), which constitutes a portion of the Administrative Cost Rate.

Limitation on Liability of Healthcare Adviser

            The Healthcare Adviser will have no responsibility or liability to the Trust or any Class of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided that the Healthcare Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Healthcare Adviser may advise actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Healthcare Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misconduct, bad faith, fraud or gross negligence on the part of the Healthcare Adviser, agree to take no action against the Healthcare Adviser or any of its officers, directors, employees, principals or agents as a result of such special relationship or conflict.

MORTGAGE LOAN MODIFICATIONS

            Subject to any restrictions applicable to REMICs, and to certain limitations imposed by the Pooling and Servicing Agreement, the Special Servicer may amend any term, other than a Money Term, of a Mortgage Loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan (other than a Specially Serviced Mortgage Loan) to a date not more than 60 days beyond the original maturity date. Subject to any restrictions applicable to REMICs and with notice to the Operating Adviser, (and the Healthcare Adviser in the case of certain of the Healthcare Loans) the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii)

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forebear in the enforcement of any right granted under any Mortgage Note or
Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment during any Lock-Out Period; provided in each case that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee.

            In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Final Rated Distribution Date, (ii) extend the maturity date of a Specially Serviced Mortgage Loan and provide for an interest rate during such extension below the then prevailing interest rate for comparable loans, as determined by the Special Servicer (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Specially Serviced Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date which is ten (10) years prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate of a Specially Serviced Mortgage Loan to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or
(v) defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Scheduled Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Specially Serviced Mortgage Loan.

            Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loans.

            Modifications of a Mortgage Loan that forgive principal or interest will result in Realized Losses on such Mortgage Loan and such Realized Losses will be allocated among the various Classes of Certificates in the manner described under "Description Of The Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses" herein.

            The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "Yield, Prepayment And Maturity Considerations" herein.

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

            The Special Servicer, after providing notice to the Operating Adviser, may offer to sell for cash to any person, for an amount equal to the Purchase Price, any REO Property or any Mortgage Loan that is in default or as to which the Special Servicer has made a determination that default is imminent. The Special Servicer is required to give the Operating Adviser and the Trustee not less than five days' prior written notice of its intention to sell any such defaulted Mortgage Loan or REO Property, to offer such defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard, and to accept the highest cash bid received in such auction or other procedure from any person other than an interested person (as described in the Pooling and Servicing Agreement) for any defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in the Pooling and Servicing Agreement in the case of REO Property, at least equal to the Purchase Price.

            In the absence of any bid in the amount of the Purchase Price, the Special Servicer may accept the highest cash bid, if the Special Servicer determines, consistent with the Servicing Standard, that such sale at such price is in the best interest of Certificateholders; provided that the Special Servicer may not accept such bid if made by the

Trustee in its individual capacity, any of its affiliates, or any interested person (as described in the Pooling and Servicing Agreement), except in limited circumstances described in the Pooling and Servicing Agreement, including the ability of the Special Servicer to purchase a defaulted Mortgage Loan or REO Property only if it is the highest bidder and at least three offers are received from independent third parties.

FORECLOSURES

            The Special Servicer may at any time, after providing notice to the Operating Adviser and in accordance with the Pooling and Servicing Agreement institute foreclosure proceedings, exercise any power of sale contained in any Mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to a Mortgaged Property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related Mortgage Loan has occurred but subject, in all cases, to certain limitations concerning environmental matters and, in certain cases, the receipt of an opinion of counsel relating to certain REMIC requirements.

            If any Mortgaged Property is acquired as described in the preceding paragraph, the Special Servicer is required to sell the REO Property prior to the close of the third calendar year beginning after the year of acquisition, or any applicable extension period, unless the Special Servicer has previously delivered to the Trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust Fund subsequent to such period, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the Special Servicer is required to use its best efforts to sell any REO Property prior to the Final Rated Distribution Date.

            In general, the Special Servicer will be obligated to, or may contract with a third party to, operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. Generally, REMIC I will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of the Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on Mortgaged Property owned by REMIC I, such as a hotel property or skilled health care facility, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property." After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code (such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

            Elections will be made to treat the portion of the Trust Fund exclusive of Excess Interest, and, in the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, such portion of the Trust Fund will qualify, as three separate REMICs ("REMIC I," "REMIC II" and "REMIC III," respectively) within the meaning of Code Section 860D. REMIC I will hold the Mortgage Loans (exclusive of Excess Interest), proceeds therefrom, and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "REMIC I Regular Interests") to REMIC II and (ii) the Class R-I Certificates, which will represent the sole class of residual interests in REMIC I. REMIC II will hold the REMIC I Regular Interests and proceeds therefrom, and will issue (i) certain uncertificated classes of regular interests (the "REMIC II Regular Interests") to REMIC III and (ii) the Class R-II Certificates, which will represent the sole class of residual interests in REMIC II. REMIC III will hold the REMIC II Regular Interests, and the account in which distributions thereon will be deposited and will issue (i) classes of regular interests represented by the Offered Certificates and the Private Certificates and (ii) the Class R-III Certificates, which will represent the sole class of residual interests in REMIC III. In addition, the Class Q Certificates will represent pro rata undivided beneficial interests in designated portions of the Excess Interest, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes.

            The Offered Certificates will be treated as "real estate assets" under Code Section 856(c)(4)(A), to the extent that the assets of the REMICs are so treated. The interest on the Offered Certificates will be "interest on obligations secured by mortgages on real property" described in Code Section 856(c)(3)(B) for a real estate investment trust, in the same proportion that the income of the REMICs is so treated.

            A beneficial owner's interest in an Offered Certificate will qualify for the foregoing treatments under Sections 856(c)(4)(A) and 856(c)(3)(B) in their entirety if at least 95% of the REMICs' assets qualify for such treatment, and otherwise will qualify to the extent of the REMICs' percentage of such assets. A beneficial owner's interest in an Offered Certificate will constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) in the case of a domestic building and loan association only to the extent of the portion of the Offered Certificate allocable to Multifamily Loans (but only to the extent not allocable to commercial use with respect thereto). A Mortgage Loan that has been defeased with U.S. Treasury securities will not qualify for the foregoing treatments. REMIC I, REMIC II and REMIC III will be treated as one REMIC solely for the purpose of making the foregoing determinations.

            The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on the regular interests represented by the Offered Certificates in accordance with the accrual method of accounting and any income from Excess Interest as such amounts are received or accrued by the Trust Fund, based on their own methods of accounting. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--General" in the Prospectus.

            It is anticipated that the regular interests represented by the Offered Certificates will not be treated as having been issued with original issue discount for federal income tax purposes.

            The prepayment assumption that will be used to amortize premium of an initial owner will be 0% CPR as described under "Yield, Prepayment and Maturity Considerations--Weighted Average Life" above, but assuming that all ARD Loans will prepay on their Anticipated Prepayment Dates

            Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                       LOCATED IN CALIFORNIA AND FLORIDA

            The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 21.7% of the Initial Pool Balance) and Florida (approximately 10.4% of the Initial Pool Balance) which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

California

            Mortgage Loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. In certain circumstances, the lender may have a receiver appointed.

Florida

            Mortgage loans involving real property in Florida are generally secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida, except as permitted by federal law. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no later than 35 days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. The mortgagor or any junior lienor may redeem the property at any time before the sale by paying the amount of the judgment. There is no right of redemption after issuance of the certificate of title to the buyer of the property. Florida does not have a "one action rule" or "anti-deficiency legislation." Subsequent to a foreclosure sale, however, a lender must prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. In certain circumstance, the lender may have a receiver appointed.

                          CERTAIN ERISA CONSIDERATIONS

            ERISA and the Code impose certain restrictions on employee benefit and other plans ("Plans") that are subject to ERISA and/or Section 4975 of the Code and on persons that have certain specified relationships to such Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code) (collectively, "Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.

PLAN ASSETS

            A final regulation (the "DOL Regulation") promulgated by the Department of Labor (the "DOL") defining the term "plan assets" provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless certain exceptions apply. There can be no assurance, however, that any of the exceptions set forth in the DOL Regulation will apply to the purchase or holding of Certificates. Accordingly, a Plan's investment in Certificates may cause the Mortgage Loans or other assets constituting, or underlying the assets of, the Trust Fund to be deemed plan assets. If the Mortgage Loans or other Trust Fund assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the Mortgage Loans and other Trust Fund assets. Certain affiliates of the Depositor, the Underwriters, the Master Servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Master Servicer, the Special Servicer, the Operating Adviser, any insurer, special hazard insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust Fund or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" (within the meaning of ERISA and Section 4975 of the Code) could arise if Certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

            In addition, a life insurance company proposing to acquire or hold the Subordinate Certificates or the Residual Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO SENIOR CERTIFICATES

            With respect to the acquisition and holding of Senior Certificates, the DOL has issued individual prohibited transaction exemptions to the Underwriters (Deutsche Bank Securities Inc. as Department exemption application number E-0003 (the "Deutsche Exemption") and Morgan Stanley & Co. Incorporated as Prohibited Transaction Exemption ("PTE") 90-24, as amended by PTE 92-34, (the "MCSI Exemption" and collectively with the Deutsche Exemption, the "Exemptions")), which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to (i) the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts and (ii) transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The assets covered by the Exemption include mortgage loans such as the Mortgage Loans and fractional undivided interests in such Loans.

            Among the conditions that must be satisfied for the Exemptions to apply are the following:

                        (1) The acquisition of the Certificates by a Plan must
            be on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                        (2) The rights and interests evidenced by the
            Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

                        (3) The Certificates acquired by the Plan must have
            received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Duff & Phelps Credit Rating Co., Fitch IBCA, Inc., Moody's or S&P;

                        (4) The sum of all payments made to the Underwriters in
            connection with the Distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer, the Special Servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                        (5) The Plan investing in the Certificates must be an
            "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

            Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) the investing Plan fiduciary (or its affiliates) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (ii) the Plan's investment in certificates does not exceed 25 percent of all of the certificates outstanding at the time of the acquisition; and (iii) immediately after the acquisition, no more than 25 percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

            The Depositor believes that the Exemptions will apply to the acquisition and holding of Senior Certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all conditions of the Exemptions, other than those within the control of the investing Plans (or Plan investors), have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the Certificates a list identifying each borrower that is the obligor under each Mortgage Loan that constitutes more than five percent of the aggregate principal balance of the assets of the Trust Fund.

            Because the characteristics of the Subordinate Certificates do not meet the requirements of the Exemptions, the purchase or holding of such Certificates by, on behalf of or with "plan assets" of any Plan may result in a non-exempt prohibited transaction or the imposition of excise taxes or civil penalties under ERISA and/or Section 4975 of the Code. Accordingly, the Subordinate Certificates may not be purchased by, transferred to or held by a Plan or any person using "plan assets" of any Plan to effect such acquisition or holding. Each person that acquires or holds any Subordinate Certificates shall be deemed to have represented and warranted to the Depositor, the Trustee and the Master Servicer that it satisfies the foregoing limitation, provided that an insurance company investing solely assets of its general account may acquire and hold the Subordinate Certificates subject to the limitations described in "--Insurance Company General Accounts" below.

INSURANCE COMPANY GENERAL ACCOUNTS

            The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA ("Section 401(c)"), which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving a life insurance company general account. The DOL issued proposed regulations under
Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. Section 401(c) required the DOL to issue final regulations (the "401(c) Regulations") no later than December 31, 1997 to provide guidance for purposes of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute "plan assets" of any Plan, except
(i) as otherwise provided by the DOL in the 401(c) Regulations to prevent avoidance of the Regulations or (ii) as determined in an action brought by the DOL for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates or the Residual Certificates should consult with their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after the 401(c) Regulations become final.

            Accordingly, any insurance company that acquires or holds any Subordinate Certificate shall be deemed to have represented and warranted to the Depositor, the Trustee and the Master Servicer that (i) such acquisition and holding is permissible under applicable law, will not constitute or result on a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and (ii) the statements made in either of the following two paragraphs is correct:

                        (a) The source of funds used to acquire and hold such
            Certificates is an "insurance company general account" (as defined in DOL Prohibited Transaction Class Exemption ("PTCE") 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; or

                        (b) (1) The source of funds used to acquire and hold
            such Certificates is an insurance company general account, (2) applicable requirements of Section 401(c) and the 401(c) Regulations to be promulgated thereunder have been satisfied and will continue to be satisfied, and (3) the insurance company represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold such Certificates after the 401(c) Regulations become final, and if the assets of the general account then include "plan assets" of any Plan, it will dispose of such Certificates prior to the date the 401(c) Regulations become effective as to such investment, unless the continued holding of such Certificates is then permissible under PTCE 95-60, another PTCE or an exception under Section 401(c).

GENERAL INVESTMENT CONSIDERATIONS

            Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

            The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

            No representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                                USE OF PROCEEDS

            The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans from the Sellers and to pay certain expenses in connection with the Issuance of the Certificates.

                              PLAN OF DISTRIBUTION

            The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. Incorporated, an affiliate of the Depositor, and Deutsche Bank Securities Inc. (collectively, the "Underwriters"). Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from the Depositor, the percentage of the respective aggregate Certificate Balance of each Class of Offered Certificates set forth below.


UNDERWRITER                     CLASS A-1    CLASS A-2    CLASS A-MF     CLASS B     CLASS C   CLASS D   CLASS E
-----------                     ---------    ---------    ----------     -------     -------   -------   -------

 Morgan Stanley
    & Co. Incorporated........
 Deutsche Bank
    Securities Inc............

    Total.....................    100%          100%         100%          100%        100%      100%       100%


            The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriters may be increased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $__________________, plus accrued interest.

            The Underwriters have advised the Depositor that they propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

            The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about August [__], 1998, which is the [ ] business day following the date of pricing of the Certificates. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trade in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

            The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

            ContiFinancial Services Corporation and SouthTrust Securities, Inc. are members of the selling group. ContiFinancial Services Corporation is an affiliate of ContiTrade, a Seller.

            The Depositor has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

            The Underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so.

                                 LEGAL MATTERS

            The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Thacher Proffitt & Wood, New York, New York. Certain legal matters will be passed upon for ContiTrade by Graham & James LLP, New York, New York.

                                    RATINGS

            It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Moody's and S&P:

CLASS                      MOODY'S         S&P
-----                      -------         ---
Class A-1.............       Aaa           AAA
Class A-2.............       Aaa           AAA
Class A-MF............       Aaa           AAA
Class B...............       Aa2            AA
Class C...............        A2            A
Class D...............       Baa2          BBB
Class E...............       Baa3          BBB-

            The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Final Rated Distribution Date. The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

            The ratings of the Certificates do not represent any assessment of
(i) the likelihood or frequency of principal prepayments on the Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be received or (iv) the allocation of any Net Aggregate Prepayment Interest Shortfall.

            There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                        Page(s) on which term
                                                             is defined in the
Term                                                     Prospectus Supplement
----                                                    ----------------------

4

401(c) Regulations.........................................................106

A

ABN AMRO....................................................................67
Accrued Certificate Interest............................................23, 56
Actual/360 Mortgage Loans...................................................18
ADA.........................................................................49
Administrative Cost Rate............................................28, 88, 96
Advance Rate............................................................29, 62
Advances................................................................28, 63
A-MF Principal Distribution Amount...................................3, 19, 31
AMRESCO.....................................................................96
Annual Debt Service.........................................................87
Anticipated Repayment Date..................................................33
Appraisal Event.........................................................25, 58
Appraisal Reduction.....................................................25, 59
ARD Balance.................................................................88
ARD Loan....................................................................33
ARD LTV.....................................................................88
ASAP........................................................................64
Assumed Scheduled Payment...............................................24, 57
Available Distribution Amount...........................................18, 53

B

Balloon Balance.............................................................88
Balloon Loans.......................................................34, 45, 80
Balloon LTV.................................................................88
Balloon Payment.....................................................34, 45, 80

C

CEDEL................................................................1, 15, 50
Certificate Balance..................................................1, 16, 51
Certificate Owner.......................................................15, 50
Certificateholders.......................................................1, 49
Certificates.........................................................1, 12, 49
Class................................................................1, 12, 49
Class A Certificates.................................................1, 12, 49
Class X Certificates.................................................1, 12, 49
Closing Date.............................................................1, 49
Code........................................................................35
Collateral Substitution Deposit.............................................82
Collection Period...........................................................14
Commission...................................................................6
Compensating Interest Payment...............................................27
Constant Prepayment Rate....................................................70

Conti Small Loans...........................................................86
ContiTrade...............................................................3, 13
ContiTrade Loans............................................................13
Controlling Class.......................................................14, 99
CPR.........................................................................70
CSSA........................................................................64
Cut-Off Date................................................................66
Cut-Off Date Loan-to-Value Ratio............................................88

D

Debt Service Coverage Ratio.................................................87
Defeasance Lock-Out Period..................................................81
Defeasance Option...........................................................82
Definitive Certificate..................................................15, 50
Depositor................................................................1, 12
Determination Date..........................................................66
Deutsche Exemption.....................................................36, 105
Discount Rate...............................................................58
Distributable Certificate Interest......................................22, 56
Distribution Date....................................................3, 53, 66
Document Defect.............................................................93
DOL........................................................................105
DOL Regulation.............................................................105
DSCR....................................................................82, 87
DTC..................................................................1, 15, 50
Due Date....................................................................27

E

ERISA.......................................................................35
Euroclear............................................................1, 15, 50
Excess Cash Flow............................................................80
Excess Interest.........................................................33, 80
Exemptions.............................................................36, 105
Expense Losses..............................................................60

F

Final Rated Distribution Date...............................................30
Final Scheduled Distribution Date...........................................67
FIRREA......................................................................85
Fiscal Agent.............................................................1, 14
Form 8-K....................................................................94

G

GAAP........................................................................86

H

HAP Contract................................................................84
HCCF........................................................................89
Healthcare Adviser..................................................13, 14, 99
Healthcare Adviser Fee.....................................................100
Healthcare Loan.............................................................78
Healthcare Loans............................................................42
Healthcare Properties.......................................................42
Healthcare Property.........................................................78

Hospitality Loan............................................................78
Hospitality Loans...........................................................41
Hospitality Properties......................................................41
Hospitality Property........................................................78
HUD.........................................................................84

I

Industrial Loan.............................................................78
Industrial Loans............................................................39
Industrial Properties.......................................................40
Industrial Property.........................................................78
Initial Pool Balance.................................................3, 12, 78
Insurance Proceeds..........................................................57
Interest Accrual Period.................................................23, 56
Interest Only Certificates...........................................1, 12, 49

L

LaSalle.....................................................................67
Liquidation Fee.............................................................97
Liquidation Proceeds........................................................57
Loan Group...............................................................3, 31
Loan-to-Value Ratio.........................................................88
Lock Box Account............................................................80
Lock-Out Period.............................................................80
LTV.....................................................................82, 88

M

MAI.....................................................................47, 85
Master Servicer..........................................................1, 96
Master Servicer Remittance Date.............................................66
Master Servicing Fee........................................................96
Master Servicing Fee Rate...................................................96
Material Breach.............................................................93
Material Document Defect....................................................93
Maturity Assumptions........................................................70
Maturity Balance............................................................88
Maturity Date LTV...........................................................88
MCSI Exemption.........................................................36, 105
Mixed Use Loans.............................................................40
Mixed Use Properties........................................................40
Mobile Home Loan............................................................78
Mobile Home Loans...........................................................43
Mobile Home Properties......................................................43
Mobile Home Property........................................................78
Money Rates.................................................................29
Money Term..................................................................25
Monthly Debt Service Payment................................................80
Moody's..................................................................1, 30
Morgan Stanley Loans........................................................13
Mortgage....................................................................78
Mortgage File...............................................................90
Mortgage Loan...............................................................12
Mortgage Loan Purchase Agreement............................................13
Mortgage Loan Purchase Agreements...........................................89

Mortgage Loans..........................................................3, 78
Mortgage Pool...............................................................3
Mortgage Rate..........................................................33, 88
Mortgaged Properties.......................................................78
Mortgaged Property.........................................................33
MSMC....................................................................3, 13
Multifamily Loan...........................................................78
Multifamily Loans..........................................................40
Multifamily Properties.....................................................40
Multifamily Property.......................................................78

N

Net Aggregate Prepayment Interest Shortfall................................27
Net Mortgage Rate......................................................18, 52
Non-30/360 Loan............................................................52
Nonrecoverable Advance.....................................................67
Note.......................................................................78
Notional Amount.....................................................1, 17, 51
NSF........................................................................88

O

Offered Certificates................................................1, 12, 50
Office Loan................................................................78
Office Loans...............................................................39
Office Properties..........................................................39
Office Property............................................................78
Operating Adviser......................................................14, 99

P

P&I Advance................................................................62
P&I Advances...............................................................28
Partial Release............................................................82
Participants...............................................................50
Parties in Interest.......................................................104
Pass-Through Rate.......................................................1, 51
Percentage Interest........................................................53
Permitted Cure Period......................................................93
Plans.....................................................................104
Pooling and Servicing Agreement.....................................1, 12, 49
PPS........................................................................42
Prepayment Assumption......................................................35
Prepayment Interest Excess.............................................27, 61
Prepayment Interest Shortfall..........................................26, 61
Prepayment Premium.........................................................80
Primary Servicing Fee......................................................28
Prime Rate.................................................................29
Principal Balance Certificates......................................3, 16, 51
Principal Distribution Amount..........................................23, 56
Principal Prepayments......................................................57
Principal Window...........................................................11
Private Certificates...................................................12, 50
PRN........................................................................89
Property Value.............................................................88
PTCE......................................................................107

PTE.....................................................................36, 105
Purchase Price...............................................................93

Q

Qualifying Substitute Mortgage Loan..........................................93

R

Rating Agencies...........................................................1, 30
Realized Losses..............................................................60
Record Date..............................................................53, 66
Rehabilitated Mortgage Loan..................................................96
Release Date.................................................................82
Release Payment..............................................................82
REMIC.....................................................................4, 34
REMIC I..................................................................4, 103
REMIC I Regular Interests...................................................103
REMIC II.............................................................4, 35, 103
REMIC II Regular Interests..................................................103
REMIC III............................................................4, 35, 103
REMIC Regular Certificates............................................1, 12, 50
REMIC I......................................................................34
REO Income...................................................................57
REO Property.........................................................12, 49, 96
REO Tax.....................................................................102
Reserve Accounts.............................................................79
Residual Certificates.................................................1, 12, 50
Retail Loan..................................................................78
Retail Loans.................................................................39
Retail Properties............................................................39
Retail Property..............................................................78
Revised Rate.................................................................80
RMF.......................................................................3, 13
RMF Loans....................................................................13

S

S&P.......................................................................1, 30
Scheduled Payment........................................................23, 57
Scheduled Principal Balance..................................................52
Section 401(c)..............................................................106
Section 42 Properties........................................................83
Section 8....................................................................84
Self-Storage Loan............................................................78
Self-Storage Loans...........................................................43
Self-Storage Properties......................................................43
Self-Storage Property........................................................78
Seller........................................................................3
Senior Certificates...................................................1, 12, 50
Servicing Advances.......................................................28, 63
Servicing Standard...........................................................94
Servicing Transfer Event.....................................................95
SF...........................................................................87
SMMEA...................................................................36, 107
SouthTrust Capital Funding...................................................89
Special Servicer..............................................................1

Special Servicer Compensation................................................98
Special Servicing Fee........................................................97
Specially Serviced Mortgage Loan.............................................95
Specially Serviced Mortgage Loans............................................96
Stated Principal Balance.....................................................60
Subordinate Certificates..............................................1, 12, 50
Sub-Servicer.................................................................94
Substitution Shortfall Amount................................................93
Survey LLC...................................................................89

T

Tax Credits..................................................................83
The Collection Period........................................................66
Transaction Overview.........................................................11
Treasury Rate................................................................58
Trust Fund............................................................1, 12, 49
Trustee.......................................................................1
Trustee Fee..................................................................67

U

Underwritable Cash Flow......................................................87
Underwriters.............................................................1, 108
Underwriting Agreement......................................................108
Underwritten Cash Flow.......................................................87
Underwritten Debt Service Coverage Ratio.....................................87
Underwritten DSCR............................................................87
Units........................................................................88
Unpaid Interest..........................................................23, 56

W

Weighted Average Net Mortgage Rate.......................................18, 52
Weighted Averages............................................................88

Y

Years Built/Renovated........................................................88

Z

Zoning Laws..................................................................48

                                                            APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                       CUT-OFF DATE BALANCES

----------------------------------------------------------------------------------------------------------------------------------
                                                                                       WEIGHTED               WEIGHTED
                               NUMBER                     PERCENT BY    WEIGHTED       AVERAGE                 AVERAGE   WEIGHTED
                                 OF        AGGREGATE       AGGREGATE    AVERAGE       REMAINING     WEIGHTED   CUT-OFF    AVERAGE
                              MORTGAGE   CUT-OFF DATE    CUT-OFF DATE   MORTGAGE       TERM TO      AVERAGE     DATE      BALLOON
CUT-OFF DATE BALANCE ($)        LOANS     BALANCE ($)     BALANCE (%)   RATE (%)    MATURITY (MOS)  DSCR (x)   LTV (%)    LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000                    95       56,890,522        5.02         8.423           135         1.36        70.4       51.3
1,000,001 to 2,000,000           109      158,981,863       14.02         7.823           140         1.38        70.0       46.7
2,000,001 to 3,000,000            56      141,140,886       12.45         7.621           138         1.42        71.6       49.9
3,000,001 to 4,000,000            33      113,226,817        9.99         7.689           126         1.40        70.3       54.8
4,000,001 to 5,000,000            29      131,052,626       11.56         7.504           132         1.46        70.7       52.9
5,000,001 to 6,000,000            18       95,716,040        8.44         7.668           126         1.37        70.9       56.2
6,000,001 to 7,000,000            13       84,915,685        7.49         7.344           116         1.39        71.3       61.3
7,000,001 to 8,000,000            11       81,259,313        7.17         7.491           134         1.38        72.3       55.2
8,000,001 to 9,000,000             5       42,544,905        3.75         7.560           149         1.59        63.3       48.5
9,000,001 to 10,000,000            1        9,979,120        0.88         6.990           117         1.28        72.3       63.2
10,000,001 to 15,000,000           8       93,670,393        8.26         7.465           164         1.34        77.2       45.1
15,000,001 to 20,000,000           3       54,115,439        4.77         7.369           116         1.33        67.4       54.0
20,000,001 to 25,000,000           2       43,930,117        3.87         7.397           118         1.26        74.1       63.2
25,000,001 >=                      1       26,481,230        2.34         6.925           119         1.41        75.4       64.8
----------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:       384   $1,133,904,957      100.00%        7.599%          133         1.39x       71.2%      52.9%
==================================================================================================================================

Minimum:                      $129,582
Maximum:                   $26,481,230
Average:                    $2,952,877

                                                            APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                              STATES

---------------------------------------------------------------------------------------------------------------------------
                                                                             WEIGHTED                WEIGHTED
                    NUMBER                       PERCENT BY    WEIGHTED      AVERAGE                  AVERAGE    WEIGHTED
                      OF         AGGREGATE       AGGREGATE      AVERAGE     REMAINING      WEIGHTED   CUT-OFF     AVERAGE
                   MORTGAGE    CUT-OFF DATE     CUT-OFF DATE   MORTGAGE      TERM TO       AVERAGE     DATE       BALLOON
STATE                LOANS      BALANCE ($)     BALANCE (%)    RATE (%)   MATURITY (MOS)   DSCR (x)   LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------
California            77         246,078,122        21.70       7.593           126          1.37      69.4        55.4
Florida               37         118,417,401        10.44       7.561           125          1.38      74.2        57.8
Texas                 38          87,596,995         7.73       7.615           142          1.34      70.7        44.5
New York              21          79,820,082         7.04       7.709           143          1.50      65.4        41.3
New Jersey            15          65,703,962         5.79       7.427           129          1.34      71.8        54.5
Washington            12          52,637,425         4.64       7.424           131          1.30      71.8        58.0
Georgia               22          52,497,587         4.63       7.634           129          1.36      75.5        57.2
Pennsylvania          10          50,062,029         4.42       7.363           130          1.32      69.9        49.1
Wisconsin             20          42,675,856         3.76       7.609           119          1.49      72.3        55.1
Illinois               9          39,073,156         3.45       7.105           125          1.41      74.0        60.5
New Hampshire          9          32,708,824         2.88       7.742           116          1.53      73.2        58.8
Massachusetts          9          32,557,192         2.87       7.814           106          1.40      67.0        57.0
Louisiana              6          30,746,634         2.71       8.129           147          1.46      74.0        59.1
Ohio                  12          30,676,516         2.71       7.211           151          1.40      76.1        53.5
Tennessee              8          21,824,371         1.92       7.962           158          1.45      73.9        53.7
Virginia               7          21,602,207         1.91       7.641           183          1.41      73.2        50.8
Oregon                 4          16,976,279         1.50       7.433           137          1.34      70.1        42.1
North Carolina         8          16,659,246         1.47       7.840           132          1.39      73.3        55.6
Arizona                8          14,038,941         1.24       7.418           144          1.59      68.9        50.6
Maryland               8           9,476,545         0.84       8.266           154          1.31      70.5        49.6
South Carolina         4           8,189,461         0.72       8.237           166          1.35      77.8        51.9
Kentucky               2           8,000,223         0.71       6.930           281          1.36      75.9         6.9
Colorado               7           6,238,555         0.55       7.807           124          1.41      72.5        58.3
Indiana                1           5,449,637         0.48       8.400           111          1.22      68.5        56.6
Alabama                2           4,987,529         0.44       7.314           222          1.34      74.2        30.9
Missouri               3           4,838,249         0.43       7.247           116          1.37      70.6        55.1

                                                            APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                              STATES
                                                            (CONTINUED)

---------------------------------------------------------------------------------------------------------------------------
                                                                             WEIGHTED                WEIGHTED
                    NUMBER                       PERCENT BY    WEIGHTED      AVERAGE                  AVERAGE    WEIGHTED
                      OF         AGGREGATE       AGGREGATE      AVERAGE     REMAINING      WEIGHTED   CUT-OFF     AVERAGE
                   MORTGAGE    CUT-OFF DATE     CUT-OFF DATE   MORTGAGE      TERM TO       AVERAGE     DATE       BALLOON
STATE                LOANS      BALANCE ($)     BALANCE (%)    RATE (%)   MATURITY (MOS)   DSCR (x)   LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------
New Mexico             2           4,607,840         0.41       8.205            78          1.53      69.8        55.5
Nevada                 4           4,385,306         0.39       8.355           152          1.29      65.5        29.9
Maine                  3           3,756,625         0.33       7.648           118          1.77      70.2        57.3
Kansas                 2           3,239,816         0.29       7.887           168          1.43      74.8        49.9
Iowa                   1           3,034,671         0.27       7.510           117          2.19      50.6        35.3
Connecticut            2           2,987,739         0.26       8.073           116          1.41      60.4        49.1
Alaska                 1           2,690,841         0.24       7.860           238          1.21      79.1         0.0
Vermont                3           2,290,529         0.20       8.000           116          1.18      76.2        62.0
Mississippi            2           2,149,462         0.19       8.076           115          1.30      59.3        48.8
Arkansas               1           1,848,871         0.16       7.080           119          1.37      68.2        59.7
Utah                   1           1,492,796         0.13       8.640           115          1.29      74.6        61.5
Minnesota              1           1,395,135         0.12       7.550           115          1.26      69.8        61.0
Michigan               2             492,305         0.04       9.998           183          1.95      51.7        11.2
---------------------------------------------------------------------------------------------------------------------------
TOTAL:               384      $1,133,904,957       100.00%      7.599%          133          1.39x     71.2%       52.9%
===========================================================================================================================

                                                            APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                          PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         WEIGHTED                WEIGHTED
                                   NUMBER                     PERCENT BY   WEIGHTED       AVERAGE                 AVERAGE   WEIGHTED
                                     OF        AGGREGATE      AGGREGATE    AVERAGE       REMAINING    WEIGHTED    CUT-OFF    AVERAGE
                                  MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE       TERM TO      AVERAGE     DATE      BALLOON
PROPERTY TYPE                       LOANS     BALANCE ($)    BALANCE (%)   RATE (%)   MATURITY (MOS)  DSCR (x)    LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Multifamily:
      Garden                         61        203,106,920      73.65        7.365         132           1.35      73.9       55.6
      Low-Rise                       15         48,050,163      16.98        7.071         118           1.34      73.2       63.7
      High-Rise                       3         25,827,122       9.37        7.262         114           1.27      71.6       59.1
------------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                79       $275,762,205      24.32%       7.305%        128           1.34x     73.6%      57.3%
Retail:
      Anchored                       35        150,194,452      60.35        7.299         149           1.33      73.4       51.4
      Unanchored                     52         82,559,791      33.18        7.697         138           1.35      69.5       51.5
      Shadow Anchored                 3         12,130,401       4.87        7.507         201           1.51      72.7       47.7
      Restaurant                      4          3,971,487       1.60        7.791         138           1.23      72.2       53.7
------------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                94       $248,855,804      21.95%       7.449%        148           1.34      72.0%      51.3%
Hospitality:
      Limited Service                29         72,371,036      53.45        7.872         131           1.52      68.8       49.4
      Full Service                   12         63,038,158      46.55        7.750         127           1.47      67.3       49.7
------------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                41       $135,409,194      11.94%       7.815%        129           1.50x     68.1%      49.5%
Healthcare:
      Skilled Nursing Facility       20         95,113,206      73.46        8.080         158           1.55      75.4       51.2
      Assisted Living Facility        9         21,837,578      16.87        7.978         132           1.51      75.1       52.4
      Congregate Care                10         12,522,802       9.67        7.181         116           1.41      74.7       57.5
------------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                39       $129,473,586      11.42%       8.072%        150           1.53x     75.5%      52.0%
Office:
      Suburban Office                34         58,392,627      53.84        7.883         121           1.33      67.5       53.8
      Urban Office                    6         56,071,579      46.16        7.500         123           1.41      62.0       50.8
------------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                40       $121,464,206      10.71%       7.706%        122           1.37x     65.0%      52.4%
Industrial:
      Light Industrial               12         36,066,583      41.45        7.843         116           1.29      68.5       52.1
      Warehouse                      17         36,003,011      41.38        7.790         109           1.36      66.5       54.3
      Flex                            3         14,942,781      17.17        7.505         135           1.31      75.5       59.8
------------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                32        $87,012,374       7.67%       7.763%        116           1.32x     68.9%      54.3%

                                                            APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                          PROPERTY TYPES
                                                            (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         WEIGHTED                WEIGHTED
                                   NUMBER                     PERCENT BY   WEIGHTED       AVERAGE                 AVERAGE   WEIGHTED
                                     OF        AGGREGATE      AGGREGATE    AVERAGE       REMAINING    WEIGHTED    CUT-OFF    AVERAGE
                                  MORTGAGE    CUT-OFF DATE   CUT-OFF DATE  MORTGAGE       TERM TO      AVERAGE     DATE      BALLOON
PROPERTY TYPE                       LOANS     BALANCE ($)    BALANCE (%)   RATE (%)   MATURITY (MOS)  DSCR (x)    LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Mixed Use:
      Retail/Office                  11         59,195,306      73.36        7.367         119           1.33      71.9       58.4
      Multifamily/Retail              4          5,725,426       7.10        7.198         137           1.32      70.1       54.6
      Office/Industrial               1          5,444,662       6.75        7.625         119           1.37      68.9       55.3
      Multifamily/Office              3          4,432,351       5.49        8.104         114           1.47      70.2       58.6
      Office/Warehouse                1          3,504,224       4.34        7.100          31           1.24      67.1       64.2
      Multifamily/Retail/Office       1          2,389,037       2.96        7.375         116           2.14      35.1       28.1
------------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                21        $80,691,006       7.12%       7.402%        116           1.38x     70.2%      57.35
Self-Storage:
      Self-Storage                   17         27,902,603     100.00        7.873         141           1.37      68.8       33.8
------------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                17        $27,902,603       2.46%       7.873%        141           1.37x     68.8%      33.8%

Mobile Home Park:
      Mobile Home Park               13         18,868,494     100.00        7.440         118           1.55      77.1       68.6
------------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                13        $18,868,494       1.66%       7.440%        118           1.51x     77.1%      66.1%
Special Purpose:
      Car Wash                        7          8,137,417      96.12        8.967         237           1.67      69.2        0.0
      School                          1            328,068       3.88        9.750         108           1.33      62.5       56.9
------------------------------------------------------------------------------------------------------------------------------------
            SUBTOTAL:                 8         $8,465,484       0.75%       8.997%        232           1.66x     68.9%       2.2%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              384     $1,133,904,957     100.00%       7.599%        133           1.39x     71.2%      52.9%
====================================================================================================================================

                                                            APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                          MORTGAGE RATES

----------------------------------------------------------------------------------------------------------------------
                                                                            WEIGHTED               WEIGHTED
                     NUMBER                     PERCENT BY    WEIGHTED      AVERAGE                 AVERAGE  WEIGHTED
                       OF         AGGREGATE      AGGREGATE    AVERAGE      REMAINING     WEIGHTED   CUT-OFF   AVERAGE
                    MORTGAGE    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE      TERM TO      AVERAGE     DATE     BALLOON
MORTGAGE RATE (%)     LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   MATURITY (MOS)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------
6.501 to 7.000          26       141,793,504        12.50       6.958          135         1.38      72.5      56.4
7.001 to 7.500         121       478,411,887        42.19       7.311          130         1.37      71.9      54.6
7.501 to 8.000          97       306,625,737        27.04       7.754          136         1.42      69.8      49.4
8.001 to 8.500          68       144,694,933        12.76       8.271          134         1.42      73.0      55.8
8.501 to 9.000          41        40,443,054         3.57       8.738          140         1.38      66.5      41.7
9.001 to 9.500          22        18,080,414         1.59       9.180          155         1.42      65.2      38.2
9.501 to 10.000          6         2,298,289         0.20       9.702           89         1.24      66.3      50.2
10.001 to 10.500         2         1,343,222         0.12      10.171          112         1.74      61.5      53.8
11.001 to 11.500         1           213,917         0.02      11.050          114         2.75      30.6      25.8
----------------------------------------------------------------------------------------------------------------------
TOTAL:                 384    $1,133,904,957       100.00%      7.599%         133         1.39x     71.2%     52.9%
======================================================================================================================

Minimum:              6.900%
Maximum:             11,050%
Weighted Average:     7.599%

                                                          APPENDIX I
                                                   MORTGAGE POOL INFORMATION

                                               ORIGINAL TERMS TO STATED MATURITY

-------------------------------------------------------------------------------------------------------------------------------
                                                                                 WEIGHTED                WEIGHTED
                         NUMBER                     PERCENT BY     WEIGHTED      AVERAGE                  AVERAGE    WEIGHTED
                           OF          AGGREGATE     AGGREGATE     AVERAGE      REMAINING     WEIGHTED    CUT-OFF     AVERAGE
ORIGINAL TERM TO        MORTGAGE     CUT-OFF DATE  CUT-OFF DATE    MORTGAGE      TERM TO      AVERAGE      DATE       BALLOON
STATED MATURITY (MOS)     LOANS       BALANCE ($)   BALANCE (%)    RATE (%)   MATURITY (MOS)  DSCR (x)    LTV (%)     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
1 to 60                     8          21,110,887        1.86       8.080            51         1.50       74.3        68.1
61 to 120                 274         867,139,773       76.47       7.537           115         1.39       70.8        59.1
121 to 180                 71         138,615,905       12.22       7.937           174         1.37       72.7        44.8
181 to 240                 22          84,905,023        7.49       7.643           236         1.41       72.6        12.5
241 to 300                  9          22,133,369        1.95       7.287           297         1.34       70.3         0.0
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                    384      $1,133,904,957      100.00%      7.599%          133         1.39x      71.2%       52.9%
===============================================================================================================================

Minimum:                   36
Maximum:                  300
Weighted Average:         138

                                                          APPENDIX I
                                                   MORTGAGE POOL INFORMATION

                                              REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------

                                                                                   WEIGHTED                 WEIGHTED
                          NUMBER                      PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE    WEIGHTED
                            OF          AGGREGATE      AGGREGATE     AVERAGE      REMAINING     WEIGHTED     CUT-OFF     AVERAGE
REMAINING TERMS TO       MORTGAGE     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO      AVERAGE       DATE       BALLOON
STATED MATURITY (MOS)      LOANS       BALANCE ($)    BALANCE (%)    RATE (%)   MATURITY (MOS)  DSCR (x)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1 to 60                     8           21,110,887       1.86         8.080            51         1.50        74.3        68.1
61 to 120                 274          867,139,773      76.47         7.537           115         1.39        70.8        59.1
121 to 180                 71          138,615,905      12.22         7.937           174         1.37        72.7        44.8
181 to 240                 22           84,905,023       7.49         7.643           236         1.41        72.6        12.5
241 to 300                  9           22,133,369       1.95         7.287           297         1.34        70.3         0.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                    384       $1,133,904,957     100.00%        7.599%          133         1.39x       71.2%       52.9%
=================================================================================================================================

Minimum:                   31
Maximum:                  299
Weighted Average:         133

                                                            APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                    ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------
                                                       PERCENT BY                   WEIGHTED                 WEIGHTED
                           NUMBER                      AGGREGATE     WEIGHTED        AVERAGE                  AVERAGE   WEIGHTED
                             OF          AGGREGATE    CUT-OFF DATE   AVERAGE        REMAINING    WEIGHTED     CUT-OFF    AVERAGE
ORIGINAL AMORTIZATION     MORTGAGE     CUT-OFF DATE     BALANCE      MORTGAGE        TERM TO     AVERAGE       DATE      BALLOON
TERM (MOS)                  LOANS       BALANCE ($)       (%)        RATE (%)    MATURITY (MOS)  DSCR (x)     LTV (%)    LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
240                          36          52,164,351        5.04      8.146             129         1.43        68.3       43.8
241 to 299                   10          48,181,385        4.66      7.423             114         1.39        71.7       56.6
300                         178         475,090,976       45.93      7.702             121         1.41        69.2       54.7
301 to 359                    7          12,240,271        1.18      8.043              91         1.44        64.2       57.7
360                         111         440,611,509       42.60      7.412             127         1.36        74.3       63.2
361 or greater                1           5,981,248        0.58      7.500             115         1.22        75.7       67.1
---------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:             343      $1,034,269,740       91.21%     7.591%            123         1.39x       71.4%      57.9%

FULLY-AMORTIZING LOANS
179 or less                   1             150,076        0.15      9.875             152         1.35        85.8        0.0
180                          11          16,858,929       16.92      8.037             176         1.28        61.6        0.0
181 to 239                    3          16,423,708       16.48      7.198             231         1.21        81.1        0.2
240                          17          44,069,135       44.23      7.915             237         1.52        67.1        0.3
241 to 299                    1           2,400,000        2.41      7.350             298         1.21        64.4        0.0
300                           8          19,733,369       19.81      7.279             297         1.36        71.0        0.0
      SUBTOTAL:              41         $99,635,217        8.79%     7.681%            239         1.39x       69.2%       0.2%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      384      $1,133,904,957      100.00%     7.599%            133         1.39x       71.2%      52.9%
=================================================================================================================================

Minimum:                    156
Maximum:                    376
Weighted Average:           316

                                                            APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                   DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                         NUMBER                        PERCENT BY     WEIGHTED       AVERAGE                  AVERAGE   WEIGHTED
                           OF          AGGREGATE       AGGREGATE      AVERAGE       REMAINING     WEIGHTED    CUT-OFF    AVERAGE
DEBT SERVICE COVERAGE   MORTGAGE      CUT-OFF DATE    CUT-OFF DATE    MORTGAGE       TERM TO       AVERAGE     DATE      BALLOON
RATIOS (x)                LOANS       BALANCE ($)     BALANCE (%)     RATE (%)   MATURITY (MOS)   DSCR (x)    LTV (%)    LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1.01 to 1.15                8           11,582,663        1.02        7.589             170          1.13      75.0       35.7
1.16 to 1.25               64          182,246,275       16.07        7.631             145          1.22      74.8       50.0
1.26 to 1.35              137          420,180,513       37.06        7.546             127          1.31      72.3       56.8
1.36 to 1.50              102          309,708,022       27.31        7.613             132          1.44      71.4       54.6
1.51 to 1.75               53          169,191,236       14.92        7.612             141          1.59      66.1       45.6
1.76 to 2.00               15           30,527,703        2.69        7.821             130          1.86      62.3       44.8
2.01 or greater             5           10,468,545        0.92        7.899              91          2.23      60.0       51.1
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                    384       $1,133,904,957      100.00%       7.599%            133          1.39x     71.2%      52.9%
==================================================================================================================================

Minimum:                 1.06x
Maximum:                 2.75x
Weighted Average:        1.39x

                                                          APPENDIX I
                                                   MORTGAGE POOL INFORMATION

                                               CUT-OFF DATE LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED                WEIGHTED
                         NUMBER                      PERCENT BY     WEIGHTED       AVERAGE                  AVERAGE   WEIGHTED
                           OF          AGGREGATE      AGGREGATE     AVERAGE       REMAINING     WEIGHTED    CUT-OFF    AVERAGE
CUT-OFF DATE LOAN-TO-   MORTGAGE     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE       TERM TO      AVERAGE      DATE      BALLOON
VALUE RATIO (%)           LOANS       BALANCE ($)    BALANCE (%)    RATE (%)    MATURITY (MOS)  DSCR (x)    LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
20.1 to 30.0                1           8,107,637       0.72         7.500            108         1.73       28.6       23.2
30.1 to 40.0                4           3,128,415       0.28         7.878            122         2.13       34.8       25.4
40.1 to 50.0                4           8,896,008       0.78         7.874            201         1.51       46.9       11.8
50.1 to 60.0               41         105,084,957       9.27         7.662            130         1.55       57.0       40.0
60.1 to 70.0              104         276,772,021      24.41         7.762            128         1.40       66.2       47.3
70.1 to 80.0              220         697,904,450      61.55         7.519            133         1.36       75.7       58.9
80.1 to 90.0               10          34,011,468       3.00         7.655            177         1.25       83.6       34.6
================================================================================================================================
TOTAL:                    384       $1,133,904,957     100.00%      7.599%            133         1.39x      71.2%      52.9%
================================================================================================================================

Minimum:                 28.6%
Maximum:                 86.8%
Weighted Average:        71.2%

                                                            APPENDIX I
                                                     MORTGAGE POOL INFORMATION

                                                   BALLOON LOAN-TO-VALUE RATIOS

---------------------------------------------------------------------------------------------------------------------------------

                                                                                WEIGHTED                   WEIGHTED
                     NUMBER                        PERCENT BY    WEIGHTED        AVERAGE                    AVERAGE    WEIGHTED
                       OF          AGGREGATE       AGGREGATE     AVERAGE        REMAINING     WEIGHTED      CUT-OFF     AVERAGE
BALLOON LOAN-TO-    MORTGAGE      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE        TERM TO       AVERAGE       DATE       BALLOON
VALUE RATIO (%)       LOANS       BALANCE ($)     BALANCE (%)    RATE (%)    MATURITY (MOS)   DSCR (x)      LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
0.0                    38           80,012,497        7.06         7.781            239          1.42        66.8          0.0
0.1 to 10.0             3           19,622,720        1.73         7.275            237          1.25        78.9          0.9
20.1 to 30.0           10           19,995,367        1.76         7.650            154          1.61        48.3         25.6
30.1 to 40.0           12           21,657,542        1.91         7.973            154          1.51        61.6         35.6
40.1 to 50.0           57          150,952,423       13.31         7.711            143          1.43        64.7         46.7
50.1 to 60.0          126          347,903,268       30.68         7.613            119          1.40        69.2         55.7
60.1 to 70.0          129          462,883,165       40.82         7.497            119          1.35        76.0         64.7
70.1 to 80.0            9           30,877,975        2.72         7.868             94          1.40        81.3         73.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                384       $1,133,904,957      100.00%        7.599%           133          1.39x       71.2%        52.9%
=================================================================================================================================

Minimum:              0.0%
Maximum:             78.9%
Weighted Average:    52.9%

                                               APPENDIX I
                                        MORTGAGE POOL INFORMATION

                                     PREPAYMENT RESTRICTION ANALYSIS


                          PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION
                                         ASSUMING NO PREPAYMENTS

----------------------------------------------------------------------------------------------------------
      PREPAYMENT RESTRICTION         AUG-1998    AUG-1999    AUG-2000    AUG-2001    AUG-2002    AUG-2003
                                     --------    --------    --------    --------    --------    --------
Locked Out/Defeasance                  91.20%      91.21%      89.64%      81.18%      77.07%      52.74%
Yield Maintenance                       8.62%       8.60%      10.17%      18.19%      21.76%      43.77%
Penalty Points
   5.00% and greater                    0.19%       0.00%       0.00%       0.18%       0.08%       2.88%
   4.00% to 4.99%                       0.00%       0.19%       0.00%       0.00%       0.18%       0.08%
   3.00% to 3.99%                       0.00%       0.00%       0.19%       0.06%       0.00%       0.33%
   2.00% to 2.99%                       0.00%       0.00%       0.00%       0.13%       0.06%       0.06%
   1.00% to 1.99%                       0.00%       0.00%       0.00%       0.26%       0.39%       0.14%
Open                                    0.00%       0.00%       0.00%       0.00%       0.46%       0.00%
----------------------------------------------------------------------------------------------------------
TOTALS                                100.00%     100.00%     100.00%     100.00%     100.00%     100.00%

Mortgage Pool Balance Outstanding    1,133.90    1,119.33    1,103.32    1,082.47    1,063.62    1,026.98
(in millions)
% of Initial Pool Balance             100.00%      98.72%      97.30%      95.46%      93.80%      90.57%

--------------------------------------------------------------------------------------------
      PREPAYMENT RESTRICTION         AUG-2004    AUG-2005    AUG-2006   AUG-2007   AUG-2008
                                     --------    --------    --------   --------   --------
Locked Out/Defeasance                  52.75%      51.22%      50.27%     47.09%     54.12%
Yield Maintenance                      42.74%      40.86%      41.01%     33.45%     29.48%
Penalty Points
   5.00% and greater                    0.00%       0.02%       0.54%      0.00%      6.73%
   4.00% to 4.99%                       2.89%       0.00%       0.02%      0.54%      0.59%
   3.00% to 3.99%                       0.08%       6.32%       0.88%      0.02%      2.48%
   2.00% to 2.99%                       0.34%       0.54%       5.65%      1.07%      4.96%
   1.00% to 1.99%                       0.06%       0.34%       0.74%      1.98%      0.00%
Open                                    1.15%       0.70%       0.90%     15.85%      1.65%
--------------------------------------------------------------------------------------------
TOTALS                                100.00%     100.00%     100.00%    100.00%    100.00%

Mortgage Pool Balance                1,005.53      970.78      920.80     883.67     186.90
Outstanding (in millions)
% of Initial Pool Balance              88.68%      85.61%      81.21%     77.93%     16.48%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION

----------------------------------------------------------------------------------------------------------------------------------

                                                         RELATED BORROWER     AGGREGATE      CUT-OFF
LOAN                                                       LOAN GROUPS         CUT-OFF      DATE BAL./      MORTGAGE      NOTE
 NO.   SELLER(1)             PROPERTY NAME                (BY LOAN NO.)      DATE BALANCE  UNIT OR SF(3)     RATE(4)      DATE
----------------------------------------------------------------------------------------------------------------------------------
  1      MS    2677 Larkin Street (2I)                                         $6,386,567    $118,983         6.970%      4/7/98
  2      MS    645 Stockton Street (2I)                                        $5,674,747    $118,983         6.970%      4/7/98
  3      MS    1340 -1390 Taylor Street (2I)                                   $5,054,295    $118,983         6.970%      4/7/98
  4      MS    1401 Jones Street (2I)                                          $4,695,700    $118,983         6.970%      4/7/98
  5      MS    1870 Pacific Avenue (2I)                                        $3,416,813    $118,983         6.970%      4/7/98
  6      MS    500 Stanyan Street (2I)                                         $3,281,099    $118,983         6.970%      4/7/98
  7      MS    2075 - 2079 Market Street (2I)                                  $3,013,074    $118,983         6.970%      4/7/98
  8      MS    1290 20th Avenue (2I)                                           $2,953,787    $118,983         6.970%      4/7/98
  9      MS    78 Buchanan Street (2I)                                         $2,714,291    $118,983         6.970%      4/7/98
  10     MS    2095 - 2099 Market Street (2I)                                  $2,650,425        $120         6.970%      4/7/98
  11     MS    235 - 241 Church Street (2I)                                    $1,428,994    $118,983         6.970%      4/7/98
  12     MS    1465 Burlingame Avenue (2I)                                       $810,321        $120         6.970%      4/7/98
  13     MS    252 - 258 Church Street (2I)                                      $753,794    $118,983         6.970%      4/7/98
  14     RMF   Fountain View Nursing Home (2A)                                 $8,117,519     $41,802         8.260%     11/24/97
  15     RMF   Greeneville West Health Care Center (2A)                        $7,003,349     $41,802         8.260%     11/24/97
  16     RMF   Bay St. Joseph Care Center (2A)                                 $5,650,430     $41,802         8.260%     11/24/97
  17     RMF   Heritage Manor of Abbeville (2A)                                $5,411,679     $41,802         8.260%     11/24/97
  18     RMF   Panola Nursing Home (2A)                                        $3,820,009     $41,802         8.260%     11/24/97
  19     RMF   Jackson Manor Nursing Home (2A)                                 $3,262,924     $41,802         8.260%     11/24/97
  20     RMF   West Mesa Health Care Center (2A)                               $2,715,502     $41,802         8.260%     11/24/97
  21     RMF   Pickett County Nursing Home (2A)                                $2,142,251     $41,802         8.260%     11/24/97
  22     CT    Broadview Village Square                                       $26,481,230         $75         6.925%     6/29/98
  23     RMF   The Courville at Nashua & Villas at Nashua (2II)               $12,024,709     $96,606         7.890%     4/30/98
  24     RMF   Aynsley Place (2II)                                             $4,788,347     $96,606         7.890%     4/30/98
  25     RMF   The Courville at Manchester (2II)                               $4,089,471     $96,606         7.890%     4/30/98
  26     RMF   Carlyle Place (2II)                                             $4,021,822     $96,606         7.890%     4/30/98
  27     MS    Holiday Inn-Fond du Lac, WI (2III)                              $5,154,623     $36,706         7.320%     3/20/98
  28     MS    Comfort Suites-Appleton, WI (2III)                              $5,068,111     $36,706         7.320%     3/20/98
  29     MS    Comfort Suites-Madison, WI (2III)                               $4,260,673     $36,706         7.320%     3/20/98
  30     MS    Budgetel-Madison, WI (2III)                                     $4,109,279     $36,706         7.320%     3/20/98
  31     MS    Holiday Inn Express-Osh Kosh, WI (2III)                         $2,696,264     $36,706         7.320%     3/20/98
  32     MS    Budgetel-Fond du Lac, WI (2III)                                 $2,386,266     $36,706         7.320%     3/20/98
  33     MS    Elliott Bay Office Park                                        $23,000,000        $105         7.440%      6/1/98
  34     CT    The Cable Building                                             $20,930,117        $101         7.350%     4/20/98
  35     CT    Park Drive Manor                                               $19,878,453     $34,511         7.327%     6/11/98
  36     CT    NationsBank Tower (2IV)                                         $6,173,898         $27         7.250%     5/28/98
  37     CT    Woodhaven Shopping Center (2IV)                                 $4,206,145         $27         7.250%     5/28/98
  38     CT    Radford Hills Shopping Center (2IV)                             $2,621,775         $27         7.250%     5/28/98
  39     CT    Crossroads Shopping Center (2IV)                                $1,822,823         $27         7.250%     5/28/98
  40     CT    Pioneer Square (2IV)                                            $1,245,784         $27         7.250%     5/28/98
  41     CT    Mesa Verde Shopping Center (2IV)                                $1,105,000         $27         7.250%     5/28/98
  42     CT    Park Plaza Shopping Center (2IV)                                $1,052,246         $27         7.250%     5/28/98
  43     CT    Cambridge Square Shopping Center                               $17,806,773         $77         6.980%     5/14/98
  44     CT    Holiday Inn BayView Plaza                                      $16,430,213     $52,830         7.840%     3/27/98
  45     MS    Westbrook (2V)                                                  $4,529,835     $13,705         7.200%     5/20/98
  46     MS    Green Acres (2V)                                                $3,541,863     $13,705         7.200%     5/20/98
  47     MS    Compton Hills (2V)                                              $2,452,359     $13,705         7.200%     5/20/98
  48     MS    Skymeadow (2V)                                                  $2,042,331     $13,705         7.200%     5/20/98
  49     MS    Eastgate (2V)                                                   $1,249,610     $13,705         7.200%     5/20/98
  50     MS    Lake Remington (2V)                                             $1,191,034     $13,705         7.200%     5/20/98
  51     MS    Shady Terrace (2V)                                                $808,341     $13,705         7.200%     5/20/98
  52     CT    Preston Place Apartments                                       $14,150,000     $59,205         7.150%     5/27/98
  53     CT    Pharmaceutical Formulations Building                           $11,561,566         $53         7.375%     4/22/98
  54     CT    Bristol Market Place                                           $11,475,394        $116         7.730%     4/15/98
  55     CT    Heritage Square                                                $11,298,152        $136         7.375%     3/30/98
  56     MS    Jockey Hollow Office Complex                                   $11,250,000        $114         7.290%      7/1/98
  57     RMF   Ashton Pointe Apartments                                       $10,965,690     $45,690         7.120%     12/31/97
  58     RMF   Wedgewood Care Center                                          $10,944,882     $54,724         7.840%     4/24/98
  59     MS    River Oaks Apartments                                           $9,979,120     $55,440         6.990%     4/23/98
  60     RMF   Oakwood Nursing Home (2VI)                                      $4,527,017     $21,547         8.010%      2/2/98
  61     RMF   Tanglewood Nursing Home (2VI)                                   $2,518,433     $21,547         8.010%      2/2/98
  62     RMF   Forsyth Nursing Home (2VI)                                      $1,238,523     $21,547         8.010%      2/2/98
  63     RMF   Hilltop Nursing Home (2VI)                                      $1,132,269     $21,547         8.010%      2/2/98
  64     MS    Harrows Warehouse-Melville, NY (2VII)                           $3,603,513         $47         8.250%     5/21/98
  65     MS    Harrows Shopping Center-Centereach, NY (2VII)                   $3,319,025         $47         8.250%     5/21/98
  66     MS    Harrows Shopping Center-Lynbrook, NY (2VII)                     $1,212,817         $47         8.250%     5/21/98
  67     MS    Harrows Shopping Center-Patchogue, NY (2VII)                      $848,473         $47         8.250%     5/21/98
  68     CT    132 West 125th Street                                           $8,950,758         $66         7.540%     2/27/98
  69     MS    Friendship Manor - Janesville (2VIII)                           $1,563,902     $38,691         8.430%     6/18/98
  70     MS    Friendship Manor - Mayville (2VIII)                             $1,360,594     $38,691         8.430%     6/18/98
  71     MS    Friendship Manor - North Hume (2VIII)                           $1,333,693     $38,691         8.430%     6/18/98
  72     MS    Friendship Manor - West Mann (2VIII)                              $980,881     $38,691         8.430%     6/18/98
  73     MS    Friendship Manor - Hartford (2VIII)                               $914,882     $38,691         8.430%     6/18/98
  74     MS    Friendship Manor - Wisconsin Rapids (2VIII)                       $774,131     $38,691         8.430%     6/18/98
  75     MS    Friendship Manor - Medford (2VIII)                                $735,033     $38,691         8.430%     6/18/98
  76     MS    Friendship Manor - Fond du Lac (2VIII)                            $641,199     $38,691         8.430%     6/18/98
  77     MS    Friendship Manor - Shawano (2VIII)                                $633,380     $38,691         8.430%     6/18/98
  78     CT    Van Dorn Station                                                $8,767,718        $118         7.300%     2/10/98
  79     MS    Brooksedge Corporate Center                                     $8,601,273         $47         7.240%     3/20/98
  80     MS    Bayside Plaza                                                   $8,107,637         $64         7.500%     6/20/97
  81     CT    Transicoil                                                      $7,974,066         $60         7.500%      5/1/98
  82     MS    Holiday Inn-Lauderdale, FL                                      $7,677,558     $41,056         7.680%      4/3/98
  83     RMF   Highland Walk Apartments                        (119)           $7,482,950     $35,976         7.040%      4/7/98
  84     CT    Deep Ellum Lofts                                                $7,476,631     $59,338         7.125%     3/31/98
  85     MS    Galleries of Syracuse                                           $7,439,285         $32         7.890%     11/10/97
  86     RMF   Sandlewood Apartments                     (104),(107),(132)     $7,305,576     $36,528         7.500%     11/11/97
  87     MS    Emerald Pointe Apartments                                       $7,302,992     $53,698         7.300%     12/15/95
  88     MS    Sheraton Inn-Columbus, GA                 (105),(133),(169)     $7,235,226     $40,877         7.605%     5/14/98
  89     CT    Gardenside Shopping Center                                      $7,191,881         $38         6.900%     6/30/98
  90     CT    Apple Valley Square Shopping Center                             $7,169,800         $66         7.625%     3/31/98
  91     CT    Westland Plaza Shopping Center                                  $6,964,809         $69         7.200%     1/29/98
  92     CT    Blackburn Center                                                $6,956,185         $25         7.637%      2/4/98
  93     MS    Pleasanton Square II                                            $6,904,653        $133         6.970%     3/26/98
  94     MS    West Garden Apartments                          (248)           $6,814,960     $36,058         6.940%     5/28/98
  95     CT    Foster-Richardson Rest Home (2B)                                $2,839,073     $29,525         7.870%     2/24/98
  96     CT    Pinnacle Rest Home (2B)                                         $2,234,728     $29,525         7.870%      1/8/98
  97     CT    Mount Pleasant Rest Home (2B)                                   $1,687,403     $29,525         7.870%     2/24/98
  98     CT    1650 Sherman Ave. (2IX) (2C)                                    $2,001,761         $18         7.550%     4/20/98
  99     CT    8290 National Highway (2IX) (2C)                                $1,764,338         $18         7.550%     4/20/98
 100     CT    7101 Westfield Ave. (2X) (2C)                                   $1,200,917         $18         7.550%     4/20/98
 101     CT    1601 Hylton Road (2X) (2C)                                        $863,769         $18         7.550%     4/20/98
 102     CT    1625 Hylton Road (2X) (2C)                                        $846,342         $18         7.550%     4/20/98
 103     MS    Cranbrook III                                                   $6,545,028     $30,301         8.340%     10/2/95
 104     RMF   The Palms of Apalachee Apartments          (86),(107),(132)     $6,484,777     $23,411         7.500%     12/10/97
 105     MS    Courtyard by Marriott-Naples, FL           (88),(133),(169)     $6,461,424     $63,347         7.455%     5/13/98
 106     RMF   Columbia Arms Apartments                                        $6,380,363     $46,914         7.200%     3/31/98
 107     RMF   Palms of Magnolia                          (86),(104),(132)     $6,365,425     $27,919         7.500%     12/10/97
 108     CT    Winds of Santa Fe                                               $6,245,793     $35,895         7.125%      6/5/98
 109     MS    225 Arizona Avenue                                              $6,231,804        $227         7.400%     5/15/98
 110     CT    Battlefield Business Park                                       $5,981,248         $65         7.500%      2/9/98
 111     CT    5 & 7 Allen Street (2XI)                                        $3,238,487         $88         7.000%     1/20/98
 112     CT    Lyme Road Office Building (2XI)                                 $2,417,546         $88         7.000%     1/20/98
 113     RMF   Spring Valley Club Apartments                                   $5,469,441     $34,184         7.350%     12/30/97
 114     CT    Wolf Lake Industrial Center                                     $5,449,637          $9         8.400%     10/14/97
 115     CT    Aura Systems, Inc.                                              $5,444,662         $73         7.625%      6/3/98
 116     CT    Tustin Square                                                   $5,284,315         $79         7.375%     3/26/98
 117     CT    The Market at Hobe Sound Shopping Center                        $5,283,006         $35         7.563%      1/9/98
 118     MS    Courtyard by Marriott-Springfield, OR                           $5,281,924     $45,534         7.510%     5/28/98
 119     RMF   Highland Estates                                (83)            $5,171,215     $34,246         7.370%     12/19/97
 120     MS    19 Crosby Drive                                                 $5,119,222         $72         7.990%     5/27/98
 121     MS    Heritage House Apartments                                       $5,102,890     $31,695         8.660%     4/24/96
 122     MS    Fairfield Inn-New Orleans Airport                               $5,090,066     $48,019         7.840%     5/22/98
 123     MS    Kearny Office Park                                              $5,024,528         $37         7.750%     12/27/95
 124     CT    Holiday Inn- Holidome                                           $4,984,554     $25,431         8.170%     4/28/98
 125     CT    Oxford Nursing Home                                             $4,974,724     $41,456         8.000%     2/12/98
 126     CT    Brandywine Village Shopping Center                              $4,971,680         $60         6.900%      4/9/98
 127     CT    Loop Inn (2D)                                                   $3,723,275     $45,131         9.160%     2/26/98
 128     CT    Gallery Motel (2D)                                              $1,241,092     $45,131         9.160%     2/26/98
 129     MS    Arnaz Arms Apartments                                           $4,944,632     $52,049         7.430%     1/11/96
 130     CT    So. Calif. Institute of Arch. Building                          $4,848,712         $56         7.625%     2/19/98
 131     MS    Phoenix Court                                                   $4,785,965     $23,461         6.990%     3/31/98
 132     RMF   Wynstone Apartments                        (86),(104),(107)     $4,770,988     $23,387         7.500%     11/11/97
 133     MS    Holiday Inn-Treasure Island, FL            (88),(105),(169)     $4,700,000     $40,171         7.455%      7/1/98
 134     CT    Cedar Hills Shopping Center                                     $4,605,023         $43         7.500%     4/22/98
 135     CT    Knollwood Center                                                $4,546,971     $66,867         8.210%     4/21/98
 136     CT    Kenilworth Fidelco Industrial Center                            $4,480,518         $30         7.700%     3/16/98
 137     CT    Timberline Shopping Center                                      $4,474,999         $46         7.450%     2/27/98
 138     CT    Abington Shopping Center                                        $4,430,490         $56         7.200%     4/28/98
 139     RMF   West Lawrence Care Center                                       $4,393,126     $20,433         7.945%      6/4/98
 140     MS    Reservoir Plaza                                                 $4,391,144        $122         7.130%      4/6/98
 141     RMF   Cambridge Park Apartments                                       $4,382,532     $19,392         6.930%      2/4/98
 142     CT    Taylor Crossing                                                 $4,359,863     $32,058         7.125%     4/15/98
 143     MS    St. Doris Apartments                                            $4,350,592     $14,502         7.750%     9/22/97
 144     CT    Atlantic Self Storage- Dunn Avenue          (145),(244)         $2,174,684         $18         8.000%     3/18/98
 145     CT    Atlantic Self Storage I-295                 (144),(244)         $2,125,259         $25         8.000%     3/18/98
 146     MS    Shoppes of Arrowhead                                            $4,247,894        $100         7.720%     6/30/98
 147     CT    University Place Apartments I & II                              $4,179,930     $34,545         7.100%     3/18/98
 148     CT    Sunsations #3 (2E)*                                             $1,806,339        $113         8.330%      2/4/98
 149     CT    Sunsations #1 (2E)*                                             $1,059,918        $113         8.330%      2/4/98
 150     CT    Sunsations #8 (2E)*                                             $1,134,560        $113         8.330%      2/4/98
 151     RMF   Golden Pointe Apartments                        (171)           $3,981,336     $33,178         7.620%     12/31/97
 152     CT    Sunsations #7 (2F)*                                             $1,278,868        $112         8.330%      2/4/98
 153     CT    Sunsations #2  (2F)*                                            $1,229,107        $112         8.330%      2/4/98
 154     CT    Sunsations #4 (2F)*                                               $761,349        $112         8.330%      2/4/98
 155     CT    Sunsations #5 (2F)*                                               $696,660        $112         8.330%      2/4/98
 156     MS    Days Inn-Tacoma, WA                                             $3,884,647     $30,114         7.820%     3/11/98
 157     RMF   Marriott Fairfield Inn                                          $3,879,892     $48,499         7.886%     2/27/98
 158     CT    Meadow Park Care Center (2XII)                                  $2,760,399     $33,716         7.830%      3/2/98
 159     CT    Peppertree Square (2XII)                                        $1,083,248     $33,716         7.830%      3/2/98
 160     CT    Colonial Nursing Center                                         $3,839,020     $42,656         8.220%     4/13/98
 161     MS    349 Main Street (2G)                                            $1,897,591        $143         7.540%     5/11/98
 162     MS    300/310 Main Street (2G)                                        $1,897,591        $143         7.540%     5/11/98
 163     CT    Village North Townhouses and Apartments                         $3,738,315     $38,941         7.125%     3/18/98
 164     CT    One First Avenue Warehouse                                      $3,735,181         $28         8.245%     3/27/98
 165     MS    Prime Time Medford Apartments                                   $3,585,107     $42,680         7.560%     3/16/98
 166     MS    Warmington Building                                             $3,582,062         $85         7.570%     4/29/98
 167     CT    Westwood Apartments                                             $3,539,494     $42,137         7.375%     3/31/98
 168     CT    Columbia Pacific Plaza                                          $3,504,224         $33         7.100%     2/27/98
 169     MS    Holiday Inn-Bath, ME                       (88),(105),(133)     $3,492,731     $24,771         7.505%     5/13/98
 170     CT    Home Sweet Home                                                 $3,476,883     $60,998         8.125%     3/26/98
 171     RMF   Belle Rive Club Apartments                      (151)           $3,389,525     $32,592         7.180%     3/26/98
 172     CT    Market & Noe Center                                             $3,256,959        $162         7.500%     2/26/98
 173     CT    Sentry Plaza Shopping Center (2XIII)                            $1,834,720         $31         7.500%      5/1/98
 174     CT    Sentry Grocery Store (2XIII)                                    $1,404,744         $31         7.500%      5/1/98
 175     CT    International Food & Fashion Center             (266)           $3,220,612        $153         8.500%     3/10/98
 176     CT    Colony Square 1, 2, 4 (2XIV)                                    $2,260,650         $67         7.625%      4/9/98
 177     CT    Williamsburg Center (2XIV)                                        $929,201         $67         7.625%      4/9/98
 178     MS    Colima Plaza                                                    $3,164,709         $94         7.810%     3/23/98
 179     CT    Royal Oaks Shopping Center                                      $3,159,596         $44         7.400%     1/15/98
 180     CT    Schoolhouse Shopping Center                                     $3,143,717        $100         7.625%      4/2/98
 181     CT    Shadow Rose Apartments                                          $3,137,809     $21,201         7.050%     2/25/98
 182     MS    60 Messenger Street                                             $3,095,389        $134         7.950%      6/9/98
 183     CT    Summit Court Apartments                                         $3,086,411         $25         7.625%     3/27/98
 184     CT    Walsh Avenue Industrial                                         $3,078,447         $36         7.720%     3/10/98
 185     MS    Hampton Inn-Cedar Rapids, IA                                    $3,034,671     $28,629         7.510%     4/24/98
 186     RMF   Spalding Plaza Retail and Office Complex                        $2,982,701         $63         7.230%     2/13/98
 187     CT    16 Brooklyn Industrial                                          $2,949,822         $14         8.750%     1/29/98
 188     MS    Lemon Grove Square                                              $2,934,979         $88         7.730%     4/16/98
 189     CT    Extra Space Self Storage                                        $2,891,586        $106         8.125%     4/15/98
 190     CT    Ramada Inn Speedway                                             $2,885,774     $22,723         8.000%     4/14/98
 191     CT    Triangle Crossroads                                             $2,881,396         $64         8.000%     1/28/98
 192     CT    Rosewood Apartments                                             $2,843,815     $31,598         7.250%     4/17/98
 193     CT    Tehachapi Towne Center                                          $2,833,963         $80         7.375%     2/26/98
 194     CT    Pinellas Pointe Apartments                                      $2,829,193     $20,803         7.375%     1/29/98
 195     CT    Quail Hill Apartments                                           $2,789,048     $41,015         7.000%     2/12/98
 196     CT    Wal Mart - Whitinsville                                         $2,787,300         $47         7.310%     3/31/98
 197     MS    Central Heights Shopping Center                                 $2,732,001         $27         7.680%     5/15/98
 198     CT    Premier Corporate Center                                        $2,693,998         $81         7.500%      5/6/98
 199     RMF   Pharr Plaza                                                     $2,693,948         $89         7.450%     5/29/98
 200     CT    Office Max - Bentley Mall                                       $2,690,841        $112         7.860%      5/7/98
 201     CT    Woodknoll Townhomes                                             $2,689,716     $17,931         7.125%      2/4/98
 202     CT    Microtel Inn                                                    $2,686,351     $26,337         8.000%     2/27/98
 203     CT    Walnut Auto Care Center                                         $2,651,781         $88         7.438%     4/28/98
 204     CT    Andresen Plaza                                                  $2,591,934         $54         7.750%     4/28/98
 205     CT    Dunmore Shopping Center                                         $2,545,602         $56         7.200%     4/28/98
 206     CT    Hartland Apartments                                             $2,492,218     $51,921         7.130%      3/3/98
 207     CT    Mr. Gatti's Restaurant, San Angelo (2XV)                        $1,265,005         $48         7.875%     3/27/98
 208     CT    Mr Gattis Restaurant, Midland (2XV)                             $1,224,483         $48         7.875%     3/27/98
 209     MS    Super 8-Madison, WI                                             $2,487,507     $28,267         7.550%     4/24/98
 210     CT    Access Self Storage                                             $2,469,919         $33         7.500%      3/6/98
 211     CT    Executive Car Wash - Roswell (2XVI)                             $1,431,273        $178         8.950%     3/31/98
 212     CT    Executive Car Wash - Johnson Ferry (2XVI)                       $1,033,998        $178         8.950%     3/31/98
 213     CT    Rooker Building                                                 $2,453,089          $9         7.625%     3/13/98
 214     CT    Alta Vista Corporate Center                                     $2,432,598         $52         7.150%     1/29/98
 215     CT    75 Montgomery Street                                            $2,400,000         $53         7.350%      5/1/98
 216     CT    North Kitsap Self Storage (2H)                                  $1,692,554         $29         7.630%     3/23/98
 217     CT    Poulsbo Business Park (2H)                                        $696,934         $29         7.630%     3/23/98
 218     CT    13-17 Laight Street                                             $2,389,037         $31         7.375%     3/19/98
 219     CT    Quality Inn - Vallejo                                           $2,387,332     $30,607         7.750%      2/6/98
 220     CT    Executive Inn II (2XVII)                                          $661,128     $12,423         8.625%     3/26/98
 221     CT    Executive Inn I (2XVII)                                           $647,285     $12,423         8.625%     3/26/98
 222     CT    Super 8 Motel (2XVII)                                             $553,668     $12,423         8.625%     3/26/98
 223     CT    Travelodge (2XVII)                                                $523,051     $12,423         8.625%     3/26/98
 224     MS    H.S.T. Building                                                 $2,334,443         $42         8.420%      7/1/97
 225     CT    The French/ Cabot Block Building (2XVIII)                       $1,113,494         $75         8.000%      3/5/98
 226     CT    The Waterman Place Building (2XVIII)                              $830,549         $75         8.000%      3/5/98
 227     CT    The Morgan Block (2XVIII)                                         $346,485         $75         8.000%      3/5/98
 228     CT    Holiday Inn Express- Lemoore                                    $2,290,529     $37,550         8.000%     3/19/98
 229     CT    Holiday Inn Express- Killeen                                    $2,240,340     $32,469         7.750%     3/26/98
 230     CT    Country Inn by Carlson                                          $2,223,956     $38,344         8.500%     4/16/98
 231     CT    Renaissance Apartments                                          $2,095,392     $87,308         7.200%     4/29/98
 232     CT    Ames Department Store                                           $2,082,913         $37         7.270%     4/28/98
 233     CT    The Store House Self Storage                                    $2,037,765         $28         8.810%     1/28/98
 234     CT    Comfort Inn- Killeen                                            $2,016,835     $34,773         8.125%     3/13/98
 235     CT    SeaTac Inn                                                      $2,013,481     $26,846         8.250%     5/19/98
 236     CT    KEW Industrial Park                                             $1,993,193         $19         7.220%     4/28/98
 237     CT    Hazel Ridge Plaza                                               $1,991,233         $82         7.625%     3/27/98
 238     CT    Gray Road Self Storage                                          $1,990,674         $44         7.250%      3/4/98
 239     CT    Virginia Square Apartments                                      $1,990,318     $38,275         7.020%     3/31/98
 240     RMF   Premier Club Apartments                                         $1,989,134     $22,604         7.470%     12/22/97
 241     CT    1058 Southern Blvd.                                             $1,988,093         $35         7.040%      2/4/98
 242     CT    Watson Centex-San Antonio*                     (303)            $1,982,644         $30         9.375%      9/2/97
 243     CT    Lakeside Meadows Apartments                                     $1,979,260     $30,926         8.375%      2/3/98
 244     CT    Atlantic Self Storage- Millcoe Road         (144),(145)         $1,976,985         $24         8.000%     3/18/98
 245     CT    Holiday Inn - Reidsville                                        $1,962,362     $19,624         8.270%     1/20/98
 246     CT    Parkway Plaza*                                                  $1,947,723         $61         8.625%     10/20/97
 247     CT    Lantern Plaza*                                                  $1,914,472        $147         8.625%     10/10/97
 248     MS    West 24th Street Apartments                     (94)            $1,897,298     $36,487         7.080%     5/28/98
 249     CT    Airport Circle Plaza                                            $1,893,341         $16         7.050%      4/7/98
 250     CT    El Pueblo Lodge                                                 $1,892,339     $31,539         8.125%     3/19/98
 251     MS    Maple Manor Apartments                                          $1,848,871     $14,444         7.080%      6/9/98
 252     MS    Regency Walk                                                    $1,836,982         $53         7.870%      4/2/98
 253     CT    The Coach Store                                                 $1,794,103        $294         7.440%      4/3/98
 254     CT    WIPAC Distribution Warehouse                                    $1,793,958         $17         7.300%      4/2/98
 255     MS    Oceanside Square                                                $1,787,918         $52         8.640%     8/14/97
 256     CT    North Las Vegas Self Storage                                    $1,784,387         $22         7.770%      4/9/98
 257     CT    Village Plaza                                                   $1,774,875         $81         7.700%     3/31/98
 258     CT    Lake Margaret Village Apartments (2I)*                            $995,578     $20,047         8.760%      2/6/98
 259     CT    Townhouse Apartments (2I)*                                        $768,586     $20,047         8.760%      2/6/98
 260     MS    Whispering Pines Apartments                                     $1,697,565     $15,718         7.050%     5/21/98
 261     CT    Beechmont Professional Building                                 $1,693,702         $80         8.625%     3/27/98
 262     CT    204 Loudon Road                                                 $1,691,266         $62         7.650%     4/29/98
 263     CT    Ramada Limited- South Padre                                     $1,665,897     $34,706         8.250%     3/30/98
 264     CT    U.S. Rentals, Inc.                                              $1,664,875        $146         7.375%     2/23/98
 265     CT    El Campo Inn                                                    $1,621,937     $27,032         8.125%     2/25/98
 266     CT    1318 Wilshire Boulevard                        (175)            $1,620,285        $147         7.470%     3/31/98
 267     CT    PETCO Building                                                  $1,596,201         $84         7.100%     5/18/98
 268     CT    Victory Self Storage - Staten Island                            $1,588,946         $42         7.750%     1/16/98
 269     CT    Sheridan Retail Shops                                           $1,574,765         $92         7.375%      4/7/98
 270     CT    485 Kings Highway                                               $1,493,506         $73         7.700%     3/11/98
 271     CT    Norwest Business Park*                                          $1,492,796         $34         8.640%     2/27/98
 272     CT    Silver Creek Manor                                              $1,492,158     $35,528         8.310%     1/29/98
 273     CT    The Square Shopping Center                                      $1,491,379         $82         7.250%      2/9/98
 274     CT    301-315 East Tremont Ave.                                       $1,488,714     $24,012         7.170%     1/29/98
 275     CT    Jack In The Box - Galena Park (2XIX)                              $771,530        $290         7.650%      2/4/98
 276     CT    Jack in the Box - Terrell (2XIX)                                  $710,469        $290         7.650%      2/4/98
 277     CT    Lake Ridge Apartments - DRK                (278),(279),(280)    $1,468,122     $36,703         7.250%     3/17/98
 278     CT    Lake Ridge Apartments - FEM                (277),(279),(280)    $1,468,122     $36,703         7.250%     3/17/98
 279     CT    Lake Ridge Apartments - JMK                (277),(278),(280)    $1,468,122     $36,703         7.250%     3/17/98
 280     CT    Lake Ridge Apartments - MJK                (277),(278),(279)    $1,468,122     $36,703         7.250%     3/17/98
 281     CT    Clean Machine - Kingston Pike (West Hills)                      $1,432,096        $345         9.065%      5/1/98
 282     MS    Our Shopping Center                                             $1,414,092         $13         7.530%     3/13/98
 283     CT    Diffley Square Shopping Center                                  $1,395,135         $46         7.550%     2/23/98
 284     CT    Atlantic Arms Apartments                                        $1,386,123     $35,797         7.500%      3/4/98
 285     CT    Westridge Shopping Center*                                      $1,353,243         $61         8.500%     11/6/97
 286     CT    CVS Drug Store                                                  $1,345,109        $133         7.500%      5/8/98
 287     RMF   Rite Aid Drug Store - Griffin, GA                               $1,310,326        $117         7.300%     3/19/98
 288     CT    1525 & 1535 Central Avenue                                      $1,294,037     $15,047         7.350%     3/26/98
 289     CT    Lowry Expressway Office Building*                               $1,292,738         $65         8.250%      5/7/98
 290     CT    Monarch Bank Building*                                          $1,275,631        $133         8.500%     10/24/97
 291     CT    Innovative Metals Warehouse                                     $1,248,210         $43         7.500%      5/6/98
 292     CT    Archer Road Self Storage                                        $1,230,735         $27         7.188%     2/18/98
 293     CT    Econo-Pak Warehouse                                             $1,230,661         $22         7.500%     2/20/98
 294     CT    Food-4-Less                                                     $1,223,470         $31         7.400%      4/2/98
 295     CT    Sugarland Professional Building                                 $1,216,380         $63         8.000%      4/6/98
 296     CT    333 West Indian School - Phoenix                                $1,196,656         $72         7.875%     4/30/98
 297     CT    Summit Terrace Apartments                                       $1,195,722     $12,455         6.950%      4/3/98
 298     CT    Red Carpet Inn - Boone*                                         $1,194,672     $19,911         8.740%      4/6/98
 299     CT    1883-1887 Amsterdam Avenue                                      $1,193,187     $19,886         7.500%     2/17/98
 300     CT    Dave's Car Wash                                                 $1,167,962        $303         8.885%      3/3/98
 301     CT    Alamo Self Storage                                              $1,146,190         $19         7.375%     4/29/98
 302     CT    Desert Pines Apartments*                                        $1,137,537     $16,251         8.875%     12/19/97
 303     CT    Watson Centex - Houston*                         (242)          $1,133,518         $43         9.625%      9/2/97
 304     CT    Blue Heron Car Wash                                             $1,129,010        $385         8.795%     1/21/98
 305     CT    30100 Crown Valley Parkway*                                     $1,125,105         $77         8.500%     12/18/97
 306     CT    Lovers Lane Retail Center                                       $1,121,510        $167         7.750%     4/30/98
 307     CT    Northway Manor MHP                                              $1,121,432      $7,577         7.625%      4/9/98
 308     CT    Budget Mini Storage-Fontana                                     $1,096,588         $20         7.750%      4/8/98
 309     CT    9D E-Z Storage                                                  $1,095,277         $29         7.750%     3/30/98
 310     CT    Days Inn - Brunswick                                            $1,092,850     $11,152         8.250%     3/12/98
 311     CT    Apollo Self Storage                                             $1,076,867         $24         8.125%      4/3/98
 312     RMF   Hollywood Video Store - High Point, NC                          $1,070,565        $143         7.610%      2/9/98
 313     CT    Cypress Woods Apartments                                        $1,042,192     $18,611         7.250%      1/9/98
 314     CT    Eagle Rock Shopping Center                                      $1,017,653         $99         7.500%     1/20/98
 315     CT    Clean Machine - Merchant                                        $1,004,210        $345         9.065%      5/1/98
 316     RMF   Hollywood Video Store - Virginia Beach                            $999,477        $133         7.460%      3/2/98
 317     CT    Airport South Building                                            $995,882         $33         8.000%     3/23/98
 318     CT    Terrace View (Chateau) Apartments                                 $994,153     $29,507         7.700%     4/30/98
 319     CT    Thriftway Supermarket                                             $992,762         $45         7.400%      3/6/98
 320     RMF   Hollywood Video Store - Pikesville, MD                            $979,567        $136         7.460%      3/2/98
 321     CT    Roof Garden Mobile Home Court*                                    $955,934      $9,018         9.000%      3/9/98
 322     CT    Sandalon East Office Building*                                    $948,501         $43         8.625%     4/30/98
 323     CT    Clean Machine - Maynardville (Halls)                              $938,869        $345         9.065%      5/1/98
 324     CT    Westgate Regency Center*                                          $935,407         $99         8.050%     1/30/98
 325     CT    Roger's Green Hills Supermarket                                   $925,063         $40         7.400%      4/2/98
 326     CT    Taco Bell & US Auto Glass                                         $918,793        $208         8.000%     3/11/98
 327     CT    555 Broadway*                                                     $901,773         $23         9.125%      9/5/97
 328     CT    Aussie Self Storage                                               $896,521         $29         8.375%     3/26/98
 329     CT    Roselea Villas*                                                   $847,696     $22,308         8.500%      4/1/98
 330     CT    Knights Inn-Summerton*                                            $845,860      $6,042        10.125%     1/30/98
 331     CT    1610 Broadway*                                                    $838,749        $112         9.250%      8/4/97
 332     CT    Morrone Company*                                                  $821,213         $21         8.550%      2/3/98
 333     CT    Peppertree Apartments                                             $817,309     $10,216         7.430%     4/29/98
 334     CT    Islip Terrace Plaza*                                              $792,047         $76         8.610%     3/20/98
 335     CT    1626 Logan Street*                                                $776,125     $14,925         8.500%     10/28/97
 336     CT    TX Human Serv. & Work Force Comm. Off.*                           $771,433         $35         8.875%     10/24/97
 337     CT    Fielders Bridge Office Building*                                  $742,239         $50         8.000%     4/29/98
 338     CT    2906 North State Street Building*                                 $735,370         $12         9.125%     11/7/97
 339     CT    Days Inn - Orange City*                                           $723,550     $19,041         9.125%     4/14/98
 340     CT    Edgewood Court Apartments*                                        $678,397     $18,844         9.250%      4/6/98
 341     CT    Super Safe Self Service Storage                                   $627,666         $18         8.625%     3/27/98
 342     CT    Pioneer Plaza*                                                    $597,681         $67         8.375%      3/3/98
 343     CT    287 Appleton Street*                                              $596,274         $24         8.800%     3/10/98
 344     CT    2059 E. Sahara Avenue*                                            $566,861         $81         9.125%     9/10/97
 345     CT    560 Virginia Way*                                                 $557,070        $103         9.375%     8/28/97
 346     CT    Calibra Sunnyside*                                                $531,739         $36         8.600%     1/27/98
 347     CT    Bolling Building*                                                 $507,815         $40         9.000%     4/13/98
 348     CT    512 Main Street*                                                  $507,191        $152         9.125%      9/5/97
 349     CT    Panola Road Office Building*                                      $498,337         $68         9.250%     3/16/98
 350     CT    1920 Ledbetter Drive*                                             $497,387         $85         8.250%     11/19/97
 351     CT    2727-2745 Gundry Avenue*                                          $497,362         $26        10.250%      7/3/97
 352     CT    Citadel Apartments*                                               $483,745     $14,659         8.750%     4/23/98
 353     CT    Garner Avenue Apartments                                          $481,215     $29,507         7.700%     4/30/98
 354     CT    1400-1410 E. Florida*                                             $452,753     $22,638         9.125%     10/14/97
 355     CT    Vance St. Apartment Building*                                     $448,862     $26,404         8.875%      4/3/98
 356     CT    3200 Race Street*                                                 $413,109         $77         8.250%     12/8/97
 357     CT    Covington Office Center*                                          $405,225         $30         8.875%     2/18/98
 358     CT    2502 North Alvernon Way - Tucson                                  $395,364         $72         7.875%     4/30/98
 359     CT    4201 Dimmitt Road*                                                $366,251      $3,663         9.675%     12/12/97
 360     CT    10660 Silicon Avenue*                                             $360,931         $19         9.000%     9/30/97
 361     CT    5401 Cherry Avenue*                                               $347,045         $58         8.875%     10/3/97
 362     CT    110 Adams Ave.*                                                   $337,458         $28         8.875%     11/5/97
 363     CT    Miss Meme's Kreative Kids Bldg.*                                  $328,068         $98         9.750%     7/15/97
 364     CT    La Canasta Furniture & Appliance Store*                           $315,913         $27         8.875%     11/6/97
 365     CT    Great Southwestern Parkway*                                       $313,505         $17         8.360%     2/20/98
 366     CT    503 W. 26th Street*                                               $298,633     $37,329         8.250%     12/26/97
 367     CT    Mosstree Apartments*                                              $298,151     $11,043         8.250%     1/16/98
 368     CT    Kilbreth Apartments                                               $296,315     $35,797         7.500%      3/4/98
 369     CT    Marshall/Catamount Apartments*                                    $283,950     $14,945         9.100%     2/20/98
 370     CT    Sannella*                                                         $283,921     $11,830         8.500%     3/11/98
 371     CT    1005 Abbott Road*                                                 $278,388         $66         9.190%     3/17/98
 372     CT    6452 Nine Mile Bridge Road*                                       $268,632      $5,373         9.000%     10/7/97
 373     CT    301 South Richey Road*                                            $248,965         $18         9.125%     2/26/98
 374     CT    Moore's Adult Care Facility*                                      $213,917     $17,826        11.050%     1/22/98
 375     CT    Bass Pro Shop*                                                    $209,548         $16         8.875%     3/26/98
 376     CT    619-623 W. Brookside*                                             $199,335     $19,933         9.250%      3/4/98
 377     CT    50-52 Ferry Street*                                               $195,271         $72         8.600%     3/18/98
 378     CT    Hillside Mobile Home Park*                                        $190,795     $12,720        10.000%     2/10/98
 379     CT    Bailey Hardwoods*                                                 $177,556         $27         8.583%     2/20/98
 380     CT    3050 Austin Bluffs Parkway*                                       $169,409         $63         9.000%     3/10/98
 381     CT    Kelley St. Office Building*                                       $153,227         $10         9.500%     1/20/98
 382     CT    Northlake MHP*                                                    $150,076      $9,380         9.875%      3/6/98
 383     CT    59-61 Carlton Street Apartments*                                  $134,312     $22,385         9.410%     1/12/98
 384     CT    Sabattus Street Office Building*                                  $129,582         $67         9.690%     2/20/98

               TOTAL/WEIGHTED AVERAGE:                                     $1,133,904,957     $22,613         7.599%


------------------------------------------------------------------------------------------------------
                                     TERM TO   REM. TERM
                                    MATURITY  TO MATURITY  AMORT.     SCHEDULED
LOAN     HYPER-    MATURITY DATE     OR ARD     OR ARD    TERM(6)(7)   BALLOON    BALLOON   SECURITY
 NO.   AMORTIZING    OR ARD(5)        (MOS)      (MOS)      (MOS)      BALANCE     LTV(3)     TYPE
------------------------------------------------------------------------------------------------------
  1         Yes        5/1/08          120        117       360      $5,578,984     66.4%       Fee
  2         Yes        5/1/08          120        117       360      $4,957,174     66.4%       Fee
  3         Yes        5/1/08          120        117       360      $4,415,178     66.4%       Fee
  4         Yes        5/1/08          120        117       360      $4,101,927     66.4%       Fee
  5         Yes        5/1/08          120        117       360      $2,984,756     66.4%       Fee
  6         Yes        5/1/08          120        117       360      $2,866,203     66.4%       Fee
  7         Yes        5/1/08          120        117       360      $2,632,070     66.4%       Fee
  8         Yes        5/1/08          120        117       360      $2,580,280     66.4%       Fee
  9         Yes        5/1/08          120        117       360      $2,371,068     66.4%       Fee
  10        Yes        5/1/08          120        117       360      $2,315,279     66.4%       Fee
  11        Yes        5/1/08          120        117       360      $1,248,298     66.4%       Fee
  12        Yes        5/1/08          120        117       360        $707,855     66.4%       Fee
  13        Yes        5/1/08          120        117       360        $658,476     66.4%       Fee
  14        Yes        12/1/12         180        172       360      $6,346,920     61.1%       Fee
  15        Yes        12/1/12         180        172       360      $5,475,774     61.1%       Fee
  16        Yes        12/1/12         180        172       360      $4,417,954     61.1%       Fee
  17        Yes        12/1/12         180        172       360      $4,231,280     61.1%       Fee
  18        Yes        12/1/12         180        172       360      $2,986,786     61.1%       Fee
  19        Yes        12/1/12         180        172       360      $2,551,215     61.1%       Fee
  20        No         12/1/02          60        52        300      $2,537,070     61.1%    Leasehold
  21        No         12/1/12         180        172       300      $1,396,067     61.1%    Leasehold
  22        Yes        7/1/08          120        119       360     $22,756,229     64.8%       Fee
  23        No         5/1/08          120        117       300      $9,743,255     63.3%       Fee
  24        No         5/1/08          120        117       300      $3,879,851     63.3%       Fee
  25        No         5/1/08          120        117       300      $3,313,573     63.3%       Fee
  26        No         5/1/08          120        117       300      $3,258,759     63.3%       Fee
  27        No         4/1/08          120        116       276      $3,979,004     55.7%       Fee
  28        No         4/1/08          120        116       276      $3,912,223     55.7%       Fee
  29        No         4/1/08          120        116       276      $3,288,938     55.7%       Fee
  30        No         4/1/08          120        116       276      $3,172,073     55.7%       Fee
  31        No         4/1/08          120        116       276      $2,081,324     55.7%       Fee
  32        No         4/1/08          120        116       276      $1,842,027     55.7%       Fee
  33        Yes        6/1/08          120        118       360     $20,753,242     66.3%       Fee
  34        Yes        5/1/08          120        117       300     $16,723,057     59.7%       Fee
  35        Yes        1/1/08          114        113       294     $15,951,408     57.0%       Fee
  36        Yes        6/1/08          120        118       300      $4,914,449     46.5%       Fee
  37        Yes        6/1/08          120        118       300      $3,348,110     46.5%       Fee
  38        Yes        6/1/08          120        118       300      $2,086,944     46.5%       Fee
  39        Yes        6/1/08          120        118       300      $1,450,975     46.5%       Fee
  40        Yes        6/1/08          120        118       300        $991,650     46.5%       Fee
  41        Yes        6/1/08          120        118       300        $879,585     46.5%       Fee
  42        Yes        6/1/08          120        118       300        $837,592     46.5%       Fee
  43        Yes        6/1/08          120        118       300     $14,069,444     55.2%       Fee
  44        No         4/1/08          120        116       300     $13,311,754     49.1%       Fee
  45        No         6/1/08          120        118       360      $3,977,624     68.6%       Fee
  46        No         6/1/08          120        118       360      $3,110,091     68.6%       Fee
  47        No         6/1/08          120        118       360      $2,153,403     68.6%       Fee
  48        No         6/1/08          120        118       360      $1,793,359     68.6%       Fee
  49        No         6/1/08          120        118       360      $1,097,276     68.6%       Fee
  50        No         6/1/08          120        118       360      $1,045,840     68.6%       Fee
  51        No         6/1/08          120        118       360        $709,800     68.6%       Fee
  52        No         6/1/18          240        238       229         $26,547      0.2%       Fee
  53        Yes        5/1/08          120        117       300      $9,243,782     61.2%       Fee
  54        No         5/1/18          240        237       360      $6,857,769     47.3%       Fee
  55        No         4/1/08          120        116       300      $9,044,555     62.8%       Fee
  56        No         8/1/08          120        120       360      $9,902,494     66.0%       Fee
  57        Yes        1/1/08          120        113       360      $9,542,467     69.1%       Fee
  58        No         5/1/18          240        237       240              $0      0.0%       Fee
  59        No         5/1/08          120        117       360      $8,721,809     63.2%       Fee
  60        No         3/1/13          180        175       300      $2,910,064     51.2%       Fee
  61        No         3/1/13          180        175       300      $1,618,903     51.2%       Fee
  62        No         3/1/13          180        175       300        $796,149     51.2%       Fee
  63        No         3/1/13          180        175       300        $727,847     51.2%       Fee
  64        No         6/1/08          120        118       300      $2,997,672     53.8%       Fee
  65        No         6/1/08          120        118       300      $2,761,014     53.8%       Fee
  66        No         6/1/08          120        118       300      $1,008,912     53.8%       Fee
  67        No         6/1/08          120        118       300        $705,823     53.8%       Fee
  68        Yes        3/1/08          120        115       300      $7,203,843     48.2%       Fee
  69        No         7/1/08          120        119       240      $1,121,443     56.1%       Fee
  70        No         7/1/08          120        119       240        $975,655     56.1%       Fee
  71        No         7/1/08          120        119       240        $956,365     56.1%       Fee
  72        No         7/1/08          120        119       240        $703,371     56.1%       Fee
  73        No         7/1/08          120        119       240        $656,044     56.1%       Fee
  74        No         7/1/08          120        119       240        $555,115     56.1%       Fee
  75        No         7/1/08          120        119       240        $527,077     56.1%       Fee
  76        No         7/1/08          120        119       240        $459,792     56.1%       Fee
  77        No         7/1/08          120        119       240        $454,154     56.1%       Fee
  78        No         3/1/18          240        235       360      $5,157,462     43.7%       Fee
  79        No         4/1/08          120        116       360      $7,571,192     65.8%       Fee
  80        No         8/1/07          120        108       300      $6,556,054     23.2%       Fee
  81        Yes        5/1/08          120        117       300      $6,396,575     53.1%       Fee
  82        Yes        5/1/08          120        117       300      $6,290,591     61.1%       Fee
  83        No         5/1/08          120        117       360      $6,457,952     68.3%       Fee
  84        Yes        4/1/08          120        116       360      $6,470,754     51.8%       Fee
  85        No         12/1/07         120        112       300      $6,161,070     56.0%       Fee
  86        Yes        12/1/07         120        112       360      $6,393,999     69.5%       Fee
  87        No         1/1/06          120        89        360      $6,480,559     55.9%       Fee
  88        No         6/1/08          120        118       300      $5,908,632     56.3%       Fee
  89        No         7/1/23          300        299       300              $0      0.0%       Fee
  90        Yes        4/1/08          120        116       360      $6,273,218     73.4%       Fee
  91        Yes        2/1/08          120        114       360      $6,048,614     65.7%       Fee
  92        No         11/1/04          80        75        356      $6,454,430     52.5%       Fee
  93        No         4/1/13          180        176       360      $5,292,457     57.2%       Fee
  94        Yes        6/1/08          120        118       360      $5,943,861     65.3%       Fee
  95        No         3/1/08          120        115       300      $2,304,177     63.1%       Fee
  96        No         2/1/08          120        114       300      $1,816,252     63.1%       Fee
  97        No         3/1/08          120        115       300      $1,369,488     63.1%       Fee
  98        No         5/1/08          120        117       300      $1,603,355     53.0%       Fee
  99        No         5/1/08          120        117       300      $1,413,186     53.0%       Fee
 100        No         5/1/08          120        117       300        $961,901     53.0%       Fee
 101        No         5/1/08          120        117       300        $691,855     53.0%       Fee
 102        No         5/1/08          120        117       300        $677,896     53.0%       Fee
 103        No         11/1/05         120        87        360      $5,917,923     55.8%       Fee
 104        Yes        1/1/08          120        113       360      $5,671,950     69.6%       Fee
 105        No         6/1/08          120        118       300      $5,253,375     56.8%       Fee
 106        Yes        4/1/08          120        116       360      $5,531,269     66.7%       Fee
 107        Yes        1/1/08          120        113       360      $5,576,765     69.7%       Fee
 108        No         7/1/08          120        119       360      $5,392,307     64.2%       Fee
 109        No         6/1/08          120        118       360      $5,499,962     61.1%       Fee
 110        Yes        3/1/08          120        115       376      $5,302,868     67.1%       Fee
 111        No         2/1/08          120        114       300      $2,573,377     41.7%       Fee
 112        No         2/1/08          120        114       300      $1,921,038     41.7%       Fee
 113        Yes        1/1/08          120        113       360      $4,768,688     66.2%       Fee
 114        No         11/1/07         120        111       300      $4,499,257     56.6%       Fee
 115        No         7/1/08          120        119       300      $4,372,222     55.3%       Fee
 116        No         4/1/08          120        116       360      $4,598,799     61.3%    Leasehold
 117        No         5/1/08          120        117       300      $4,244,819     48.8%       Fee
 118        No         6/1/18          240        238       240        $201,653      2.6%       Fee
 119        Yes        1/1/08          120        113       360      $4,510,601     69.4%       Fee
 120        No         6/1/08          120        118       360      $4,583,435     62.8%       Fee
 121        No         5/1/06          120        93        300      $4,309,448     51.9%       Fee
 122        No         6/1/08          120        118       300      $4,185,317     55.1%       Fee
 123        No         1/1/06          120        89        300      $4,188,801     45.5%       Fee
 124        No         5/1/08          120        117       300      $4,055,505     55.4%   Fee/Leasehold
 125        No         3/1/08          120        115       300      $4,050,489     58.7%       Fee
 126        No         5/1/18          240        237       240              $0      0.0%       Fee
 127        Yes        3/1/13          180        175       240      $1,648,376     31.8%       Fee
 128        Yes        3/1/13          180        175       240        $549,457     31.8%       Fee
 129        No         2/1/06          120        90        360      $4,393,695     44.8%       Fee
 130        No         3/1/13          180        175       300      $3,066,577     48.7%       Fee
 131        No         4/1/08          120        116       360      $4,185,991     54.4%       Fee
 132        Yes        12/1/07         120        112       360      $4,175,673     69.6%       Fee
 133        No         8/1/08          120        120       300      $3,813,117     53.7%       Fee
 134        No         5/1/08          120        117       300      $3,694,021     56.0%       Fee
 135        Yes        5/1/03           60        57        300      $4,223,006     74.1%       Fee
 136        Yes        4/1/08          120        116       300      $3,617,233     60.3%       Fee
 137        No         3/1/08          120        115       300      $3,593,229     56.1%       Fee
 138        No         5/1/08          120        117       300      $3,525,709     58.2%       Fee
 139        No         6/1/18          239        238       240              $0      0.0%       Fee
 140        No         5/1/08          120        117       360      $3,851,814     55.0%       Fee
 141        Yes        3/1/08          120        115       360      $3,778,833     64.0%       Fee
 142        Yes        5/1/18          240        237       300      $1,585,365     27.3%       Fee
 143        No         10/1/07         120        110       360      $3,891,720     53.7%       Fee
 144        No         4/1/13          180        176       180              $0      0.0%       Fee
 145        No         4/1/13          180        176       180              $0      0.0%       Fee
 146        No         7/1/08          120        119       360      $3,776,606     71.0%       Fee
 147        Yes        4/1/13          180        176       300      $2,580,546     44.3%       Fee
 148        No         3/1/13          180        175       300      $1,176,496     47.2%       Fee
 149        No         3/1/13          180        175       300        $690,340     47.2%       Fee
 150        No         3/1/13          180        175       300        $738,956     47.2%       Fee
 151        Yes        2/1/05           84        78        360      $3,685,656     73.3%       Fee
 152        No         3/1/13          180        175       300        $832,948     46.8%       Fee
 153        No         3/1/13          180        175       300        $800,536     46.8%       Fee
 154        No         3/1/13          180        175       300        $495,880     46.8%       Fee
 155        No         3/1/13          180        175       300        $453,744     46.8%       Fee
 156        No         4/1/08          120        116       300      $3,198,796     55.6%       Fee
 157        Yes        3/1/08          120        115       300      $3,150,157     60.6%       Fee
 158        No         4/1/08          120        116       300      $2,235,911     57.7%       Fee
 159        No         4/1/08          120        116       300        $877,426     57.7%       Fee
 160        Yes        5/1/08          120        117       300      $3,136,234     64.7%       Fee
 161        No         6/1/08          120        118       360      $1,680,601     65.9%       Fee
 162        No         6/1/08          120        118       360      $1,680,601     65.9%       Fee
 163        Yes        4/1/08          120        116       360      $3,235,377     64.7%       Fee
 164        No         4/1/03           60        56        300      $3,474,220     62.0%       Fee
 165        No         4/1/08          120        116       300      $2,930,120     61.0%       Fee
 166        No         5/1/08          120        117       240      $2,502,339     39.4%       Fee
 167        Yes        4/1/08          120        116       360      $3,080,327     67.0%       Fee
 168        No         3/1/01           36        31        300      $3,356,412     64.2%       Fee
 169        No         6/1/08          120        118       300      $2,843,932     56.9%       Fee
 170        No         4/1/18          240        236       240              $0      0.0%       Fee
 171        Yes        4/1/08          120        116       360      $2,937,137     66.8%       Fee
 172        No         3/1/23          300        295       300              $0      0.0%       Fee
 173        Yes        5/1/08          120        117       300      $1,471,761     54.0%       Fee
 174        Yes        5/1/08          120        117       300      $1,126,846     54.0%       Fee
 175        No         10/1/07         114        110       295      $2,671,928     62.1%       Fee
 176        No         5/1/13          180        177       300      $1,426,568     43.3%       Fee
 177        No         5/1/13          180        177       300        $586,366     43.3%       Fee
 178        No         5/1/08          120        117       360      $2,823,228     57.6%       Fee
 179        Yes        2/1/08          120        114       360      $2,755,915     68.9%       Fee
 180        Yes        5/1/08          120        117       360      $2,748,352     67.0%       Fee
 181        No         3/1/13          180        175       360      $2,345,436     52.1%       Fee
 182        No         7/1/08          120        119       240      $2,183,626     46.5%       Fee
 183        Yes        4/1/08          120        116       300      $2,486,944     57.2%       Fee
 184        No         4/1/08          120        116       240      $2,126,283     46.2%       Fee
 185        No         5/1/08          120        117       240      $2,115,521     35.3%       Fee
 186        Yes        3/1/08          120        115       300      $2,381,161     52.9%       Fee
 187        No         2/1/13          180        174       180              $0      0.0%       Fee
 188        No         5/1/08          120        117       360      $2,613,257     71.1%       Fee
 189        No         5/1/03           60        57        300      $2,683,130     78.9%       Fee
 190        No         5/1/08          120        117       240      $2,006,657     48.9%       Fee
 191        Yes        2/1/08          120        114       300      $2,342,136     59.9%       Fee
 192        Yes        5/1/13          180        177       360      $2,138,345     57.8%       Fee
 193        No         3/1/08          120        115       300      $2,271,097     61.4%       Fee
 194        Yes        2/1/08          120        114       300      $2,270,633     63.4%       Fee
 195        No         3/1/13          180        175       360      $2,080,796     59.5%       Fee
 196        No         4/1/13          180        176       360      $2,094,144     63.5%       Fee
 197        No         6/1/13          180        178       300      $1,795,017     49.2%       Fee
 198        Yes        6/1/08          120        118       300      $2,158,845     60.0%       Fee
 199        No         6/1/08          120        118       300      $2,155,944     59.9%       Fee
 200        No         6/1/18          240        238       240              $0      0.0%    Leasehold
 201        Yes        3/1/08          120        115       360      $2,329,470     58.6%       Fee
 202        Yes        3/1/08          120        115       300      $2,187,264     60.3%       Fee
 203        No         5/1/08          120        117       300      $2,123,686     63.0%       Fee
 204        No         5/1/13          180        177       300      $1,644,455     42.2%       Fee
 205        No         5/1/08          120        117       300      $2,025,747     58.2%       Fee
 206        Yes        4/1/08          120        116       360      $2,157,168     68.0%       Fee
 207        Yes        4/1/08          120        116       300      $1,025,810     57.7%       Fee
 208        Yes        4/1/08          120        116       300        $992,949     57.7%       Fee
 209        No         5/1/08          120        117       240      $1,736,502     40.4%       Fee
 210        No         4/1/13          180        176       180              $0      0.0%       Fee
 211        No         4/1/18          240        236       240              $0      0.0%       Fee
 212        No         4/1/18          240        236       240              $0      0.0%       Fee
 213        No         4/1/08          120        116       360      $2,146,331     57.5%       Fee
 214        Yes        2/1/08          120        114       360      $2,110,268     64.9%       Fee
 215        No         6/1/23          300        298       288              $0      0.0%       Fee
 216        No         4/1/08          120        116       300      $1,363,988     58.0%       Fee
 217        No         4/1/08          120        116       300        $561,642     58.0%       Fee
 218        No         4/1/08          120        116       300      $1,912,505     28.1%       Fee
 219        No         3/1/08          120        115       300      $1,931,721     56.9%       Fee
 220        No         4/1/13          180        176       240        $284,893     27.0%       Fee
 221        No         4/1/13          180        176       240        $278,928     27.0%       Fee
 222        No         4/1/13          180        176       240        $238,587     27.0%       Fee
 223        No         4/1/13          180        176       240        $225,393     27.0%       Fee
 224        No         6/1/07          120        106       240      $1,667,526     48.5%       Fee
 225        No         4/1/08          120        116       300        $905,771     62.0%       Fee
 226        No         4/1/08          120        116       300        $675,609     62.0%       Fee
 227        No         4/1/08          120        116       300        $281,848     62.0%       Fee
 228        No         4/1/23          300        296       300              $0      0.0%       Fee
 229        No         4/1/08          120        116       300      $1,810,990     63.5%       Fee
 230        No         5/1/13          180        177       300      $1,455,623     38.3%       Fee
 231        Yes        5/1/13          180        177       360      $1,572,642     54.6%       Fee
 232        No         5/1/14          192        189       192              $0      0.0%       Fee
 233        No         8/1/07          114        108       355      $1,830,419     73.2%       Fee
 234        No         4/1/08          120        116       300      $1,645,654     61.0%       Fee
 235        Yes        6/1/08          120        118       240      $1,408,544     48.9%       Fee
 236        Yes        5/1/08          120        117       300      $1,587,007     57.3%       Fee
 237        No         4/1/08          120        116       300      $1,604,480     59.0%       Fee
 238        Yes        4/1/13          180        176       300      $1,237,247     34.4%       Fee
 239        No         4/1/08          120        116       300      $1,578,184     60.7%       Fee
 240        Yes        1/1/08          120        113       360      $1,738,711     69.5%       Fee
 241        No         3/1/08          120        115       300      $1,579,070     52.6%       Fee
 242        No         10/1/07         120        110       300      $1,668,810     49.8%       Fee
 243        No         3/1/08          120        115       360      $1,758,849     66.6%       Fee
 244        No         4/1/13          180        176       180              $0      0.0%       Fee
 245        No         2/1/08          120        114       300      $1,610,477     48.8%       Fee
 246        No         11/1/07         120        111       300      $1,611,623     50.4%       Fee
 247        No         11/1/07         120        111       360      $1,709,671     62.2%       Fee
 248        Yes        6/1/08          120        118       360      $1,660,855     65.1%       Fee
 249        Yes        5/1/08          120        117       300      $1,500,542     56.1%       Fee
 250        No         4/1/08          120        116       300      $1,544,070     47.5%       Fee
 251        No         7/1/08          120        119       360      $1,617,337     59.7%       Fee
 252        No         5/1/08          120        117       360      $1,641,114     71.4%       Fee
 253        Yes        5/1/11          156        153       300      $1,262,742     50.5%       Fee
 254        Yes        5/1/13          180        177       300      $1,116,041     39.9%       Fee
 255        No         9/1/07          120        109       360      $1,599,106     58.4%       Fee
 256        No         5/1/13          180        177       180              $0      0.0%       Fee
 257        No         4/1/08          120        116       360      $1,551,683     69.7%       Fee
 258        No         3/1/08          120        115       300        $825,340     64.6%       Fee
 259        No         3/1/08          120        115       300        $637,162     64.6%       Fee
 260        No         6/1/08          120        118       360      $1,484,854     64.6%       Fee
 261        No         4/1/08          120        116       300      $1,398,590     46.6%       Fee
 262        Yes        5/1/08          120        117       240      $1,163,441     48.5%       Fee
 263        Yes        4/1/08          120        116       300      $1,363,445     60.9%       Fee
 264        No         3/1/18          240        235       240              $0      0.0%       Fee
 265        No         3/1/08          120        115       300      $1,324,648     60.9%       Fee
 266        No         4/1/08          120        116       360      $1,412,995     61.7%       Fee
 267        Yes        6/1/08          120        118       300      $1,265,384     60.3%       Fee
 268        No         2/1/08          120        114       300      $1,287,538     46.0%       Fee
 269        Yes        5/1/08          120        117       300      $1,259,066     57.5%       Fee
 270        No         4/1/08          120        116       300      $1,205,744     40.2%       Fee
 271        No         3/1/08          120        115       300      $1,230,685     61.5%       Fee
 272        No         2/1/05           84        78        327      $1,364,300     62.0%       Fee
 273        Yes        3/1/08          120        115       300      $1,191,237     50.9%       Fee
 274        No         2/1/08          120        114       300      $1,188,371     57.5%       Fee
 275        Yes        3/1/13          180        175       300        $488,480     46.9%       Fee
 276        Yes        3/1/13          180        175       300        $449,820     46.9%       Fee
 277        No         4/1/23          300        296       300              $0      0.0%       Fee
 278        No         4/1/23          300        296       300              $0      0.0%       Fee
 279        No         4/1/23          300        296       300              $0      0.0%       Fee
 280        No         4/1/23          300        296       300              $0      0.0%       Fee
 281        No         6/1/18          240        238       240              $0      0.0%       Fee
 282        No         4/1/08          120        116       300      $1,154,733     51.3%       Fee
 283        No         3/1/08          120        115       360      $1,219,494     61.0%       Fee
 284        Yes        4/1/08          120        116       300      $1,113,285     61.6%       Fee
 285        No         12/1/02          60        52        360      $1,298,668     66.9%       Fee
 286        Yes        6/1/13          180        178       240        $542,742     29.7%       Fee
 287        No         4/1/18          240        236       240              $0      0.0%       Fee
 288        Yes        4/1/08          120        116       300      $1,035,236     52.4%       Fee
 289        No         6/1/13          180        178       180              $0      0.0%       Fee
 290        No         12/1/07         120        112       360      $1,135,885     60.1%       Fee
 291        Yes        6/1/08          120        118       360      $1,087,641     64.0%       Fee
 292        No         3/1/13          180        175       180              $0      0.0%       Fee
 293        Yes        3/1/03           60        55        360      $1,169,719     76.7%       Fee
 294        No         5/1/08          120        117       240        $835,051     49.1%       Fee
 295        No         5/1/13          180        177       300        $779,955     49.5%       Fee
 296        No         5/1/13          180        177       240        $495,887     32.3%       Fee
 297        Yes        5/1/08          120        117       300        $945,041     37.8%       Fee
 298        No         5/1/13          180        177       240        $516,825     24.0%       Fee
 299        No         3/1/08          120        115       297        $952,324     57.7%       Fee
 300        No         4/1/18          240        236       240              $0      0.0%       Fee
 301        No         5/1/08          120        117       300        $916,411     55.5%       Fee
 302        No         1/1/08          120        113       300        $944,635     51.1%       Fee
 303        No         10/1/02          60        50        240      $1,028,120     57.1%       Fee
 304        No         2/1/18          240        234       240              $0      0.0%       Fee
 305        No         1/1/08          120        113       360      $1,001,209     58.0%       Fee
 306        No         5/1/23          300        297       300              $0      0.0%       Fee
 307        No         5/1/08          120        117       300        $902,520     56.4%       Fee
 308        No         5/1/08          120        117       300        $885,374     56.4%       Fee
 309        No         4/1/08          120        116       300        $885,372     46.6%       Fee
 310        No         4/1/08          120        116       240        $767,025     46.5%       Fee
 311        No         5/1/08          120        117       300        $877,683     65.0%       Fee
 312        Yes        3/1/12          168        163       240        $508,566     34.5%       Fee
 313        No         2/1/08          120        114       300        $833,699     45.1%       Fee
 314        No         2/1/08          120        114       300        $819,389     60.7%       Fee
 315        No         6/1/18          240        238       240              $0      0.0%       Fee
 316        Yes        4/1/12          168        164       300        $667,448     53.2%       Fee
 317        No         4/1/08          120        116       300        $810,099     57.9%       Fee
 318        Yes        5/1/08          120        117       300        $801,640     60.3%       Fee
 319        Yes        4/1/08          120        116       240        $678,903     50.3%       Fee
 320        Yes        10/1/11         162        158       300        $672,827     54.7%       Fee
 321        No         3/1/08          120        115       300        $796,764     63.7%       Fee
 322        No         5/1/13          180        177       360        $747,840     49.9%       Fee
 323        No         6/1/18          240        238       240              $0      0.0%       Fee
 324        No         2/1/13          180        174       345        $697,587     53.7%       Fee
 325        No         5/1/08          120        117       240        $631,380     52.6%       Fee
 326        No         4/1/18          240        236       240              $0      0.0%       Fee
 327        No         10/1/07         120        110       300        $755,076     58.1%       Fee
 328        No         4/1/13          180        176       300        $584,470     48.3%       Fee
 329        No         5/1/08          120        117       300        $697,196     63.4%       Fee
 330        No         2/1/08          120        114       300        $722,656     55.6%       Fee
 331        No         9/1/07          120        109       360        $757,897     62.1%       Fee
 332        No         3/1/08          120        115       300        $677,507     61.6%       Fee
 333        No         5/1/08          120        117       300        $654,416     63.8%       Fee
 334        No         4/1/13          180        176       300        $521,251     49.2%       Fee
 335        No         12/1/12         180        172       360        $609,045     49.2%       Fee
 336        No         12/1/07         120        112       360        $691,514     53.2%       Fee
 337        No         5/1/08          120        117       360        $653,946     64.1%       Fee
 338        No         1/1/08          120        113       300        $614,017     43.9%       Fee
 339        No         5/1/08          120        117       300        $603,694     52.2%       Fee
 340        No         5/1/08          120        117       300        $567,584     66.8%       Fee
 341        No         4/1/08          120        116       300        $518,301     55.7%       Fee
 342        No         4/1/08          120        116       300        $490,640     61.3%       Fee
 343        No         4/1/08          120        116       240        $423,694     53.0%       Fee
 344        No         10/1/07         120        110       360        $510,884     52.7%       Fee
 345        No         10/1/07         120        110       360        $504,099     65.5%       Fee
 346        No         2/1/13          180        174       300        $350,638     48.7%       Fee
 347        No         5/1/08          120        117       240        $363,637     53.5%       Fee
 348        No         10/1/07         120        110       360        $457,106     60.9%       Fee
 349        No         4/1/08          120        116       300        $417,341     56.4%       Fee
 350        No         12/1/07         120        112       360        $440,851     51.0%       Fee
 351        No         8/1/07          120        108       360        $456,428     50.7%       Fee
 352        No         5/1/08          120        117       300        $400,196     61.6%       Fee
 353        Yes        5/1/08          120        117       300        $388,030     60.3%       Fee
 354        No         11/1/07         120        111       360        $407,811     63.2%       Fee
 355        No         5/1/08          120        117       300        $372,407     61.6%       Fee
 356        No         1/1/08          120        113       360        $365,905     50.1%       Fee
 357        No         3/1/08          120        115       313        $343,783     54.6%       Fee
 358        No         5/1/13          180        177       240        $163,836     32.3%       Fee
 359        No         1/1/08          120        113       360        $332,472     63.3%       Fee
 360        No         11/1/12         180        171       180              $0      0.0%       Fee
 361        No         11/1/07         120        111       300        $288,754     51.1%       Fee
 362        No         12/1/07         120        112       300        $280,502     49.2%       Fee
 363        No         8/1/07          120        108       360        $298,910     56.9%       Fee
 364        No         12/1/12         180        172       180              $0      0.0%       Fee
 365        No         3/1/13          180        175       300        $204,440     47.0%       Fee
 366        No         1/1/13          180        173       360        $232,317     54.0%       Fee
 367        No         2/1/08          120        114       300        $243,815     57.4%       Fee
 368        Yes        4/1/08          120        116       300        $237,990     61.6%       Fee
 369        No         3/1/08          120        115       314        $242,306     65.3%       Fee
 370        No         4/1/08          120        116       300        $233,766     55.7%       Fee
 371        No         4/1/18          240        236       240              $0      0.0%       Fee
 372        No         11/1/07         120        111       360        $241,461     56.8%       Fee
 373        No         3/1/08          120        115       300        $208,083     52.0%       Fee
 374        No         2/1/08          120        114       284        $180,355     25.8%       Fee
 375        No         4/1/08          120        116       360        $187,838     32.4%       Fee
 376        No         4/1/08          120        116       300        $166,936     66.8%       Fee
 377        No         4/1/08          120        116       300        $161,154     53.7%       Fee
 378        No         3/1/13          180        175       184          $7,491      2.5%       Fee
 379        No         3/1/13          180        175       180              $0      0.0%       Fee
 380        No         4/1/08          120        116       300        $141,094     58.8%       Fee
 381        No         2/1/08          120        114       300        $128,851     52.6%       Fee
 382        No         4/1/11          156        152       156              $0      0.0%       Fee
 383        No         2/1/08          120        114       300        $112,731     61.3%       Fee
 384        No         3/1/08          120        115       316        $112,231     64.5%       Fee

TOTAL/WEIGHTED AVERAGE:                138        133       316                     52.9%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
  LOAN
   NO.    PROPERTY NAME                                     ADDRESS                                      CITY
------------------------------------------------------------------------------------------------------------------------------------
    1     2677 Larkin Street (1I)                           2677 Larkin                                  San Francisco
    2     645 Stockton Street (1I)                          645 Stockton                                 San Francisco
    3     1340 -1390 Taylor Street (1I)                     1340--1390 Taylor Street                     San Francisco
    4     1401 Jones Street (1I)                            1401 Jones Street                            San Francisco
    5     1870 Pacific Avenue (1I)                          1870 Pacific Avenue                          San Francisco
    6     500 Stanyan Street (1I)                           500 Stanyan                                  San Francisco
    7     2075 - 2079 Market Street (1I)                    2075 - 2079 Market Street                    San Francisco
    8     1290 20th Avenue (1I)                             1290 20th Street                             San Francisco
    9     78 Buchanan Street (1I)                           78 Buchanan Street                           San Francisco
   10     2095 - 2099 Market Street (1I)                    2095 - 2099 Market Street &                  San Francisco
                                                              211 & 213 Church St.
   11     235 - 241 Church Street (1I)                      235 - 241 Church Street                      San Francisco
   12     1465 Burlingame Avenue (1I)                       1465 Burlingame Avenue                       Burlingame
   13     252 - 258 Church Street (1I)                      252 - 258 Church Street                      San Francisco
   14     Fountain View Nursing Home (1A)                   215 First Street N.E.                        Springhill
   15     Greeneville West Health Care Center (1A)          106 Holt Court                               Greeneville
   16     Bay St. Joseph Care Center (1A)                   220 9th Street                               Port St. Joe
   17     Heritage Manor of Abbeville (1A)                  2403 Alonzo Drive                            Abbeville
   18     Panola Nursing Home (1A)                          501 Cottage Road                             Carthage
   19     Jackson Manor Nursing Home (1A)                   U.S. Highway 167 South                       Jonesboro
   20     West Mesa Health Care Center (1A)                 9150 McMahon Blvd. N.W.                      Albuquerque
   21     Pickett County Nursing Home (1A)                  129 Hillcrest Drive                          Byrdstown
   22     Broadview Village Square                          Cermak Road & 17th Avenue                    Broadview
   23     The Courville at Nashua & Villas at Nashua (2I)   22 Hunt Street/22.5 Hunt Street              Nashua
   24     Aynsley Place (2I)                                80 Lake Street                               Nashua
   25     The Courville at Manchester (2I)                  44 West Webster Street                       Manchester
   26     Carlyle Place (2I)                                44 Route 101                                 Bedford
   27     Holiday Inn-Fond du Lac, WI (3I)                  625 West Rolling Meadows Drive               Fond du Lac
   28     Comfort Suites-Appleton, WI (3I)                  3809 West Wisconsin Ave                      Appleton
   29     Comfort Suites-Madison, WI (3I)                   1253 John Q. Hammons Drive                   Madison
   30     Budgetel-Madison, WI (3I)                         8102 Excelsior Drive                         Madison
   31     Holiday Inn Express-Osh Kosh, WI (3I)             2251 Westowne Avenue                         Oshkosh
   32     Budgetel-Fond du Lac, WI (3I)                     77 Holiday Lane                              Fond du Lac
   33     Elliott Bay Office Park                           300 Elliott Avenue W.                        Seattle
   34     The Cable Building                                611 Broadway                                 New York
   35     Park Drive Manor                                  663 West Rittenhouse Street                  Philadelphia
   36     NationsBank Tower (4I)                            500 Chestnut Street                          Abilene
   37     Woodhaven Shopping Center (41)                    4602-4654 South 14th Street                  Abilene
   38     Radford Hills Shopping Center (4I)                800-900 North Judge Ely Boulevard            Abilene
   39     Crossroads Shopping Center (4I)                   4102 Buffalo Gap Road                        Abilene
   40     Pioneer Square (4I)                               2302-2310 Lubbock Highway                    Lamesa
   41     Mesa Verde Shopping Center (4I)                   2215 North Midland Drive                     Midland
   42     Park Plaza Shopping Center (4I)                   Austin Avenue and Coggin Avenue              Brownwood
   43     Cambridge Square Shopping Center                  280 U.S. Highway 9 North                     Morganville
   44     Holiday Inn BayView Plaza                         530 West Pico Boulevard                      Santa Monica
   45     Westbrook (5I)                                    5747 State Route 128                         Cleves
   46     Green Acres (5I)                                  6074 Deerfield Road                          Goshen Township
   47     Compton Hills (5I)                                9109 Pippin Road                             Cincinnati
   48     Skymeadow (5I)                                    2169 Tuley Road                              Hamilton
   49     Eastgate (5I)                                     1751 East Ohio Pike                          Amelia
   50     Lake Remington (5I)                               70 Glendale-Milford Road                     Loveland
   51     Shady Terrace (5I)                                724 Covert Run Pike                          Bellevue
   52     Preston Place Apartments                          5000 Old Shepard Place                       Plano
   53     Pharmaceutical Formulations Building              460 Plainfield Avenue                        Edison
   54     Bristol Market Place                              1702 N. Bristol Street                       Santa Ana
   55     Heritage Square                                   14100-14160 Culver Drive                     Irvine
   56     Jockey Hollow Office Complex                      1300 Mt. Kemble Ave.                         Harding Township
   57     Ashton Pointe Apartments                          308 Frankford Avenue                         Lubbock
   58     Wedgewood Care Center                             199 Community Drive                          Great Neck
   59     River Oaks Apartments                             20702 El Toro Road                           Lake Forest
   60     Oakwood Nursing Home (6I)                         401 Witsell Street                           Walterboro
   61     Tanglewood Nursing Home (6I)                      Third Street                                 Ridgeway
   62     Forsyth Nursing Home (6I)                         521 Cabiness Road                            Forsyth
   63     Hilltop Nursing Home (6I)                         4796 Highway 42 North                        Forsyth
   64     Harrows Warehouse-Melville, NY (7I)               270 Spagnoli Road                            Melville
   65     Harrows Shopping Center-Centereach, NY (7I)       1953 Middle Country Road                     Centereach
   66     Harrows Shopping Center-Lynbrook, NY (7I)         831-839 Sunrise Highway                      Lynbrook
   67     Harrows Shopping Center-Patchogue, NY (7I)        573 Sunrise Highway                          Patchogue
   68     132 West 125th Street                             132 West 125th Street                        New York
   69     Friendship Manor - Janesville (8I)                1918 North Washington Street                 Janesville
   70     Friendship Manor - Mayville (8I)                  1091 Horicon Street                          Mayville
   71     Friendship Manor - North Hume (8I)                1316 North Hume                              Marshfield
   72     Friendship Manor - West Mann (8I)                 3013-3017 West Mann Road                     Marshfield
   73     Friendship Manor - Hartford (8I)                  109 Lone Oak Road                            Hartford
   74     Friendship Manor - Wisconsin Rapids (8I)          2511 Strawberry Lane                         Wisconsin Rapids
   75     Friendship Manor - Medford (8I)                   509 Lemke Oak lane                           Medford
   76     Friendship Manor - Fond du Lac (8I)               496 Wisonsin Court                           Fond du Lac
   77     Friendship Manor - Shawano (8I)                   844 Olsen Street                             Shawano
   78     Van Dorn Station                                  504-616 South Van Dorn Street                Alexandria
   79     Brooksedge Corporate Center                       Green Crest Drive                            Westerville
   80     Bayside Plaza                                     700 Airport Blvd.                            Burlingame
   81     Transicoil                                        2560 General Armistead Avenue                Norristown
   82     Holiday Inn-Lauderdale, FL                        4116 North Ocean Boulevard                   Lauderdale by the Sea
   83     Highland Walk Apartments                          6069 Norcross Tucker Road                    Norcross
   84     Deep Ellum Lofts                                  3300 Main Street, 3401 Commerce              Dallas
                                                              Street, 3311 Elm Street
   85     Galleries of Syracuse                             415-447 South Salina Street                  Syracuse
   86     Sandlewood Apartments                             6519 Mt. Zion Boulevard                      Atlanta
   87     Emerald Pointe Apartments                         8670 Camino Collegio                         Rohnert Park
   88     Sheraton Inn-Columbus, GA                         5351 Simons Boulevard                        Columbus
   89     Gardenside Shopping Center                        2606 Zion Road                               Henderson
   90     Apple Valley Square Shopping Center               21510-21680 Bear Valley Road                 Apple Valley
   91     Westland Plaza Shopping Center                    5348 West 16th Avenue                        Hialeah
   92     Blackburn Center                                  Blackburn Drive                              Gloucester
   93     Pleasanton Square II                              5755- 6015 Johnson Drive                     Pleasanton
   94     West Garden Apartments                            3011 West 76th Street                        Hialeah
   95     Foster-Richardson Rest Home (2A)                  176 Rest Home Road                           Wilkesboro
   96     Pinnacle Rest Home (2A)                           Pinnacle Church Road                         Nebo
   97     Mount Pleasant Rest Home (2A)                     8307 West U.S. Hwy. 421                      Wilkesboro
   98     1650 Sherman Ave. (9I) (3A)                       1650 Sherman Ave.                            Pennsauken
   99     8290 National Highway (9I) (3A)                   8290 National Highway                        Pennsauken
   100    7101 Westfield Ave. (10I) (3A)                    7101 Westfield Ave.                          Pennsuaken
   101    1601 Hylton Road (10I) (3A)                       1601 Hylton Road                             Pennsauken
   102    1625 Hylton Road (10I) (3A)                       1625 Hylton Road                             Pennsauken
   103    Cranbrook III                                     955 Cranbrook Court                          Davis
   104    The Palms of Apalachee Apartments                 2855 Apalachee Parkway                       Tallahassee
   105    Courtyard by Marriott-Naples, FL                  3250 9th Street North                        Naples
   106    Columbia Arms Apartments                          1600 Columbia Arms Circle                    Kissimmee
   107    Palms of Magnolia                                 1112 So. Magnolia Drive                      Tallahassee
   108    Winds of Santa Fe                                 2660-2780  W. 76th Street                    Hialeah
   109    225 Arizona Avenue                                225 Arizona Avenue                           Santa Monica
   110    Battlefield Business Park                         10503-10553 Battlefield Parkway              Manassas
                                                              and 7000 Infantry Ridge Rd.
   111    5 & 7 Allen Street (11I)                          5-7 Allen Street                             Hanover
   112    Lyme Road Office Building (11I)                   45 Lyme Road                                 Hanover
   113    Spring Valley Club Apartments                     2121 Harrison Avenue                         Panama City
   114    Wolf Lake Industrial Center                       3200 Sheffield Avenue                        Hammond
   115    Aura Systems, Inc.                                2335 Alaska Ave. & 2330 Utah Ave.            El Segundo
   116    Tustin Square                                     1888-1944 N. Tustin Avenue                   Orange
   117    The Market at Hobe Sound Shopping Center          8767-8947 S.E. Bridge Road                   Hobe Sound
   118    Courtyard by Marriott-Springfield, OR             3443 Hutton Street                           Springfield
   119    Highland Estates                                  27 Maypop Lane                               Decatur
   120    19 Crosby Drive                                   19 Crosby Drive                              Bedford
   121    Heritage House Apartments                         515-545 Sycamore Lane                        Davis
   122    Fairfield Inn-New Orleans Airport                 1801 32nd Street                             Kenner
   123    Kearny Office Park                                8304-8344 Clairemont Mesa                    San Diego
   124    Holiday Inn- Holidome                             210 South Hollywood Road                     Houma
   125    Oxford Nursing Home                               689 Main Street                              Haverhill
   126    Brandywine Village Shopping Center                Route 322 N. Guthriesville Road              East Brandywine Township
   127    Loop Inn (4A)                                     1 Rodgers Street                             Avenel
   128    Gallery Motel (4A)                                2020 US Route 35 North                       Sayreville
   129    Arnaz Arms Apartments                             467 S. Arnaz Drive                           Los Angeles
   130    So. Calif. Institute of Arch. Building            5454 Beethoven Street                        Los Angeles
   131    Phoenix Court                                     11026 SE 240th St.                           Kent
   132    Wynstone Apartments                               205 Millwood Drive                           Nashville
   133    Holiday Inn-Treasure Island, FL                   10908 Gulf Boulevard                         Treasure Island
   134    Cedar Hills Shopping Center                       10184 SW Parkway                             Portland
   135    Knollwood Center                                  5900 Brockton Avenue                         Riverside
   136    Kenilworth Fidelco Industrial Center              251 South 31st St.                           Kenilworth
   137    Timberline Shopping Center                        660 Woodbury-Glassboro Road                  Sewell
   138    Abington Shopping Center                          Route 6                                      South Abington Township
   139    West Lawrence Care Center                         1410 Seagirt Boulevard                       Far Rockaway
   140    Reservoir Plaza                                   473-479 Winter Street                        Waltham
   141    Cambridge Park Apartments                         621 Memorial Drive                           Red Bank
   142    Taylor Crossing                                   100 Taylor Road North                        Montgomery
   143    St. Doris Apartments                              1451-1491 N. Peach Ave.                      Fresno
   144    Atlantic Self Storage- Dunn Avenue                1650 Dunn Ave.                               Jacksonville
   145    Atlantic Self Storage I-295                       11351 St. Augustine Road                     Jacksonville
   146    Shoppes of Arrowhead                              2471 South University Drive                  Davie
   147    University Place Apartments I & II                501 East 18th Avenue                         Ellensburg
   148    Sunsations #3 (5A)*                               12401 Coastal Highway                        Ocean City
   149    Sunsations #1 (5A)*                               7601 Coastal Highway                         Ocean City
   150    Sunsations #8 (5A)*                               500 Atlantic Avenue                          Virgina Beach
   151    Golden Pointe Apartments                          7325 Golden Pointe Boulevard                 Orlando
   152    Sunsations #7 (6A)*                               2300 Atlantic Avenue                         Virgina Beach
   153    Sunsations #2  (6A)*                              5701 Coastal Highway                         Ocean City
   154    Sunsations #4 (6A)*                               2408 N. Philadelphia Ave.                    Ocean City
                                                              (Coastal Highway)
   155    Sunsations #5 (6A)*                               9303A-9307 Coastal Highway                   Ocean City
   156    Days Inn-Tacoma, WA                               6802 Tacoma Mall Boulevard                   Tacoma
   157    Marriott Fairfield Inn                            2225 Northwest Evangeline Thruway            Layfayette
   158    Meadow Park Care Center (12I)                     864 Dougherty Street                         Prescott
   159    Peppertree Square (12I)                           860 Dougherty Street                         Prescott
   160    Colonial Nursing Center                           508 Pierce Street                            Lindale
   161    349 Main Street (7A)                              349 Main Street                              Pleasanton
   162    300/310 Main Street (7A)                          300/310 Main Street                          Pleasanton
   163    Village North Townhouses and Apartments           3990 North Water Street                      Decatur
   164    One First Avenue Warehouse                        One First Avenue                             Peabody
   165    Prime Time Medford Apartments                     2979 Barnett Road                            Medford
   166    Warmington Building                               3090 Pullman Street                          Costa Mesa
   167    Westwood Apartments                               4317-4337 Eighth Avenue, N.E.                Seattle
   168    Columbia Pacific Plaza                            2201 N. Columbia Boulevard                   Portland
   169    Holiday Inn-Bath, ME                              139 Western Avenue                           Bath
   170    Home Sweet Home                                   205 Collins Avenue                           Colma
   171    Belle Rive Club Apartments                        8715 Belle Rive Boulevard                    Jacksonville
   172    Market & Noe Center                               2276-2288 Market Street                      San Francisco
   173    Sentry Plaza Shopping Center (13I)                4275-83 South 76th Street                    Greenfield
   174    Sentry Grocery Store (13I)                        6700 West State Street                       Wauwatosa
   175    International Food & Fashion Center               934 S. Los Angeles Street                    Los Angeles
   176    Colony Square 1, 2, 4 (14I)                       703, 723 & 735 Seibert Road                  Scott Air Force Base
   177    Williamsburg Center (14I)                         1135 Eastgate Drive                          O'Fallon
   178    Colima Plaza                                      18720-18742 Colima Road                      Rowland Heights
   179    Royal Oaks Shopping Center                        1890 Knox McCrae Drive                       Titusville
   180    Schoolhouse Shopping Center                       1034 Second Street Pike                      Richboro
   181    Shadow Rose Apartments                            6231 N. 67th Avenue                          Glendale
   182    60 Messenger Street                               60 Messenger Street                          Plainville
   183    Summit Court Apartments                           262 King Street                              Pottstown
   184    Walsh Avenue Industrial                           850-890 Walsh Ave. &                         Santa Clara
                                                              2605-2655 Lafayette St.
   185    Hampton Inn-Cedar Rapids, IA                      3265 6th Street SW                           Cedar Rapids
   186    Spalding Plaza Retail and Office Complex          6450-6470 Spalding Drive                     Norcross
   187    16 Brooklyn Industrial                            Various Street Adresses                      Brooklyn
   188    Lemon Grove Square                                7103-7155 Broadway                           Lemon Grove
   189    Extra Space Self Storage                          4050 19th Avenue                             San Francisco
   190    Ramada Inn Speedway                               1798 West International Speedway Blvd.       Daytona Beach
   191    Triangle Crossroads                               130 South Highway 16                         Denver
   192    Rosewood Apartments                               300 Silverado Drive                          Stoughton
   193    Tehachapi Towne Center                            801-31 Tucker Road                           Tehachapi
   194    Pinellas Pointe Apartments                        2150 62nd Avenue South                       St. Petersburg
   195    Quail Hill Apartments                             500 Smithwood Street                         Fuquay-Varina
   196    Wal Mart - Whitinsville                           1161 Providence Road                         Whitinsville
   197    Central Heights Shopping Center                   7301-97 West Central                         Wichita
   198    Premier Corporate Center                          3938 Premier North Drive                     Tampa
   199    Pharr Plaza                                       375 Pharr Road, NE                           Atlanta
   200    Office Max - Bentley Mall                         24 College Road                              Fairbanks
   201    Woodknoll Townhomes                               9192 Vanity Fair Drive                       St. Louis
   202    Microtel Inn                                      801 East Highway 83                          McAllen
   203    Walnut Auto Care Center                           19116-19130 Walnut Drive                     Rowland Heights
   204    Andresen Plaza                                    2700 NE Andresen Road                        Vancouver
   205    Dunmore Shopping Center                           O'Neill Highway and Monahan Avenue           Dunmore
   206    Hartland Apartments                               3939 10th Street S.E.                        Puyallup
   207    Mr. Gatti's Restaurant, San Angelo (15I)          4349 Sherwood Way                            San Angelo
   208    Mr Gattis Restaurant, Midland (15I)               614 West Wadley Avenue                       Midland
   209    Super 8-Madison, WI                               1602 West Beltline Highway                   Madison
   210    Access Self Storage                               3427 Marvin D. Love Freeway                  Dallas
   211    Executive Car Wash - Roswell (16I)                2063 Roswell Road                            Marietta
   212    Executive Car Wash - Johnson Ferry (16I)          1274 Johnson Ferry Road                      Marietta
   213    Rooker Building                                   1122 Milledge Street                         East Point
   214    Alta Vista Corporate Center                       14040 North Cave Creek Road                  Phoenix
   215    75 Montgomery Street                              75 Montgomery Street                         Jersey City
   216    North Kitsap Self Storage (8A)                    541 North Bernt Road                         Poulsbo
   217    Poulsbo Business Park (8A)                        20714-20726 State Highway 305                Poulsbo
   218    13-17 Laight Street                               13-17 Laight Street                          New York
   219    Quality Inn - Vallejo                             44 Admiral Callaghan Lane                    Vallejo
   220    Executive Inn II (17I)                            9401 South Orange Blossom Trail              Orlando
   221    Executive Inn I (17I)                             5870 South Orange Blossom Trail              Orlando
   222    Super 8 Motel (17I)                               1634 North U.S. Highway 1                    Ormond Beach
   223    Travelodge (17I)                                  2250 West International Speedway Blvd.       Daytona Beach
   224    H.S.T. Building                                   8985 Crestmar Point                          San Diego
   225    The French/ Cabot Block Building (18I)            820 E. Bush Street                           Woodstock
   226    The Waterman Place Building (18I)                 3 Elm Street                                 Quechee
   227    The Morgan Block (18I)                            Route 4 Waterman Place                       Woodstock
   228    Holiday Inn Express- Lemoore                      20 Central Street                            Lemoore
   229    Holiday Inn Express- Killeen                      1602 East Central Texas Expressway           Killeen
   230    Country Inn by Carlson                            153 Garrisonville Road                       Stafford
   231    Renaissance Apartments                            5259  University Way                         Seattle
   232    Ames Department Store                             801 S 4th Street                             Hamburg
   233    The Store House Self Storage                      4924 Mercer University Drive                 Macon
   234    Comfort Inn- Killeen                              2506 Trimmier Road                           Killeen
   235    SeaTac Inn                                        17108 International Blvd.                    SeaTac
   236    KEW Industrial Park                               7005-7101 Julian Street & 3200-3204          Westminster
                                                              West 71st Avenue
   237    Hazel Ridge Plaza                                 4301-4347 Hazel Avenue                       Fair Oaks
   238    Gray Road Self Storage                            7821 East Gray Road                          Scottsdale
   239    Virginia Square Apartments                        1170 Murchison Avenue                        Pomona
   240    Premier Club Apartments                           5100 Highpoint Road                          Union City
   241    1058 Southern Blvd.                               1058 Southern Blvd.                          Bronx
   242    Watson Centex-San Antonio*                        11307 Roszell Drive                          San Antonio
   243    Lakeside Meadows Apartments                       12817 Mapleview Street                       Lakeside
   244    Atlantic Self Storage- Millcoe Road               1510 Millcoe Road                            Jacksonville
   245    Holiday Inn - Reidsville                          2100 Barnes Street                           Reidsville
   246    Parkway Plaza*                                    10410 Kensington Parkway                     Kensington
   247    Lantern Plaza*                                    28940-28950 Golden Lantern                   Laguna Niguel
   248    West 24th Street Apartments                       6011-6041 West 24th Avenue                   Hialeah
   249    Airport Circle Plaza                              7500 S. Crescent Boulevard                   Pennsauken
   250    El Pueblo Lodge                                   412 Paseo del Pueblo Norte                   Taos
   251    Maple Manor Apartments                            3001 Wedington Drive                         Fayetteville
   252    Regency Walk                                      10230 Atlantic Blvd.                         Jacksonville
   253    The Coach Store                                   69 Main Street                               East Hampton
   254    WIPAC Distribution Warehouse                      3501 Electronics Way                         West Palm Beach
   255    Oceanside Square                                  4750-4760 Oceanside Blvd.                    Oceanside
   256    North Las Vegas Self Storage                      3360 North Las Vegas Boulevard               Las Vegas
   257    Village Plaza                                     15355 Sherman Way                            Van Nuys
   258    Lake Margaret Village Apartments (9A)*            3039 South Fern Creek Avenue                 Orlando
   259    Townhouse Apartments (9A)*                        2950 NE 14th Street                          Ocala
   260    Whispering Pines Apartments                       5801 Altama Avenue                           Brunswick
   261    Beechmont Professional Building                   3180 Main Street                             Bridgeport
   262    204 Loudon Road                                   204 Loudon Road                              Concord
   263    Ramada Limited- South Padre                       4109 Padre Blvd.                             South Padre Island
   264    U.S. Rentals, Inc.                                3400 Lind Avenue SW                          Renton
   265    El Campo Inn                                      210 Highway 59 West                          El Campo
   266    1318 Wilshire Boulevard                           1318 - 1332 Wilshire Boulevard               Santa Monica
   267    PETCO Building                                    403 North 8th Street                         West Dundee
   268    Victory Self Storage - Staten Island              3493 and 3511 Victory Boulevard              Staten Island
   269    Sheridan Retail Shops                             1945 S. Sheridan Blvd.                       Lakewood
   270    485 Kings Highway                                 485 Kings Highway                            Brooklyn
   271    Norwest Business Park*                            551-595 North 1200 West                      Orem
   272    Silver Creek Manor                                150 North Douglas Street                     Ripon
   273    The Square Shopping Center                        2301 - 2323 W. Lawrence Avenue               Chicago
   274    301-315 East Tremont Ave.                         301-315 East Tremont Avenue                  Bronx
   275    Jack In The Box - Galena Park (19I)               2607 Clinton Drive                           Galena Park
   276    Jack in the Box - Terrell (19I)                   1898 W. Moore Avenue                         Terrell
   277    Lake Ridge Apartments - DRK                       2600-2636 Goldenstrand Drive, 2741-2757      Columbus
                                                              & 2800-2836 Silverstrand Drive
   278    Lake Ridge Apartments - FEM                       6133-6169 Goldenstrand Court, 2631-2667      Columbus
                                                              & 2721-2737 Silverstrand Drive
   279    Lake Ridge Apartments - JMK                       2761-2797 Goldenstrand Drive, 2640-2676      Columbus
                                                              & 2761-2797 Silverstrand Drive
   280    Lake Ridge Apartments - MJK                       2680-2716 & 6134-6170 Goldenstrand Drive,    Columbus
                                                              2671-2687 Silverstrand Drive
   281    Clean Machine - Kingston Pike (West Hills)        7914 Kingston Pike                           Knoxville
   282    Our Shopping Center                               2006 Waveland Road                           Waveland
   283    Diffley Square Shopping Center                    4130 Blackhawk Road                          Eagan
   284    Atlantic Arms Apartments                          1052-1056 Atlantic Street                    Salinas
   285    Westridge Shopping Center*                        6605 I-40 West                               Amarillo
   286    CVS Drug Store                                    1029 Forest Parkway                          Forest Park
   287    Rite Aid Drug Store - Griffin, GA                 405 S. Hill Street                           Griffin
   288    1525 & 1535 Central Avenue                        1525 & 1535 Central Avenue                   Bridgeport
   289    Lowry Expressway Office Building*                 8900 Emmett F. Lowry Expressway              Texas City
   290    Monarch Bank Building*                            401 Glenneyre Street                         Laguna Beach
   291    Innovative Metals Warehouse                       180 Clydesdale Court                         Grass Valley
   292    Archer Road Self Storage                          6505 SW Archer Road                          Gainesville
   293    Econo-Pak Warehouse                               4944 West 73rd Street                        Bedford Park
   294    Food-4-Less                                       519 U.S. Highway 24 East                     Moberly
   295    Sugarland Professional Building                   201-203 Elden Street                         Herndon
   296    333 West Indian School - Phoenix                  333 West Indian School Road                  Phoenix
   297    Summit Terrace Apartments                         461-471 Summit Street                        Bowling Green
   298    Red Carpet Inn - Boone*                           862 Blowing Rock Road                        Boone
   299    1883-1887 Amsterdam Avenue                        1883-1887 Amsterdam Avenue                   New York
   300    Dave's Car Wash                                   449 North Bolingbrook Drive                  Bolingbrook
   301    Alamo Self Storage                                43357 Division Street                        Lancaster
   302    Desert Pines Apartments*                          118 South 15th Street                        Las Vegas
   303    Watson Centex - Houston*                          2110 Telephone Road                          Houston
   304    Blue Heron Car Wash                               1450 S. Military Trail                       West Palm Beach
   305    30100 Crown Valley Parkway*                       30100 Crown Valley Parkway                   Laguna Niguel
   306    Lovers Lane Retail Center                         5647 & 5655 West Lovers Lane                 Dallas
   307    Northway Manor MHP                                338 Country Route Number 11                  West Monroe
   308    Budget Mini Storage-Fontana                       15991 Valley Boulevard                       Fontana
   309    9D E-Z Storage                                    1190 Route 9D                                Wappingers Falls
   310    Days Inn - Brunswick                              2307 Glouscester Street                      Brunswick
   311    Apollo Self Storage                               17120 State Highway 72                       Arvada
   312    Hollywood Video Store - High Point, NC            2118 N. Main Street                          High Point
   313    Cypress Woods Apartments                          2135 West Campbell Avenue                    Phoenix
   314    Eagle Rock Shopping Center                        2750 E. Colorado Boulevard                   Los Angeles
   315    Clean Machine - Merchant                          507 Merchant Drive                           Knoxville
   316    Hollywood Video Store - Virginia Beach            629 Newtown Road                             Virginia Beach
   317    Airport South Building                            2301 Dorsey Road                             Glen Burnie
   318    Terrace View (Chateau) Apartments                 784, 788 & 792 Garner Avenue                 Salinas
   319    Thriftway Supermarket                             326 S. Walnut Street                         Bath
   320    Hollywood Video Store - Pikesville, MD            211 Reisterstown Road                        Pikesville
   321    Roof Garden Mobile Home Court*                    Route 281                                    Somerset
   322    Sandalon East Office Building*                    5299 Roswell Road                            Atlanta
   323    Clean Machine - Maynardville (Halls)              6852 Maynardville Pike                       Knoxville
   324    Westgate Regency Center*                          11909-11929 W. Pico Boulevard                Los Angeles
   325    Roger's Green Hills Supermarket                   1004 Fifth Avenue                            St. Joseph
   326    Taco Bell & US Auto Glass                         1610-1680 El Camino Real                     Santa Clara
   327    555 Broadway*                                     555 Broadway                                 Haverhill
   328    Aussie Self Storage                               30 East Victorian Avenue                     Sparks
   329    Roselea Villas*                                   2550 A Hartweel Ave.                         Sanford
   330    Knights Inn-Summerton*                            248 Buff Road                                Summerton
   331    1610 Broadway*                                    1610 Broadway                                Santa Monica
   332    Morrone Company*                                  465 Albert Street                            Macon
   333    Peppertree Apartments                             3309 Robinson Drive                          Waco
   334    Islip Terrace Plaza*                              500 Islip Avenue                             Islip Terrace
   335    1626 Logan Street*                                1626 Logan Street                            Denver
   336    TX Human Serv. & Work Force Comm. Off.*           2501 Palo Alto Drive                         San Antonio
   337    Fielders Bridge Office Building*                  1615 West Abram Street                       Arlington
   338    2906 North State Street Building*                 2906 North State Street                      Jackson
   339    Days Inn - Orange City*                           2501 North Volusia Avenue                    Orange City
   340    Edgewood Court Apartments*                        611 S. Ennis Ave                             Bryan
   341    Super Safe Self Service Storage                   1401 Jordan Lane                             Huntsville
   342    Pioneer Plaza*                                    120 Broadway                                 Kissimmee
   343    287 Appleton Street*                              287 Appleton Street                          Lowell
   344    2059 E. Sahara Avenue*                            2059 Sahara Avenue                           Las Vegas
   345    560 Virginia Way*                                 560 Virgina Way                              Barstow
   346    Calibra Sunnyside*                                197 North Sunnyside Avenue                   Clovis
   347    Bolling Building*                                 910 North 47th St.                           Kansas City
   348    512 Main Street*                                  512 Main Street                              El Segundo
   349    Panola Road Office Building*                      5353 Fairington Road                         Lithonia
   350    1920 Ledbetter Drive*                             1920 Ledbetter Drive                         Dallas
   351    2727-2745 Gundry Avenue*                          2725-2745 Gundry Avenue                      Signal Hill
   352    Citadel Apartments*                               104 Pleasant Street                          Bryan
   353    Garner Avenue Apartments                          1337 Garner Avenue                           Salinas
   354    1400-1410 E. Florida*                             1400-1410 East Florida Street                Long Beach
   355    Vance St. Apartment Building*                     1600 Vance Street                            Lakewood
   356    3200 Race Street*                                 3200 Race Street                             Fort Worth
   357    Covington Office Center*                          4336 Covington Highway                       Decatur
   358    2502 North Alvernon Way - Tucson                  2502 North Alvernon Way                      Tucson
   359    4201 Dimmitt Road*                                4201 Dimmitt Road                            Plainview
   360    10660 Silicon Avenue*                             10660 Silicon Avenue                         Montclair
   361    5401 Cherry Avenue*                               5401 Cherry Avenue                           Long Beach
   362    110 Adams Ave.*                                   110 Adams Ave., 1605-1623 Alabama St.        Huntington Beach
   363    Miss Meme's Kreative Kids Bldg.*                  25112 Marguerite Parkway                     Mission Viejo
   364    La Canasta Furniture & Appliance Store*           3231 E. Florence Avenue                      Huntington Park
   365    Great Southwestern Parkway*                       800-810 North Great Southwest Parkway        Arlington
   366    503 W. 26th Street*                               503 W. 26th Street                           Los Angeles
   367    Mosstree Apartments*                              1215 Mosstree Road                           North Charleston
   368    Kilbreth Apartments                               776 Kilbreth Avenue                          Salinas
   369    Marshall/Catamount Apartments*                    8 Marshall Court/222 Catamount Road          Pittsfield
   370    Sannella*                                         516 West 169th Street                        New York
   371    1005 Abbott Road*                                 1005 Abbott Road                             East Lansing
   372    6452 Nine Mile Bridge Road*                       6452 Nine Mile Bridge Road                   Fort Worth
   373    301 South Richey Road*                            301 South Richey Road                        Leesburg
   374    Moore's Adult Care Facility*                      1385 Gidner Road                             Charlotte
   375    Bass Pro Shop*                                    354 East I-30                                Garland
   376    619-623 W. Brookside*                             619-623 W. Brookside Street                  Colorado Springs
   377    50-52 Ferry Street*                               50-52 Ferry Street                           Newark
   378    Hillside Mobile Home Park*                        31 Young Road                                Cartersville
   379    Bailey Hardwoods*                                 628 East Kimble Court                        Springfield
   380    3050 Austin Bluffs Parkway*                       3050 Austin Bluffs Parkway                   Colorado Springs
   381    Kelley St. Office Building*                       336-340 Kelley St.                           Manchester
   382    Northlake MHP*                                    Northlake Drive                              Maryville
   383    59-61 Carlton Street Apartments*                  59-61 Carleton Street                        Portland
   384    Sabattus Street Office Building*                  917 Sabattus Street                          Lewiston


--------------------------------------------------------------------------------------------------------------------------------
  LOAN                  ZIP             PROPERTY                         SUB-PROPERTY                           YEAR BUILT/
   NO.    STATE         CODE              TYPE                               TYPE                   UNITS/NSF    RENOVATED
--------------------------------------------------------------------------------------------------------------------------------
    1       CA         94109     Multifamily                    Low-Rise                                 33        1996
    2       CA         94108     Multifamily                    High-Rise                                70        1997
    3       CA         94108     Multifamily                    Low-Rise                                 35        1987
    4       CA         94109     Multifamily                    Low-Rise                                 36        1997
    5       CA         94109     Multifamily                    Low-Rise                                 30        1997
    6       CA         92714     Multifamily                    Low-Rise                                 36        1995
    7       CA         94104     Multifamily                    Low-Rise                                 32        1996
    8       CA         94122     Multifamily                    Low-Rise                                 38        1997
    9       CA         94102     Multifamily                    Low-Rise                                 36        1996
   10       CA         94104     Mixed Use                      Retail/Office                        16,000        1985

   11       CA         94104     Multifamily                    Low-Rise                                  8        1996
   12       CA         94010     Retail                         Unanchored                            5,130        1997
   13       CA         94104     Multifamily                    Low-Rise                                  5        1997
   14       LA         71075     Healthcare                     Skilled Nursing Facility                153        1989
   15       TN         37743     Healthcare                     Skilled Nursing Facility                144        1989
   16       FL         32456     Healthcare                     Skilled Nursing Facility                120        1983
   17       LA         70510     Healthcare                     Skilled Nursing Facility                120        1995
   18       TX         75633     Healthcare                     Skilled Nursing Facility                108        1971
   19       LA         71251     Healthcare                     Skilled Nursing Facility                 84        1977
   20       NM         87114     Healthcare                     Skilled Nursing Facility                120        1986
   21       TN         38549     Healthcare                     Skilled Nursing Facility                 63        1990
   22       IL         60153     Retail                         Anchored                            353,787        1994
   23       NH         03060     Healthcare                     Skilled Nursing Facility                102        1996
   24       NH         03060     Healthcare                     Assisted Living Facility                 46        1988
   25       NH         03104     Healthcare                     Skilled Nursing Facility                 70        1995
   26       NH         03110     Healthcare                     Assisted Living Facility                 40        1988
   27       WI         54937     Hospitality                    Full Service                            141        1994
   28       WI         54914     Hospitality                    Limited Service                         130        1990
   29       WI         53717     Hospitality                    Limited Service                          95        1995
   30       WI         53717     Hospitality                    Limited Service                         130        1989
   31       WI         32328     Hospitality                    Limited Service                          70        1997
   32       WI         54937     Hospitality                    Limited Service                          79        1994
   33       WA         98119     Office                         Urban Office                        218,086        1980
   34       NY         10012     Mixed Use                      Retail/Office                       207,544        1997
   35       PA         19144     Multifamily                    High rise                               576        1996
   36       TX         79602     Office                         Urban Office                        285,793        1984
   37       TX         79605     Retail                         Unanchored                           82,237        1994
   38       TX         79601     Retail                         Unanchored                           82,830        1978
   39       TX         79605     Retail                         Unanchored                           44,624        1979
   40       TX         79331     Retail                         Anchored                             87,200        1978
   41       TX         79707     Retail                         Unanchored                           42,606        1982
   42       TX         76801     Retail                         Anchored                             61,626        1996
   43       NJ         07751     Retail                         Anchored                            230,549        1996
   44       CA         90405     Hospitality                    Full Service                            311        1996
   45       OH         45002     Mobile Home Park               Mobile Home Park                        270        1979
   46       OH         45150     Mobile Home Park               Mobile Home Park                        269        1970
   47       OH         45239     Mobile Home Park               Mobile Home Park                        155        1971
   48       OH         45015     Mobile Home Park               Mobile Home Park                        119        1976
   49       OH         45102     Mobile Home Park               Mobile Home Park                        159        1974
   50       OH         45140     Mobile Home Park               Mobile Home Park                         86        1958
   51       KY         41073     Mobile Home Park               Mobile Home Park                         96        1955
   52       TX         75093     Multifamily                    Garden                                  239        1996
   53       NJ         08817     Industrial                     Light Industrial                    220,000        1989
   54       CA         92706     Retail                         Anchored                             99,256        1996
   55       CA         92604     Mixed Use                      Retail/Office                        82,850        1985
   56       NJ         07960     Office                         Suburban Office                      98,280        1992
   57       TX         79416     Multifamily                    Garden                                  240        1997
   58       NY         11021     Healthcare                     Skilled Nursing Facility                200        1998
   59       CA         92630     Multifamily                    Garden                                  180        1984
   60       SC         29488     Healthcare                     Skilled Nursing Facility                132        1996
   61       SC         29130     Healthcare                     Skilled Nursing Facility                150        1996
   62       GA         30129     Healthcare                     Skilled Nursing Facility                 72        1970
   63       GA         30129     Healthcare                     Skilled Nursing Facility                 83        1972
   64       NY         11747     Industrial                     Light Industrial                    102,897        1983
   65       NY         11720     Retail                         Anchored Retail                      47,606        1970
   66       NY         11563     Retail                         Anchored Retail                      18,400        1972
   67       NY         11772     Retail                         Anchored Retail                      21,775        1987
   68       NY         10027     Office                         Urban Office                        135,897        1996
   69       WI         53545     Healthcare                     Congregate Care                          38        1992
   70       WI         53050     Healthcare                     Congregate Care                          34        1992
   71       WI         54449     Healthcare                     Congregate Care                          40        1993
   72       WI         54449     Healthcare                     Congregate Care                          23        1991
   73       WI         54720     Healthcare                     Congregate Care                          23        1993
   74       WI         54494     Healthcare                     Congregate Care                          20        1988
   75       WI         54451     Healthcare                     Congregate Care                          15        1993
   76       WI         54937     Healthcare                     Congregate Care                          23        1993
   77       WI         54166     Healthcare                     Congregate Care                          15        1993
   78       VA         22304     Retail                         Shadow Anchored                      74,464        1990
   79       OH         43802     Industrial                     Flex                                182,694        1980
   80       CA         94010     Office                         Urban Office                        126,658        1985
   81       PA         19403     Industrial                     Light Industrial                    133,156        1990
   82       FL         33308     Hospitality                    Full Service                            187        1996
   83       GA         30093     Multifamily                    Garden                                  208        1997
   84       TX         75226     Multifamily                    Low-Rise                                126        1997

   85       NY         13202     Office                         Urban Office                        231,173        1987
   86       GA         30260     Multifamily                    Garden                                  200        1996
   87       CA         94928     Multifamily                    Garden                                  136        1994
   88       GA         31904     Hospitality                    Full Service                            177        1997
   89       KY         42420     Retail                         Anchored                            187,866        1991
   90       CA         92308     Retail                         Anchored                            108,938        1988
   91       FL         33012     Retail                         Anchored                            101,287        1996
   92       MA         01930     Industrial                     Warehouse                           276,705        1998
   93       CA         94566     Retail                         Anchored Retail                      52,019        1997
   94       FL         33016     Multifamily                    Garden                                  189        1991
   95       NC         28697     Healthcare                     Assisted Living Facility                 99        1996
   96       NC         28761     Healthcare                     Assisted Living Facility                 80        1983
   97       NC         28697     Healthcare                     Assisted Living Facility                 50        1966
   98       NJ         08110     Industrial                     Warehouse                           121,200        1969
   99       NJ         08110     Industrial                     Warehouse                           111,200        1969
   100      NJ         08110     Industrial                     Warehouse                            78,000        1975
   101      NJ         08110     Industrial                     Warehouse                            34,868        1986
   102      NJ         08110     Industrial                     Warehouse                            35,238        1986
   103      CA         95616     Multifamily                    Garden                                  216        1995
   104      FL         32301     Multifamily                    Garden                                  277        1997
   105      FL         34103     Hospitality                    Limited Service                         102        1996
   106      FL         34741     Multifamily                    Garden                                  136        1994
   107      FL         32301     Multifamily                    Garden                                  228        1997
   108      FL         33016     Multifamily                    Garden                                  174        1990
   109      CA         90401     Mixed Use                      Retail/Office                        27,396        1991
   110      VA         20109     Office                         Suburban Office                      92,715        1988

   111      NH         03755     Mixed Use                      Retail/Office                        27,942        1992
   112      NH         03755     Office                         Suburban Office                      36,225        1990
   113      FL         32405     Multifamily                    Garden                                  160        1986
   114      IN         46327     Industrial                     Warehouse                           600,000        1980
   115      CA         90245     Mixed Use                      Office/Industrial                    74,688        1996
   116      CA         92865     Mixed Use                      Retail/Office                        66,816        1990
   117      FL         33455     Retail                         Anchored                            153,070        1997
   118      OR         97477     Hospitality                    Full Service                            116        1996
   119      GA         30035     Multifamily                    Garden                                  151        1997
   120      MA         01730     Office                         Suburban Office                      71,553        1996
   121      CA         95616     Multifamily                    Garden                                  161        1994
   122      LA         70065     Hospitality                    Limited Service                         106        1997
   123      CA         92111     Office                         Suburban Office                     134,645        1986
   124      LA         70360     Hospitality                    Full Service                            196        1997
   125      MA         01830     Healthcare                     Skilled Nursing Facility                120        1996
   126      PA         19335     Retail                         Anchored                             82,935        1995
   127      NJ         07001     Hospitality                    Limited Service                          71        1988
   128      NJ         08879     Hospitality                    Limited Service                          39        1984
   129      CA         90048     Multifamily                    Garden                                   95        1991
   130      CA         90066     Industrial                     Flex                                 86,940        1991
   131      WA         98031     Multifamily                    Garden                                  204        1993
   132      TN         37217     Multifamily                    Garden                                  204        1997
   133      FL         33706     Hospitality                    Full Service                            117        1986
   134      OR         97225     Retail                         Anchored                            106,630        1995
   135      CA         92506     Healthcare                     Skilled Nursing Facility                 68        1991
   136      NJ         07033     Industrial                     Warehouse                           150,000        1985
   137      NJ         08080     Retail                         Anchored                             98,348        1991
   138      PA         18411     Retail                         Unanchored                           83,110        1996
   139      NY         11691     Healthcare                     Skilled Nursing Facility                215        1974
   140      MA         02154     Retail                         Unanchored                           35,986        1991
   141      TN         37415     Multifamily                    Garden                                  226        1997
   142      AL         36117     Multifamily                    Garden                                  136        1996
   143      CA         93727     Multifamily                    Garden                                  300        1995
   144      FL         32218     Self Storage Facility          Self Storage Facility               122,800        1996
   145      FL         32258     Self Storage Facility          Self Storage Facility                84,895        1996
   146      FL         33318     Retail                         Unanchored                           42,392        1985
   147      WA         98926     Multifamily                    Garden                                  121        1994
   148      MD         21842     Retail                         Unanchored                           16,700        1994
   149      MD         21842     Retail                         Unanchored                            8,740        1993
   150      VA         23451     Retail                         Unanchored                            9,933        1994
   151      FL         32807     Multifamily                    Garden                                  120        1987
   152      VA         23451     Retail                         Unanchored                           11,862        1992
   153      MD         21842     Retail                         Unanchored                           10,128        1994
   154      MD         21842     Retail                         Unanchored                            6,337        1995

   155      MD         21842     Retail                         Unanchored                            7,240        1975
   156      WA         98409     Hospitality                    Limited Service                         129        1997
   157      LA         70501     Hospitality                    Limited Service                          80        1996
   158      AZ         86301     Healthcare                     Skilled Nursing Facility                 64        1987
   159      AZ         86301     Healthcare                     Assisted Living Facility                 50        1985
   160      TX         75771     Healthcare                     Skilled Nursing Facility                 90        1997
   161      CA         94566     Mixed Use                      Retail/Office                        12,735        1997
   162      CA         94566     Retail                         Unanchored                           13,766        1998
   163      IL         62526     Multifamily                    Garden                                   96        1996
   164      MA         01960     Industrial                     Light Industrial                    134,400        1990
   165      OR         97504     Healthcare                     Congregate Care                          84        1980
   166      CA         92626     Office                         Suburban Office                      42,191        1986
   167      WA         98105     Multifamily                    Low-Rise                                 84        1985
   168      OR         97217     Mixed Use                      Office/Warehouse                    107,007        1985
   169      ME         04530     Hospitality                    Full Service                            141        1987
   170      CA         94014     Healthcare                     Assisted Living Facility                 57        1995
   171      FL         32256     Multifamily                    Garden                                  104        1990
   172      CA         94144     Retail                         Unanchored                           20,092        1986
   173      WI         53220     Retail                         Anchored                             53,293        1987
   174      WI         53213     Retail                         Anchored                             52,881        1988
   175      CA         90015     Retail                         Unanchored                           21,045        1996
   176      IL         62225     Office                         Suburban Office                      33,260        1996
   177      IL         62269     Office                         Suburban Office                      14,600        1995
   178      CA         91748     Retail                         Unanchored                           33,552        1988
   179      FL         32780     Retail                         Anchored                             72,570        1996
   180      PA         18954     Retail                         Anchored                             31,564        1988
   181      AZ         85301     Multifamily                    Garden                                  148        1985
   182      MA         02762     Office                         Suburban Office                      23,100        1991
   183      PA         19464     Mixed Use                      Multifamily/Office                  122,050        1998
   184      CA         95050     Industrial                     Warehouse                            85,400        1957

   185      IA         52404     Hospitality                    Limited Service                         106        1994
   186      GA         30092     Mixed Use                      Retail/Office                        47,572        1989
   187      NY         11211     Industrial                     Light Industrial                    213,300        1990
   188      CA         91945     Retail                         Anchored Retail                      33,215        1990
   189      CA         94132     Self Storage Facility          Self Storage Facility                27,252        1993
   190      FL         32114     Hospitality                    Full Service                            127        1997
   191      NC         28037     Retail                         Anchored                             44,900        1997
   192      WI         53589     Multifamily                    Garden                                   90        1996
   193      CA         93561     Retail                         Anchored                             35,548        1989
   194      FL         33712     Multifamily                    Garden                                  136        1995
   195      NC         27526     Multifamily                    Garden                                   68        1997
   196      MA         01588     Retail                         Anchored                             59,350        1997
   197      KS         67208     Retail                         Anchored                             99,504        1990
   198      FL         33624     Office                         Suburban Office                      33,232        1997
   199      GA         30305     Retail                         Unanchored                           30,378        1973
   200      AK         99701     Retail                         Anchored                             24,000        1998
   201      MO         63136     Multifamily                    Garden                                  150        1971
   202      TX         78501     Hospitality                    Limited Service                         102        1994
   203      CA         91748     Retail                         Unanchored                           30,032        1989
   204      WA         98661     Mixed Use                      Retail/Office                        47,804        1978
   205      PA         18512     Retail                         Unanchored                           41,554        1996
   206      WA         98374     Multifamily                    Garden                                   48        1997
   207      TX         76901     Retail                         Restaurant                           25,930        1998
   208      TX         79705     Retail                         Restaurant                           25,650        1997
   209      WI         53713     Hospitality                    Limited Service                          88        1997
   210      TX         75224     Self Storage Facility          Self Storage Facility                75,405        1996
   211      GA         30062     Other                          Car Wash                              8,830        1988
   212      GA         30068     Other                          Car Wash                              5,044        1995
   213      GA         30344     Industrial                     Warehouse                           268,200        1964
   214      AZ         85022     Office                         Suburban Office                      47,128        1985
   215      NJ         07302     Office                         Urban Office                         44,887        1997
   216      WA         98370     Self Storage Facility          Self Storage Facility                57,550        1991
   217      WA         98370     Industrial                     Light Industrial                     23,546        1996
   218      NY         10013     Mixed Use                      Multifamily/Retail/Office            76,350        1900
   219      CA         94591     Hospitality                    Full Service                             78        1997
   220      FL         32837     Hospitality                    Limited Service                          48        1997
   221      FL         32839     Hospitality                    Limited Service                          48        1997
   222      FL         32174     Hospitality                    Limited Service                          48        1996
   223      FL         32114     Hospitality                    Limited Service                          48        1973
   224      CA         92121     Industrial                     Light Industrial                     55,261        1996
   225      VT         05091     Retail                         Unanchored                            9,320        1977
   226      VT         05059     Retail                         Unanchored                           17,200        1996
   227      VT         05091     Retail                         Unanchored                            4,061        1980
   228      CA         93245     Hospitality                    Limited Service                          61        1995
   229      TX         76541     Hospitality                    Limited Service                          69        1994
   230      VA         22554     Hospitality                    Limited Service                          58        1995
   231      WA         98105     Mixed Use                      Multifamily/Retail                       24        1997
   232      PA         19526     Retail                         Anchored                             56,748        1988
   233      GA         31210     Self Storage Facility          Self Storage Facility                73,150        1996
   234      TX         76542     Hospitality                    Limited Service                          58        1995
   235      WA         98188     Hospitality                    Limited Service                          75        1983
   236      CO         80030     Industrial                     Warehouse                           106,140        1977

   237      CA         95628     Retail                         Unanchored                           24,137        1986
   238      AZ         85260     Self Storage Facility          Self Storage Facility                45,051        1987
   239      CA         91766     Multifamily                    Garden                                   52        1997
   240      GA         30291     Multifamily                    Garden                                   88        1997
   241      NY         10459     Mixed Use                      Multifamily/Retail                   57,500        1980
   242      TX         78217     Office                         Suburban Office                      65,228        1993
   243      CA         92040     Multifamily                    Garden                                   64        1987
   244      FL         32225     Self Storage Facility          Self Storage Facility                82,350        1996
   245      NC         27320     Hospitality                    Full Service                            100        1996
   246      MD         20895     Office                         Suburban Office                      31,685        1996
   247      CA         92677     Retail                         Unanchored                           12,993        1986
   248      FL         33016     Multifamily                    Garden                                   52        1991
   249      NJ         08109     Retail                         Anchored                            118,853        1994
   250      NM         87571     Hospitality                    Limited Service                          60        1987
   251      AR         72701     Multifamily                    Garden                                  128        1973
   252      FL         32246     Retail                         Unanchored                           34,436        1988
   253      NY         11937     Retail                         Unanchored                            6,110        1997
   254      FL         33407     Industrial                     Warehouse                           107,162        1997
   255      CA         92056     Retail                         Shadow Anchored                      34,139        1990
   256      NV         89115     Self Storage Facility          Self Storage Facility                82,565        1987
   257      CA         91406     Retail                         Unanchored                           21,922        1987
   258      FL         32806     Multifamily                    Garden                                   40        1966
   259      FL         34470     Multifamily                    Garden                                   48        1972
   260      GA         31525     Multifamily                    Garden                                  108        1994
   261      CT         06606     Office                         Suburban Office                      21,293        1990
   262      NH         03301     Retail                         Unanchored                           27,464        1998
   263      TX         78597     Hospitality                    Limited Service                          48        1995
   264      WA         98055     Retail                         Unanchored                           11,433        1997
   265      TX         77437     Hospitality                    Limited Service                          60        1995
   266      CA         90403     Retail                         Unanchored                           11,019        1994
   267      IL         60118     Retail                         Anchored                             19,000        1986
   268      NY         10314     Self Storage Facility          Self Storage Facility                38,022        1996
   269      CO         80227     Retail                         Shadow Anchored                      17,174        1993
   270      NY         11223     Mixed Use                      Retail/Office                        20,400        1991
   271      UT         84057     Industrial                     Flex                                 44,352        1997
   272      WI         54971     Healthcare                     Assisted Living Facility                 42        1996
   273      IL         60625     Retail                         Unanchored                           18,083        1991
   274      NY         10457     Mixed Use                      Multifamily/Retail                       62        1994
   275      TX         77547     Retail                         Restaurant                            2,681        1997
   276      TX         75160     Retail                         Restaurant                            2,423        1997
   277      OH         43215     Multifamily                    Garden                                   40        1997

   278      OH         43215     Multifamily                    Garden                                   40        1997

   279      OH         43215     Multifamily                    Garden                                   40        1997

   280      OH         43215     Multifamily                    Garden                                   40        1997

   281      TN         37919     Other                          Car Wash                              2,808        1993
   282      MS         39576     Retail                         Anchored                            112,812        1994
   283      MN         55122     Retail                         Unanchored                           30,209        1997
   284      CA         93905     Multifamily                    Garden                                   39        1997
   285      TX         79106     Retail                         Unanchored                           22,276        1995
   286      GA         30297     Retail                         Anchored                             10,125        1997
   287      GA         30224     Retail                         Anchored                             11,220        1997
   288      CT         06610     Multifamily                    Garden                                   86        1971
   289      TX         77591     Office                         Suburban Office                      20,000        1994
   290      CA         92651     Office                         Suburban Office                       9,612        1969
   291      CA         95945     Industrial                     Light Industrial                     28,899        1998
   292      FL         32608     Self Storage Facility          Self Storage Facility                45,700        1995
   293      IL         60638     Industrial                     Warehouse                            55,646        1997
   294      MO         65270     Retail                         Anchored                             38,941        1993
   295      VA         20170     Office                         Suburban Office                      19,200        1979
   296      AZ         85013     Office                         Suburban Office                      17,352        1991
   297      OH         43402     Multifamily                    Garden                                   96        1997
   298      NC         28607     Hospitality                    Limited Service                          60        1995
   299      NY         10032     Multifamily                    Low-Rise                                 60        1994
   300      IL         60440     Other                          Car Wash                              3,858        1994
   301      CA         93535     Self Storage Facility          Self Storage Facility                60,375        1987
   302      NV         89101     Multifamily                    Garden                                   70        1997
   303      TX         77023     Office                         Suburban Office                      26,220        1992
   304      FL         33415     Other                          Car Wash                              2,934        1980
   305      CA         92677     Office                         Suburban Office                      14,706        1975
   306      TX         75209     Retail                         Unanchored                            6,722        1985
   307      NY         13167     Mobile Home Park               Mobile Home Park                        148        1957
   308      CA         92335     Self Storage Facility          Self Storage Facility                55,953        1986
   309      NY         12590     Self Storage Facility          Self Storage Facility                37,200        1987
   310      GA         31520     Hospitality                    Limited Service                          98        1997
   311      CO         80007     Self Storage Facility          Self Storage Facility                45,644        1998
   312      NC         27262     Retail                         Unanchored                            7,488        1997
   313      AZ         85015     Multifamily                    Garden                                   56        1997
   314      CA         90041     Retail                         Unanchored                           10,255        1986
   315      TN         37912     Other                          Car Wash                              3,473        1993
   316      VA         23462     Retail                         Unanchored                            7,488        1977
   317      MD         21061     Office                         Suburban Office                      30,248        1982
   318      CA         93905     Multifamily                    Garden                                   36        1978
   319      PA         18014     Retail                         Anchored                             22,120        1993
   320      MD         21208     Retail                         Unanchored                            7,200        1996
   321      PA         15501     Mobile Home Park               Mobile Home Park                        106        19AV
   322      GA         30342     Office                         Suburban Office                      22,210        1972
   323      TN         37918     Other                          Car Wash                              3,500        1993
   324      CA         90064     Retail                         Unanchored                            9,422        1986
   325      MO         64505     Retail                         Anchored                             23,354        1985
   326      CA         95050     Retail                         Unanchored                            4,426        1994
   327      MA         01832     Industrial                     Warehouse                            38,912        1996
   328      NV         89431     Self Storage Facility          Self Storage Facility                30,530        1996
   329      FL         32773     Multifamily                    Garden                                   38        1994
   330      SC         29148     Hospitality                    Full Service                            140        1997
   331      CA         90404     Mixed Use                      Office/Multifamily                    7,500        1989
   332      GA         31206     Industrial                     Light Industrial                     39,462        1996
   333      TX         76706     Multifamily                    Garden                                   80        1984
   334      NY         11751     Retail                         Unanchored                           10,406        1994
   335      CO         80203     Multifamily                    Low-Rise                                 52        1941
   336      TX         78211     Office                         Suburban Office                      21,975        1992
   337      TX         76013     Office                         Suburban Office                      14,731        1986
   338      MS         39216     Office                         Suburban Office                      59,110        1995
   339      FL         32763     Hospitality                    Limited Service                          38        1986
   340      TX         77803     Multifamily                    Garden                                   36        1997
   341      AL         35816     Self Storage Facility          Self Storage Facility                35,346        1976
   342      FL         34741     Office                         Suburban Office                       8,883        1990
   343      MA         01852     Mixed Use                      Office/Retail                        25,068        1983
   344      NV         89104     Office                         Suburban Office                       7,000        1985
   345      CA         92311     Retail                         Unanchored                            5,412        1996
   346      CA         93611     Industrial                     Light Industrial                     14,706        1997
   347      KS         66102     Office                         Suburban Office                      12,750        1997
   348      CA         90245     Mixed Use                      Multifamily/Office                    3,347        1985
   349      GA         30038     Office                         Suburban Office                       7,300        1988
   350      TX         75216     Retail                         Unanchored                            5,850        1997
   351      CA         90806     Industrial                     Warehouse                            19,412        1972
   352      TX         77840     Multifamily                    Garden                                   33        1997
   353      CA         93905     Multifamily                    Garden                                   14        1968
   354      CA         90802     Multifamily                    Garden                                   20        19/7
   355      CO         80215     Multifamily                    Garden                                   17        1959
   356      TX         76111     Retail                         Unanchored                            5,400        1997
   357      GA         30035     Office                         Suburban Office                      13,400        1996
   358      AZ         85712     Office                         Suburban Office                       4,768        1991
   359      TX         79072     Mobile Home Park               Mobile Home Park                        100        1970
   360      CA         91763     Industrial                     Light Industrial                     18,800        1977
   361      CA         90805     Retail                         Unanchored                            6,000        1977
   362      CA         92648     Retail                         Unanchored                           12,000        1963
   363      CA         92692     Other                          Day Care                              3,331        1997
   364      CA         90255     Retail                         Unanchored                           11,518        1931
   365      TX         76011     Industrial                     Warehouse                            18,000        1970
   366      CA         90731     Multifamily                    Garden                                    8        1962
   367      SC         29406     Multifamily                    Garden                                   27        1972
   368      CA         93905     Multifamily                    Garden                                    8        1977
   369      NH         03263     Multifamily                    Garden                                   19        1997
   370      NY         10032     Multifamily                    High-Rise                                24        1988
   371      MI         48823     Office                         Suburban Office                       4,242        1996
   372      TX         76135     Mobile Home Park               Mobile Home Park                         50        1987
   373      FL         34748     Industrial                     Light Industrial                     13,582        1996
   374      MI         48813     Healthcare                     Assisted Living Facility                 12        1997
   375      TX         75248     Retail                         Unanchored                           13,198        1993
   376      CO         80906     Multifamily                    Garden                                   10        1996
   377      NJ         07105     Retail                         Unanchored                            2,730        1930
   378      GA         30120     Mobile Home Park               Mobile Home Park                         15        1981
   379      IL         62703     Industrial                     Warehouse                             6,500        1994
   380      CO         80918     Office                         Suburban Office                       2,680        1979
   381      NH         03102     Mixed Use                      Multifamily/Retail                   15,132        1900
   382      TN         37801     Mobile Home Park               Mobile Home Park                         16        1989
   383      ME         04102     Multifamily                    Low-Rise                                  6        1997
   384      ME         04240     Office                         Suburban Office                       1,920        1996

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

----------------------------------------------------------------------------------------------------------------------------
  LOAN                                                         UNDERWRITABLE           MONTHLY      DSCR        PROPERTY
   NO.                    PROPERTY NAME                          CASH FLOW            PAYMENT(7)   (3)(8)         VALUE
----------------------------------------------------------------------------------------------------------------------------
    1     2677 Larkin Street (2I)                                  $644,155            $42,450      1.31       $8,000,000
    2     645 Stockton Street (2I)                                 $549,963            $37,719      1.31       $7,400,000
    3     1340 -1390 Taylor Street (2I)                            $538,937            $33,595      1.31       $6,560,000
    4     1401 Jones Street (2I)                                   $509,153            $31,212      1.31       $7,200,000
    5     1870 Pacific Avenue (2I)                                 $336,026            $22,711      1.31       $4,280,000
    6     500 Stanyan Street (2I)                                  $351,841            $21,809      1.31       $4,110,000
    7     2075 - 2079 Market Street (2I)                           $336,860            $20,027      1.31       $4,270,000
    8     1290 20th Avenue (2I)                                    $301,271            $19,633      1.31       $3,700,000
    9     78 Buchanan Street (2I)                                  $292,563            $18,041      1.31       $3,400,000
   10     2095 - 2099 Market Street (2I)                           $309,088            $17,617      1.31       $3,320,000
   11     235 - 241 Church Street (2I)                             $157,196             $9,498      1.31       $1,790,000
   12     1465 Burlingame Avenue (2I)                               $91,361             $5,386      1.31       $1,380,000
   13     252 - 258 Church Street (2I)                              $73,776             $5,010      1.31         $960,000
   14     Fountain View Nursing Home (2A)                          $932,993            $62,049      1.50      $10,200,000
   15     Greeneville West Health Care Center (2A)                 $822,719            $53,533      1.50       $8,800,000
   16     Bay St. Joseph Care Center (2A)                        $1,144,053            $43,191      1.50       $7,100,000
   17     Heritage Manor of Abbeville (2A)                         $641,792            $41,366      1.50       $6,800,000
   18     Panola Nursing Home (2A)                                 $540,829            $29,200      1.50       $4,800,000
   19     Jackson Manor Nursing Home (2A)                          $495,659            $24,941      1.50       $4,100,000
   20     West Mesa Health Care Center (2A)                        $425,498            $21,826      1.50       $4,500,000
   21     Pickett County Nursing Home (2A)                         $264,544            $17,218      1.50       $2,700,000
   22     Broadview Village Square                               $2,988,064           $176,795      1.41      $35,100,000
   23     The Courville at Nashua & Villas at Nashua (2II)       $1,697,350            $93,149      1.52      $11,928,000
   24     Aynsley Place (2II)                                      $675,900            $37,093      1.52       $9,072,000
   25     The Courville at Manchester (2II)                        $577,250            $31,679      1.52       $5,400,000
   26     Carlyle Place (2II)                                      $567,701            $31,155      1.52       $5,500,000
   27     Holiday Inn-Fond du Lac, WI (2III)                       $810,973            $38,863      1.50       $7,150,000
   28     Comfort Suites-Appleton, WI (2III)                       $733,908            $38,211      1.50       $7,030,000
   29     Comfort Suites-Madison, WI (2III)                        $634,007            $32,123      1.50       $5,910,000
   30     Budgetel-Madison, WI (2III)                              $590,650            $30,982      1.50       $5,700,000
   31     Holiday Inn Express-Osh Kosh, WI (2III)                  $139,801            $20,328      1.50       $3,740,000
   32     Budgetel-Fond du Lac, WI (2III)                          $294,048            $17,991      1.50       $3,310,000
   33     Elliott Bay Office Park                                $2,315,727           $159,875      1.21      $31,300,000
   34     The Cable Building                                     $2,422,572           $154,632      1.31      $28,000,000
   35     Park Drive Manor                                       $2,227,199           $147,266      1.26      $28,000,000
   36     NationsBank Tower (2IV)                                  $720,157            $45,155      1.33      $13,000,000
   37     Woodhaven Shopping Center (2IV)                          $490,628            $30,763      1.33       $6,000,000
   38     Radford Hills Shopping Center (2IV)                      $305,818            $19,175      1.33       $3,700,000
   39     Crossroads Shopping Center (2IV)                         $212,624            $13,332      1.33       $2,600,000
   40     Pioneer Square (2IV)                                     $145,315             $9,111      1.33       $2,100,000
   41     Mesa Verde Shopping Center (2IV)                         $128,893             $8,082      1.33       $2,000,000
   42     Park Plaza Shopping Center (2IV)                         $122,740             $7,696      1.33       $1,800,000
   43     Cambridge Square Shopping Center                       $2,110,208           $127,101      1.38      $25,500,000
   44     Holiday Inn BayView Plaza                              $2,055,355           $126,864      1.35      $27,100,000
   45     Westbrook (2V)                                           $547,680            $30,791      1.55       $5,800,000
   46     Green Acres (2V)                                         $500,830            $24,075      1.55       $4,535,000
   47     Compton Hills (2V)                                       $317,675            $16,669      1.55       $3,140,000
   48     Skymeadow (2V)                                           $223,146            $13,882      1.55       $2,615,000
   49     Eastgate (2V)                                            $177,735             $8,494      1.55       $1,600,000
   50     Lake Remington (2V)                                      $124,774             $8,096      1.55       $1,525,000
   51     Shady Terrace (2V)                                       $103,340             $5,495      1.55       $1,035,000
   52     Preston Place Apartments                               $1,635,513           $113,639      1.20      $17,100,000
   53     Pharmaceutical Formulations Building                   $1,312,930            $85,607      1.28      $15,100,000
   54     Bristol Market Place                                   $1,181,903            $82,229      1.20      $14,500,000
   55     Heritage Square                                        $1,244,430            $83,755      1.24      $14,400,000
   56     Jockey Hollow Office Complex                           $1,227,413            $77,050      1.33      $15,000,000
   57     Ashton Pointe Apartments                               $1,163,447            $74,851      1.30      $13,800,000
   58     Wedgewood Care Center                                  $1,878,701            $91,714      1.71      $16,400,000
   59     River Oaks Apartments                                  $1,024,314            $66,463      1.28      $13,800,000
   60     Oakwood Nursing Home (2VI)                               $551,829            $35,509      1.30       $4,150,000
   61     Tanglewood Nursing Home (2VI)                            $306,989            $19,754      1.30       $3,170,000
   62     Forsyth Nursing Home (2VI)                               $150,972             $9,715      1.30       $2,200,000
   63     Hilltop Nursing Home (2VI)                               $138,020             $8,881      1.30       $2,310,000
   64     Harrows Warehouse-Melville, NY (2VII)                    $448,454            $28,463      1.28       $4,600,000
   65     Harrows Shopping Center-Centereach, NY (2VII)            $390,756            $26,216      1.28       $4,550,000
   66     Harrows Shopping Center-Lynbrook, NY (2VII)              $148,147             $9,580      1.28       $2,380,000
   67     Harrows Shopping Center-Patchogue, NY (2VII)             $103,744             $6,702      1.28       $2,360,000
   68     132 West 125th Street                                  $1,512,698            $67,404      1.87      $14,950,000
   69     Friendship Manor - Janesville (2VIII)                    $222,747            $13,521      1.44       $2,000,000
   70     Friendship Manor - Mayville (2VIII)                      $240,097            $11,764      1.44       $1,740,000
   71     Friendship Manor - North Hume (2VIII)                    $184,713            $11,531      1.44       $1,705,598
   72     Friendship Manor - West Mann (2VIII)                     $121,616             $8,481      1.44       $1,254,402
   73     Friendship Manor - Hartford (2VIII)                      $121,600             $7,910      1.44       $1,170,000
   74     Friendship Manor - Wisconsin Rapids (2VIII)              $148,370             $6,693      1.44         $990,000
   75     Friendship Manor - Medford (2VIII)                       $102,299             $6,355      1.44         $940,000
   76     Friendship Manor - Fond du Lac (2VIII)                   $108,987             $5,544      1.44         $820,000
   77     Friendship Manor - Shawano (2VIII)                        $89,081             $5,476      1.44         $810,000
   78     Van Dorn Station                                       $1,157,142            $60,981      1.58      $11,800,000
   79     Brooksedge Corporate Center                              $903,013            $58,779      1.28      $11,500,000
   80     Bayside Plaza                                          $1,260,498            $60,775      1.73      $28,300,000
   81     Transicoil                                               $934,768            $59,701      1.30      $12,040,000
   82     Holiday Inn-Lauderdale, FL                             $1,041,993            $57,807      1.50      $10,300,000
   83     Highland Walk Apartments                                 $815,934            $50,627      1.34       $9,450,000
   84     Deep Ellum Lofts                                         $881,013            $51,061      1.44      $12,500,000
   85     Galleries of Syracuse                                    $856,940            $57,341      1.25      $11,000,000
   86     Sandlewood Apartments                                    $784,403            $51,941      1.26       $9,200,000
   87     Emerald Pointe Apartments                                $957,083            $51,418      1.55      $11,600,000
   88     Sheraton Inn-Columbus, GA                                $944,635            $54,073      1.46      $10,500,000
   89     Gardenside Shopping Center                               $820,811            $50,899      1.34       $9,500,000
   90     Apple Valley Square Shopping Center                      $739,598            $51,446      1.20       $8,541,000
   91     Westland Plaza Shopping Center                           $778,594            $48,000      1.35       $9,200,000
   92     Blackburn Center                                         $856,196            $50,157      1.42      $12,300,000
   93     Pleasanton Square II                                     $740,710            $45,933      1.34       $9,250,000
   94     West Garden Apartments                                   $834,784            $45,132      1.54       $9,100,000
   95     Foster-Richardson Rest Home (2B)                         $402,009            $22,002      1.46       $4,100,000
   96     Pinnacle Rest Home (2B)                                  $277,717            $17,338      1.46       $2,900,000
   97     Mount Pleasant Rest Home (2B)                            $238,934            $13,077      1.46       $1,700,000
   98     1650 Sherman Ave. (2IX) (2C)                             $249,149            $14,909      1.35       $3,000,000
   99     8290 National Highway (2IX) (2C)                         $219,598            $13,141      1.35       $2,700,000
   100    7101 Westfield Ave. (2X) (2C)                            $139,220             $8,944      1.35       $2,000,000
   101    1601 Hylton Road (2X) (2C)                               $100,135             $6,433      1.35       $1,200,000
   102    1625 Hylton Road (2X) (2C)                                $98,115             $6,303      1.35       $1,200,000
   103    Cranbrook III                                            $959,442            $50,759      1.58      $10,600,000
   104    The Palms of Apalachee Apartments                        $710,989            $46,070      1.29       $8,150,000
   105    Courtyard by Marriott-Naples, FL                         $884,410            $47,660      1.55       $9,250,000
   106    Columbia Arms Apartments                                 $658,613            $43,902      1.25       $8,290,000
   107    Palms of Magnolia                                        $748,448            $45,222      1.38       $8,000,000
   108    Winds of Santa Fe                                        $765,635            $42,553      1.50       $8,400,000
   109    225 Arizona Avenue                                       $660,704            $43,205      1.27       $9,000,000
   110    Battlefield Business Park                                $615,882            $41,953      1.22       $7,900,000
   111    5 & 7 Allen Street (2XI)                                 $456,866            $23,273      1.64       $6,200,000
   112    Lyme Road Office Building (2XI)                          $341,053            $17,374      1.64       $4,580,000
   113    Spring Valley Club Apartments                            $595,611            $38,289      1.30       $7,200,000
   114    Wolf Lake Industrial Center                              $647,309            $44,364      1.22       $7,950,000
   115    Aura Systems, Inc.                                       $677,529            $41,123      1.37       $7,900,000
   116    Tustin Square                                            $592,898            $36,999      1.34       $7,500,000
   117    The Market at Hobe Sound Shopping Center                 $592,617            $39,772      1.24       $8,700,000
   118    Courtyard by Marriott-Springfield, OR                    $719,878            $42,729      1.40       $7,625,000
   119    Highland Estates                                         $575,539            $36,273      1.32       $6,500,000
   120    19 Crosby Drive                                          $529,894            $37,570      1.18       $7,300,000
   121    Heritage House Apartments                                $693,920            $42,842      1.35       $8,300,000
   122    Fairfield Inn-New Orleans Airport                        $747,484            $38,824      1.60       $7,600,000
   123    Kearny Office Park                                       $682,482            $39,428      1.44       $9,200,000
   124    Holiday Inn- Holidome                                    $628,261            $39,156      1.34       $7,320,000
   125    Oxford Nursing Home                                      $699,850            $38,987      1.50       $6,900,000
   126    Brandywine Village Shopping Center                       $720,573            $38,774      1.55       $8,450,000
   127    Loop Inn (2D)                                            $532,594            $34,460      1.29       $5,210,000
   128    Gallery Motel (2D)                                       $179,336            $11,487      1.29       $1,700,000
   129    Arnaz Arms Apartments                                    $716,936            $35,207      1.70       $9,800,000
   130    So. Calif. Institute of Arch. Building                   $610,064            $36,786      1.38       $6,300,000
   131    Phoenix Court                                            $560,411            $31,902      1.46       $7,700,000
   132    Wynstone Apartments                                      $519,051            $33,921      1.28       $6,000,000
   133    Holiday Inn-Treasure Island, FL                          $625,672            $34,595      1.51       $7,100,000
   134    Cedar Hills Shopping Center                              $553,765            $34,477      1.34       $6,600,000
   135    Knollwood Center                                         $993,498            $36,204      2.29       $5,700,000
   136    Kenilworth Fidelco Industrial Center                     $559,045            $34,177      1.36       $6,000,000
   137    Timberline Shopping Center                               $564,621            $33,433      1.41       $6,400,000
   138    Abington Shopping Center                                 $532,063            $32,297      1.37       $6,090,000
   139    West Lawrence Care Center                                $689,207            $36,977      1.55       $7,800,000
   140    Reservoir Plaza                                          $622,811            $29,658      1.75       $7,000,000
   141    Cambridge Park Apartments                                $441,922            $29,371      1.25       $5,900,000
   142    Taylor Crossing                                          $498,386            $31,569      1.32       $5,800,000
   143    St. Doris Apartments                                     $481,400            $31,368      1.28       $7,250,000
   144    Atlantic Self Storage- Dunn Avenue                       $312,151            $21,175      1.23       $3,450,000
   145    Atlantic Self Storage I-295                              $287,857            $20,694      1.16       $3,260,000
   146    Shoppes of Arrowhead                                     $460,206            $30,359      1.26       $5,320,000
   147    University Place Apartments I & II                       $472,366            $30,235      1.30       $5,820,000
   148    Sunsations #3 (2E)*                                      $223,747            $14,559      1.28       $2,500,000
   149    Sunsations #1 (2E)*                                      $131,199             $8,543      1.28       $1,440,000
   150    Sunsations #8 (2E)*                                      $140,758             $9,144      1.28       $1,580,000
   151    Golden Pointe Apartments                                 $408,444            $28,596      1.19       $5,025,000
   152    Sunsations #7 (2F)*                                      $158,186            $10,308      1.28       $1,800,000
   153    Sunsations #2  (2F)*                                     $152,482             $9,907      1.28       $1,720,000
   154    Sunsations #4 (2F)*                                       $94,435             $6,136      1.28       $1,050,000
   155    Sunsations #5 (2F)*                                       $86,371             $5,615      1.28         $950,000
   156    Days Inn-Tacoma, WA                                      $488,788            $29,637      1.37       $5,750,000
   157    Marriott Fairfield Inn                                   $454,954            $30,110      1.26       $5,200,000
   158    Meadow Park Care Center (2XII)                           $471,171            $21,296      1.84       $3,600,000
   159    Peppertree Square (2XII)                                 $184,899             $8,357      1.84       $1,800,000
   160    Colonial Nursing Center                                  $445,597            $30,593      1.21       $4,850,000
   161    349 Main Street (2G)                                     $203,878            $13,337      1.30       $2,550,000
   162    300/310 Main Street (2G)                                 $210,413            $13,337      1.30       $2,550,000
   163    Village North Townhouses and Apartments                  $420,585            $25,530      1.37       $5,000,000
   164    One First Avenue Warehouse                               $457,441            $29,859      1.28       $5,600,000
   165    Prime Time Medford Apartments                            $429,963            $26,744      1.34       $4,800,000
   166    Warmington Building                                      $506,011            $29,156      1.45       $6,345,000
   167    Westwood Apartments                                      $414,026            $24,782      1.39       $4,595,000
   168    Columbia Pacific Plaza                                   $377,373            $25,379      1.24       $5,225,000
   169    Holiday Inn-Bath, ME                                     $559,874            $25,876      1.80       $5,000,000
   170    Home Sweet Home                                          $471,307            $29,811      1.32       $5,000,000
   171    Belle Rive Club Apartments                               $339,273            $23,276      1.21       $4,400,000
   172    Market & Noe Center                                      $481,781            $24,441      1.64       $7,100,000
   173    Sentry Plaza Shopping Center (2XIII)                     $217,850            $13,736      1.32       $2,860,000
   174    Sentry Grocery Store (2XIII)                             $166,796            $10,517      1.32       $1,950,000
   175    International Food & Fashion Center                      $425,139            $26,437      1.34       $4,300,000
   176    Colony Square 1, 2, 4 (2XIV)                             $284,896            $17,112      1.39       $3,200,000
   177    Williamsburg Center (2XIV)                               $117,101             $7,034      1.39       $1,450,000
   178    Colima Plaza                                             $427,198            $22,842      1.56       $4,900,000
   179    Royal Oaks Shopping Center                               $350,992            $22,211      1.32       $4,000,000
   180    Schoolhouse Shopping Center                              $320,234            $22,541      1.18       $4,100,000
   181    Shadow Rose Apartments                                   $380,742            $21,286      1.49       $4,500,000
   182    60 Messenger Street                                      $442,802            $25,833      1.43       $4,700,000
   183    Summit Court Apartments                                  $421,769            $23,389      1.50       $4,350,000
   184    Walsh Avenue Industrial                                  $401,321            $25,610      1.31       $4,600,000
   185    Hampton Inn-Cedar Rapids, IA                             $647,470            $24,589      2.19       $6,000,000
   186    Spalding Plaza Retail and Office Complex                 $392,753            $21,854      1.50       $4,500,000
   187    16 Brooklyn Industrial                                   $492,893            $30,200      1.36       $6,400,000
   188    Lemon Grove Square                                       $338,377            $21,022      1.34       $3,675,000
   189    Extra Space Self Storage                                 $327,270            $22,857      1.19       $3,400,000
   190    Ramada Inn Speedway                                      $448,145            $24,473      1.53       $4,100,000
   191    Triangle Crossroads                                      $348,411            $22,383      1.30       $3,911,000
   192    Rosewood Apartments                                      $287,611            $19,650      1.22       $3,700,000
   193    Tehachapi Towne Center                                   $328,130            $21,033      1.30       $3,700,000
   194    Pinellas Pointe Apartments                               $343,397            $21,023      1.36       $3,580,000
   195    Quail Hill Apartments                                    $307,111            $18,825      1.36       $3,500,000
   196    Wal Mart - Whitinsville                                  $264,787            $19,188      1.15       $3,300,000
   197    Central Heights Shopping Center                          $351,719            $20,551      1.43       $3,650,000
   198    Premier Corporate Center                                 $303,749            $20,147      1.26       $3,600,000
   199    Pharr Plaza                                              $313,252            $20,057      1.30       $3,600,000
   200    Office Max - Bentley Mall                                $327,731            $22,543      1.21       $3,400,000
   201    Woodknoll Townhomes                                      $322,946            $18,384      1.46       $3,975,000
   202    Microtel Inn                                             $370,289            $21,053      1.47       $3,630,000
   203    Walnut Auto Care Center                                  $293,383            $19,744      1.24       $3,370,000
   204    Andresen Plaza                                           $333,653            $19,836      1.40       $3,900,000
   205    Dunmore Shopping Center                                  $305,704            $18,557      1.37       $3,450,000
   206    Hartland Apartments                                      $284,197            $17,029      1.39       $3,170,000
   207    Mr. Gatti's Restaurant, San Angelo (2XV)                 $146,053             $9,797      1.24       $1,800,000
   208    Mr Gattis Restaurant, Midland (2XV)                      $141,374             $9,483      1.24       $1,700,000
   209    Super 8-Madison, WI                                      $474,564            $20,216      1.96       $4,300,000
   210    Access Self Storage                                      $382,816            $23,333      1.37       $4,000,000
   211    Executive Car Wash - Roswell (2XVI)                      $264,530            $13,031      1.69       $1,480,000
   212    Executive Car Wash - Johnson Ferry (2XVI)                $191,105             $9,414      1.69       $1,370,000
   213    Rooker Building                                          $293,496            $17,602      1.39       $3,730,000
   214    Alta Vista Corporate Center                              $288,203            $16,682      1.44       $3,250,000
   215    75 Montgomery Street                                     $258,927            $17,760      1.21       $3,725,000
   216    North Kitsap Self Storage (2H)                           $190,694            $12,832      1.24       $2,100,000
   217    Poulsbo Business Park (2H)                                $78,298             $5,284      1.24       $1,220,000
   218    13-17 Laight Street                                      $455,093            $17,710      2.14       $6,800,000
   219    Quality Inn - Vallejo                                    $429,683            $18,310      1.96       $3,395,000
   220    Executive Inn II (2XVII)                                 $101,933             $5,880      1.44       $1,100,000
   221    Executive Inn I (2XVII)                                   $99,799             $5,757      1.44       $1,110,000
   222    Super 8 Motel (2XVII)                                     $85,365             $4,924      1.44         $800,000
   223    Travelodge (2XVII)                                        $80,645             $4,652      1.44         $790,000
   224    H.S.T. Building                                          $293,513            $20,640      1.19       $3,440,000
   225    The French/ Cabot Block Building (2XVIII)                $123,923             $8,717      1.18         $990,000
   226    The Waterman Place Building (2XVIII)                      $92,433             $6,502      1.18       $1,600,000
   227    The Morgan Block (2XVIII)                                 $38,561             $2,713      1.18         $415,000
   228    Holiday Inn Express- Lemoore                             $323,741            $17,932      1.50       $3,225,000
   229    Holiday Inn Express- Killeen                             $352,234            $17,164      1.71       $2,850,000
   230    Country Inn by Carlson                                   $328,037            $18,147      1.51       $3,800,000
   231    Renaissance Apartments                                   $244,350            $14,407      1.41       $2,880,000
   232    Ames Department Store                                    $292,746            $18,666      1.31       $2,900,000
   233    The Store House Self Storage                             $264,123            $16,226      1.36       $2,500,000
   234    Comfort Inn- Killeen                                     $261,821            $15,959      1.37       $2,700,000
   235    SeaTac Inn                                               $277,787            $17,366      1.33       $2,880,000
   236    KEW Industrial Park                                      $266,813            $14,556      1.53       $2,770,000
   237    Hazel Ridge Plaza                                        $208,995            $15,090      1.15       $2,720,000
   238    Gray Road Self Storage                                   $283,981            $14,594      1.62       $3,600,000
   239    Virginia Square Apartments                               $209,980            $14,293      1.22       $2,600,000
   240    Premier Club Apartments                                  $228,210            $14,090      1.35       $2,500,000
   241    1058 Southern Blvd.                                      $306,661            $14,321      1.78       $3,000,000
   242    Watson Centex-San Antonio*                               $286,396            $17,300      1.38       $3,350,000
   243    Lakeside Meadows Apartments                              $236,476            $15,262      1.29       $2,640,000
   244    Atlantic Self Storage- Millcoe Road                      $290,522            $19,250      1.26       $2,650,000
   245    Holiday Inn - Reidsville                                 $267,312            $15,753      1.41       $3,300,000
   246    Parkway Plaza*                                           $257,815            $15,989      1.34       $3,200,000
   247    Lantern Plaza*                                           $224,400            $14,972      1.25       $2,750,000
   248    West 24th Street Apartments                              $229,024            $12,743      1.50       $2,550,000
   249    Airport Circle Plaza                                     $215,684            $13,617      1.32       $2,675,000
   250    El Pueblo Lodge                                          $284,168            $14,974      1.58       $3,250,000
   251    Maple Manor Apartments                                   $203,254            $12,408      1.37       $2,710,000
   252    Regency Walk                                             $213,566            $13,335      1.33       $2,300,000
   253    The Coach Store                                          $210,237            $13,361      1.31       $2,500,000
   254    WIPAC Distribution Warehouse                             $237,202            $13,195      1.50       $2,800,000
   255    Oceanside Square                                         $222,167            $14,019      1.32       $2,740,000
   256    North Las Vegas Self Storage                             $217,251            $17,084      1.06       $2,700,000
   257    Village Plaza                                            $196,146            $12,691      1.29       $2,225,000
   258    Lake Margaret Village Apartments (2I)*                   $127,789             $8,317      1.29       $1,300,000
   259    Townhouse Apartments (2I)*                                $99,638             $6,421      1.29         $965,000
   260    Whispering Pines Apartments                              $195,333            $11,367      1.43       $2,300,000
   261    Beechmont Professional Building                          $211,188            $13,979      1.26       $3,000,000
   262    204 Loudon Road                                          $210,601            $13,971      1.26       $2,400,000
   263    Ramada Limited- South Padre                              $252,635            $13,323      1.58       $2,240,000
   264    U.S. Rentals, Inc.                                       $199,485            $13,519      1.23       $2,300,000
   265    El Campo Inn                                             $215,088            $12,848      1.40       $2,175,000
   266    1318 Wilshire Boulevard                                  $174,007            $11,451      1.27       $2,290,000
   267    PETCO Building                                           $197,980            $11,518      1.43       $2,100,000
   268    Victory Self Storage - Staten Island                     $286,294            $12,201      1.96       $2,800,000
   269    Sheridan Retail Shops                                    $186,473            $11,660      1.33       $2,190,000
   270    485 Kings Highway                                        $218,990            $11,392      1.60       $3,000,000
   271    Norwest Business Park*                                   $189,740            $12,220      1.29       $2,000,000
   272    Silver Creek Manor                                       $236,410            $11,727      1.68       $2,200,000
   273    The Square Shopping Center                               $201,202            $10,947      1.53       $2,340,000
   274    301-315 East Tremont Ave.                                $207,895            $10,863      1.59       $2,065,000
   275    Jack In The Box - Galena Park (2XIX)                      $84,809             $5,866      1.20       $1,050,000
   276    Jack in the Box - Terrell (2XIX)                          $78,097             $5,402      1.20         $950,000
   277    Lake Ridge Apartments - DRK                              $155,067            $10,763      1.20       $1,850,000
   278    Lake Ridge Apartments - FEM                              $155,067            $10,763      1.20       $1,900,000
   279    Lake Ridge Apartments - JMK                              $155,067            $10,763      1.20       $1,850,000
   280    Lake Ridge Apartments - MJK                              $155,067            $10,763      1.20       $1,850,000
   281    Clean Machine - Kingston Pike (West Hills)               $284,067            $13,106      1.81       $2,330,000
   282    Our Shopping Center                                      $162,802            $10,521      1.29       $2,250,000
   283    Diffley Square Shopping Center                           $150,377             $9,945      1.26       $2,000,000
   284    Atlantic Arms Apartments                                 $155,754            $10,390      1.25       $1,745,000
   285    Westridge Shopping Center*                               $152,920            $10,457      1.22       $1,940,000
   286    CVS Drug Store                                           $147,307            $10,876      1.13       $1,830,000
   287    Rite Aid Drug Store - Griffin, GA                        $144,764            $10,559      1.14       $1,660,000
   288    1525 & 1535 Central Avenue                               $183,613             $9,572      1.60       $1,975,000
   289    Lowry Expressway Office Building*                        $185,983            $12,704      1.22       $2,000,000
   290    Monarch Bank Building*                                   $166,325             $9,857      1.41       $1,890,000
   291    Innovative Metals Warehouse                              $139,999             $8,835      1.32       $1,700,000
   292    Archer Road Self Storage                                 $208,768            $11,443      1.52       $1,900,000
   293    Econo-Pak Warehouse                                      $133,111             $8,730      1.27       $1,525,000
   294    Food-4-Less                                              $150,041             $9,917      1.26       $1,700,000
   295    Sugarland Professional Building                          $145,259             $9,513      1.27       $1,575,000
   296    333 West Indian School - Phoenix                         $139,735            $10,054      1.16       $1,540,000
   297    Summit Terrace Apartments                                $143,148             $8,522      1.40       $2,500,000
   298    Red Carpet Inn - Boone*                                  $183,614            $10,697      1.43       $2,150,000
   299    1883-1887 Amsterdam Avenue                               $146,895             $8,995      1.36       $1,650,000
   300    Dave's Car Wash                                          $187,245            $10,584      1.47       $1,990,000
   301    Alamo Self Storage                                       $175,220             $8,487      1.72       $1,650,000
   302    Desert Pines Apartments*                                 $185,624             $9,511      1.63       $1,850,000
   303    Watson Centex - Houston*                                 $153,385            $10,814      1.18       $1,800,000
   304    Blue Heron Car Wash                                      $174,317            $10,197      1.42       $1,300,000
   305    30100 Crown Valley Parkway*                              $135,506             $8,689      1.30       $1,725,000
   306    Lovers Lane Retail Center                                $125,414             $8,583      1.22       $1,550,000
   307    Northway Manor MHP                                       $129,821             $8,489      1.27       $1,600,000
   308    Budget Mini Storage-Fontana                              $127,203             $8,392      1.26       $1,570,000
   309    9D E-Z Storage                                           $160,041             $8,391      1.59       $1,900,000
   310    Days Inn - Brunswick                                     $187,386             $9,457      1.65       $1,650,000
   311    Apollo Self Storage                                      $136,950             $8,512      1.34       $1,350,000
   312    Hollywood Video Store - High Point, NC                   $132,468             $8,849      1.25       $1,475,000
   313    Cypress Woods Apartments                                 $176,737             $7,659      1.92       $1,850,000
   314    Eagle Rock Shopping Center                               $120,457             $7,645      1.31       $1,350,000
   315    Clean Machine - Merchant                                 $199,192             $9,190      1.81       $1,910,000
   316    Hollywood Video Store - Virginia Beach                   $112,432             $7,465      1.26       $1,255,000
   317    Airport South Building                                   $137,844             $7,796      1.47       $1,400,000
   318    Terrace View (Chateau) Apartments                        $106,067             $7,575      1.17       $1,394,000
   319    Thriftway Supermarket                                    $109,793             $8,062      1.13       $1,350,000
   320    Hollywood Video Store - Pikesville, MD                   $110,450             $7,316      1.26       $1,230,000
   321    Roof Garden Mobile Home Court*                           $132,157             $8,145      1.35       $1,250,000
   322    Sandalon East Office Building*                           $109,906             $7,476      1.23       $1,500,000
   323    Clean Machine - Maynardville (Halls)                     $186,232             $8,592      1.81       $1,990,000
   324    Westgate Regency Center*                                 $105,560             $7,005      1.26       $1,300,000
   325    Roger's Green Hills Supermarket                          $111,739             $7,498      1.24       $1,200,000
   326    Taco Bell & US Auto Glass                                $104,118             $7,805      1.11       $1,350,000
   327    555 Broadway*                                            $117,311             $7,715      1.27       $1,300,000
   328    Aussie Self Storage                                      $119,372             $7,246      1.37       $1,210,000
   329    Roselea Villas*                                          $103,133             $6,917      1.24       $1,100,000
   330    Knights Inn-Summerton*                                   $171,855             $7,885      1.82       $1,300,000
   331    1610 Broadway*                                           $121,607             $6,941      1.46       $1,220,000
   332    Morrone Company*                                         $100,119             $6,742      1.24       $1,100,000
   333    Peppertree Apartments                                    $103,487             $6,081      1.42       $1,025,000
   334    Islip Terrace Plaza*                                      $98,527             $6,529      1.26       $1,060,000
   335    1626 Logan Street*                                        $96,217             $5,998      1.34       $1,237,000
   336    TX Human Serv. & Work Force Comm. Off.*                   $98,543             $6,166      1.33       $1,300,000
   337    Fielders Bridge Office Building*                          $96,219             $5,518      1.45       $1,020,000
   338    2906 North State Street Building*                         $99,426             $6,274      1.32       $1,400,000
   339    Days Inn - Orange City*                                   $97,200             $6,217      1.30       $1,156,000
   340    Edgewood Court Apartments*                                $91,763             $5,888      1.30         $850,000
   341    Super Safe Self Service Storage                           $93,976             $5,180      1.51         $930,000
   342    Pioneer Plaza*                                            $71,128             $4,831      1.23         $800,000
   343    287 Appleton Street*                                      $91,181             $5,321      1.43         $800,000
   344    2059 E. Sahara Avenue*                                    $67,672             $4,638      1.22         $970,000
   345    560 Virginia Way*                                         $76,891             $4,658      1.38         $770,000
   346    Calibra Sunnyside*                                        $70,304             $4,388      1.34         $720,000
   347    Bolling Building*                                         $78,237             $4,633      1.41         $680,000
   348    512 Main Street*                                          $66,733             $4,150      1.34         $750,000
   349    Panola Road Office Building*                              $60,256             $4,329      1.16         $740,000
   350    1920 Ledbetter Drive*                                     $74,752             $3,756      1.66         $865,000
   351    2727-2745 Gundry Avenue*                                  $86,207             $4,481      1.60         $900,000
   352    Citadel Apartments*                                       $64,351             $4,030      1.33         $650,000
   353    Garner Avenue Apartments                                  $51,341             $3,667      1.17         $580,000
   354    1400-1410 E. Florida*                                     $50,650             $3,702      1.14         $645,000
   355    Vance St. Apartment Building*                             $72,116             $3,779      1.59         $605,000
   356    3200 Race Street*                                         $62,842             $3,118      1.68         $730,000
   357    Covington Office Center*                                  $57,413             $3,379      1.42         $630,000
   358    2502 North Alvernon Way - Tucson                          $46,167             $3,322      1.16         $500,000
   359    4201 Dimmitt Road*                                        $49,005             $3,137      1.30         $525,000
   360    10660 Silicon Avenue*                                     $54,081             $3,753      1.20         $575,000
   361    5401 Cherry Avenue*                                       $50,309             $2,907      1.44         $565,000
   362    110 Adams Ave.*                                           $45,713             $2,824      1.35         $570,000
   363    Miss Meme's Kreative Kids Bldg.*                          $45,409             $2,835      1.33         $525,000
   364    La Canasta Furniture & Appliance Store*                   $68,496             $3,252      1.76         $920,000
   365    Great Southwestern Parkway*                               $44,334             $2,533      1.46         $435,000
   366    503 W. 26th Street*                                       $38,009             $2,254      1.41         $430,000
   367    Mosstree Apartments*                                      $36,791             $2,365      1.30         $425,000
   368    Kilbreth Apartments                                       $33,296             $2,221      1.25         $450,000
   369    Marshall/Catamount Apartments*                            $62,869             $2,411      2.17         $371,000
   370    Sannella*                                                 $34,774             $2,319      1.25         $420,000
   371    1005 Abbott Road*                                         $41,507             $2,578      1.34         $410,000
   372    6452 Nine Mile Bridge Road*                               $34,485             $2,172      1.32         $425,000
   373    301 South Richey Road*                                    $37,711             $2,143      1.47         $400,000
   374    Moore's Adult Care Facility*                              $70,475             $2,139      2.75         $700,000
   375    Bass Pro Shop*                                            $37,973             $1,691      1.87         $580,000
   376    619-623 W. Brookside*                                     $25,110             $1,732      1.21         $250,000
   377    50-52 Ferry Street*                                       $28,916             $1,608      1.50         $300,000
   378    Hillside Mobile Home Park*                                $31,567             $2,074      1.27         $295,000
   379    Bailey Hardwoods*                                         $29,708             $1,795      1.38         $260,000
   380    3050 Austin Bluffs Parkway*                               $22,807             $1,442      1.32         $240,000
   381    Kelley St. Office Building*                               $18,998             $1,345      1.18         $245,000
   382    Northlake MHP*                                            $28,232             $1,747      1.35         $175,000
   383    59-61 Carlton Street Apartments*                          $21,946             $1,171      1.56         $184,000
   384    Sabattus Street Office Building*                          $16,697             $1,153      1.21         $174,000

          TOTAL/WEIGHTED AVERAGE:                                                                   1.39


------------------------------------------------------------------------------------------------------------------------------------
  LOAN  VALUATION              PERCENT LEASED(10)                  TENANT INFORMATION(11)          INSURANCE     TAX     REPLACEMENT
   NO.    DATE     LTV(3)(9)   LEASED       DATE        LARGEST TENANT                    % NSF     ESCROW      ESCROW    RESERVES
------------------------------------------------------------------------------------------------------------------------------------
    1   12/16/97     76.0%      97.0%     2/24/98                                                     Yes        Yes         Yes
    2   12/16/97     76.0%      98.6%     2/24/98                                                     Yes        Yes         Yes
    3   12/16/97     76.0%      94.3%     2/24/98                                                     Yes        Yes         Yes
    4   12/16/97     76.0%      97.2%     2/24/98                                                     Yes        Yes         Yes
    5   12/16/97     76.0%     100.0%     2/24/98                                                     Yes        Yes         Yes
    6   12/17/97     76.0%     100.0%     2/24/98                                                     Yes        Yes         Yes
    7   12/18/97     76.0%     100.0%     2/24/98                                                     Yes        Yes         Yes
    8   12/16/97     76.0%     100.0%     2/24/98                                                     Yes        Yes         Yes
    9   12/17/97     76.0%     100.0%     2/24/98                                                     Yes        Yes         Yes
   10   12/18/97     76.0%     100.0%     2/24/98       California Federal Bank           43.8%       Yes        Yes         Yes
   11   12/18/97     76.0%     100.0%     2/24/98                                                     Yes        Yes         Yes
   12    1/5/98      76.0%     100.0%     2/24/98       Geneve Jewelers, Inc.             48.7%       Yes        Yes         Yes
   13   12/18/97     76.0%     100.0%     2/24/98                                                     Yes        Yes         Yes
   14   10/1/97      77.8%      93.2%     12/31/97      Sunrise Health Care               100.0%      No          No         No
   15   10/1/97      77.8%      94.5%     12/31/97      Sunrise Health Care               100.0%      No          No         No
   16   10/1/97      77.8%      92.4%     12/31/97      Sunrise Health Care               100.0%      No          No         No
   17   10/1/97      77.8%      93.7%     12/31/97      Sunrise Health Care               100.0%      No          No         No
   18   10/1/97      77.8%      86.1%     12/31/97      Sunrise Health Care               100.0%      No          No         No
   19   10/1/97      77.8%      87.1%     12/31/97      Sunrise Health Care               100.0%      No          No         No
   20   10/1/97      77.8%      94.5%     12/31/97      Sunrise Health Care               100.0%      No          No         No
   21   10/1/97      77.8%      98.0%     12/31/97      Sunrise Health Care               100.0%      No          No         No
   22    4/7/98      75.4%      97.9%     1/31/98       Super K Mart                      55.3%       No          No         No
   23   11/21/97     78.1%      94.4%     12/31/97                                                    No          No         No
   24   11/21/97     78.1%      75.8%     12/31/97                                                    No          No         No
   25   11/20/97     78.1%      92.8%     12/31/97                                                    No          No         No
   26   11/20/97     78.1%     100.0%     12/31/97                                                    No          No         No
   27    2/1/98      72.1%      65.0%     12/31/97                                                    Yes        Yes         Yes
   28    2/1/98      72.1%      64.7%     11/30/97                                                    Yes        Yes         Yes
   29    2/1/98      72.1%      76.0%     11/30/97                                                    Yes        Yes         Yes
   30    2/1/98      72.1%      73.7%     11/1/97                                                     Yes        Yes         Yes
   31    2/1/98      72.1%      52.3%     3/31/98                                                     Yes        Yes         Yes
   32    2/1/98      72.1%      72.0%     12/31/97                                                    Yes        Yes         Yes
   33    4/7/98      73.5%      98.3%     3/26/98       Holland America Line              20.8%       Yes        Yes         No
   34    2/6/98      74.8%      97.6%      4/6/98                                                     Yes        Yes         Yes
   35    5/6/98      71.0%      92.5%     11/17/97                                                    Yes        Yes         Yes
   36    2/9/98      58.4%      73.4%      4/8/98                                                     Yes        Yes         No
   37    2/9/98      58.4%      97.4%      4/2/98                                                     Yes        Yes         No
   38   2/11/98      58.4%      90.2%      4/6/98                                                     Yes        Yes         No
   39   2/10/98      58.4%      87.9%      4/2/98                                                     Yes        Yes         No
   40    2/6/98      58.4%     100.0%      4/2/98       Wal-Mart                          45.9%       Yes        Yes         No
   41    2/6/98      58.4%      97.9%      4/2/98                                                     Yes        Yes         No
   42   2/20/98      58.4%     100.0%      4/2/98       Winn Dixie                        49.7%       Yes        Yes         No
   43   12/5/97      69.8%      98.5%      1/1/98       K Mart                            49.1%       Yes        Yes         Yes
   44   10/15/97     60.6%      82.6%     12/31/97                                                    Yes        Yes         Yes
   45   12/18/97     78.1%     100.0%     4/30/98                                                     No         Yes         No
   46   12/1/97      78.1%      95.5%     3/19/98                                                     No         Yes         No
   47   12/18/97     78.1%      94.8%     4/30/98                                                     No         Yes         No
   48   12/18/98     78.1%      95.8%     4/30/98                                                     No         Yes         No
   49   12/1/97      78.1%      98.7%     4/30/98                                                     No         Yes         No
   50   12/18/97     78.1%      87.2%     4/30/98                                                     No         Yes         No
   51   12/10/97     78.1%      77.1%     4/30/98                                                     No         Yes         No
   52    1/6/98      82.7%      86.3%      5/7/98                                                     Yes        Yes         No
   53   1/30/98      76.6%     100.0%     3/16/98       Private Formulations, Inc.        100.0%      Yes        Yes         Yes
   54   9/29/97      79.1%      96.0%      4/8/98       Ralphs                            36.3%       Yes        Yes         Yes
   55   9/20/97      78.5%      98.0%     3/24/98                                                     Yes        Yes         No
   56   12/17/97     75.0%     100.0%     12/1/97       McElroy, Deutsch & Mulvaney       50.9%       Yes        Yes         Yes
   57   12/8/97      79.5%      88.3%     3/20/98                                                     Yes        Yes         Yes
   58    9/1/98      66.7%      98.4%     11/30/97                                                    No          No         No
   59   2/24/98      72.3%      97.8%     2/24/98                                                     Yes        Yes         Yes
   60   7/30/97      79.6%      96.2%     11/17/97                                                    No          No         No
   61   7/30/97      79.6%      97.3%     11/17/97                                                    No          No         No
   62    2/6/97      79.6%      98.6%     11/14/97                                                    No          No         No
   63    2/6/97      79.6%      97.0%      6/1/97                                                     No          No         No
   64   9/19/97      64.7%     100.0%     4/24/98       Harrow Stores                     79.1%       Yes        Yes         Yes
   65   9/18/97      64.7%     100.0%     4/24/98       Harrow Stores                     40.3%       Yes        Yes         Yes
   66   9/15/97      64.7%     100.0%     4/24/98       Harrow Stores                     94.0%       Yes        Yes         Yes
   67   9/18/97      64.7%     100.0%     4/24/98       Harrow Stores                     100.0%      Yes        Yes         Yes
   68   10/15/97     59.9%     100.0%     12/31/97      City of New York                  80.9%       Yes        Yes         Yes
   69   11/1/97      78.2%      84.2%     5/20/98                                                     Yes        Yes         Yes
   70   11/1/97      78.2%      82.0%     5/20/98                                                     Yes        Yes         Yes
   71   11/1/97      78.2%      80.0%     5/20/98                                                     Yes        Yes         Yes
   72   11/1/97      78.2%      78.0%     5/20/98                                                     Yes        Yes         Yes
   73   11/1/97      78.2%      87.0%     5/20/98                                                     Yes        Yes         Yes
   74   11/1/97      78.2%      70.0%     5/20/98                                                     Yes        Yes         Yes
   75   11/1/97      78.2%      73.0%     5/20/98                                                     Yes        Yes         Yes
   76   11/1/97      78.2%      70.0%     5/20/98                                                     Yes        Yes         Yes
   77   11/1/97      78.2%      93.0%     5/20/98                                                     Yes        Yes         Yes
   78   12/24/97     74.3%     100.0%     2/12/98       Jones Intercable                  26.1%       Yes        Yes         Yes
   79   1/19/98      74.8%      89.4%     5/11/98       Cutler-Hammer, IDT                26.3%       No         Yes         Yes
   80    5/5/98      28.6%     100.0%      5/6/98       DHL Systems, Inc.                 26.0%       No          No         No
   81   1/19/98      66.2%     100.0%     1/19/98       Transicoil, Inc.                  100.0%      No          No         Yes
   82   2/20/98      74.5%      69.7%     3/31/98                                                     No         Yes         Yes
   83   3/25/98      79.2%      94.7%     3/31/98                                                     Yes        Yes         Yes
   84   12/10/97     59.8%      94.4%     3/27/98                                                     Yes        Yes         Yes
   85    5/1/97      67.6%      91.4%      5/7/98       Travelers Office                  26.7%       Yes        Yes         Yes
   86    9/5/97      79.4%      99.0%     4/30/98                                                     Yes        Yes         Yes
   87    5/7/98      63.0%     100.0%      3/1/98                                                     No          No         No
   88   1/21/98      68.9%      65.6%     12/31/97                                                    No         Yes         Yes
   89    5/1/98      75.7%      96.1%      1/1/98       K Mart                            46.0%       No          No         No
   90   10/8/97      83.9%      93.5%     2/19/98       Stater Brothers                   32.3%       Yes        Yes         Yes
   91    9/3/97      75.7%      95.0%     1/15/98       Sedano's Supermarket              25.3%       Yes        Yes         Yes
   92   6/17/97      56.6%      99.0%      1/1/98       Nutramax                          32.3%       Yes        Yes         No
   93   1/21/98      74.6%     100.0%      1/9/98       CompUSA                           48.0%       Yes        Yes         No
   94   3/12/98      74.9%      96.8%     3/16/98                                                     Yes        Yes         No
   95    8/1/97      77.7%      81.8%     10/31/97                                                    Yes        Yes         Yes
   96    8/1/97      77.7%      82.5%     8/22/97                                                     Yes        Yes         Yes
   97    8/1/97      77.7%      90.0%     10/31/97                                                    Yes        Yes         Yes
   98   11/11/97     66.1%     100.0%      3/1/98       JMJ Warehouse Associates          100.0%      Yes        Yes         Yes
   99   11/11/97     66.1%     100.0%      3/1/98       Standard Warehouse &              100.0%      Yes        Yes         Yes
                                                          Distributing Co., Inc.
   100  11/11/97     66.1%     100.0%      3/1/98       Standard Warehouse                100.0%      Yes        Yes         Yes
   101  11/11/97     66.1%     100.0%      3/1/98       Medmax, Inc.                      100.0%      Yes        Yes         Yes
   102  11/11/97     66.1%     100.0%      3/1/98       Alltell Supply, Inc.              100.0%      Yes        Yes         Yes
   103   5/6/98      61.7%      98.6%     4/28/98                                                     No          No         Yes
   104   9/2/97      79.6%      90.0%     4/30/98                                                     Yes        Yes         Yes
   105  2/21/98      69.9%      75.6%     12/31/97                                                    Yes        Yes         Yes
   106  1/26/98      77.0%      96.3%      5/6/98                                                     Yes        Yes         Yes
   107   9/2/97      79.6%      98.3%     4/30/98                                                     Yes        Yes         Yes
   108   4/1/98      74.4%      99.4%     4/15/98                                                     Yes        Yes         Yes
   109   3/2/98      69.2%      95.1%      2/1/98       VTBS Offices                      24.9%       Yes        Yes         Yes
   110  11/24/97     75.7%     100.0%     1/27/98       GE Capital                        32.4%       Yes        Yes         Yes
   111  10/30/97     52.5%     100.0%     1/15/98       DBS                               31.8%       Yes        Yes         Yes
   112  10/30/97     52.5%      95.6%     1/15/98                                                     Yes        Yes         Yes
   113  11/25/97     76.0%      95.0%      4/1/98                                                     Yes        Yes         Yes
   114   7/1/97      68.5%      74.2%     5/27/98       Post Warehouse                    36.7%       Yes        Yes         Yes
   115  2/25/98      68.9%     100.0%     2/25/98       Aura Systems                      100.0%      No         Yes         No
   116  12/23/97     70.5%     100.0%      3/5/98                                                     Yes        Yes         Yes
   117   1/7/98      60.7%      72.8%     3/31/98       Winn-Dixie Stores, Inc.           33.3%       Yes        Yes         Yes
   118  3/17/98      69.3%      73.0%     2/28/98                                                     Yes        Yes         Yes
   119  11/25/97     79.6%      98.7%     3/31/98                                                     Yes        Yes         Yes
   120   4/2/98      70.1%      97.5%      4/1/98                                                     Yes        Yes         Yes
   121   5/6/98      61.5%     100.0%     2/20/98                                                     No          No         Yes
   122  2/25/98      67.0%      86.1%      3/1/98                                                     Yes        Yes         Yes
   123   5/5/98      54.6%      98.3%     4/20/98       Transwestern Publishing           27.9%       No          No         No
   124   8/8/97      68.1%      77.0%     4/15/98                                                     Yes        Yes         Yes
   125   8/8/97      72.1%      93.7%     12/31/97                                                    Yes        Yes         Yes
   126  1/14/98      58.8%      97.5%     3/30/98       Cropper's Market                  53.4%       Yes        Yes         Yes
   127  10/9/97      71.8%      77.5%     12/31/97                                                    Yes        Yes         Yes
   128  10/10/97     71.8%      73.4%     12/31/97                                                    Yes        Yes         Yes
   129   5/5/98      50.5%      96.8%      4/1/97                                                     No          No         No
   130  6/13/97      77.0%     100.0%     12/15/97      Quotron Systems, Inc.             100.0%      Yes        Yes         No
   131  2/20/98      62.2%      92.2%     4/23/98                                                     Yes        Yes         Yes
   132  9/12/97      79.5%      96.1%     4/30/98                                                     Yes        Yes         Yes
   133  1/19/98      66.2%      75.7%     12/31/97                                                    No         Yes         Yes
   134  10/22/97     69.8%      91.7%     3/31/98       Thriftway                         22.5%       Yes        Yes         Yes
   135   2/6/98      79.8%      52.6%     2/28/98                                                     Yes        Yes         Yes
   136   1/2/98      74.7%     100.0%     3/10/98       Lewmar Paper (subtenant:          42.0%       Yes        Yes         Yes
                                                          Salton Maxim)
   137  10/20/97     69.9%      91.0%      2/1/98       Shop N Bag                        44.1%       Yes        Yes         Yes
   138  10/10/97     73.1%      96.0%      1/1/98       McCrory's                         24.1%       Yes        Yes         Yes
   139  2/26/98      56.3%      98.0%     3/12/98                                                     No          No         No
   140  9/16/97      62.7%     100.0%      3/1/98       Kids, Inc.                        20.1%       Yes        Yes         No
   141  12/4/97      74.3%      91.0%     4/30/98                                                     Yes        Yes         Yes
   142  12/20/97     75.2%      97.1%      4/2/98                                                     Yes        Yes         Yes
   143   6/6/95      60.0%      90.7%      5/1/98                                                     Yes        Yes         Yes
   144   9/2/97      63.0%      87.5%     3/11/98                                                     Yes        Yes         No
   145   9/2/97      65.2%      82.8%     3/11/98                                                     Yes        Yes         No
   146  10/22/97     79.8%     100.0%      5/1/98                                                     Yes        Yes         Yes
   147  12/2/97      71.8%      97.5%     12/31/97                                                    Yes        Yes         No
   148  11/12/97     72.5%     100.0%     11/12/97      Ocean City Boardwalk, Inc.        100.0%      Yes        Yes         No
   149  11/12/97     72.5%     100.0%     11/12/97      Ocean City Boardwalk, Inc.        100.0%      Yes        Yes         No
   150  11/26/97     72.5%     100.0%     11/12/97      Sunsations, Inc.                  100.0%      Yes        Yes         No
   151  11/21/97     79.2%      93.0%      5/6/98                                                     Yes        Yes         Yes
   152  11/26/97     71.8%     100.0%     11/26/97      Sunsations, Inc.                  100.0%      Yes        Yes         No
   153  11/12/97     71.8%     100.0%     11/12/97      Ocean City BoaRdwalk, Inc.        100.0%      Yes        Yes         No
   154  11/12/97     71.8%     100.0%     11/12/97      Ocean City Broadwalk, Inc.        100.0%      Yes        Yes         No
   155  11/12/97     71.8%     100.0%     11/12/97      Ocean City Boardwalk, Inc.        100.0%      Yes        Yes         No
   156  1/23/98      67.6%      60.7%     12/1/97                                                     Yes        Yes         Yes
   157  10/28/97     74.6%      86.4%     9/30/97                                                     No         Yes         Yes
   158  10/1/97      71.2%      91.7%     4/16/98                                                     Yes        Yes         Yes
   159  10/1/97      71.2%      90.0%     3/31/98                                                     Yes        Yes         Yes
   160  2/20/98      79.2%      96.7%      3/2/98                                                     Yes        Yes         Yes
   161   1/9/98      74.4%      94.1%     4/30/98       Telco                             46.5%       Yes        Yes         Yes
   162  2/15/98      74.4%     100.0%     4/30/98       Bayview Federal Savings           29.8%       Yes        Yes         Yes
   163  1/19/98      74.8%      95.5%     1/29/98                                                     Yes        Yes         Yes
   164  12/1/97      66.7%     100.0%     3/31/98       Bicknell & Fuller Paper           100.0%      No         Yes         Yes
                                                          Box Company
   165  12/16/97     74.7%      87.0%      2/1/98                                                     No         Yes         Yes
   166   4/7/98      56.5%     100.0%      5/1/98       Warmington Homes                  100.0%      Yes        Yes         Yes
   167  2/17/98      77.0%     100.0%     3/25/98                                                     Yes        Yes         Yes
   168  12/4/97      67.1%     100.0%     12/11/97      U.S. National Bank                59.9%       Yes        Yes         Yes
   169   2/1/98      69.9%      70.3%     12/31/97                                                    No         Yes         Yes
   170  7/23/97      69.5%      90.3%     1/31/98                                                     No         Yes         Yes
   171  2/12/98      77.0%      97.1%      4/1/98                                                     Yes        Yes         Yes
   172  12/5/97      45.9%     100.0%     11/1/97       Tower Records                     55.1%       Yes        Yes         Yes
   173   3/1/98      67.3%     100.0%      3/1/98       Super Saver Foods                 83.1%       Yes        Yes         Yes
   174   1/1/98      67.3%     100.0%     1/22/98       Super Saver Foods                 100.0%      Yes        Yes         Yes
   175  7/22/97      74.9%      96.0%     11/1/97       Second Floor                      23.5%       Yes        Yes         No
   176   1/1/98      68.6%     100.0%     2/28/98       Dynamics Research                 29.8%       Yes        Yes         Yes
   177   1/1/98      68.6%     100.0%     2/28/98       Lockheed Martin                   100.0%      Yes        Yes         Yes
   178  10/13/97     64.6%     100.0%     2/28/98                                                     Yes        Yes         Yes
   179  12/3/97      79.0%      91.0%     11/10/97      Publix Super Markets, Inc.        54.8%       Yes        Yes         Yes
   180  1/14/98      76.7%      90.7%     11/20/97      Richboro Market CVS, Inc.         28.8%       Yes        Yes         Yes
   181  10/21/97     69.7%      91.9%     1/31/98                                                     Yes        Yes         Yes
   182  5/13/97      65.9%     100.0%      5/1/98       Harvard Pilgrim Health Care       58.0%       No          No         Yes
   183  12/10/97     71.0%      96.0%      3/1/98                                                     Yes        Yes         Yes
   184  10/22/97     66.9%     100.0%      2/9/98       A-1 Plating                       39.6%       Yes        Yes         Yes
   185  2/27/98      50.6%      76.1%     12/31/97                                                    Yes        Yes         Yes
   186  1/27/98      66.3%      90.5%      2/2/98       N.Fulton Med.Center, Inc.         21.0%       Yes        Yes         Yes
   187  5/14/97      46.1%     100.0%     12/10/97                                                    No         Yes         Yes
   188   1/5/97      79.9%      91.5%     5/11/98       Smart & Final                     43.7%       Yes        Yes         Yes
   189  10/15/97     85.0%      91.7%      4/3/98                                                     Yes        Yes         No
   190  10/29/97     70.4%      58.1%     12/31/97                                                    Yes        Yes         Yes
   191   9/1/97      73.7%     100.0%     11/19/97      Food Lion                         73.5%       Yes        Yes         No
   192  1/23/98      76.9%      98.9%     3/31/98                                                     Yes        Yes         Yes
   193  11/24/97     76.6%      84.4%     1/23/98                                                     Yes        Yes         Yes
   194  11/6/97      79.0%      98.5%     1/19/98                                                     Yes        Yes         Yes
   195  11/11/97     79.7%      98.5%     11/1/97                                                     Yes        Yes         Yes
   196   2/9/98      84.5%     100.0%     4/10/98       Wal-Mart                          100.0%      Yes        Yes         Yes
   197  12/1/97      74.8%      97.0%      4/2/98       Hobby Lobby (1989)                43.2%       Yes        Yes         Yes
   198  12/15/97     74.8%      95.1%      2/9/98       Geac Computers                    83.4%       Yes        Yes         Yes
   199  4/28/98      74.8%     100.0%     4/30/98                                                     Yes        Yes         Yes
   200   2/3/98      79.1%     100.0%     4/28/98       Office Max                        100.0%      No          No         No
   201  10/15/97     67.7%      90.0%      5/1/98                                                     Yes        Yes         Yes
   202  11/17/97     74.0%      71.1%     9/30/97                                                     Yes        Yes         Yes
   203  2/17/98      78.7%     100.0%     3/18/98                                                     Yes        Yes         Yes
   204   1/6/98      66.5%      98.3%      1/6/98                                                     Yes        Yes         Yes
   205  10/10/97     73.1%     100.0%      1/1/98       Western Auto                      20.2%       Yes        Yes         Yes
   206  10/3/97      78.6%      91.7%     1/13/98                                                     Yes        Yes         Yes
   207  2/10/98      71.1%     100.0%     2/10/98       Kentuckiana Restaurants LLC       100.0%      Yes        Yes         Yes
   208  2/10/98      71.1%     100.0%     2/10/98       Kentuckiana Restaurants LLC       100.0%      Yes        Yes         No
   209  2/12/98      57.8%      80.0%     12/31/97                                                    Yes        Yes         Yes
   210  12/12/97     61.7%      84.7%     2/19/98                                                     No         Yes         No
   211  2/24/98      86.5%     100.0%     12/31/97                                                    Yes        Yes         Yes
   212  2/24/98      86.5%     100.0%     12/31/97                                                    Yes        Yes         Yes
   213  1/27/98      65.8%     100.0%     1/27/98       Hewitt & Day, Inc., a             100.0%      No         Yes         Yes
                                                          Georgia Corporation
   214  12/5/97      74.8%      96.3%      1/1/98                                                     Yes        Yes         Yes
   215  1/19/98      64.4%      79.0%     2/10/98                                                     Yes        Yes         Yes
   216  12/2/97      72.0%      89.4%     3/19/98                                                     Yes        Yes         No
   217  12/2/97      72.0%     100.0%     2/23/98                                                     Yes        Yes         Yes
   218  10/14/97     35.1%      94.8%     2/25/98                                                     Yes        Yes         No
   219  10/5/97      70.3%      58.9%     10/31/97                                                    Yes        Yes         Yes
   220  10/30/97     62.8%      85.0%     2/23/98                                                     Yes        Yes         Yes
   221  10/30/97     62.8%      95.0%     2/23/98                                                     Yes        Yes         Yes
   222  10/28/97     62.8%      85.0%     2/23/98                                                     Yes        Yes         Yes
   223  10/29/97     62.8%      69.0%     2/23/98                                                     Yes        Yes         Yes
   224  4/30/98      67.9%     100.0%     4/30/98       Horizon Sports Tech.              100.0%      No          No         No
   225  12/15/97     76.2%     100.0%     2/20/98       Bentley's Restaurant              43.1%       Yes        Yes         Yes
   226  11/11/97     76.2%     100.0%     2/20/98       Antiques Collaborative            43.6%       Yes        Yes         Yes
   227  12/15/97     76.2%     100.0%     2/20/98       Sono                              21.1%       Yes        Yes         Yes
   228  11/19/97     71.0%      61.1%     1/28/98                                                     Yes        Yes         Yes
   229  11/12/97     78.6%      82.6%     2/28/98                                                     No         Yes         Yes
   230   1/1/98      58.5%      86.0%     3/31/98                                                     Yes        Yes         Yes
   231  11/20/97     72.8%      92.6%      3/1/98                                                     Yes        Yes         Yes
   232  11/13/97     71.8%     100.0%     1/15/98       A-M-K Corp. (Ames                 100.0%      Yes        Yes         No
                                                          Department Store)
   233  1/27/97      81.5%      90.2%     12/31/97                                                    No         Yes         No
   234  11/3/97      74.7%      83.3%     9/30/97                                                     Yes        Yes         Yes
   235   3/9/98      69.9%      49.1%     2/28/98                                                     Yes        Yes         Yes
   236  12/12/97     72.0%      97.0%     4/23/98                                                     Yes        Yes         No
   237  9/19/97      73.2%      80.9%      3/1/98       Mikuni Restaurant                 22.5%       Yes        Yes         Yes
   238  9/17/97      55.3%      91.0%     2/10/98                                                     Yes        Yes         No
   239  12/2/97      76.6%      96.2%     3/30/98                                                     Yes        Yes         No
   240  12/6/97      79.6%      98.9%      8/1/97                                                     Yes        Yes         Yes
   241  8/13/97      66.3%     100.0%     1/22/98                                                     Yes        Yes         Yes
   242  6/15/97      59.2%     100.0%     3/22/98       Texas Human Services              100.0%      No          No         No
   243  7/22/97      75.0%     100.0%     1/30/98                                                     Yes         No         Yes
   244   9/2/97      74.6%      89.8%     3/11/98                                                     Yes        Yes         No
   245   2/8/97      59.5%      62.0%      9/5/97                                                     Yes        Yes         Yes
   246  9/23/97      60.9%     100.0%      9/5/97       Sentient Systems                  93.8%       Yes        Yes         Yes
   247  8/27/97      69.6%     100.0%     3/21/98                                                     Yes        Yes         Yes
   248  3/12/98      74.4%      96.0%     3/16/98                                                     Yes        Yes         Yes
   249  1/13/98      70.8%     100.0%      3/3/98       K-Mart                            71.3%       Yes        Yes         Yes
   250  11/6/97      58.2%      60.0%     2/28/98                                                     Yes        Yes         Yes
   251  2/14/98      68.2%      97.7%      3/1/98                                                     Yes        Yes         Yes
   252   1/2/98      79.9%      92.1%     4/30/98                                                     Yes        Yes         Yes
   253  1/20/98      71.8%     100.0%     1/27/98       The Coach Store                   100.0%      Yes        Yes         Yes
   254  12/15/97     64.1%     100.0%     3/18/98       Pierce Leahy Corporation          78.8%       Yes        Yes         Yes
   255  7/31/97      65.3%      84.4%      4/7/98                                                     Yes        Yes         Yes
   256  1/19/98      66.1%      76.0%      4/3/98                                                     Yes        Yes         No
   257  1/15/98      79.8%      95.2%     3/11/98                                                     Yes        Yes         Yes
   258  10/15/97     77.9%     100.0%     11/30/97                                                    Yes        Yes         No
   259  12/12/97     77.9%      93.8%      2/6/98                                                     Yes        Yes         No
   260  2/27/98      73.8%      96.2%     3/27/98                                                     Yes        Yes         Yes
   261  10/20/97     56.5%     100.0%     2/24/98                                                     Yes        Yes         Yes
   262   3/6/98      70.5%     100.0%     3/24/98       Goodwill Industries of            100.0%      Yes        Yes         Yes
                                                          Northern New England
   263  2/16/98      74.4%      77.0%     1/31/98                                                     Yes        Yes         Yes
   264  10/10/97     72.4%     100.0%     1/31/98       U.S. Rentals, Inc.                100.0%      Yes        Yes         No
   265  11/18/97     74.6%      78.5%     11/18/97                                                    Yes        Yes         Yes
   266  3/10/98      70.8%     100.0%     2/27/98       Styles For Less                   29.0%       No         Yes         Yes
   267  12/1/97      76.0%     100.0%     5/14/98       Petco                             100.0%      Yes        Yes         Yes
   268   8/4/97      56.7%      96.7%     12/17/97                                                    Yes        Yes         Yes
   269  2/20/98      71.9%     100.0%      3/4/98       Blockbuster                       39.0%       Yes        Yes         Yes
   270  10/31/97     49.8%     100.0%     2/28/98       Best Catering Corp.               44.1%       Yes        Yes         Yes
   271  9/30/97      74.6%     100.0%     1/20/98       Center Stage Performing Arts      25.0%       Yes        Yes         No
   272  11/19/97     67.8%      95.2%     10/31/97                                                    Yes        Yes         No
   273  12/23/97     63.7%     100.0%     1/23/98       Blockbuster Video                 36.4%       Yes        Yes         Yes
   274  8/19/97      72.1%      91.9%     9/18/97                                                     Yes        Yes         Yes
   275  1/15/98      74.1%     100.0%     1/15/98       Jack In The Box-Foodmaker         100.0%      Yes        Yes         No
   276   1/9/98      74.1%     100.0%      1/9/98       Jack In The Box-Foodmaker         100.0%      Yes        Yes         No
   277  1/23/98      79.4%      95.0%     1/16/98                                                     Yes        Yes         Yes
   278  1/23/98      77.3%      93.1%     1/16/98                                                     Yes        Yes         Yes
   279  1/23/98      79.4%      93.1%     1/16/98                                                     Yes        Yes         Yes
   280  1/23/98      79.4%      93.1%     1/16/98                                                     Yes        Yes         No
   281  2/19/98      54.2%     100.0%     12/31/97                                                    Yes        Yes         Yes
   282  1/31/98      62.8%      97.0%      5/1/98       Hudson Salvage Center             29.9%       Yes        Yes         Yes
   283  10/31/97     69.8%     100.0%     12/15/97                                                    Yes        Yes         Yes
   284  12/2/97      76.6%      94.9%      2/1/98                                                     Yes        Yes         Yes
   285  10/13/97     69.8%     100.0%     11/10/97      Southwest Bell, Mobile Systems    44.9%       Yes        Yes         No
   286  2/12/98      73.5%     100.0%      3/1/98       Forrest Park CVS, Inc.            100.0%      Yes        Yes         Yes
   287  2/13/98      78.9%     100.0%     2/13/98       Rite Aid of Georgia, Inc.         100.0%      No          No         Yes
   288   1/2/98      65.5%      95.4%     2/17/98                                                     Yes        Yes         Yes
   289  12/17/97     64.6%     100.0%      5/4/98       Sandcastle Dialysis               25.0%       Yes        Yes         No
   290  10/10/97     67.5%     100.0%     2/26/98       Monarch Bank                      51.6%       Yes        Yes         No
   291  2/27/98      73.4%     100.0%     4/27/98       Innovative Metal                  100.0%      Yes        Yes         Yes
                                                          Fabrication, Inc.
   292  11/17/97     64.8%      76.5%     1/29/98                                                     Yes        Yes         No
   293  1/13/98      80.7%     100.0%     1/13/98       Econo-Pak, Inc.                   100.0%      Yes        Yes         Yes
   294  12/1/97      72.0%     100.0%     3/23/98       Fleming Companies                 100.0%      Yes        Yes         Yes
                                                          (Food-4-Less)
   295   2/3/98      77.2%      90.6%     3/16/98                                                     Yes        Yes         Yes
   296  11/17/97     78.0%     100.0%     2/13/98       Protection One                    100.0%      No          No         No
   297  12/1/97      47.8%      97.9%      1/7/98                                                     Yes        Yes         Yes
   298  12/9/97      55.6%      45.8%     12/31/97                                                    Yes        Yes         No
   299  10/1/97      72.3%      98.3%      2/9/98                                                     Yes        Yes         Yes
   300   1/8/98      58.7%     100.0%      1/8/98                                                     Yes        Yes         Yes
   301  12/16/97     69.5%      94.7%     3/31/98                                                     Yes        Yes         No
   302  10/30/97     61.5%      91.4%     12/31/97                                                    Yes        Yes         No
   303  3/15/97      63.0%     100.0%     4/29/97       Texas Human Services              100.0%      No          No         No
   304  10/27/97     86.8%     100.0%     10/1/98                                                     Yes        Yes         Yes
   305  9/17/97      65.2%      98.4%     12/29/97      Crown Dental Group                20.4%       No         Yes         Yes
   306   3/9/98      72.4%     100.0%     4/10/98       Rutherford's                      48.6%       Yes        Yes         Yes
   307  1/12/98      70.1%      78.2%      2/1/98                                                     Yes        Yes         No
   308  1/26/98      69.8%      88.2%     3/16/98                                                     Yes        Yes         No
   309  10/12/97     57.6%      79.0%     12/31/97                                                    No         Yes         No
   310  11/19/97     66.2%      58.0%     12/31/97                                                    Yes        Yes         Yes
   311  11/4/97      79.8%      84.4%     3/30/98                                                     Yes        Yes         No
   312  11/7/97      72.6%     100.0%      2/6/98       Hollywood Video                   100.0%      No          No         Yes
   313  10/22/97     56.3%      98.2%     12/31/97                                                    Yes        Yes         Yes
   314  12/1/97      75.4%     100.0%     12/30/97      Budget Bicycles                   44.7%       Yes        Yes         Yes
   315  2/19/98      54.2%     100.0%     12/31/97                                                    Yes        Yes         Yes
   316  10/27/97     79.6%     100.0%      3/2/98       Hollywood Video                   100.0%      No          No         Yes
   317  11/19/97     71.1%     100.0%     3/17/98       New American Health               36.7%       Yes        Yes         Yes
   318  1/15/98      74.7%     100.0%     4/15/98                                                     Yes        Yes         Yes
   319  11/6/97      73.5%     100.0%      3/3/98       Bath Market Inc.                  100.0%      Yes        Yes         Yes
   320  11/6/97      79.6%     100.0%     1/26/98       Hollywood Video                   100.0%      No          No         Yes
   321  1/13/98      76.5%     100.0%     2/23/98                                                     Yes        Yes         No
   322   3/2/98      63.2%      85.8%     4/30/98                                                     Yes        Yes         No
   323  2/19/98      54.2%     100.0%     12/31/97                                                    Yes        Yes         Yes
   324  12/20/97     72.0%     100.0%     1/27/98       Duroc USA                         27.1%       Yes        Yes         No
   325  12/1/97      77.1%     100.0%     3/23/98       Fleming Companies, Inc.           100.0%      Yes        Yes         Yes
   326  7/15/97      68.1%     100.0%     2/17/98       U.S. Auto Glas                    55.1%       Yes        Yes         Yes
   327  7/17/97      69.4%     100.0%     7/29/97       Graybar Electric Company, Inc.    100.0%      Yes        Yes         Yes
   328  12/1/97      74.1%      84.8%     11/13/97                                                    Yes        Yes         No
   329  2/18/98      77.1%     100.0%      3/1/98                                                     Yes        Yes         No
   330  10/21/97     65.1%      66.0%     12/31/97                                                    Yes        Yes         No
   331  7/21/97      68.7%     100.0%      8/5/97       Westmark Harris Advisors          37.3%       No          No         No
   332  10/20/97     74.7%     100.0%     10/20/97      The Morrone Company               100.0%      Yes        Yes         No
   333  11/25/97     79.7%      92.5%     2/22/98                                                     Yes        Yes         Yes
   334  11/19/97     74.7%     100.0%     2/20/98       ITP Laundramat Corp.              69.3%       Yes        Yes         No
   335  7/25/97      62.7%      92.3%      1/1/98                                                     Yes        Yes         Yes
   336   9/3/97      59.3%     100.0%      9/3/97       Texas Department of Human         93.2%       Yes        Yes         No
                                                          Services (DHS)
   337   3/6/98      72.8%      95.8%     4/14/98                                                     Yes        Yes         No
   338  9/10/97      52.5%      92.7%      2/1/98       Department of Wildlife            68.2%       No         Yes         Yes
   339  2/23/98      62.6%      85.0%     2/28/98                                                     Yes        Yes         No
   340   3/6/98      79.8%      97.2%      4/3/98                                                     Yes        Yes         No
   341  6/10/97      67.5%      87.1%     2/28/98                                                     Yes        Yes         No
   342   1/8/98      74.7%     100.0%      1/1/98       Joanie's Diner                    25.8%       Yes        Yes         No
   343  8/14/97      74.5%      99.3%     12/23/97      Durkin, Inc.                      66.9%       Yes        Yes         No
   344   5/9/97      58.4%     100.0%     3/19/98       Sierra Health Service             100.0%      No         Yes         No
   345   8/8/97      72.3%     100.0%      7/8/97       Chief Auto Parts                  100.0%      No          No         No
   346  10/21/97     73.9%     100.0%     12/15/97      Kontech                           33.3%       Yes        Yes         No
   347   2/3/98      74.7%     100.0%     2/20/98       Alpha Therapeutic Corporation     100.0%      Yes        Yes         No
   348  8/12/97      67.6%     100.0%     12/1/97       Med-Net Billing Inc. (Office)     32.9%       No         Yes         No
   349  1/15/98      67.3%      92.0%     1/15/98       Atlantic Realty Group             31.5%       Yes        Yes         Yes
   350  11/4/97      57.5%     100.0%     11/22/97      Chief Auto Parts                  100.0%      Yes        Yes         No
   351  5/14/97      55.3%     100.0%     3/19/98       Viola Studio                      20.1%       Yes        Yes         No
   352   3/2/98      74.4%     100.0%     1/28/98                                                     Yes        Yes         No
   353  1/20/98      74.7%     100.0%     4/15/98                                                     Yes        Yes         Yes
   354   7/2/97      70.2%      80.0%     12/1/97                                                     No         Yes         Yes
   355  2/24/98      74.2%     100.0%      3/6/98                                                     Yes        Yes         No
   356  11/18/97     56.6%     100.0%     12/10/97      Chief Auto Parts                  100.0%      No          No         No
   357  12/29/97     64.3%      93.8%     12/22/97                                                    Yes        Yes         No
   358  11/19/97     78.0%     100.0%     2/13/98       Protection One                    100.0%      No          No         No
   359  11/19/97     69.8%      85.0%     12/18/97                                                    Yes        Yes         No
   360  8/26/97      62.8%     100.0%     2/28/98       Consolidated Waste Disposal       62.5%       No          No         No
   361  7/21/97      61.4%     100.0%     3/21/98       Eddies Liquor                     57.9%       Yes        Yes         Yes
   362  10/6/97      59.2%     100.0%     2/27/98       De Guelle Glass Company           25.0%       Yes        Yes         No
   363  4/28/97      62.5%     100.0%      5/5/97       Sharen Kammerer (Day
                                                          Care Center)                    100.0%      No          No         No
   364  10/23/97     34.3%     100.0%      3/1/98       La Canasta Furnishings, Inc.      100.0%      No          No         No
   365  12/19/97     72.1%     100.0%     10/1/97       Arlington Fastener & Industry     50.0%       Yes        Yes         No
   366  12/5/97      69.4%     100.0%     11/13/97                                                    Yes        Yes         No
   367  11/21/97     70.2%     100.0%      1/6/98                                                     Yes        Yes         No
   368  12/2/97      76.6%     100.0%      2/1/98                                                     Yes        Yes         Yes
   369  8/22/97      76.5%     100.0%     11/1/97                                                     Yes        Yes         No
   370  11/5/97      67.6%     100.0%     10/2/97                                                     Yes        Yes         No
   371  1/12/98      67.9%     100.0%     3/14/98       Brookover & Fleischman, P.C.      100.0%      Yes        Yes         No
   372  8/11/97      63.2%      94.3%     2/27/98                                                     No         Yes         No
   373  12/8/97      62.2%     100.0%      2/1/98       International Technology          100.0%      Yes        Yes         No
                                                          Systems, Inc.
   374  11/25/97     30.6%     100.0%     12/1/97                                                     Yes        Yes         No
   375  1/23/98      36.1%     100.0%     2/28/98       Bass Pro Shop                     98.5%       Yes        Yes         No
   376   1/9/98      79.7%      90.0%      3/4/98                                                     Yes        Yes         No
   377  9/17/97      65.1%     100.0%     12/31/97      Play Ball Spanish and             53.1%       Yes        Yes         No
                                                          Portugese Restaurant
   378  12/7/97      64.7%     100.0%      2/6/98                                                     Yes        Yes         No
   379  12/23/97     68.3%     100.0%     12/1/97       Bailey  Hardwoods                 100.0%      Yes        Yes         No
   380  1/20/98      70.6%     100.0%      3/1/98       Marshall's Subway, Inc.           59.0%       Yes        Yes         No
   381  12/9/97      62.5%      87.9%     12/9/97       Karate Studio                     27.1%       Yes        Yes         No
   382  9/10/97      85.8%     100.0%      2/1/98                                                     Yes        Yes         No
   383  6/23/97      73.0%     100.0%     9/19/97                                                     Yes        Yes         No
   384  10/4/97      74.5%     100.0%     2/20/98       Harbor Light Associates           65.1%       Yes        Yes         No

TOTAL/WEIGHTED
 AVERAGE:            71.2%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

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   LOAN                                                        INTEREST ACCRUAL                  LOCKOUT     PREPAYMENT CODE(13)
    NO.                              PROPERTY NAME                  METHOD       SEASONING(12)   PERIOD     YM1      YM      DEF
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
     1      2677 Larkin Street (2I)                               Actual/360           3           27        0       0       90
     2      645 Stockton Street (2I)                              Actual/360           3           27        0       0       90
     3      1340 -1390 Taylor Street (2I)                         Actual/360           3           27        0       0       90
     4      1401 Jones Street (2I)                                Actual/360           3           27        0       0       90
     5      1870 Pacific Avenue (2I)                              Actual/360           3           27        0       0       90
     6      500 Stanyan Street (2I)                               Actual/360           3           27        0       0       90
     7      2075 - 2079 Market Street (2I)                        Actual/360           3           27        0       0       90
     8      1290 20th Avenue (2I)                                 Actual/360           3           27        0       0       90
     9      78 Buchanan Street (2I)                               Actual/360           3           27        0       0       90
    10      2095 - 2099 Market Street (2I)                        Actual/360           3           27        0       0       90
    11      235 - 241 Church Street (2I)                          Actual/360           3           27        0       0       90
    12      1465 Burlingame Avenue (2I)                           Actual/360           3           27        0       0       90
    13      252 - 258 Church Street (2I)                          Actual/360           3           27        0       0       90
    14      Fountain View Nursing Home (2A)                       Actual/360           8           84        0       0       90
    15      Greeneville West Health Care Center (2A)              Actual/360           8           84        0       0       90
    16      Bay St. Joseph Care Center (2A)                       Actual/360           8           84        0       0       90
    17      Heritage Manor of Abbeville (2A)                      Actual/360           8           84        0       0       90
    18      Panola Nursing Home (2A)                              Actual/360           8           84        0       0       90
    19      Jackson Manor Nursing Home (2A)                       Actual/360           8           84        0       0       90
    20      West Mesa Health Care Center (2A)                     Actual/360           8           54        0       0        0
    21      Pickett County Nursing Home (2A)                      Actual/360           8           84        0       0       90
    22      Broadview Village Square                              Actual/360           1           60        0       0       54
    23      The Courville at Nashua & Villas at Nashua (2II)      Actual/360           3           36        0       0       78
    24      Aynsley Place (2II)                                   Actual/360           3           36        0       0       78
    25      The Courville at Manchester (2II)                     Actual/360           3           36        0       0       78
    26      Carlyle Place (2II)                                   Actual/360           3           36        0       0       78
    27      Holiday Inn-Fond du Lac, WI (2III)                    Actual/360           4           48       69       0        0
    28      Comfort Suites-Appleton, WI (2III)                    Actual/360           4           48       69       0        0
    29      Comfort Suites-Madison, WI (2III)                     Actual/360           4           48       69       0        0
    30      Budgetel-Madison, WI (2III)                           Actual/360           4           48       69       0        0
    31      Holiday Inn Express-Osh Kosh, WI (2III)               Actual/360           4           48       69       0        0
    32      Budgetel-Fond du Lac, WI (2III)                       Actual/360           4           48       69       0        0
    33      Elliott Bay Office Park                               Actual/360           2           26        0       0       91
    34      The Cable Building                                    Actual/360           3           60        0       0       54
    35      Park Drive Manor                                      Actual/360           1           54        0       0       54
    36      NationsBank Tower (2IV)                               Actual/360           2           27        0       0       87
    37      Woodhaven Shopping Center (2IV)                       Actual/360           2           27        0       0       87
    38      Radford Hills Shopping Center (2IV)                   Actual/360           2           27        0       0       87
    39      Crossroads Shopping Center (2IV)                      Actual/360           2           27        0       0       87
    40      Pioneer Square (2IV)                                  Actual/360           2           27        0       0       87
    41      Mesa Verde Shopping Center (2IV)                      Actual/360           2           27        0       0       87
    42      Park Plaza Shopping Center (2IV)                      Actual/360           2           27        0       0       87
    43      Cambridge Square Shopping Center                      Actual/360           2           27        0       0       87
    44      Holiday Inn BayView Plaza                             Actual/360           4           36       72       0        0
    45      Westbrook (2V)                                        Actual/360           2           26        0       0       91
    46      Green Acres (2V)                                      Actual/360           2           26        0       0       91
    47      Compton Hills (2V)                                    Actual/360           2           26        0       0       91
    48      Skymeadow (2V)                                        Actual/360           2           26        0       0       91
    49      Eastgate (2V)                                         Actual/360           2           26        0       0       91
    50      Lake Remington (2V)                                   Actual/360           2           26        0       0       91
    51      Shady Terrace (2V)                                    Actual/360           2           26        0       0       91
    52      Preston Place Apartments                            Actual/Actual          2           27        0       0       207
    53      Pharmaceutical Formulations Building                  Actual/360           3           28        0       0       86
    54      Bristol Market Place                                    30/360             3           84       144      0        0
    55      Heritage Square                                       Actual/360           4           60       54       0        0
    56      Jockey Hollow Office Complex                          Actual/360           0           36       81       0        0
    57      Ashton Pointe Apartments                              Actual/360           7           36        0       78       0
    58      Wedgewood Care Center                                 Actual/360           3           84        0       0       150
    59      River Oaks Apartments                                 Actual/360           3           60       57       0        0
    60      Oakwood Nursing Home (2VI)                            Actual/360           5           84        0       0        0
    61      Tanglewood Nursing Home (2VI)                         Actual/360           5           84        0       0        0
    62      Forsyth Nursing Home (2VI)                            Actual/360           5           84        0       0        0
    63      Hilltop Nursing Home (2VI)                            Actual/360           5           84        0       0        0
    64      Harrows Warehouse-Melville, NY (2VII)                 Actual/360           2           26        0       0       91
    65      Harrows Shopping Center-Centereach, NY (2VII)         Actual/360           2           26        0       0       91
    66      Harrows Shopping Center-Lynbrook, NY (2VII)           Actual/360           2           26        0       0       91
    67      Harrows Shopping Center-Patchogue, NY (2VII)          Actual/360           2           26        0       0       91
    68      132 West 125th Street                                 Actual/360           5           60        0       0       54
    69      Friendship Manor - Janesville (2VIII)                 Actual/360           1           36       81       0        0
    70      Friendship Manor - Mayville (2VIII)                   Actual/360           1           36       81       0        0
    71      Friendship Manor - North Hume (2VIII)                 Actual/360           1           36       81       0        0
    72      Friendship Manor - West Mann (2VIII)                  Actual/360           1           36       81       0        0
    73      Friendship Manor - Hartford (2VIII)                   Actual/360           1           36       81       0        0
    74      Friendship Manor - Wisconsin Rapids (2VIII)           Actual/360           1           36       81       0        0
    75      Friendship Manor - Medford (2VIII)                    Actual/360           1           36       81       0        0
    76      Friendship Manor - Fond du Lac (2VIII)                Actual/360           1           36       81       0        0
    77      Friendship Manor - Shawano (2VIII)                    Actual/360           1           36       81       0        0
    78      Van Dorn Station                                      Actual/360           5           30        0       0       204
    79      Brooksedge Corporate Center                           Actual/360           4           48       66       0        0
    80      Bayside Plaza                                           30/360             12          0        117      0        0
    81      Transicoil                                            Actual/360           3           60        0       0       54
    82      Holiday Inn-Lauderdale, FL                            Actual/360           3           27        0       0       90
    83      Highland Walk Apartments                              Actual/360           3           60        0       0       48
    84      Deep Ellum Lofts                                      Actual/360           4           60       54       0        0
    85      Galleries of Syracuse                                 Actual/360           8           60       57       0        0
    86      Sandlewood Apartments                                 Actual/360           8           0        84       0        0
    87      Emerald Pointe Apartments                               30/360             31          0        117      0        0
    88      Sheraton Inn-Columbus, GA                             Actual/360           2           60       57       0        0
    89      Gardenside Shopping Center                            Actual/360           1          156        0       0       138
    90      Apple Valley Square Shopping Center                   Actual/360           4           29        0       0       85
    91      Westland Plaza Shopping Center                        Actual/360           6           60       54       0        0
    92      Blackburn Center                                      Actual/360           5           20       54       0        0
    93      Pleasanton Square II                                  Actual/360           4           24       153      0        0
    94      West Garden Apartments                                Actual/360           2           26        0       0       91
    95      Foster-Richardson Rest Home (2B)                      Actual/360           5           60       54       0        0
    96      Pinnacle Rest Home (2B)                               Actual/360           6           60       54       0        0
    97      Mount Pleasant Rest Home (2B)                         Actual/360           5           60       54       0        0
    98      1650 Sherman Ave. (2IX) (2C)                            30/360             3           36       78       0        0
    99      8290 National Highway (2IX) (2C)                        30/360             3           36       78       0        0
    100     7101 Westfield Ave. (2X) (2C)                           30/360             3           36       78       0        0
    101     1601 Hylton Road (2X) (2C)                              30/360             3           36       78       0        0
    102     1625 Hylton Road (2X) (2C)                              30/360             3           36       78       0        0
    103     Cranbrook III                                           30/360             33          0        117      0        0
    104     The Palms of Apalachee Apartments                     Actual/360           7           0        84       0        0
    105     Courtyard by Marriott-Naples, FL                      Actual/360           2           60       57       0        0
    106     Columbia Arms Apartments                              Actual/360           4           36        0       78       0
    107     Palms of Magnolia                                     Actual/360           7           0        84       0        0
    108     Winds of Santa Fe                                     Actual/360           1           60        0       0       54
    109     225 Arizona Avenue                                    Actual/360           2           26        0       0       91
    110     Battlefield Business Park                             Actual/360           5           36        0       0       78
    111     5 & 7 Allen Street (2XI)                              Actual/360           6           60       54       0        0
    112     Lyme Road Office Building (2XI)                       Actual/360           6           60       54       0        0
    113     Spring Valley Club Apartments                         Actual/360           7           36        0       78       0
    114     Wolf Lake Industrial Center                           Actual/360           9           60       54       0        0
    115     Aura Systems, Inc.                                    Actual/360           1           60       54       0        0
    116     Tustin Square                                         Actual/360           4           60       54       0        0
    117     The Market at Hobe Sound Shopping Center              Actual/360           3           60       54       0        0
    118     Courtyard by Marriott-Springfield, OR                 Actual/360           2           60       177      0        0
    119     Highland Estates                                      Actual/360           7           36        0       48       0
    120     19 Crosby Drive                                       Actual/360           2           36        0       0       81
    121     Heritage House Apartments                               30/360             27          0        117      0        0
    122     Fairfield Inn-New Orleans Airport                     Actual/360           2           26        0       0       91
    123     Kearny Office Park                                      30/360             31          0        117      0        0
    124     Holiday Inn- Holidome                                   30/360             3           60       54       0        0
    125     Oxford Nursing Home                                   Actual/360           5           60       54       0        0
    126     Brandywine Village Shopping Center                    Actual/360           3          120        0       0       114
    127     Loop Inn (2D)                                         Actual/360           5           96        0       0       60
    128     Gallery Motel (2D)                                    Actual/360           5           96        0       0       60
    129     Arnaz Arms Apartments                                   30/360             30          0        117      0        0
    130     So. Calif. Institute of Arch. Building                Actual/360           5           96       78       0        0
    131     Phoenix Court                                         Actual/360           4           60       57       0        0
    132     Wynstone Apartments                                   Actual/360           8           0        84       0        0
    133     Holiday Inn-Treasure Island, FL                       Actual/360           0           60       57       0        0
    134     Cedar Hills Shopping Center                           Actual/360           3           60       54       0        0
    135     Knollwood Center                                      Actual/360           3           36        0       0       18
    136     Kenilworth Fidelco Industrial Center                  Actual/360           4           60        0       0       54
    137     Timberline Shopping Center                            Actual/360           5           60       54       0        0
    138     Abington Shopping Center                              Actual/360           3           60       54       0        0
    139     West Lawrence Care Center                             Actual/360           1           84        0       0       149
    140     Reservoir Plaza                                       Actual/360           3           60       57       0        0
    141     Cambridge Park Apartments                             Actual/360           5           36        0       60       0
    142     Taylor Crossing                                       Actual/360           3           28        0       0       206
    143     St. Doris Apartments                                  Actual/360           10          36        0       0       81
    144     Atlantic Self Storage- Dunn Avenue                    Actual/360           4           0        144      0        0
    145     Atlantic Self Storage I-295                           Actual/360           4           0        144      0        0
    146     Shoppes of Arrowhead                                  Actual/360           1           60       54       0        0
    147     University Place Apartments I & II                    Actual/360           4           60        0       0       114
    148     Sunsations #3 (2E)*                                   Actual/360           5           0        120      0        0
    149     Sunsations #1 (2E)*                                   Actual/360           5           0        120      0        0
    150     Sunsations #8 (2E)*                                   Actual/360           5           0        120      0        0
    151     Golden Pointe Apartments                              Actual/360           6           24       54       0        0
    152     Sunsations #7 (2F)*                                   Actual/360           5           0        120      0        0
    153     Sunsations #2  (2F)*                                  Actual/360           5           0        120      0        0
    154     Sunsations #4 (2F)*                                   Actual/360           5           0        120      0        0
    155     Sunsations #5 (2F)*                                   Actual/360           5           0        120      0        0
    156     Days Inn-Tacoma, WA                                   Actual/360           4           60       57       0        0
    157     Marriott Fairfield Inn                                Actual/360           5           28        0       0       86
    158     Meadow Park Care Center (2XII)                        Actual/360           4           60       54       0        0
    159     Peppertree Square (2XII)                              Actual/360           4           60       54       0        0
    160     Colonial Nursing Center                               Actual/360           3          114        0       0        0
    161     349 Main Street (2G)                                  Actual/360           2           26        0       0       91
    162     300/310 Main Street (2G)                              Actual/360           2           26        0       0       91
    163     Village North Townhouses and Apartments               Actual/360           4           29        0       0       85
    164     One First Avenue Warehouse                            Actual/360           4           30       24       0        0
    165     Prime Time Medford Apartments                         Actual/360           4           60       54       0        0
    166     Warmington Building                                   Actual/360           3           27        0       0       90
    167     Westwood Apartments                                   Actual/360           4           29        0       0       85
    168     Columbia Pacific Plaza                                Actual/360           5           33        0       0        0
    169     Holiday Inn-Bath, ME                                  Actual/360           2           59       58       0        0
    170     Home Sweet Home                                       Actual/360           4          120       60       0        0
    171     Belle Rive Club Apartments                            Actual/360           4           36        0       78       0
    172     Market & Noe Center                                   Actual/360           5          156        0       0       138
    173     Sentry Plaza Shopping Center (2XIII)                  Actual/360           3           60       54       0        0
    174     Sentry Grocery Store (2XIII)                          Actual/360           3           60       54       0        0
    175     International Food & Fashion Center                   Actual/360           4           54       54       0        0
    176     Colony Square 1, 2, 4 (2XIV)                          Actual/360           3           96        0       0       78
    177     Williamsburg Center (2XIV)                            Actual/360           3           96        0       0       78
    178     Colima Plaza                                          Actual/360           3           60       57       0        0
    179     Royal Oaks Shopping Center                            Actual/360           6           31        0       0       83
    180     Schoolhouse Shopping Center                           Actual/360           3           60        0       0       54
    181     Shadow Rose Apartments                                Actual/360           5           90       84       0        0
    182     60 Messenger Street                                   Actual/360           1           25        0       0       92
    183     Summit Court Apartments                               Actual/360           4           60        0       0        0
    184     Walsh Avenue Industrial                               Actual/360           4           60       54       0        0
    185     Hampton Inn-Cedar Rapids, IA                          Actual/360           3           48       69       0        0
    186     Spalding Plaza Retail and Office Complex              Actual/360           5           60        0       0       54
    187     16 Brooklyn Industrial                                Actual/360           6           84       72       0        0
    188     Lemon Grove Square                                    Actual/360           3           36       81       0        0
    189     Extra Space Self Storage                              Actual/360           3           36        0       0        0
    190     Ramada Inn Speedway                                   Actual/360           3           60       54       0        0
    191     Triangle Crossroads                                     30/360             6           31        0       0       83
    192     Rosewood Apartments                                   Actual/360           3           28        0       0       146
    193     Tehachapi Towne Center                                Actual/360           5           60       54       0        0
    194     Pinellas Pointe Apartments                            Actual/360           6           60       54       0        0
    195     Quail Hill Apartments                                 Actual/360           5           90       84       0        0
    196     Wal Mart - Whitinsville                                 30/360             4           90       84       0        0
    197     Central Heights Shopping Center                       Actual/360           2           96       78       0        0
    198     Premier Corporate Center                              Actual/360           2           60        0       0       54
    199     Pharr Plaza                                           Actual/360           2           60        0       54       0
    200     Office Max - Bentley Mall                             Actual/360           2           27        0       0       207
    201     Woodknoll Townhomes                                   Actual/360           5           60        0       0       54
    202     Microtel Inn                                          Actual/360           5           60        0       0       54
    203     Walnut Auto Care Center                               Actual/360           3           60        0       0       54
    204     Andresen Plaza                                        Actual/360           3           0        156      0        0
    205     Dunmore Shopping Center                               Actual/360           3           60       54       0        0
    206     Hartland Apartments                                   Actual/360           4           60       54       0        0
    207     Mr. Gatti's Restaurant, San Angelo (2XV)              Actual/360           4           36        0       0       78
    208     Mr Gattis Restaurant, Midland (2XV)                   Actual/360           4           36        0       0       78
    209     Super 8-Madison, WI                                   Actual/360           3           48       69       0        0
    210     Access Self Storage                                   Actual/360           4           60       60       0        0
    211     Executive Car Wash - Roswell (2XVI)                   Actual/360           4          120       108      0        0
    212     Executive Car Wash - Johnson Ferry (2XVI)             Actual/360           4          120       108      0        0
    213     Rooker Building                                       Actual/360           4           60       54       0        0
    214     Alta Vista Corporate Center                           Actual/360           6           36        0       0       78
    215     75 Montgomery Street                                    30/360             2           27        0       0       267
    216     North Kitsap Self Storage (2H)                        Actual/360           4           60       54       0        0
    217     Poulsbo Business Park (2H)                            Actual/360           4           60       54       0        0
    218     13-17 Laight Street                                   Actual/360           4           60       54       0        0
    219     Quality Inn - Vallejo                                 Actual/360           5           60       54       0        0
    220     Executive Inn II (2XVII)                              Actual/360           4           60       114      0        0
    221     Executive Inn I (2XVII)                               Actual/360           4           60       114      0        0
    222     Super 8 Motel (2XVII)                                 Actual/360           4           60       114      0        0
    223     Travelodge (2XVII)                                    Actual/360           4           60       114      0        0
    224     H.S.T. Building                                         30/360             14          0        117      0        0
    225     The French/ Cabot Block Building (2XVIII)             Actual/360           4           60       54       0        0
    226     The Waterman Place Building (2XVIII)                  Actual/360           4           60       54       0        0
    227     The Morgan Block (2XVIII)                             Actual/360           4           60       54       0        0
    228     Holiday Inn Express- Lemoore                          Actual/360           4          120       120      0        0
    229     Holiday Inn Express- Killeen                          Actual/360           4           60       54       0        0
    230     Country Inn by Carlson                                Actual/360           3           0        96       0        0
    231     Renaissance Apartments                                Actual/360           3           60        0       0       114
    232     Ames Department Store                                 Actual/360           3           96       72       0        0
    233     The Store House Self Storage                            30/360             6           42        0       0        0
    234     Comfort Inn- Killeen                                  Actual/360           4           60       54       0        0
    235     SeaTac Inn                                            Actual/360           2           60        0       0       54
    236     KEW Industrial Park                                   Actual/360           3           60       54       0        0
    237     Hazel Ridge Plaza                                     Actual/360           4           0        114      0        0
    238     Gray Road Self Storage                                Actual/360           4           60        0       0       114
    239     Virginia Square Apartments                            Actual/360           4           60       48       0        0
    240     Premier Club Apartments                               Actual/360           7           36        0       48       0
    241     1058 Southern Blvd.                                   Actual/360           5           60       54       0        0
    242     Watson Centex-San Antonio*                              30/360             10          60        0       0        0
    243     Lakeside Meadows Apartments                           Actual/360           5           60       54       0        0
    244     Atlantic Self Storage- Millcoe Road                   Actual/360           4           0        144      0        0
    245     Holiday Inn - Reidsville                              Actual/360           6           60       54       0        0
    246     Parkway Plaza*                                          30/360             9           60        0       0        0
    247     Lantern Plaza*                                          30/360             9           60        0       0        0
    248     West 24th Street Apartments                           Actual/360           2           26        0       0       91
    249     Airport Circle Plaza                                  Actual/360           3           36        0       0       78
    250     El Pueblo Lodge                                       Actual/360           4           60       54       0        0
    251     Maple Manor Apartments                                Actual/360           1           60       57       0        0
    252     Regency Walk                                          Actual/360           3           60       54       0        0
    253     The Coach Store                                       Actual/360           3          120        0       0       30
    254     WIPAC Distribution Warehouse                          Actual/360           3           96        0       0       60
    255     Oceanside Square                                        30/360             11          60       54       0        0
    256     North Las Vegas Self Storage                          Actual/360           3           0        144      0        0
    257     Village Plaza                                           30/360             4           60       54       0        0
    258     Lake Margaret Village Apartments (2I)*                Actual/360           5           60        0       0        0
    259     Townhouse Apartments (2I)*                            Actual/360           5           60        0       0        0
    260     Whispering Pines Apartments                           Actual/360           2           60       57       0        0
    261     Beechmont Professional Building                       Actual/360           4           60        0       0       54
    262     204 Loudon Road                                       Actual/360           3           60        0       0       54
    263     Ramada Limited- South Padre                           Actual/360           4           29        0       0       85
    264     U.S. Rentals, Inc.                                    Actual/360           5           48        0       0       132
    265     El Campo Inn                                          Actual/360           5           0        60       0        0
    266     1318 Wilshire Boulevard                               Actual/360           4           60       48       0        0
    267     PETCO Building                                        Actual/360           2           60        0       0       54
    268     Victory Self Storage - Staten Island                  Actual/360           6           60       54       0        0
    269     Sheridan Retail Shops                                 Actual/360           3           28        0       0       86
    270     485 Kings Highway                                     Actual/360           4           60       54       0        0
    271     Norwest Business Park*                                  30/360             5           0        114      0        0
    272     Silver Creek Manor                                    Actual/360           6           0         0       0        0
    273     The Square Shopping Center                            Actual/360           5           60       54       0        0
    274     301-315 East Tremont Ave.                             Actual/360           6           60       54       0        0
    275     Jack In The Box - Galena Park (2XIX)                  Actual/360           5           84        0       0       90
    276     Jack in the Box - Terrell (2XIX)                      Actual/360           5           84        0       0       90
    277     Lake Ridge Apartments - DRK                           Actual/360           4           96        0       0        0
    278     Lake Ridge Apartments - FEM                           Actual/360           4           96        0       0        0
    279     Lake Ridge Apartments - JMK                           Actual/360           4           96        0       0        0
    280     Lake Ridge Apartments - MJK                           Actual/360           4           96        0       0        0
    281     Clean Machine - Kingston Pike (West Hills)            Actual/360           2          120       108      0        0
    282     Our Shopping Center                                   Actual/360           4           60       57       0        0
    283     Diffley Square Shopping Center                        Actual/360           5           36       78       0        0
    284     Atlantic Arms Apartments                              Actual/360           4           60        0       0       54
    285     Westridge Shopping Center*                              30/360             8           54        0       0        0
    286     CVS Drug Store                                          30/360             2           36        0       0       138
    287     Rite Aid Drug Store - Griffin, GA                     Actual/360           4          120        0       0       114
    288     1525 & 1535 Central Avenue                            Actual/360           4           29        0       0       85
    289     Lowry Expressway Office Building*                     Actual/360           2          120        0       0        0
    290     Monarch Bank Building*                                  30/360             8           60        0       0        0
    291     Innovative Metals Warehouse                           Actual/360           2           36        0       0       78
    292     Archer Road Self Storage                              Actual/360           5           60       60       0        0
    293     Econo-Pak Warehouse                                   Actual/360           5           30        0       0       24
    294     Food-4-Less                                           Actual/360           3           60       54       0        0
    295     Sugarland Professional Building                       Actual/360           3           36        0       0       120
    296     333 West Indian School - Phoenix                      Actual/360           3           96       60       0        0
    297     Summit Terrace Apartments                             Actual/360           3           60       54       0        0
    298     Red Carpet Inn - Boone*                               Actual/360           3           0        120      0        0
    299     1883-1887 Amsterdam Avenue                            Actual/360           5           60       54       0        0
    300     Dave's Car Wash                                       Actual/360           4          120       108      0        0
    301     Alamo Self Storage                                    Actual/360           3           0        114      0        0
    302     Desert Pines Apartments*                                30/360             7           60        0       0        0
    303     Watson Centex - Houston*                                30/360             10          54        0       0        0
    304     Blue Heron Car Wash                                   Actual/360           6          120       108      0        0
    305     30100 Crown Valley Parkway*                             30/360             7           60        0       0        0
    306     Lovers Lane Retail Center                             Actual/360           3          156        0       0       138
    307     Northway Manor MHP                                    Actual/360           3           0        120      0        0
    308     Budget Mini Storage-Fontana                           Actual/360           3           60       54       0        0
    309     9D E-Z Storage                                        Actual/360           4           60       54       0        0
    310     Days Inn - Brunswick                                  Actual/360           4           60       54       0        0
    311     Apollo Self Storage                                   Actual/360           3           60       54       0        0
    312     Hollywood Video Store - High Point, NC                Actual/360           5           48        0      115       0
    313     Cypress Woods Apartments                              Actual/360           6           60       54       0        0
    314     Eagle Rock Shopping Center                            Actual/360           6           60       54       0        0
    315     Clean Machine - Merchant                              Actual/360           2          120       108      0        0
    316     Hollywood Video Store - Virginia Beach                Actual/360           4           48        0       60       0
    317     Airport South Building                                Actual/360           4           60       54       0        0
    318     Terrace View (Chateau) Apartments                     Actual/360           3           28        0       0       86
    319     Thriftway Supermarket                                 Actual/360           4           29        0       0       85
    320     Hollywood Video Store - Pikesville, MD                Actual/360           4           42        0       60       0
    321     Roof Garden Mobile Home Court*                        Actual/360           5           60        0       0        0
    322     Sandalon East Office Building*                        Actual/360           3          120        0       0        0
    323     Clean Machine - Maynardville (Halls)                  Actual/360           2          120       108      0        0
    324     Westgate Regency Center*                            Actual/Actual          6          120        0       0        0
    325     Roger's Green Hills Supermarket                       Actual/360           3           60       54       0        0
    326     Taco Bell & US Auto Glass                             Actual/360           4           36        0       84       0
    327     555 Broadway*                                           30/360             10          60        0       0        0
    328     Aussie Self Storage                                   Actual/360           4           60       60       0        0
    329     Roselea Villas*                                       Actual/360           3           60        0       0        0
    330     Knights Inn-Summerton*                                Actual/360           6           60        0       0        0
    331     1610 Broadway*                                          30/360             11          60        0       0        0
    332     Morrone Company*                                      Actual/360           5           0        120      0        0
    333     Peppertree Apartments                                 Actual/360           3           60       54       0        0
    334     Islip Terrace Plaza*                                  Actual/360           4           0        120      0        0
    335     1626 Logan Street*                                      30/360             8          120        0       0        0
    336     TX Human Serv. & Work Force Comm. Off.*                 30/360             8           60        0       0        0
    337     Fielders Bridge Office Building*                      Actual/360           3           60        0       0        0
    338     2906 North State Street Building*                       30/360             7           60        0       0        0
    339     Days Inn - Orange City*                               Actual/360           3           60        0       0        0
    340     Edgewood Court Apartments*                            Actual/360           3           60        0       0        0
    341     Super Safe Self Service Storage                       Actual/360           4           0         0       0        0
    342     Pioneer Plaza*                                        Actual/360           4           60        0       0        0
    343     287 Appleton Street*                                    30/360             4           0        114      0        0
    344     2059 E. Sahara Avenue*                                  30/360             10          60        0       0        0
    345     560 Virginia Way*                                       30/360             10          60        0       0        0
    346     Calibra Sunnyside*                                    Actual/360           6           0        174      0        0
    347     Bolling Building*                                     Actual/360           3           60        0       0        0
    348     512 Main Street*                                        30/360             10          60        0       0        0
    349     Panola Road Office Building*                          Actual/360           4           60        0       0        0
    350     1920 Ledbetter Drive*                                   30/360             8           60        0       0        0
    351     2727-2745 Gundry Avenue*                                30/360             12          60        0       0        0
    352     Citadel Apartments*                                   Actual/360           3           60        0       0        0
    353     Garner Avenue Apartments                              Actual/360           3           28        0       0       86
    354     1400-1410 E. Florida*                                   30/360             9           60        0       0        0
    355     Vance St. Apartment Building*                         Actual/360           3           60        0       0        0
    356     3200 Race Street*                                       30/360             7           60        0       0        0
    357     Covington Office Center*                              Actual/360           5           60        0       0        0
    358     2502 North Alvernon Way - Tucson                      Actual/360           3           96       60       0        0
    359     4201 Dimmitt Road*                                      30/360             7           60        0       0        0
    360     10660 Silicon Avenue*                                   30/360             9          120        0       0        0
    361     5401 Cherry Avenue*                                     30/360             9           60        0       0        0
    362     110 Adams Ave.*                                         30/360             8           60        0       0        0
    363     Miss Meme's Kreative Kids Bldg.*                        30/360             12          60        0       0        0
    364     La Canasta Furniture & Appliance Store*                 30/360             8          120        0       0        0
    365     Great Southwestern Parkway*                           Actual/360           5           0        120      0        0
    366     503 W. 26th Street*                                     30/360             7          120        0       0        0
    367     Mosstree Apartments*                                    30/360             6           60        0       0        0
    368     Kilbreth Apartments                                   Actual/360           4           60        0       0       54
    369     Marshall/Catamount Apartments*                        Actual/360           5           60        0       0        0
    370     Sannella*                                             Actual/360           4           0        114      0        0
    371     1005 Abbott Road*                                     Actual/360           4           0        120      0        0
    372     6452 Nine Mile Bridge Road*                             30/360             9           60        0       0        0
    373     301 South Richey Road*                                Actual/360           5           60        0       0        0
    374     Moore's Adult Care Facility*                        Actual/Actual          6           60        0       0        0
    375     Bass Pro Shop*                                        Actual/360           4           60        0       0        0
    376     619-623 W. Brookside*                                 Actual/360           4           60        0       0        0
    377     50-52 Ferry Street*                                   Actual/360           4           0        114      0        0
    378     Hillside Mobile Home Park*                            Actual/360           5           84        0       0        0
    379     Bailey Hardwoods*                                     Actual/360           5           0        120      0        0
    380     3050 Austin Bluffs Parkway*                           Actual/360           4           60        0       0        0
    381     Kelley St. Office Building*                             30/360             6           60        0       0        0
    382     Northlake MHP*                                        Actual/360           4           84        0       0        0
    383     59-61 Carlton Street Apartments*                        30/360             6           59        0       0        0
    384     Sabattus Street Office Building*                      Actual/360           5           60        0       0        0


---------------------------------------------------------------------------------------------------------------------
                                            PREPAYMENT CODE(13)
   LOAN                                                                                               ADMINISTRATIVE
    NO.    5.0%    4.5%     4.0%    3.5%     3.0%    2.5%     2.0%    1.5%    1.0%    0.5%     OPEN    COST RATE(14)
---------------------------------------------------------------------------------------------------------------------
     1      0        0       0        0       0        0       0        0      0        0       3           5.3
     2      0        0       0        0       0        0       0        0      0        0       3           5.3
     3      0        0       0        0       0        0       0        0      0        0       3           5.3
     4      0        0       0        0       0        0       0        0      0        0       3           5.3
     5      0        0       0        0       0        0       0        0      0        0       3           5.3
     6      0        0       0        0       0        0       0        0      0        0       3           5.3
     7      0        0       0        0       0        0       0        0      0        0       3           5.3
     8      0        0       0        0       0        0       0        0      0        0       3           5.3
     9      0        0       0        0       0        0       0        0      0        0       3           5.3
    10      0        0       0        0       0        0       0        0      0        0       3           5.3
    11      0        0       0        0       0        0       0        0      0        0       3           5.3
    12      0        0       0        0       0        0       0        0      0        0       3           5.3
    13      0        0       0        0       0        0       0        0      0        0       3           5.3
    14      0        0       0        0       0        0       0        0      0        0       6          29.3
    15      0        0       0        0       0        0       0        0      0        0       6          29.3
    16      0        0       0        0       0        0       0        0      0        0       6          29.3
    17      0        0       0        0       0        0       0        0      0        0       6          29.3
    18      0        0       0        0       0        0       0        0      0        0       6          29.3
    19      0        0       0        0       0        0       0        0      0        0       6          29.3
    20      0        0       0        0       0        0       0        0      0        0       6          29.3
    21      0        0       0        0       0        0       0        0      0        0       6          29.3
    22      0        0       0        0       0        0       0        0      0        0       6           4.8
    23      0        0       0        0       0        0       0        0      0        0       6          28.8
    24      0        0       0        0       0        0       0        0      0        0       6          28.8
    25      0        0       0        0       0        0       0        0      0        0       6          28.8
    26      0        0       0        0       0        0       0        0      0        0       6          28.8
    27      0        0       0        0       0        0       0        0      0        0       3          12.5
    28      0        0       0        0       0        0       0        0      0        0       3          12.5
    29      0        0       0        0       0        0       0        0      0        0       3          12.5
    30      0        0       0        0       0        0       0        0      0        0       3          12.5
    31      0        0       0        0       0        0       0        0      0        0       3          12.5
    32      0        0       0        0       0        0       0        0      0        0       3          12.5
    33      0        0       0        0       0        0       0        0      0        0       3           7.8
    34      0        0       0        0       0        0       0        0      0        0       6           4.8
    35      0        0       0        0       0        0       0        0      0        0       6           4.8
    36      0        0       0        0       0        0       0        0      0        0       6          12.8
    37      0        0       0        0       0        0       0        0      0        0       6          12.8
    38      0        0       0        0       0        0       0        0      0        0       6          12.8
    39      0        0       0        0       0        0       0        0      0        0       6          15.3
    40      0        0       0        0       0        0       0        0      0        0       6          15.3
    41      0        0       0        0       0        0       0        0      0        0       6          15.3
    42      0        0       0        0       0        0       0        0      0        0       6          15.3
    43      0        0       0        0       0        0       0        0      0        0       6           4.8
    44      0        0       0        0       0        0       0        0      0        0       12          4.8
    45      0        0       0        0       0        0       0        0      0        0       3           7.8
    46      0        0       0        0       0        0       0        0      0        0       3           7.8
    47      0        0       0        0       0        0       0        0      0        0       3           7.8
    48      0        0       0        0       0        0       0        0      0        0       3           7.8
    49      0        0       0        0       0        0       0        0      0        0       3           7.8
    50      0        0       0        0       0        0       0        0      0        0       3           7.8
    51      0        0       0        0       0        0       0        0      0        0       3           7.8
    52      0        0       0        0       0        0       0        0      0        0       6           7.8
    53      0        0       0        0       0        0       0        0      0        0       6           5.8
    54      0        0       0        0       0        0       0        0      0        0       12          5.8
    55      0        0       0        0       0        0       0        0      0        0       6           5.8
    56      0        0       0        0       0        0       0        0      0        0       3           7.8
    57      0        0       0        0       0        0       0        0      0        0       6           8.3
    58      0        0       0        0       0        0       0        0      0        0       6          28.8
    59      0        0       0        0       0        0       0        0      0        0       3           5.3
    60      0        0       0       12       12      12       12      12      12      12       12         28.8
    61      0        0       0       12       12      12       12      12      12      12       12         28.8
    62      0        0       0       12       12      12       12      12      12      12       12         28.8
    63      0        0       0       12       12      12       12      12      12      12       12         28.8
    64      0        0       0        0       0        0       0        0      0        0       3           9.0
    65      0        0       0        0       0        0       0        0      0        0       3           9.0
    66      0        0       0        0       0        0       0        0      0        0       3           9.0
    67      0        0       0        0       0        0       0        0      0        0       3           9.0
    68      0        0       0        0       0        0       0        0      0        0       6           5.8
    69      0        0       0        0       0        0       0        0      0        0       3          10.8
    70      0        0       0        0       0        0       0        0      0        0       3          10.8
    71      0        0       0        0       0        0       0        0      0        0       3          10.8
    72      0        0       0        0       0        0       0        0      0        0       3          10.8
    73      0        0       0        0       0        0       0        0      0        0       3          10.8
    74      0        0       0        0       0        0       0        0      0        0       3          10.8
    75      0        0       0        0       0        0       0        0      0        0       3          10.8
    76      0        0       0        0       0        0       0        0      0        0       3          10.8
    77      0        0       0        0       0        0       0        0      0        0       3          10.8
    78      0        0       0        0       0        0       0        0      0        0       6           5.8
    79      0        0       0        0       0        0       0        0      0        0       6           9.0
    80      0        0       0        0       0        0       0        0      0        0       3           5.3
    81      0        0       0        0       0        0       0        0      0        0       6           5.8
    82      0        0       0        0       0        0       0        0      0        0       3           5.3
    83      0        0       0        0       0        0       0        0      6        0       6           8.3
    84      0        0       0        0       0        0       0        0      0        0       6           5.8
    85      0        0       0        0       0        0       0        0      0        0       3          12.5
    86      0        0       0        0       12       0       12       0      6        0       6           8.3
    87      0        0       0        0       0        0       0        0      0        0       3           5.3
    88      0        0       0        0       0        0       0        0      0        0       3          12.5
    89      0        0       0        0       0        0       0        0      0        0       6          15.3
    90      0        0       0        0       0        0       0        0      0        0       6           5.8
    91      0        0       0        0       0        0       0        0      0        0       6           5.8
    92      0        0       0        0       0        0       0        0      0        0       6          15.3
    93      0        0       0        0       0        0       0        0      0        0       3          12.5
    94      0        0       0        0       0        0       0        0      0        0       3           5.3
    95      0        0       0        0       0        0       0        0      0        0       6          12.8
    96      0        0       0        0       0        0       0        0      0        0       6          12.8
    97      0        0       0        0       0        0       0        0      0        0       6          14.8
    98      0        0       0        0       0        0       0        0      0        0       6          15.3
    99      0        0       0        0       0        0       0        0      0        0       6          15.3
    100     0        0       0        0       0        0       0        0      0        0       6          15.3
    101     0        0       0        0       0        0       0        0      0        0       6          15.3
    102     0        0       0        0       0        0       0        0      0        0       6          15.3
    103     0        0       0        0       0        0       0        0      0        0       3           5.3
    104     0        0       0        0       12       0       12       0      6        0       6           8.3
    105     0        0       0        0       0        0       0        0      0        0       3          12.5
    106     0        0       0        0       0        0       0        0      0        0       6           8.3
    107     0        0       0        0       12       0       12       0      6        0       6           8.3
    108     0        0       0        0       0        0       0        0      0        0       6          10.8
    109     0        0       0        0       0        0       0        0      0        0       3           5.3
    110     0        0       0        0       0        0       0        0      0        0       6           5.8
    111     0        0       0        0       0        0       0        0      0        0       6           8.8
    112     0        0       0        0       0        0       0        0      0        0       6          10.8
    113     0        0       0        0       0        0       0        0      0        0       6           8.3
    114     0        0       0        0       0        0       0        0      0        0       6           8.8
    115     0        0       0        0       0        0       0        0      0        0       6           8.8
    116     0        0       0        0       0        0       0        0      0        0       6           8.8
    117     0        0       0        0       0        0       0        0      0        0       6           8.8
    118     0        0       0        0       0        0       0        0      0        0       3          12.5
    119     0        0       0        0       0        0       12       0      12       6       6           8.3
    120     0        0       0        0       0        0       0        0      0        0       3           8.0
    121     0        0       0        0       0        0       0        0      0        0       3           5.3
    122     0        0       0        0       0        0       0        0      0        0       3          12.5
    123     0        0       0        0       0        0       0        0      0        0       3           5.3
    124     0        0       0        0       0        0       0        0      0        0       6           8.8
    125     0        0       0        0       0        0       0        0      0        0       6          17.3
    126     0        0       0        0       0        0       0        0      0        0       6          15.3
    127     0        0       0        0       0        0       0        0      0        0       24          8.8
    128     0        0       0        0       0        0       0        0      0        0       24         12.8
    129     0        0       0        0       0        0       0        0      0        0       3           5.3
    130     0        0       0        0       0        0       0        0      0        0       6          10.8
    131     0        0       0        0       0        0       0        0      0        0       3          12.5
    132     0        0       0        0       12       0       12       0      6        0       6           8.3
    133     0        0       0        0       0        0       0        0      0        0       3          12.5
    134     0        0       0        0       0        0       0        0      0        0       6           8.8
    135     0        0       0        0       0        0       0        0      0        0       6          10.8
    136     0        0       0        0       0        0       0        0      0        0       6           8.8
    137     0        0       0        0       0        0       0        0      0        0       6           8.8
    138     0        0       0        0       0        0       0        0      0        0       6           8.8
    139     0        0       0        0       0        0       0        0      0        0       6          28.8
    140     0        0       0        0       0        0       0        0      0        0       3          12.5
    141     0        0       0        0       0        0       0        0      0        0       24          8.3
    142     0        0       0        0       0        0       0        0      0        0       6           7.8
    143     0        0       0        0       0        0       0        0      0        0       3           5.3
    144     0        0       0        0       0        0       0        0      0        0       36         10.8
    145     0        0       0        0       0        0       0        0      0        0       36         10.8
    146     0        0       0        0       0        0       0        0      0        0       6           5.3
    147     0        0       0        0       0        0       0        0      0        0       6           8.8
    148     12       0       12       0       12       0       12       0      6        0       6          12.8
    149     12       0       12       0       12       0       12       0      6        0       6          12.8
    150     12       0       12       0       12       0       12       0      6        0       6          12.8
    151     0        0       0        0       0        0       0        0      0        0       6           8.3
    152     12       0       12       0       12       0       12       0      6        0       6          12.8
    153     12       0       12       0       12       0       12       0      6        0       6          12.8
    154     12       0       12       0       12       0       12       0      6        0       6          14.8
    155     12       0       12       0       12       0       12       0      6        0       6          14.8
    156     0        0       0        0       0        0       0        0      0        0       3           5.3
    157     0        0       0        0       0        0       0        0      0        0       6           8.3
    158     0        0       0        0       0        0       0        0      0        0       6          10.8
    159     0        0       0        0       0        0       0        0      0        0       6          10.8
    160     0        0       0        0       0        0       0        0      0        0       6          10.8
    161     0        0       0        0       0        0       0        0      0        0       3           5.3
    162     0        0       0        0       0        0       0        0      0        0       3           5.3
    163     0        0       0        0       0        0       0        0      0        0       6           8.8
    164     0        0       0        0       0        0       0        0      0        0       6           8.8
    165     0        0       0        0       0        0       0        0      0        0       6           5.3
    166     0        0       0        0       0        0       0        0      0        0       3           5.3
    167     0        0       0        0       0        0       0        0      0        0       6          10.8
    168     0        0       0        0       0        0       0        0      0        0       3           8.8
    169     0        0       0        0       0        0       0        0      0        0       3          12.5
    170     0        0       0        0       0        0       0        0      0        0       60         10.8
    171     0        0       0        0       0        0       0        0      0        0       6           8.3
    172     0        0       0        0       0        0       0        0      0        0       6           8.8
    173     0        0       0        0       0        0       0        0      0        0       6          15.3
    174     0        0       0        0       0        0       0        0      0        0       6          15.3
    175     0        0       0        0       0        0       0        0      0        0       6           8.8
    176     0        0       0        0       0        0       0        0      0        0       6          10.8
    177     0        0       0        0       0        0       0        0      0        0       6          14.8
    178     0        0       0        0       0        0       0        0      0        0       3           5.3
    179     0        0       0        0       0        0       0        0      0        0       6           8.8
    180     0        0       0        0       0        0       0        0      0        0       6           8.8
    181     0        0       0        0       0        0       0        0      0        0       6           8.8
    182     0        0       0        0       0        0       0        0      0        0       3          12.5
    183     12       0       12       0       12       0       12       0      6        0       6           8.8
    184     0        0       0        0       0        0       0        0      0        0       6           8.8
    185     0        0       0        0       0        0       0        0      0        0       3          12.5
    186     0        0       0        0       0        0       0        0      0        0       6           8.3
    187     0        0       0        0       0        0       0        0      0        0       24          8.8
    188     0        0       0        0       0        0       0        0      0        0       3          12.5
    189     0        0       0        0       0        0       0        0      18       0       6          10.8
    190     0        0       0        0       0        0       0        0      0        0       6          10.8
    191     0        0       0        0       0        0       0        0      0        0       6          10.8
    192     0        0       0        0       0        0       0        0      0        0       6          10.8
    193     0        0       0        0       0        0       0        0      0        0       6          10.8
    194     0        0       0        0       0        0       0        0      0        0       6          10.8
    195     0        0       0        0       0        0       0        0      0        0       6          10.8
    196     0        0       0        0       0        0       0        0      0        0       6          10.8
    197     0        0       0        0       0        0       0        0      0        0       6           5.3
    198     0        0       0        0       0        0       0        0      0        0       6          10.8
    199     0        0       0        0       0        0       0        0      0        0       6           8.3
    200     0        0       0        0       0        0       0        0      0        0       6          10.8
    201     0        0       0        0       0        0       0        0      0        0       6          10.8
    202     0        0       0        0       0        0       0        0      0        0       6          10.8
    203     0        0       0        0       0        0       0        0      0        0       6          10.8
    204     0        0       0        0       0        0       0        0      0        0       24         10.8
    205     0        0       0        0       0        0       0        0      0        0       6          10.8
    206     0        0       0        0       0        0       0        0      0        0       6          10.8
    207     0        0       0        0       0        0       0        0      0        0       6          12.8
    208     0        0       0        0       0        0       0        0      0        0       6          12.8
    209     0        0       0        0       0        0       0        0      0        0       3          12.5
    210     0        0       12       0       12       0       12       0      12       0       12         10.8
    211     0        0       0        0       0        0       0        0      0        0       12         12.8
    212     0        0       0        0       0        0       0        0      0        0       12         12.8
    213     0        0       0        0       0        0       0        0      0        0       6          10.8
    214     0        0       0        0       0        0       0        0      0        0       6          15.3
    215     0        0       0        0       0        0       0        0      0        0       6          10.8
    216     0        0       0        0       0        0       0        0      0        0       6          12.8
    217     0        0       0        0       0        0       0        0      0        0       6          14.8
    218     0        0       0        0       0        0       0        0      0        0       6          10.8
    219     0        0       0        0       0        0       0        0      0        0       6          10.8
    220     0        0       0        0       0        0       0        0      0        0       6          14.8
    221     0        0       0        0       0        0       0        0      0        0       6          14.8
    222     0        0       0        0       0        0       0        0      0        0       6          14.8
    223     0        0       0        0       0        0       0        0      0        0       6          14.8
    224     0        0       0        0       0        0       0        0      0        0       3           5.3
    225     0        0       0        0       0        0       0        0      0        0       6          12.8
    226     0        0       0        0       0        0       0        0      0        0       6          14.8
    227     0        0       0        0       0        0       0        0      0        0       6          17.8
    228     0        0       0        0       0        0       0        0      0        0       60         10.8
    229     0        0       0        0       0        0       0        0      0        0       6          10.8
    230     0        0       0        0       0        0       0        0      0        0       84         10.8
    231     0        0       0        0       0        0       0        0      0        0       6          15.3
    232     0        0       0        0       0        0       0        0      0        0       24         10.8
    233     12       0       12       0       12       0       12       0      12       0       12         10.8
    234     0        0       0        0       0        0       0        0      0        0       6          10.8
    235     0        0       0        0       0        0       0        0      0        0       6          10.8
    236     0        0       0        0       0        0       0        0      0        0       6          15.3
    237     0        0       0        0       0        0       0        0      0        0       6          12.8
    238     0        0       0        0       0        0       0        0      0        0       6          15.3
    239     0        0       0        0       0        0       0        0      0        0       12         12.8
    240     0        0       0        0       12       0       12       0      6        0       6           8.3
    241     0        0       0        0       0        0       0        0      0        0       6          10.8
    242     12       0       12       0       12       0       12       0      6        0       6          10.8
    243     0        0       0        0       0        0       0        0      0        0       6          12.8
    244     0        0       0        0       0        0       0        0      0        0       36         12.8
    245     0        0       0        0       0        0       0        0      0        0       6          12.8
    246     12       0       12       0       12       0       12       0      6        0       6          12.8
    247     12       0       12       0       12       0       12       0      6        0       6          12.8
    248     0        0       0        0       0        0       0        0      0        0       3           5.3
    249     0        0       0        0       0        0       0        0      0        0       6          15.3
    250     0        0       0        0       0        0       0        0      0        0       6          12.8
    251     0        0       0        0       0        0       0        0      0        0       3           5.3
    252     0        0       0        0       0        0       0        0      0        0       6          12.5
    253     0        0       0        0       0        0       0        0      0        0       6          12.8
    254     0        0       0        0       0        0       0        0      0        0       24         15.3
    255     0        0       0        0       0        0       0        0      0        0       6           5.3
    256     0        0       0        0       0        0       0        0      0        0       36         12.8
    257     0        0       0        0       0        0       0        0      0        0       6          12.8
    258     12       0       12       0       12       0       12       0      6        0       6          12.8
    259     12       0       12       0       12       0       12       0      6        0       6          14.8
    260     0        0       0        0       0        0       0        0      0        0       3           5.3
    261     0        0       0        0       0        0       0        0      0        0       6          10.8
    262     0        0       0        0       0        0       0        0      0        0       6          12.8
    263     0        0       0        0       0        0       0        0      0        0       6          12.8
    264     0        0       0        0       0        0       0        0      0        0       60         15.3
    265     0        0       0        0       12       0       12       0      18       0       18         12.8
    266     0        0       0        0       0        0       0        0      0        0       12         12.8
    267     0        0       0        0       0        0       0        0      0        0       6          15.3
    268     0        0       0        0       0        0       0        0      0        0       6          12.8
    269     0        0       0        0       0        0       0        0      0        0       6          12.8
    270     0        0       0        0       0        0       0        0      0        0       6          12.8
    271     0        0       0        0       0        0       0        0      0        0       6          12.8
    272     12       0       12       0       12       0       12       0      30       0       6          14.8
    273     0        0       0        0       0        0       0        0      0        0       6          12.8
    274     0        0       0        0       0        0       0        0      0        0       6          12.8
    275     0        0       0        0       0        0       0        0      0        0       6          15.3
    276     0        0       0        0       0        0       0        0      0        0       6          15.3
    277     12       0       12       0       12       0       12       0      96       0       60         15.3
    278     12       0       12       0       12       0       12       0      96       0       60         15.3
    279     12       0       12       0       12       0       12       0      96       0       60         15.3
    280     12       0       12       0       12       0       12       0      96       0       60         15.3
    281     0        0       0        0       0        0       0        0      0        0       12         12.8
    282     0        0       0        0       0        0       0        0      0        0       3           5.3
    283     0        0       0        0       0        0       0        0      0        0       6          15.3
    284     0        0       0        0       0        0       0        0      0        0       6          12.8
    285     0        0       0        0       0        0       0        0      0        0       6          12.8
    286     0        0       0        0       0        0       0        0      0        0       6          12.8
    287     0        0       0        0       0        0       0        0      0        0       6           8.3
    288     0        0       0        0       0        0       0        0      0        0       6          12.8
    289     12       0       12       0       12       0       12       0      6        0       6          12.8
    290     12       0       12       0       12       0       12       0      6        0       6          12.8
    291     0        0       0        0       0        0       0        0      0        0       6          12.8
    292     0        0       0        0       0        0       0        0      0        0       60         12.8
    293     0        0       0        0       0        0       0        0      0        0       6          12.8
    294     0        0       0        0       0        0       0        0      0        0       6          12.8
    295     0        0       0        0       0        0       0        0      0        0       24         12.8
    296     0        0       0        0       0        0       0        0      0        0       24         15.3
    297     0        0       0        0       0        0       0        0      0        0       6          15.3
    298     12       0       12       0       12       0       12       0      6        0       6          12.8
    299     0        0       0        0       0        0       0        0      0        0       6          12.8
    300     0        0       0        0       0        0       0        0      0        0       12         12.8
    301     0        0       0        0       0        0       0        0      0        0       6          12.8
    302     12       0       12       0       12       0       12       0      6        0       6          12.8
    303     0        0       0        0       0        0       0        0      0        0       6          12.8
    304     0        0       0        0       0        0       0        0      0        0       12         12.8
    305     12       0       12       0       12       0       12       0      6        0       6          12.8
    306     0        0       0        0       0        0       0        0      0        0       6          15.3
    307     0        0       0        0       0        0       0        0      0        0       0          12.8
    308     0        0       0        0       0        0       0        0      0        0       6          12.8
    309     0        0       0        0       0        0       0        0      0        0       6          12.8
    310     0        0       0        0       0        0       0        0      0        0       6          12.8
    311     0        0       0        0       0        0       0        0      0        0       6          12.8
    312     0        0       0        0       0        0       0        0      0        0       5           8.3
    313     0        0       0        0       0        0       0        0      0        0       6          12.8
    314     0        0       0        0       0        0       0        0      0        0       6          12.8
    315     0        0       0        0       0        0       0        0      0        0       12         12.8
    316     0        0       0        0       0       12       12      12      12       6       6           8.3
    317     0        0       0        0       0        0       0        0      0        0       6          14.8
    318     0        0       0        0       0        0       0        0      0        0       6          14.8
    319     0        0       0        0       0        0       0        0      0        0       6          12.8
    320     0        0       0        0       0       12       12      12      12       6       6           8.3
    321     12       0       12       0       12       0       12       0      6        0       6          14.8
    322     12       0       12       0       12       0       12       0      6        0       6          14.8
    323     0        0       0        0       0        0       0        0      0        0       12         14.8
    324     12       0       12       0       12       0       12       0      6        0       6          14.8
    325     0        0       0        0       0        0       0        0      0        0       6          14.8
    326     12       0       12       0       12       0       12       0      12       0       60         14.8
    327     12       0       12       0       12       0       12       0      6        0       6          14.8
    328     0        0       0        0       0        0       0        0      0        0       60         14.8
    329     12       0       12       0       12       0       12       0      6        0       6          14.8
    330     12       0       12       0       12       0       12       0      6        0       6          14.8
    331     12       0       12       0       12       0       12       0      6        0       6          14.8
    332     0        0       0        0       0        0       0        0      0        0       0          14.8
    333     0        0       0        0       0        0       0        0      0        0       6          14.8
    334     12       0       12       0       12       0       12       0      6        0       6          14.8
    335     12       0       12       0       12       0       12       0      6        0       6          14.8
    336     12       0       12       0       12       0       12       0      6        0       6          14.8
    337     12       0       12       0       12       0       12       0      6        0       6          14.8
    338     12       0       12       0       12       0       12       0      6        0       6          14.8
    339     12       0       12       0       12       0       12       0      6        0       6          14.8
    340     12       0       12       0       12       0       12       0      6        0       6          14.8
    341     12       0       12       0       24       0       24       0      12       0       36         14.8
    342     12       0       12       0       12       0       12       0      6        0       6          14.8
    343     0        0       0        0       0        0       0        0      0        0       6          14.8
    344     12       0       12       0       12       0       12       0      6        0       6          14.8
    345     12       0       12       0       12       0       12       0      6        0       6          14.8
    346     0        0       0        0       0        0       0        0      0        0       6          14.8
    347     12       0       12       0       12       0       12       0      6        0       6          14.8
    348     12       0       12       0       12       0       12       0      6        0       6          14.8
    349     12       0       12       0       12       0       12       0      6        0       6          14.8
    350     12       0       12       0       12       0       12       0      6        0       6          14.8
    351     12       0       12       0       12       0       12       0      6        0       6          14.8
    352     12       0       12       0       12       0       12       0      6        0       6          17.8
    353     0        0       0        0       0        0       0        0      0        0       6          17.8
    354     12       0       12       0       12       0       12       0      6        0       6          17.8
    355     12       0       12       0       12       0       12       0      6        0       6          17.8
    356     12       0       12       0       12       0       12       0      6        0       6          17.8
    357     12       0       12       0       12       0       12       0      6        0       6          17.8
    358     0        0       0        0       0        0       0        0      0        0       24         15.3
    359     12       0       12       0       12       0       12       0      6        0       6          17.8
    360     12       0       12       0       12       0       12       0      6        0       6          17.8
    361     12       0       12       0       12       0       12       0      6        0       6          17.8
    362     12       0       12       0       12       0       12       0      6        0       6          17.8
    363     12       0       12       0       12       0       0        0      6        0       18         17.8
    364     12       0       12       0       12       0       12       0      6        0       6          17.8
    365     12       0       12       0       12       0       12       0      6        0       6          17.8
    366     12       0       12       0       12       0       12       0      6        0       6          17.8
    367     12       0       12       0       12       0       12       0      6        0       6          17.8
    368     0        0       0        0       0        0       0        0      0        0       6          17.8
    369     12       0       12       0       12       0       12       0      6        0       6          17.8
    370     0        0       0        0       0        0       0        0      0        0       6          17.8
    371     12       0       12       0       12       0       12       0      12       0       60         17.8
    372     12       0       12       0       12       0       12       0      6        0       6          17.8
    373     12       0       12       0       12       0       12       0      6        0       6          17.8
    374     12       0       12       0       12       0       12       0      6        0       6          19.8
    375     12       0       12       0       12       0       12       0      6        0       6          17.8
    376     12       0       12       0       12       0       12       0      6        0       6          17.8
    377     0        0       0        0       0        0       0        0      0        0       6          17.8
    378     12       0       12       0       12       0       12       0      12       0       36         17.8
    379     12       0       12       0       12       0       12       0      6        0       6          17.8
    380     12       0       12       0       12       0       12       0      6        0       6          17.8
    381     12       0       12       0       12       0       12       0      6        0       6          17.8
    382     12       0       12       0       12       0       12       0      12       0       12         17.8
    383     12       0       12       0       12       0       12       0      6        0       7          17.8
    384     12       0       12       0       12       0       12       0      6        0       6          17.8

APPENDIX II
ADDITIONAL INFORMATION REGARDING THE
MULTIFAMILY MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       STUDIOS                      1 BEDROOMS
                                                                                       -------                      ----------
  LOAN                                                           UTILITIES             WTD. AVG.                     WTD. AVG.
   NO.                   PROPERTY NAME                          TENANT PAYS      # UNITS     RENT/MONTH      # UNITS     RENT/MONTH
------------------------------------------------------------------------------------------------------------------------------------
    1      2677 Larkin Street                        Electric, Gas                  1            441            24          2,267
    2      645 Stockton Street                       Electric, Gas                  17           465            51          1,048
    3      1340 -1390 Taylor Street                  Electric, Gas                  1           1,140           23          1,376
    4      1401 Jones Street                         Electric, Gas                  10           842            25          1,309
    5      1870 Pacific Avenue                       Electric, Gas                  11          1,042           19          1,591
    6      500 Stanyan Street                        Electric, Gas                  16          1,017           16          1,162
    7      2075 - 2079 Market Street                 Electric, Gas                  32           654           N/A           N/A
    8      1290 20th Avenue                          Electric, Gas                  26           822            12           890
    9      78 Buchanan Street                        None                           6            841            30          1,061
    11     235 - 241 Church Street                   Electric, Gas                 N/A           N/A            8            925
    13     252 - 258 Church Street                   Electric                      N/A           N/A           N/A           N/A
    35     Park Drive Manor                          Gas,Electric                   48           395           288           605
    52     Preston Place Apartments                  Electric, Gas                 N/A           N/A           175           898
    57     Ashton Pointe Apartments                  Electric, Water, Sewer        N/A           N/A           104           552
    59     River Oaks Apartments                     Electric and Cable T.V.       N/A           N/A           104           761
    83     Highland Walk Apartments                  Electric, Gas                 N/A           N/A            34           535
    84     Deep Ellum Lofts                          None                          126          1,109          N/A           N/A
    86     Sandlewood Apartments                     Electric                      N/A           N/A            81           538
    87     Emerald Pointe Apartments                 Gas, Electric, Cable TV       N/A           N/A            16           762
    94     West Garden Apartments                    Electric, Gas                 N/A           N/A            32           514
   103     Cranbrook III                             Electric, Gas                 N/A           N/A           134           596
   104     The Palms of Apalachee Apartments         Electric, Water               N/A           N/A           171           454
   106     Columbia Arms Apartments                  Electric, Gas                 N/A           N/A            36           618
   107     Palms of Magnolia                         Electric, Water               N/A           N/A            72           431
   108     Winds of Santa Fe                         Electric                       1            450           N/A           N/A
   113     Spring Valley Club Apartments             Electric,Gas                  N/A           N/A            40           501
   119     Highland Estates                          All                           N/A           N/A            28           522
   121     Heritage House Apartments                 Electric, Gas                 N/A           N/A            83           573
   129     Arnaz Arms Apartments                     Electric, Gas                 N/A           N/A            49           952
   131     Phoenix Court                             Electric, Gas                  36           397            52           442
   132     Wynstone Apartments                       Electric                      N/A           N/A            72           410
   141     Cambridge Park Apartments                 All                           N/A           N/A            74           342
   142     Taylor Crossing                           Electric                      N/A           N/A            24           480
   143     St. Doris Apartments                      All except hot water           44           301            76           338
   147     University Place Apartments I & II        Electric                      N/A           N/A            1            400
   151     Golden Pointe Apartments                  Electric                      N/A           N/A            60           490
   163     Village North Townhouses and Apartments   Electric, Gas                 N/A           N/A           N/A           N/A
   167     Westwood Apartments                       Electric                      N/A           N/A            24           558
   171     Belle Rive Club Apartments                All                           N/A           N/A            64           N/A
   181     Shadow Rose Apartments                    Electric                      N/A           N/A            72           450
   192     Rosewood Apartments                       Electric                      N/A           N/A            56           479
   194     Pinellas Pointe Apartments                Electric                      N/A           N/A            76           375
   195     Quail Hill Apartments                     Electric                      N/A           N/A           N/A           N/A
   201     Woodknoll Townhomes                       None                          N/A           N/A           N/A           N/A
   206     Hartland Apartments                       None                          N/A           N/A           N/A           N/A
   239     Virginia Square Apartments                Electric                      N/A           N/A           N/A           N/A
   240     Premier Club Apartments                   None                          N/A           N/A            88           N/A
   243     Lakeside Meadows Apartments               Electric                      N/A           N/A            40           495
   248     West 24th Street Apartments               Electric, Gas                 N/A           N/A           N/A           N/A
   251     Maple Manor Apartments                    None                          N/A           N/A            10           283
   258     Lake Margaret Village Apartments          Electric                      N/A           N/A            26           456
   259     Townhouse Apartments                      None                          N/A           N/A            24           320
   260     Whispering Pines Apartments               Electric, Gas                 N/A           N/A            20           399
   277     Lake Ridge Apartments - DRK               Electric                      N/A           N/A            8            510
   278     Lake Ridge Apartments - FEM               Electric                      N/A           N/A           N/A           N/A
   279     Lake Ridge Apartments - JMK               Electric                      N/A           N/A            12           510
   280     Lake Ridge Apartments - MJK               Electric                      N/A           N/A            12           510
   284     Atlantic Arms Apartments                  Electric                      N/A           N/A            25           475
   288     1525 & 1535 Central Avenue                Electric                       5            350            75           475
   297     Summit Terrace Apartments                 Electric                      N/A           N/A            64           415
   299     1883-1887 Amsterdam Avenue                All                           N/A           N/A            50           N/A
   302     Desert Pines Apartments                   Electric                      N/A           N/A            70           395
   313     Cypress Woods Apartments                  Electric, Water, Heat         N/A           N/A           N/A           N/A
   318     Terrace View (Chateau) Apartments         None                          N/A           N/A            16           498
   329     Roselea Villas                            Electric, Water, Gas          N/A           N/A           N/A           N/A
   333     Peppertree Apartments                     None                          N/A           N/A            56           335
   335     1626 Logan Street                         None                          N/A           N/A            52           343
   340     Edgewood Court Apartments                 Electric                      N/A           N/A            2            395
   352     Citadel Apartments                        None                          N/A           N/A            19           375
   353     Garner Avenue Apartments                  Electric                      N/A           N/A           N/A           N/A
   354     1400-1410 E. Florida                      Electric, Gas                  2            395            12           475
   355     Vance St. Apartment Building              Electric                      N/A           N/A            1            566
   366     503 W. 26th Street                        Electric                      N/A           N/A            2            525
   367     Mosstree Apartments                       All                           N/A           N/A            27           268
   368     Kilbreth Apartments                       Electric                      N/A           N/A            1            500
   369     Marshall/Catamount Apartments             None                          N/A           N/A            7            310
   370     Sannella                                  None                          N/A           N/A            2            600
   376     619-623 W. Brookside                      Electric, Gas                 N/A           N/A            10           350
   383     59-61 Carlton Street Apartments           None                          N/A           N/A            6            513

--------------------------------------------------------------------------------------------
                2 BEDROOMS                    3 BEDROOMS                    4 BEDROOMS
                ----------                    ----------                    ----------
  LOAN           WTD. AVG.                     WTD. AVG.                     WTD. AVG.
   NO.    # UNITS       RENT/MONTH     # UNITS       RENT/MONTH      # UNITS     RENT/MONTH
--------------------------------------------------------------------------------------------
    1        8            2,540          N/A            N/A            N/A          N/A
    2        1             N/A            1            5,726           N/A          N/A
    3        9            2,306           2            2,265           N/A          N/A
    4       N/A            N/A            1            1,800           N/A          N/A
    5       N/A            N/A           N/A            N/A            N/A          N/A
    6        4            2,073          N/A            N/A            N/A          N/A
    7       N/A            N/A           N/A            N/A            N/A          N/A
    8       N/A            N/A           N/A            N/A            N/A          N/A
    9       N/A            N/A           N/A            N/A            N/A          N/A
    11      N/A            N/A           N/A            N/A            N/A          N/A
    13       2            1,250           1            1,975            2          1,695
    35      240            700           N/A            N/A            N/A          N/A
    52      64            1,390          N/A            N/A            N/A          N/A
    57      112            768           24             965            N/A          N/A
    59      76             917           N/A            N/A            N/A          N/A
    83      146            635           28             736            N/A          N/A
    84      N/A            N/A           N/A            N/A            N/A          N/A
    86      119            638           N/A            N/A            N/A          N/A
    87      92             880           28            1,059           N/A          N/A
    94      125            620           32             721            N/A          N/A
   103      82             737           N/A            N/A            N/A          N/A
   104      96             570           10             685            N/A          N/A
   106      76             713           24             814            N/A          N/A
   107      104            532           52             690            N/A          N/A
   108      159            655           14             688            N/A          N/A
   113      112            593            8             718            N/A          N/A
   119      63             664           46             702            14           803
   121      78             720           N/A            N/A            N/A          N/A
   129      46            1,306          N/A            N/A            N/A          N/A
   131      116            516           N/A            N/A            N/A          N/A
   132      122            531           10             685            N/A          N/A
   141      136            445           16             428            N/A          N/A
   142      112            540           N/A            N/A            N/A          N/A
   143      179            389            1             450            N/A          N/A
   147      120            575           N/A            N/A            N/A          N/A
   151      48             590           12             710            N/A          N/A
   163      45             593           51             580            N/A          N/A
   167      39             813           21             887            N/A          N/A
   171      40             N/A           N/A            N/A            N/A          N/A
   181      76             550           N/A            N/A            N/A          N/A
   192      34             589           N/A            N/A            N/A          N/A
   194      60             552           N/A            N/A            N/A          N/A
   195      68             573           N/A            N/A            N/A          N/A
   201      110            425           40             525            N/A          N/A
   206      12             760           36             827            N/A          N/A
   239      22             650           30             772            N/A          N/A
   240      N/A            N/A           N/A            N/A            N/A          N/A
   243      24             600           N/A            N/A            N/A          N/A
   248      44             603            8             698            N/A          N/A
   251      61             350           24             435             8           533
   258      14             532           N/A            N/A            N/A          N/A
   259      24             365           N/A            N/A            N/A          N/A
   260      72             446           16             562            N/A          N/A
   277      32             560           N/A            N/A            N/A          N/A
   278      40             560           N/A            N/A            N/A          N/A
   279      28             560           N/A            N/A            N/A          N/A
   280      28             560           N/A            N/A            N/A          N/A
   284      14             575           N/A            N/A            N/A          N/A
   288       6             475           N/A            N/A            N/A          N/A
   297      32             495           N/A            N/A            N/A          N/A
   299      10             N/A           N/A            N/A            N/A          N/A
   302      N/A            N/A           N/A            N/A            N/A          N/A
   313      56             529           N/A            N/A            N/A          N/A
   318      19             573            1             N/A            N/A          N/A
   329      38             413           N/A            N/A            N/A          N/A
   333      24             405           N/A            N/A            N/A          N/A
   335      N/A            N/A           N/A            N/A            N/A          N/A
   340      32             450            2             500            N/A          N/A
   352      14             450           N/A            N/A            N/A          N/A
   353      14             553           N/A            N/A            N/A          N/A
   354       6             575           N/A            N/A            N/A          N/A
   355      15             518            1            1,160           N/A          N/A
   366       5             588            1             850            N/A          N/A
   367      N/A            N/A           N/A            N/A            N/A          N/A
   368       7             600           N/A            N/A            N/A          N/A
   369       7             610            5             803            N/A          N/A
   370      17             700            5             775            N/A          N/A
   376      N/A            N/A           N/A            N/A            N/A          N/A
   383      N/A            N/A           N/A            N/A            N/A          N/A

FOOTNOTES TO APPENDIX II

1 "CT", "MS" and "RMF" denote ContiTrade Services L.L.C., Morgan Stanley Mortgage Capital Inc. and Red Mountain Funding, LLC, respectively, as Sellers.

2 Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted, while Mortgage Loans that have identical Roman Numeral coding indicate multiple properties securing one note. For the purposes of this Prospectus Supplement, the latter are treated as if they were multiple loans that are cross-collateralized and cross-defaulted, with a portion of each loan amount allocated to each property.

      The following Mortgage Loans have release provisions within the Mortgage Loan documents which permit the borrower to obtain release of certain parts of the mortgage collateral in the case of certain events:

      Loan Nos. 1-13, the Lembi Portfolio, permit release of one or more of the Mortgaged Properties from the Mortgage Loan collateral upon payment of 125% of the related loan amount of the Mortgaged Property, and provided a DSCR, the greater of (a) the DSCR of all properties immediately prior to the release and (b) 1.25x for the remaining properties exist.

      Loan Nos. 27-32, the WISCO Portfolio, permit release of one or more of the Mortgaged Properties from the Mortgage Loan collateral upon payment of 125% of the related loan amount of the Mortgaged Property, and provided a DSCR of at least 1.77x exists.

      Loan No. 33, the Elliott Bay Office Building, permits release of an area comprising 75 parking spaces provided (a) LTV tests are met and (b) the borrower provides a substitute piece of land as security for the loan.

      Loan Nos. 95, 96, & 97, Foster-Richardson Rest Home, Pinnacle Rest Home, and Mount Pleasant Rest Home, permit release of one or more of the Mortgage Properties from the Mortgage Loan collateral upon payment of 125% of the related loan amount of the Mortgaged Property, and provided a DSCR of at least 1.40x exists.

      Loan Nos. 98 & 99, 1650 Sherman Avenue and 8290 National Highway, permit release of one of the Mortgaged Properties from the Mortgage collateral upon payment of 125% of the related loan amount of the Mortgaged Property, and provided a DSCR of at least 1.25x exists.

      Loan Nos. 100, 101, & 102, 7101 Westerfield Avenue, 1601 Hylton Road, and 1625 Hylton Road, permit release of one or more of the Mortgaged Properties from the Mortgage Loan collateral upon payment of 125% of the related loan amount, and provided a DSCR of at least 1.25x exists.

      Loan Nos. 127 & 128, Loop Inn and Gallery Motel, permit release of one of the Mortgaged Properties from the Mortgage Loan collateral upon payment of 125% of the related loan amount of the Mortgaged Property, and provided a DSCR of at least 1.40x exists.

      Loan No. 156, Days Inn Tacoma, permits release of a restaurant parcel without payment of any release price or further requirements. The restaurant parcel was not underwritten at the related Mortgage Loan origination.

      Loan Nos. 161 & 162, 349 Main Street and 300/310 Main Street, permit release of one of the Mortgaged Properties from the Mortgage Loan collateral upon payment of 125% of the related loan amount of the Mortgaged Property, and provided a LTV of at least 74.5% exists.

      Loan Nos. 216 & 217, North Kitsap Self Storage and Poulsbo Business Park, permit release of one of the Mortgaged Properties from the Mortgage Loan collateral upon payment of 110% of the related loan amount, and provided a DSCR of at least 1.35x exists.

      Loan Nos. 275 & 276, Jack in the Box - Galena Park and Jack in the Box - Terrell, permit release of one of the Mortgaged Properties from the Mortgage Loan collateral upon payment of 125% of the related loan amount, and provided (a) a DSCR of at least 1.20x, and (b) a LTV no greater than 80% exist and provided the remaining property has a minimum occupancy level of 90% of the total leaseable square footage.

3 Certain ratios including Cut-Off Date Balance Loan/Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties or are cross-collateralized and cross-defaulted. For the purposes of the statistical information set forth in this Prospectus Supplement, as to such multiple property loans, a portion of the aggregate Cut-Off Date Balance has been allocated to each property, generally based on relative appraised value or Underwritable Cash Flow. For Loan Nos. 1-13, the Lembi Portfolio, the current balance per square foot is calculated based on the total square footage of the portfolio, including multifamily properties. The current balance per unit is based on the total number of multifamily units in the portfolio.

4 Loan No. 272, Silver Creek Manor, is an adjustable rate Mortgage Loan, with monthly payments of interest recomputed each month of the Mortgage Loan's term based on 265 basis points above the then prevailing one-month LIBOR, the then remaining amortization period and a payment of principal that is set forth in the mortgage note and the dollar amount with varies every six months. The applicable Mortgage Rate shall not during any period of the Mortgage Loan's term be adjusted below 8.150%, or above 11.150%. The indicated principal and interest payment, and resulting DSCR, are based on a Mortgage Rate of 8.310%.

5 "ARD" indicates the Anticipated Repayment Date for hyper-amortizing loans.

6 The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual / 360 interest calculation methodology applied to most Mortgage Loans, the actual amortization to a zero balance will be longer than the indicated Amortization Term.

7 The following Mortgage Loans have interest only periods at the beginning of their respective terms: Loan No. 33, Elliott Bay Office Building requires interest only payments for the first 12 months. The monthly payment shown is the principal and interest payment that will be due beginning on 6/1/99, when the Mortgage Loan begins to amortize over a 360 month schedule. Loan No. 52, Preston Place Apartments, requires interest only payments for the first 12 months. The monthly payment shown is the principal and interest payment that will be due beginning on July 1, 1999, when the Mortgage Loan begins to amortize over a 229 month schedule. Loan No. 215, 75 Montgomery Street, also requires interest only payments for the first 12 months. The monthly payment shown is the principal and interest payment that will be due beginning on July 1, 1999, when the Mortgage Loan begins to amortize over a 288 month schedule.

8 Loan Nos. 14 - 21, the Health Care Capital Portfolio, encumber fee interests, or in the case of Loan Nos. 20 and 21, West Mesa Health Care Center and Pickett County Nursing Home, leasehold interests, that are in turn leased, or sub-leased, to Sun Healthcare Group, Inc., or a related entity. Underwritten DSCR is based on Underwritable Cash Flow from property operations as health care centers. Based on lease and sub-lease payments only, combined DSCR is 1.43x.

9 The following Mortgage Loans have secured secondary financing in place, or permit secured secondary financing in the future, with third-party lenders, subject to certain provisions:

      Loan Nos. 57 Ashton Pointe Apartments, 83 Highland Walk Apartments, 86 Sandlewood Apartments, 104 The Palms of Apalachee Apartments, 103 Columbia Arms Apartments, 107 Palms of Magnolia, 113 Spirng Valley Club Apartments, 119 Highland Estates, 132 Wynstone Apartments, 151 Golden Pointe Apartments, 157 Marriott Fairfield Inn, 171 Belle River Club Apartments, 186 Spalding Plaza Retail and Office Center, 240 Premier Club Apartments, and 287 Rite Aid Drug Store - Griffin, GA, permit future, secured third-party debt subject to minimum DSCR and maximum LTV ratios, provided that the proceeds of the secondary financing will be used solely and exclusively to enhance or maintain the value of the Mortgaged Property, as determined by the lender in its discretion, and the holder of the secondary financing executes and delivers to the lender a subordination and standstill agreement in form and substance acceptable to the lender.

      Loan No. 84, Deep Ellum Lofts, is senior to a secured lien held by the City of Dallas, securing a $3,000,000 promisory note which matures in 2023. The subordinate financing is junior in right of payment, but the subordinate lender has not entered into a standstill agreement with respect to exercise of its remedies. Upon event of default under the subordinate loan, the subordinate lender must only provide notice and an opportunity to the holder of the Mortgage Loan to cure such default.

      Loan No. 135 Knollwood Center, permits financing of the related Mortgaged Property's healthcare account receivables.

      Loan No. 200 Office Max - Bently Mall, is senior to a secured blanket mortgage on the related shopping mall. The subordinate lender has executed a subordination and non-disturbance agreement.

      Loan No. 209, Super 8 - Madison, WI, permits future, secured third-party subordinate debt subject to a minimum DSCR of 1.45x and a maximum LTV ratio of 70%, provided that proceeds are used only for property related capital expenditures and property related operating expenses. In addition, the term of any subordinate financing must extend beyond the Maturity Date of the subject loan.

      Loan Nos. 211, and 212, Executive Car Wash - Roswell, and Executive Car Wash - Johnson Ferry, are senior to a secured lien of $681,600, evidenced by a promissory note executed by the parent of the borrower. ContiTrade is the holder of the subordinate note. The maturity date of the subordinate financing is the earlier of April 1, 2001, or the date on which equity in the borrower or any affiliate of the borrower is sold in a public or private offering. The subordinate financing documentation contains subordination and standstill provisions.

      Loan Nos. 242 Watson Centex-San Antonio, 246 Parkway Plaza, 247 Lantern Plaza, 285 Westridge Shopping Center, 290 Monarch Bank Building, 302 Desert Pine Apartments, 303 Watson Centex-Houston, 305 30100 Crown Valley Parkway, 327 555 Broadway, 331 1610 Broadway, 335 1626 Logan Street, 336 TX Human Serv. & Work Force Comm. Off., 338 2906 North State Street Building, 344 2059 E. Sahara Avenue, 345 560 Virginia Way, 348 512 Main Street, 350 1920 Ledbetter Drive, 351 2727-2745 Gundry Avenue, 354 1400-1410 E. Florida, 356 3200 Race Street, 359 4201 Dimmitt Road, 360
      10660 Silicaon Avenue, 361 5401 Cherry Avenue, 362 110 Adams Avenue, 363 Miss Meme's Kreative Kids Bldg., 364 La Canasta Furniture & Appliance Store, 366 503 W. 26th Street, and 372 6452 Nine Mile Bridge Road, permit secured, secondary financing within the lender's sole discretion (which includes the ability to deny consent to such additional financing at lender's sole discretion).

      Loan Nos. 281, 315, and 323, Clean Machine Car Wash - Kingston Pike, Clean Machine Car Wash - Merchant, and Clean Machine Car Wash - Maynardville are senior to a secured lien of $1,465,000, evidenced by a promissory note executed by the parent of the borrower. ContiTrade is the holder of the subordinate note. The maturity date of the subordinate financing is the earlier of June 1, 2001, or the date on which equity in the borrower or any affiliate of the borrower is sold in a public or private offering. The subordinate financing documentation contains subordination and standstill provisions.

      Loan No. 300, Dave's Car Wash, is senior to a secured lien of $455,000, evidenced by a promissory note executed by the parent of the borrower. ContiTrade is the holder of the subordinate note. The maturity date of the subordinate financing is the earlier of April 1, 2001, or the date on which equity in the borrower or any affiliate of the borrower is sold in a public or private offering. The subordinate financing documentation contains subordination and standstill provisions.

      Loan No. 304, Blue Heron Car Wash, is senior to a secured lien of $252,525, evidenced by a promissory note executed by the parent of the borrower. ContiTrade is the holder of the subordinate note. The maturity date of the subordinate financing is the earlier of February 1, 2001, or the date on which equity in the borrower or any affiliate of the borrower is sold in a public or private offering. The subordinate financing documentation contains subordination and standstill provisions.

      Loan Nos. 312, 316, and 320, Hollywood Video Store - High Point, NC, Hollywood Video Store - Virginia Beach, and Hollywood Video Store - Pikesville, MD, permit future, secured third-party debt subject to certain DSCR and LTV ratios, provided that the holder of the secondary financing executes and deliveres to the senior lender a subordination and standstill agreement in form and substance acceptable to the senior lender.

      Loan No. 321, Roof Garden Mobile Home Court, is senior to a secured lien of $150,000. The subordinate lender has entered into a subordination and standstill agreement with the senior lender.

      Loan No. 378, Hillside Mobile Home Park, is senior to a secured lien evidenced by a $30,900 promissory note. The subordinate lender has entered into a subordination and standstill agreement with the senior lender.

10 In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for 1997 or the preceding twelve month period, or partial year occupancy if less than 12 months was available on such Date. Health Care Properties Percent Leased was determined by the most recent census.

11 "Largest Tenant" refers to the tenant that represents the greatest percentage, equal to, or in excess of 20%, of the total square footage at the subject property.

12 "Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment or due date to the Cut-Off Date.

13 Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "YM" represents yield maintenance and "YM1" and represents the greater of yield maintenance or one percent of the outstanding principal balance at such time, respectively. The stated percentages represent Percentage Premiums. "Open" represents a period during which Principal Prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the number set forth under a category of prepayment provision represents the number of months in the original term to maturity for which such provision applies.

      Loan No. 240, Premier Club Apartments, has a prepayment provision which requires the lesser of Yield Maintenance or the percentages indicated.

      In Loan No. 363, Miss Meme's Kreative Kids, the open period is not contiguous. 12 months of the open period occur between months 97th and 108th of the loan and six months of the open period occur from the 115th through the 120th month of the loan period.

      The following Mortgage Loans have letters of credit or reserves that may be applied to the outstanding principal balance of the related Mortgage Loan, in the case of certain events:

      Loan Nos. 45 - 51, the Holbrook Porfolio, includes a $270,100 escrow for a planned Westbrook Mobile Home Park expansion that is scheduled for completion by May 20, 1999, or the remaining escrow balance will be applied to the outstanding principal balance without prepayment consideration.

      Loan No. 52, Preston Place Apartments, has a $2,105,122 letter of credit, that may be applied, at the lender's option, to the outstanding principal balance with a prepayment penalty equal to 5% of the amount so prepaid, if an annual effective rental revenue of $2,903,295, is not achieved for a continuous three month period by 11/27/99. The letter of credit will be reduced once per calender quarter in an amount equal to $6.06 for each $1.00 in effective rental income in excess of $2,556,384, based on the lender's review of the borrower's certified rent rolls and operating statements. The letter of credit also serves as additional security for the Mortgage Loan.

      Loan No. 83, Highland Walk Apartments, has a $250,000 escrow that may be drawn upon by the borrower upon achievement of certain debt service coverage ratios, LTV ratios, and net operating income levels. The escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy by October 7, 1998. No prepayment penalty will be due on any amount so prepaid. If the escrow is used to partially prepay the Mortgage Loan, the Mortgage Loan will be re-amortized based on the then outstanding principal balance and the number of months remaining in the assumed loan term (assuming loan will repay on the ARD).

      Loan No. 120, 19 Crosby, has a $500,000 letter of credit, that may, at the lender's option, be applied to the outstanding principal balance on or after 5/27/2000, if the underwritten DSCR for any twelve month period between the Note date and 5/27/2000, does not reach 1.20x. Any such application of funds will be subject to the applicable prepayment penalty.

14 The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest calculation methodology (i.e., actual/360) applicable to such Mortgage Loan.

* Mortgage Loans that are marked with an asterisk (*) were originated according to a Conti Small Loan program. At origination, such loans may have been valued by non-MAI designated appraisers, and may have received limited environmental assessments relative to a standard Phase I investigation and may not have been inspected or evaluated by an engineer, unless the related appraiser suggested otherwise.

                                               APPENDIX III

                                        SIGNIFICANT LOAN SUMMARIES

                           LOAN NOS. 1 - 13 LEMBI PORTFOLIO LOAN AND PROPERTIES


----------------------------------- ------------------------------- -------------------------- -----------------------
Cut-off Date Balance:               $42,833,908                     Property Types:            Multifamily/Retail
Loan Type:                          Principal and Interest; Fixed;  Location:                  Various
                                    Hyper-amortizing; Balloon       Year Built/Renovated:      Various
Origination Date:                   4/7/1998                        Units/Square Feet:         Various
Anticipated Repayment Date (ARD):
                                    5/1/2008                        Appraised Value:           $56,370,000
Maturity Date:                      5/1/2028                        Current LTV:               76.0%
Mortgage Rate:                      6.970%                          Balance at ARD LTV:        66.4%
Annual Debt Service:                $3,416,522                      Percent Leased:            Various
DSCR:                               1.31x                           Percent Leased as of Date: Various
Underwritten Cash Flow              $4,492,190
Balance at ARD:                     $37,417,550
----------------------------------- ------------------------------- -------------------------- -----------------------

                                    THE LOAN

            The Lembi Portfolio Loan (the "Lembi Portfolio Loan"), represents a single note for $42,924,000 secured by first mortgages on thirteen multi-family and retail properties, located in California (collectively, the "Lembi Properties"), and more particularly described below under the heading "The Properties". The Lembi Portfolio Loan was originated by Morgan Stanley Mortgage Capital Inc. on April 7, 1998.

            THE BORROWER. The borrowers are LSL Property Holdings LLC, a California limited liability company, FEL Properties, LLC, a California limited liability company, and FEL-WRL Properties LLC, a California limited liability company (collectively, the "Lembi Borrowers"). The Lembi Borrowers are controlled by three principals: Frank Lembi, Walter Lembi and Billie Salevouris who each own Skyline Realty, Inc., which is the property manager for the Lembi Properties. The Lembi Borrowers are special purpose entities.

            SECURITY. The Lembi Portfolio Loan is secured by thirteen Deeds of Trust, thirteen Assignments of Rents and Leases, UCC Financing Statements and certain additional security documents. The mortgages which secure the Lembi Portfolio Loan are first liens on the fee interests in the Lembi Properties. The Lembi Portfolio Loan is non-recourse, subject to certain limited exceptions.

            PAYMENT TERMS. The Mortgage Rate is fixed at 6.970%. The Lembi Portfolio Loan requires monthly payments of principal and interest of $284,710.13 until its Anticipated Repayment Date of May 1, 2008. If the Lembi Portfolio Loan is not repaid by May 1, 2008, a lock box, pursuant to a Cash Management Agreement, will be established to collect rents and the interest rate will increase by the greater of (a) the initial interest rate plus two percentage points (2%), or (b) US Treasury rate plus two percentage points (2.00%). All excess cash flow will be used to make payment on all outstanding amounts under the Lembi Loan (including interest, fees, and property related expenses). The Lembi Portfolio Loan accrues interest computed on the basis of the actual days elapsed per month in a 360-day year.

            PREPAYMENT. Prior to September 1, 2000, the Lembi Borrower may not prepay the Lembi Portfolio Loan (the "Lembi Lock-out Period"). Upon the expiration of the Lembi Lock-out Period, the Lembi Borrower may defease the Lembi Portfolio Loan. However, the Lembi Borrower may prepay the Lembi Portfolio Loan in full without payment of a penalty on or after February 1, 2008.

                                     III-1

            TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. The Lembi Portfolio Loan becomes immediately due and payable upon the transfer of the Lembi Properties or any ownership interest in the Lembi Borrower, except in connection with the rights of transfer described below. The Lembi Borrowers have the right to transfer the Lembi Properties if there is any sale or transfer, a) of 12.5% or more of direct or indirect beneficial interest in the Lembi Borrower, b) in a person or a group of affiliates or family members, as applicable, acquiring more than 49% direct or indirect interest in the Lembi Borrower or its "SPC Members", or c) of any direct interest in the Lembi Borrowers held by the "SPC Member" of the Lembi Borrowers, provided the Lembi Borrowers deliver a non-consolidation opinion addressed to the Lender and the Rating Agencies and an officer's certificate certifying that such sale is not an event of default under the applicable mortgage.

            ESCROW/RESERVES. There is a tax and insurance reserve which requires deposits in an amount sufficient to pay taxes and insurance when due. The Lembi Borrowers were required to make an initial deposit of $139,028 to the capital expenditure reserve which is funded monthly in the aggregate amount of $8,590.25 until a $200,000 escrow balance is attained.

            SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

                                 THE PROPERTIES

The Lembi Portfolio consists of the following thirteen Multifamily and Retail Properties.

2677 LARKIN STREET
------------------


------------------------------ ------------------------ ---------------------------- --------------------
Property Type:                 Multifamily              Location:                    San Francisco, CA
Year Built/Renovated:          1923/1996                Square Feet:                 37,750
Units:                         33                       Percent Leased:              97.0%
Appraised Value:               $8,000,000               Percent Leased as of Date:   2/24/1998
------------------------------ ------------------------ ---------------------------- --------------------

            The Larkin Property consists of two concrete and steel, eight story buildings comprising a 33 unit apartment complex, located in San Francisco, CA. As of February 24, 1998, the Larkin Property was 97.0% leased.

            The Larkin Property was built in 1923 and renovated in 1996. The 33 units comprising the Larkin Property average 1,144 square feet and consist of the following unit mix: 1 studio apartment unit, 24 one bedroom units, and 8 two bedroom units. The buildings are of steel frame construction with concrete exteriors. The Larkin Property falls within the rent control ordinance of San Francisco which covers most properties constructed prior to 1979.

645 STOCKTON STREET
-------------------

--------------------------- ----------------- ------------------------------- --------------------
Property Type:              Multifamily       Location:                       San Francisco, CA
Year Built/Renovated:       1928/1997         Square Feet:                    58,129
Units:                      70                Percent Leased:                 98.6%
Appraised Value:            $7,400,000        Percent Leased as of Date:      2/24/98
--------------------------- ----------------- ------------------------------- --------------------


            The Stockton Property consists of one reinforced concrete, eleven story, 70 unit apartment building, located in San Francisco, CA. As of February 24, 1998, the Stockton Property was 98.6% leased.

            The Stockton Property was built in 1928 and renovated in 1997. The 70 units comprising the Stockton Property average 830 square feet and consist of the following unit mix: 17 studio apartment units, 51 one bedroom units, 1 two bedroom unit and 1 three bedroom unit. The building is of reinforced concrete construction with stucco exteriors. The Stockton Property falls within the rent control ordinance of San Francisco which covers most properties constructed prior to 1979.

                                    III-2

1340 - 1390 TAYLOR STREET
-------------------------

-------------------------- -------------------- ------------------------------ --------------------
Property Type:             Multifamily          Location:                      San Francisco, CA
Year Built/Renovated:      1908/1987            Square Feet:                   35,725
Units:                     35                   Percent Leased:                94.3%
Appraised Value:           $6,560,000           Percent Leased as of Date:     2/24/98
-------------------------- -------------------- ------------------------------ --------------------

            The Taylor Property consists of two wood, three story buildings, a 35 unit apartment complex, located in San Francisco, CA. As of February 24, 1998, the Taylor Property was 94.3% leased.

            The Taylor Property was built in 1908 and renovated in 1987. The 35 units comprising the Taylor Property average 1,021 square feet and consist of the following unit mix: 1 studio apartment unit, 23 one bedroom units, 9 two bedroom units and 2 three bedroom units. The buildings are of wood construction with stucco exteriors. The Taylor Property falls within the rent control ordinance of San Francisco which covers most properties constructed prior to 1979.

1401 JONES STREET
-----------------

---------------------------- ----------------- -------------------------------- -------------------
Property Type:               Multifamily       Location:                        San Francisco, CA
Year Built/Renovated:        1910/1997         Square Feet:                     30,650
Units:                       36                Percent Leased:                  97.2%
Appraised Value:             $7,200,000        Percent Leased as of Date:       2/24/98
---------------------------- ----------------- -------------------------------- -------------------

            The Jones Street Property consists of two wood, four story buildings, a 36 unit apartment complex, located in San Francisco, CA. As of February 24, 1998, the Jones Street Property was 97.2% leased.

            The Jones Street Property was built in 1910 and renovated in 1997. The 36 units comprising the Jones Street Property average 851 square feet and consist of the following unit mix: 10 studio apartment units, 25 one bedroom units and 1 three bedroom unit. The buildings are of wood construction with stucco exteriors. The Jones Street Property falls within the rent control ordinance of San Francisco which covers most properties constructed prior to 1979.

1870 PACIFIC AVENUE
-------------------

--------------------------- ------------------- ------------------------------ -------------------
Property Type:              Multifamily         Location:                      San Francisco, CA
Year Built/Renovated:       1937/1997           Square Feet:                   23,595
Units:                      30                  Percent Leased:                100.0%
Appraised Value:            $4,280,000          Percent Leased as of Date:     2/24/98
--------------------------- ------------------- ------------------------------ -------------------

            The Pacific Property consists of one steel frame, seven story, 30 unit apartment building, located in San Francisco, CA. As of February 24, 1998, the Pacific Property was 100.0% leased.

            The Pacific Property was built in 1937 and renovated in 1997. The 30 units comprising the Pacific Property average 787 square feet and consist of the following unit mix: 11 studio apartment units, and 19 one bedroom units. The building is of steel frame construction with stucco exteriors. The Pacific Property falls within the rent control ordinance of San Francisco which covers most properties constructed prior to 1979.

                                      III-3

500 STANYAN STREET
------------------

--------------------------- ------------------ ------------------------------- --------------------
Property Type:              Multifamily        Location:                       San Francisco, CA
Year Built/Renovated:       1928/1995          Square Feet:                    31,500
Units:                      36                 Percent Leased:                 100.0%
Appraised Value:            $4,110,000         Percent Leased as of Date:      2/24/98
--------------------------- ------------------ ------------------------------- --------------------

            The Stanyan Property consists of one masonry, six story, 36 unit apartment building, located in San Francisco, CA. As of February 24, 1998, the Stanyan Property was 100.0% leased.

            The Stanyan Property was built in 1928 and renovated in 1995. The 36 units comprising the Stanyan Property average 875 square feet and consist of the following unit mix: 16 studio apartment units, 16 one bedroom units and 4 two bedroom units. The building is of masonry construction with concrete exteriors. The Stanyan Property falls within the rent control ordinance of San Francisco which covers most properties constructed prior to 1979.

2075 - 2079 MARKET STREET
-------------------------

--------------------------- ------------------ ------------------------------- --------------------
Property Type:              Multifamily        Location:                       San Francisco, CA
Year Built/Renovated:       1914/1996          Square Feet:                    26,100
Units:                      32                 Percent Leased:                 100.0%
Appraised Value:            $4,270,000         Percent Leased as of Date:      2/24/98
--------------------------- ------------------ ------------------------------- --------------------

            The 2075 - 2079 Market Street Property consists of one wood frame, three story, 32 unit apartment and retail building, located in San Francisco, CA. As of February 24, 1998, the 2075 - 2079 Market Street Property was 100.0% leased.

            The 2075 - 2079 Market Street Property was built in 1914 and renovated in 1996. The 32 units comprising the 2075 - 2079 Market Street Property consist of 32 studio apartment units and five retail spaces on the first floor totaling 11,700 square feet. The building is of wood frame construction with wood exteriors. The 2075 - 2079 Market Street Property falls within the rent control ordinance of San Francisco which covers most properties constructed prior to 1979.

1290 20TH AVENUE
----------------


--------------------------- ------------------ ------------------------------- -------------------
Property Type:              Multifamily        Location:                       San Francisco, CA
Year Built/Renovated:       1928/1997          Square Feet:                    39,228
Units:                      38                 Percent Leased:                 100.0%
Appraised Value:            $3,700,000         Percent Leased as of Date:      2/24/98
--------------------------- ------------------ ------------------------------- -------------------

            The 20th Avenue Property consists of one concrete, seven story, 38 unit apartment and retail building, located in San Francisco, CA. As of February 24, 1998, the 20th Avenue Property was 100.0% leased.

            The 20th Avenue Property was built in 1928 and renovated in 1997. The 38 units comprising the 20th Avenue Property average 1,006 square feet and consist of the following unit mix: 26 studio apartment units, 12 one bedroom units and one retail space on the first floor totaling 3,345 square feet. The building is of concrete construction with stucco exteriors. The 20th Avenue Property falls within the rent control ordinance of San Francisco which covers most properties constructed prior to 1979.

                                      III-4

78 BUCHANAN STREET
------------------

---------------------------- ----------------- ------------------------------- --------------------
Property Type:               Multifamily       Location:                       San Francisco, CA
Year Built/Renovated:        1929/1996         Square Feet:                    36,432
Units:                       36                Percent Leased:                 100.0%
Appraised Value:             $3,400,000        Percent Leased as of Date:      2/24/98
---------------------------- ----------------- ------------------------------- --------------------

            The Buchanan Property consists of one steel frame, six story, 36 unit apartment building, located in San Francisco, CA. As of February 24, 1998, the Buchanan Property was 100.0% leased.

            The Buchanan Property was built in 1929 and renovated in 1996. The 36 units comprising the Buchanan Property average 1,012 square feet and consist of the following unit mix: 6 studio apartment units, and 30 one bedroom units. The building is of steel frame construction with concrete block exteriors. The Buchanan Property falls within the rent control ordinance of San Francisco which covers most properties constructed prior to 1979.

2095 - 2099 MARKET STREET
-------------------------

---------------------------- ----------------- ------------------------------- -------------------
Property Type:               Retail            Location:                       San Francisco, CA
Year Built/Renovated:        1906/1985         Square Feet:                    16,000
Units:                       NA                Percent Leased:                 100.0%
Appraised Value:             $3,320,000        Percent Leased as of Date:      2/24/98
---------------------------- ----------------- ------------------------------- -------------------

            The 2095 - 2099 Market Street Property consists of one wood, three story, retail and office building, located in San Francisco, CA. As of February 24, 1998, the 2095 - 2099 Market Street Property was 100.0% leased to 4 retail tenants, a bank and 5 office tenants.

            The 2095 - 2099 Market Street Property was built in 1906, renovated in 1985. The building is of wood construction with siding exteriors. Approximately 14.7% of the space expires in 2000 and 43.8% of the space expires in 2002.

235 - 241 CHURCH STREET
-----------------------

---------------------------- ------------------- ------------------------------ -------------------
Property Type:               Multifamily         Location:                      San Francisco, CA
Year Built/Renovated:        1925/1996           Square Feet:                   9,600
Units:                       8                   Percent Leased:                100.0%
Appraised Value:             $1,790,000          Percent Leased as of Date:     2/24/98
---------------------------- ------------------- ------------------------------ -------------------

            The 235 - 241 Church Street Property consists of one wood frame, three story, 8 unit apartment and commercial building, located in San Francisco, CA. As of February 24, 1998, the 235 - 241 Church Street Property was 100.0% leased.

            The 235 - 241 Church Street Property was built in 1925 and renovated in 1996. The 8 one bedroom apartment units comprising the 235 - 241 Church Street Property average 1200 square feet each. There are 2 retail spaces totaling 2,400 square feet. The building is of wood frame construction with wood exteriors. The 235 - 241 Church Street Property falls within the rent control ordinance of San Francisco which covers most properties constructed prior to 1979.

                                      III-5

1465 BURLINGAME AVENUE
----------------------

--------------------------- ------------------- ------------------------------ ----------------
Property Type:              Retail              Location:                      Burlingame, CA
Year Built/Renovated:       1940/1997           Square Feet:                   5,130
Units:                      NA                  Percent Leased:                100.0%
Appraised Value:            $1,380,000          Percent Leased as of Date:     2/24/98
--------------------------- ------------------- ------------------------------ ----------------

            The Burlingame Property consists of one concrete, one story, retail building, located in Burlingame, CA. As of February 24, 1998, the Burlingame Property was 100.0% leased to 3 retail tenants. The building is of concrete construction with stucco exteriors.

            The Burlingame Property was built in 1940, renovated in 1997. Approximately 83.8% of space expires in 2002.

252 - 258 CHURCH STREET
-----------------------


----------------------------- ----------------- ------------------------------ ------------------
Property Type:                Multifamily       Location:                      San Francisco, CA
Year Built/Renovated:         1908/1997         Square Feet:                   6,650
Units:                        5                 Percent Leased:                100.0%
Appraised Value:              $960,000          Percent Leased as of Date:     2/24/98
----------------------------- ----------------- ------------------------------ ------------------

            The 252 - 258 Church Street Property consists of two wood frame, three story buildings, 5 unit apartment complex, located in San Francisco, CA. As of February 24, 1998, the 252 - 258 Church Street Property was 100.0% leased.

            The 252 - 258 Church Street Property was built in 1908 and renovated in 1997. The 5 units comprising the 252 - 258 Church Street Property average 1,330 square feet and consist of the following unit mix: 2 two bedroom units, 1 three bedroom unit and 2 four bedroom units. The building is of wood frame construction with wood exteriors. The 252 - 258 Church Street Property falls within the rent control ordinance of San Francisco which covers most properties constructed prior to 1979.

                                   MANAGEMENT

            Skyline Realty, Inc., manages all the Lembi Properties and is an affiliate of the Lembi Borrower.


                                      III-6

LOAN NOS. 14 - 21 - HEALTH CARE CAPITAL PORTFOLIO LOANS AND PROPERTIES
----------------------------------------------------------------------


FOUNTAIN VIEW NURSING HOME LOAN
-------------------------------

---------------------------- ---------------------------------- ----------------------------- -----------------
Cut-Off Date Balance:        $8,117,519                         Property Type:                Healthcare
Loan Type:                   Principal and Interest;            Location:                     Springhill, LA
                             Fixed; Hyper-amortizing; Balloon   Year Built/Renovated:         1964/1989
Origination Date:            11/24/1997                         Units:                        153 Beds
Anticipated
Repayment Date (ARD):        12/01/2012                         Cut-Off Date Balance/Unit:    $41,802
Maturity Date                12/01/2027                         Appraised Value:              $10,200,000
Mortgage Rate:               8.260%                             Current LTV:                  77.8%
Annual Debt Service:         $744,592                           Balance at ARD LTV:           61.1%
DSCR:                        1.50x                              Percent Leased:               93.2%
Underwritten Cash Flow:      $932,993                           Percent Leased as of Date:    12/31/97
Balance at ARD:              $6,346,920
---------------------------- ---------------------------------- ----------------------------- -----------------


GREENEVILLE WEST HEALTH CARE CENTER
-----------------------------------

---------------------------- ----------------------------------- ------------------------------ ------------------
Cut-Off Date Balance:        $7,003,349                          Property Type:                 Healthcare
Loan Type:                   Principal and Interest;             Location:                      Greeneville, TN
                             Fixed; Hyper-amortizing; Balloon    Year Built/Renovated:          1980/1989
Origination Date:            11/24/1997                          Units:                         144 Beds
Anticipated
Repayment Date (ARD):        12/01/2012                          Cut-Off Date Balance/Unit:     $41,802
Maturity Date                12/01/2027                          Appraised Value:               $8,800,000
Mortgage Rate:               8.260%                              Current LTV:                   77.8%
Annual Debt Service:         $642,393                            Balance at ARD LTV:            61.1%
DSCR:                        1.50x                               Percent Leased:                94.5%
Underwritten Cash Flow:      $822,719                            Percent Leased as of Date:     12/31/97
Balance at ARD:              $5,475,774
---------------------------- ----------------------------------- ------------------------------ ------------------

BAY ST. JOSEPH CARE CENTER
--------------------------

----------------------------- ---------------------------------- ----------------------------- --------------------
Cut-Off Date Balance:         $5,650,430                         Property Type:                Healthcare
Loan Type:                    Principal and Interest;            Location:                     Port St. Joe, FL
                              Fixed; Hyper-amortizing; Balloon   Year Built:                   1983
Origination Date:             11/24/1997                         Units:                        120 Beds
Anticipated
Repayment Date (ARD):         12/01/2012                         Cut-Off Date Balance/Unit:    $41,802
Maturity Date                 12/01/2027                         Appraised Value:              $7,100,000
Mortgage Rate:                8.260%                             Current LTV:                  77.8%
Annual Debt Service:          $518,294                           Balance at ARD LTV:           61.1%
DSCR:                         1.50x                              Percent Leased:               92.4%
Underwritten Cash Flow:       $1,144,053                         Percent Leased as of Date:    12/31/97
Balance at ARD:               $4,417,954
----------------------------- ---------------------------------- ----------------------------- --------------------

                                       III-7

HERITAGE MANOR OF ABBEVILLE
---------------------------

--------------------------- ----------------------------------- --------------------------- ----------------
Cut-Off Date Balance:       $5,411,679                          Property Type:              Healthcare
Loan Type:                  Principal and Interest;             Location:                   Abbeville, LA
                            Fixed; Hyper-amortizing; Balloon    Year Built/Renovated:       1969/1995
Origination Date:           11/24/1997                          Units:                      120 Beds
Anticipated
Repayment Date (ARD):       12/01/2012                          Cut-Off Date Balance/Unit:  $41,802
Maturity Date               12/01/2027                          Appraised Value:            $6,800,00
Mortgage Rate:              8.260%                              Current LTV:                77.8%
Annual Debt Service:        $496,394                            Balance at ARD LTV:         61.1%
DSCR:                       1.50x                               Percent Leased:             93.7%
Underwritten Cash Flow:     $641,792                            Percent Leased as of Date:  12/31/97
Balance at ARD:             $4,231,280
--------------------------- ----------------------------------- --------------------------- ----------------


PANOLA NURSING HOME
-------------------

---------------------------- ----------------------------------- ---------------------------- ---------------
Cut-Off Date Balance:        $3,820,009                          Property Type:               Healthcare
Loan Type:                   Principal and Interest;             Location:                    Carthage, TX
                             Fixed; Hyper-amortizing; Balloon    Year Built/Renovated:        1966/1971
Origination Date:            11/24/1997                          Units:                       108 Beds
Anticipated
Repayment Date (ARD):        12/01/2012                          Cut-Off Date Balance/Unit:   $41,802
Maturity Date                12/01/2027                          Appraised Value:             $4,800,000
Mortgage Rate:               8.260%                              Current LTV:                 77.8%
Annual Debt Service:         $350,396                            Balance at ARD LTV:          61.1%
DSCR:                        1.50x                               Percent Leased:              86.1%
Underwritten Cash Flow:      $540,829                            Percent Leased as of Date:   12/31/97
Balance at ARD:              $2,986,786
---------------------------- ----------------------------------- ---------------------------- ---------------


JACKSON MANOR NURSING HOME
--------------------------

---------------------------- ---------------------------------- ----------------------------- ----------------
Cut-Off Date Balance:        $3,262,924                         Property Type:                Healthcare
Loan Type:                   Principal and Interest;            Location:                     Jonesboro, LA
                             Fixed; Hyper-amortizing; Balloon   Year Built/Renovated:         1968/1977
Origination Date:            11/24/1997                         Units:                        84 Beds
Anticipated
Repayment Date (ARD):        12/01/2012                         Cut-Off Date Balance/Unit:    $41,802
Maturity Date                12/01/2027                         Appraised Value:              $4,100,000
Mortgage Rate:               8.260%                             Current LTV:                  77.8%
Annual Debt Service:         $299,297                           Balance at ARD LTV:           61.1%
DSCR:                        1.50x                              Percent Leased:               87.1%
Underwritten Cash Flow:      $495,659                           Percent Leased as of Date:    12/31/97
Balance at ARD:              $2,551,215
---------------------------- ---------------------------------- ----------------------------- ----------------

                                       III-8

WEST MESA HEALTH CARE CENTER
----------------------------

---------------------------- --------------------------------- ----------------------------- ------------------
Cut-Off Date Balance:        $2,715,502                        Property Type:                Healthcare
Loan Type:                   Principal and Interest;           Location:                     Albuquerque, NM
                             Fixed; Balloon                    Year Built/Renovated:         1986
Origination Date:            11/24/1997                        Units:                        120 Beds
                                                               Cut-Off Date Balance/Unit:    $41,802
Maturity Date                12/01/2002                        Appraised Value:              $4,500,000
Mortgage Rate:               8.260%                            Current LTV:                  77.8%
Annual Debt Service:         $261,907                          Balance at Maturity LTV:      61.1%
DSCR:                        1.50x                             Percent Leased:               94.5%
Underwritten Cash Flow:      $425,498                          Percent Leased as of Date:    12/31/97
Balance at Maturity:         $2,537,070
---------------------------- --------------------------------- ----------------------------- ------------------


PICKETT COUNTY NURSING HOME
---------------------------

---------------------------- ---------------------------------- ------------------------------ ----------------
Cut-Off Date Balance:        $2,142,251                         Property Type:                 Healthcare
Loan Type:                   Principal and Interest;            Location:                      Byrdstown, TN
                             Fixed; Balloon                     Year Built/Renovated:          1982/1990
Origination Date:            11/24/97                           Units:                         63 Beds
                                                                Cut-Off Date Balance/Unit:     $41,802
Maturity Date                12/01/2012                         Appraised Value:               $2,700,000
Mortgage Rate:               8.260%                             Current LTV:                   77.8%
Annual Debt Service:         $206,618                           Balance at Maturity LTV:       61.1%
DSCR:                        1.50x                              Percent Leased Occupancy:      98.0%
Underwritten Cash Flow:      $264,544                           Percent Leased as of Date:     12/31/97
Balance at Maturity:         $1,396,067
---------------------------- ---------------------------------- ------------------------------ ----------------

Certain information for the above cross-collateralized loans, such as "DSCR," "Cut-Off Date Balance/Unit," "Current LTV," and "Balance at Maturity LTV" is presented on an aggregate-portfolio basis. Percent Leased refers to the number of beds occupied on the "Percent Leased as of Date."


THE LOANS

            The Health Care Capital Portfolio Loans are comprised of eight individual loans all cross-collateralized with each other and more particularly described below under the heading "The Properties". All of the Health Care Capital Portfolio Loans were originated by RMF on November 24, 1997.

            The Fountain View Nursing Home Loan ("Fountain View Loan") is secured by a first mortgage on a 32,886 square foot, 153 bed skilled nursing facility situated on 1.9 acres of land located in Springhill, LA (the "Fountain View Property").

            The Greeneville West Health Care Center Loan ("Greeneville Loan") is secured by a first mortgage on a 31,481 square foot, 144 bed skilled nursing facility situated on 5.2 acres of land located in Greeneville, TN (the "Greeneville Property").

            The Bay St. Joseph Care Center Loan ("St. Joseph Loan") is secured by a first mortgage on a 39,728 square foot, 120 bed nursing home situated on
2.7 acres of land located in Port St. Joe, FL (the "St. Joseph Property").

                                      III-9

            The Heritage Manor of Abbeville Loan ("Heritage Manor Loan") is secured by a first mortgage on a 29,838 square foot, 120 bed nursing home situated on 1.7 acres of land located in Abbeville, LA (the "Heritage Manor Property").

            The Panola Nursing Home Loan ("Panola Loan") is secured by a first mortgage on a 32,930 square foot, 108 bed skilled nursing facility situated on
5.4 acres of land located in Carthage, TX (the "Panola Property").

            The Jackson Manor Nursing Home ("Jackson Manor Loan") is secured by a first mortgage on an 19,153 square foot, 84 bed skilled nursing facility situated on 1.7 acres of land located in Jonesboro, LA (the "Jackson Manor Property").

            The West Mesa Health Care Center Loan ("West Mesa Loan") is secured by a first leasehold mortgage on a 38,614 square foot, 120 bed skilled nursing facility situated on 4.0 acres of land located in Albuquerque, NM (the "West Mesa Property").

            The Pickett County Nursing Home Loan ("Pickett Loan" and collectively, with the Fountain Loan, the Greeneville Loan, the St. Joseph Loan, the Heritage Loan, the Panola Loan, the Jackson Loan and the West Mesa Loan, the "Health Care Capital Portfolio Loans") is secured by a first leasehold mortgage on a 21,950 square foot, 63 bed skilled nursing facility situated on 4.0 acres of land located in Byrdstown, TN (the "Pickett Property"). The Mortgaged Properties relating to the Health Care Capital Portfolio Loans are leased or subleased to and managed by Sunrise Healthcare Corporation.

            THE BORROWERS.

            The borrower for the Fountain View Loan is HCC of Springhill, Inc., a Louisiana corporation and special purpose entity.

            The borrower for the Greeneville Loan is HCC of Tennessee, Inc., a Tennessee corporation and special purpose entity.

            The borrower for the St. Joseph Loan is HCC Gulf, Inc., a Georgia corporation and special purpose entity.

            The borrower for the Heritage Manor Loan is Health Care Capital of Louisiana, Inc., a Georgia corporation and special purpose entity.

            The borrower for the Panola Loan is HCC Enterprises of LA, Inc., a Louisiana corporation and special purpose entity.

            The borrower for the Jackson Manor Loan is Health Care Capital of Louisiana, Inc., a Georgia corporation and special purpose entity.

            The borrower for the West Mesa Loan is Health Care Capital of the Southwest, Inc., a New Mexico corporation and special purpose entity.

            The borrower for the Pickett Loan is Heritage Health Group, Inc., a Tennessee corporation and special purpose entity.

            All of the borrowers are subsidiaries of Health Care Capital, Inc., a privately held, Atlanta based company formed in 1988 for the purpose of acquiring existing nursing homes, managing those facilities, as well as developing and constructing new nursing homes.

            The principal of the borrowers under the group of Health Care Capital Portfolio Loans is an indirect owner of approximately a 1% interest in RMF. Such individual is not an officer or manager of RMF.

                                      III-10

            SECURITY. All of the Health Care Capital Portfolio Loans are cross-collateralized and are secured by a Mortgage, Assignments of Rents and Leases, UCC Financing Statements and certain additional security documents. The mortgages are first liens on fee or leasehold interests in the respective properties. All of the Health Care Capital Portfolio Loans are non-recourse, subject to certain limited exceptions.

            PAYMENT TERMS. The Mortgage Rates are fixed at 8.260%. The Fountain View Loan requires monthly payments of principal and interest of $62,049.30 until its maturity on December 1, 2012. The Greeneville Loan requires monthly payments of principal and interest of $53,532.73 until its maturity on December 1, 2012. The St. Joseph Loan requires monthly payments of principal and interest of $43,191.18 until its maturity on December 1, 2012. The Heritage Manor Loan requires monthly payments of principal and interest of $41,366.20 until its maturity on December 1, 2012. The Panola Loan requires monthly payments of principal and interest of $29,199.67 until its maturity on December 1, 2012. The Jackson Manor Loan requires monthly payments of principal and interest of $24,941.38 until its maturity on December 1, 2012. The West Mesa Loan requires monthly payments of principal and interest of $21,825.58 until its maturity on December 1, 2002. The Pickett Loan requires monthly payments of principal and interest of $17,218.14 until its maturity on December 1, 2012. The Health Care Capital Portfolio Loan accrue interest computed on the basis of the actual days elapsed in a 360-day year.

            PREPAYMENT. Prior to December 1, 2004, the Fountain View borrower, Greeneville borrower, St. Joseph borrower, Heritage Manor borrower, Jackson Manor borrower, Panola borrower and Pickett borrower (collectively, the "Health Care Capital Borrower") may not prepay the Health Care Capital Portfolio Loan (the "Health Care Capital Portfolio Lock-out Period"). Upon the expiration of the Health Care Capital Portfolio Lock-out Period, the Health Care Capital Portfolio Loan may be defeased. The Health Care Capital Borrower may prepay within one-hundred eighty (180) days prior to the applicable ARD or Maturity Date without payment of any prepayment premium.

            TRANSFER OF PROPERTY OR INTEREST IN BORROWER. Borrower has a one time right of assumption provided (a) no default, (b) acceptable financial condition, (c) no material change in operation of facility, (d) acceptable Loan assumption agreement and (e) payment of a 1% assumption fee.

            ESCROW/RESERVES. There are no escrows or reserves for any of the Health Care Portfolio Loans, other than a letter of credit equal to ninety (90) days of debt service to be used as additional security and debt service shortfalls.

            SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTIES

            The Fountain View Property is a 32,886 square foot, 153-room skilled nursing facility situated on a 1.9 acre site located in Springhill, LA. The Fountain View Property was originally constructed in 1964 and consists of four, single level buildings with a total area of 32,886 square feet. Additional rooms were constructed in 1982 and 1989, as well other improvements, such as a separate office building, a separate laundry building and small maintenance building. The building's construction includes poured reinforced concrete slab foundations, masonry framing and composition covered roofing. For the twelve (12) months ending in December 1997, the payor mix consisted of Medicaid, 82.2%, Medicare, 8.0% and Private Pay, 9.8%. The Fountain View Property is subleased to and managed by Sunrise Healthcare Corporation, the long term care facility operator for Sun Healthcare Group, Inc. The lease expires on November 30, 2012 and contains five, five year extension options. Sun Healthcare Group, Inc. has provided a lease guaranty for the loan as additional security and, in lieu of a debt service reserve fund, has provided an irrevocable stand-by letter of credit in the amount of ninety (90) days of lease payments.

            The Greeneville Property is a 31,481 square foot, 144-bed skilled nursing facility situated on a 5.23 acre site located in Greeneville, TN. The Greeneville Property was originally constructed in 1980 and expanded in 1989 and includes one, single level building with a total area of 31,481 square feet. Building construction includes

                                     III-11
a poured reinforced concrete slab foundation, wood framing and a pitched roof with composition covering. The facility includes one large main dining room, two activity rooms, a resident lounge and activities room, an employee lounge and activities room, a laundry room, a physical therapy room, mechanical rooms and a beauty and barbershop. For the twelve (12) months ending in December 1997, the payor mix consisted of Medicaid, 78.6%, Medicare, 11.2%, and Private Pay, 10.2%. The Greeneville Property is subleased to and managed by Sunrise Healthcare Corporation, the long term care facility operator for Sun Healthcare Group, Inc. The lease expires on November 30, 2012 and contains five, five year extension options. Sun Healthcare Group, Inc. provided a lease guaranty for the Loan as additional security and, in lieu of a debt service reserve fund, has agreed to provide an irrevocable standby letter of credit in the amount of ninety (90) days of lease payments.

            The St. Joseph Property is a 39,728 square foot, 120 bed skilled nursing facility situated on a 2.7 acre site located in Port St. Joe, FL. The St. Joseph Property was constructed in 1983 and the buildings construction includes a poured concrete foundation with steel reinforcing and a masonry frame with a stucco covering. The St. Joseph Property is approximately 97 mile southwest of Tallahassee and 36 miles from the Panama City National Airport. Access to Port St. Joe is provided by U.S. Highway 98 and State Route 71. For the twelve (12) months ending in September 1997, the payor mix consisted of 82.7%, Medicaid, 6.5%, Private Pay, 10.2%, Medicare and 0.6%, other. The St. Joseph Property is leased to and managed by Sunrise Healthcare Corporation, the long term care facility operator for Sun Healthcare Group, Inc. The lease expires on November 30, 2012 and contains five, five year extension options. Sun Healthcare Group, Inc. provided a lease guaranty for the Loan as additional security and, in lieu of a debt service reserve fund, has agreed to provide an irrevocable standby letter of credit in the amount of ninety (90) days of lease payments.

            The Heritage Manor Property is a 29,838 square foot, 120 bed nursing home situated on a 1.7 acre site located in Abbeville, LA. Constructed in 1969 and expanded in 1993 and 1995, the Heritage Manor Property includes a poured concrete foundation with steel reinforcing and masonry frame. Amenities include two dining rooms, a lobby and lounge area, recreation rooms, a courtyard and a beauty and barber shop. For the twelve (12) months ending in September 1997, the payor mix consisted of 86.1%, Medicaid, 10.5%, Private Pay and 3.4%, Medicare. The Heritage Property is subleased to and managed by Sunrise Healthcare Corporation, the long term care facility operator for Sun Healthcare Group, Inc. The lease expires on November 30, 2012 and contains five, five year extension options. Sun Healthcare Group, Inc. provided a lease guaranty for the Loan as additional security and, in lieu of a debt service reserve fund, has agreed to provide an irrevocable standby letter of credit in the amount of ninety (90) days of lease payments.

            The Panola Property is a 32,930 square foot, 108 bed skilled nursing facility situated on 5.41 acres of land located in Carthage, TX. Constructed in 1966 and expanded in 1971, the Panola Property includes one, single level building constructed of poured reinforced concrete slab foundation, masonry framing, and a flat roof with a built up tar and gravel covering. The Panola Property participates in the Medicaid reimbursement program and received certification for ten Medicare Beds. For the twelve (12) months ending in December 1997, the payor mix consisted of Medicaid, 69.7%, Medicare, 6.9% and Private Pay, 23.4%. The Panola Property is subleased to and managed by Sunrise Healthcare Corporation, the long term care facility operator for Sun Healthcare Group, Inc. The lease expires on November 30, 2012 and contains five, five year extension options. Sun Healthcare Group, Inc. has provided a lease guaranty for the loan as additional security and, in lieu of a debt service reserve fund, has provided an irrevocable stand by letter of credit in the amount of ninety (90) days of lease payments.

            The Jackson Manor Property is a 19,153 square foot, 84 bed skilled nursing facility situated on a 1.71 acre site located in Jonesboro, LA. Constructed in 1968 and expanded in 1977, the Jackson Manor Property includes one single level building constructed with a poured reinforced concrete slab foundation, masonry framing, and flat roof with a built up composition covering. For the twelve (12) months ending in October 1997, the payor mix consisted of Medicaid, 85.4%, Medicare (Part A), 9.1% and Private Pay, 5.5%. The Jackson Manor Property is leased to and managed by Sunrise Healthcare Corporation, the long term care facility operator for Sun Healthcare Group, Inc. The lease expires on November 30, 2012 and contains five, five year extension options. Sun Healthcare Group, Inc. provided a lease guaranty for the loan as additional security and, in lieu of a debt service reserve fund, has agreed to provide an irrevocable stand by letter of credit in the amount of ninety (90) days of lease payments.

                                      III-12

            The West Mesa Property is a 38,614 square foot, 120 bed skilled nursing facility situated on a 4.0 acre site located in Albuquerque, NM. Constructed in 1986, the West Mesa Property includes a poured reinforced concrete slab foundation, steel and masonry framing and a flat and pitched roof with built up composition and terra cotta covering. For the twelve (12) months ending in December 1997, the payor mix consisted of Medicaid, 80.5%, Medicare, 3.2%, Private Pay and non insurance sources, 16.3%. The West Mesa Property is subleased from Albuquerque Health Care, Ltd. (ground lessee) for $722,700 per annum plus additional gross receipt taxes under a lease that expires December 2012. The West Mesa Property is subleased to and managed by Sunrise Healthcare Corporation, the long term care facility operator for Sun Healthcare Group, Inc. Sun Healthcare Group, Inc. has executed a lease that expires on November 30, 2012. Sun Healthcare Group, Inc. has provided a lease guaranty for the loan as additional security and in lieu of a debt service reserve fund, has provided an irrevocable stand by letter of credit in the amount of ninety (90) days of lease payments.

            The Pickett Property is a 21,950 square foot, 63 bed skilled nursing facility situated on a 4.04 acre site located in Byrdstown, TN. The Pickett Property was originally constructed in 1982 and expanded in 1990. Building construction includes one, single level building with a reinforced concrete slab foundation, concrete block framing, as well as a flat, metal deck roof with a built up tar and gravel covering. For the twelve (12) months ending in December 1997, the payor mix consisted of Medicaid, 84.6%, Medicare, 6.4%, Private Pay, 7.6% and non insurance sources, 1.4%. The Pickett Property is leased from Pickett County for $102,000 per annum under a lease that expires May 23, 2025. The Pickett Property is subleased to and managed by Sunrise Healthcare Corporation, the long term care facility operator for Sun Healthcare Group, Inc. The lease expires on November 30, 2012 and contains five, five year extension options. Sun Healthcare Group, Inc. has provided a lease guaranty for the loan as additional security and, in lieu of a debt service reserve fund, has provided an irrevocable stand by letter of credit in the amount of ninety
(90) days of lease payments.

MANAGEMENT

            The Sunrise Healthcare Corporation manages each of the Health Care Capital Portfolio properties. The Sunrise Healthcare Corporation is the long term care facility operator for the Sun Healthcare Group, Inc., the largest nursing home operator in the United Kingdom and the second largest provider of therapy services in the United States.

                                      III-13

           LOAN NO. 22 - BROADVIEW VILLAGE SQUARE LOAN AND PROPERTIES


----------------------------------- ---------------------------------- -------------------------- ---------------
Cut-Off Date Balance:               $26,481,230                        Property Type:             Retail
Loan Type:                          Principal and Interest;            Location:                  Broadview, IL
                                    Fixed; Hyper-amortizing; Balloon   Year Built:                1994
Origination Date:                   6/29/1998                          Square Feet:               353,787
Anticipated Repayment Date (ARD):   7/1/2008                           Cut-Off Date Balance/SF:   $74.85
Maturity Date:                      7/01/2028                          Appraised Value:           $35,100,000
Mortgage Rate:                      6.925%                             Current LTV:               75.5%
Annual Debt Service:                $2,121,535                         Balance at ARD LTV:        64.8%
Underwritten DSCR:                  1.41x                              Percent Leased:            97.9%
Underwritten Cash Flow:             $2,988,064                         Percent Leased as of Date: 1/31/1998
Balance at ARD:                     $22,756,229
----------------------------------- ---------------------------------- -------------------------- ---------------

                                    THE LOAN

            The Broadview Village Square Loan (the "Broadview Loan") is secured by a first mortgage on a 353,787 square foot anchored retail center comprised of seven buildings in Broadview, IL (the "Broadview Property"). The Broadview Loan was originated by a participant in ContiTrade's commercial conduit program on June 29, 1998.

            Certain principals of the Broadview Borrower and Hiffman Shaffer Associates ("Hiffman"), the manager of the Broadview Property, are principals in the lender that originated the Mortgage Loan for ContiTrade's commercial conduit program. However, the Mortgage Loan was re-underwritten prior to the origination by ContiTrade.

            THE BORROWER. The borrower is KM-TB, L.L.C., an Illinois limited liability company (the "Broadview Borrower"). The Broadview Borrower is a special purpose entity.

            SECURITY. The Broadview Loan is secured by a Mortgage, Assignments of Rents and Leases, UCC Financing Statements and certain additional security documents. The mortgage is a first lien on fee interests in the Broadview Property. The Broadview Loan is non-recourse, subject to certain limited exceptions.

            MAJOR TENANTS. Super K-Mart, the major tenant, occupies 55.3% of the Broadview Property and which lease expires on September 30, 2019.

            PAYMENT TERMS. The mortgage rate is fixed at 6.925%. The Broadview Loan requires monthly payments of principal and interest of $176,794.58 until its Anticipated Repayment Date of July 1, 2008. If the Broadview Village Square Loan is not repaid by July 1, 2008, a lockbox, pursuant to a Cash Management Agreement, will be established to collect rents and the interest rate will be 8.925%. All excess cash flow will be used to make payment on all outstanding amounts under the Broadview Village Square Loan (including interest, fees, and property related expenses). The Broadview Loan accrues interest computed on the basis of the actual days elapsed per month in a 360-day year.

            PREPAYMENT. Prior to July 1, 2003, the Broadview Borrower may not prepay the Broadview Loan (the "Broadview Lock-out Period"). Upon expiration of the Broadview Lock-out Period, the Broadview Borrower may defease the Broadview Loan. However, the Broadview Borrower may prepay the Broadview Loan in full without payment of a penalty on or after January 1, 2008.

                                      III-14

            TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Broadview Borrower is permitted (subject to the holder of the Mortgage Loan's consent), to transfer its membership interest, provided (1) no change of control of the Broadview Borrower results, (2) no corporate member of the Broadview Borrower that is a single-purpose entity ceases to be a single-purpose entity, (3) no dissolution of the Broadview Borrower results and (4) payment of a 1% assumption fee is made. Transfers of membership interests in the Broadview Borrower between members, or transfers to immediate family members of members or to estate planning trusts are permitted without the consent of the holder of the Mortgage Loan provided the above criteria is met.

            ESCROW/RESERVES. There are no escrows or reserves for the Broadview Village Square Loan.

            SUBORDINATE/OTHER DEBT. Secured subordinate indebtedness and encumbrances are prohibited, provided, however, that membership interests in the Broadview Borrower are security for a subordinate loan made by the participant in ContiTrade's commercial conduit program which made the Broadview Loan. Such subordinate loan is in the original principal balance of $5,000,000, bears interest at 11.625%, has a loan term of 120 months and an amortization term of 360 months, is not secured by the Broadview Property and is not included in the Mortgage Pool.

                                  THE PROPERTY

            The Broadview Property consists of a 353,787 square foot retail center located in central Broadview, IL. The Broadview Property is part of Broadview Village Square, a 727,583 square foot development which includes Target Greatland, Home Depot Garden Center, McDonald's and other smaller tenants. The immediate surrounding area is developed with primarily residential properties. The Broadview Property is the largest and the newest retail development in Broadview. All buildings are single story, equipped with public restrooms, wet sprinkler systems and parking lots that accommodate 912 vehicles. The building is constructed of steel framing, finished with masonry and precast concrete panels held on concrete foundations with single ply ballasted roofs over metal decks.

            The Broadview Property is comprised of 7 separate structures, and was 97.9% leased as of January 31, 1998. The Broadview Property is situated on
33.7 acres. The Broadview Property's major tenant is Super K-Mart, which leases 55.3% of the property and such lease expires September 30, 2019. Contractual lease expirations during the loan term for all tenants is as follows: 7,323 square feet (2.07%) in 1999, 29,289 square feet (8.28%) in 2000, 1,007 square feet (0.29%) in 2001, 3,257 square feet (0.92%) in 2004, 4,275 square feet
(1.21%) in 2008 and 29,869 square feet (8.44%) in 2010. As of January 1, 1998, the average base rental was $9.86 per square foot.

                                   MANAGEMENT

            Hiffman manages the Broadview Property. Hiffman is an affiliate of the Broadview Borrower. Hiffman manages over 14 million square feet of commercial property located throughout northern Illinois and Ohio. Hiffman has been in the real estate development and management industry for over 15 years.

                                     III-15

LOAN NOS. 23 - 26 - THE COURVILLE CONSOLIDATION LOAN AND PROPERTIES
-------------------------------------------------------------------

---------------------------- --------------------------- ---------------------------- --------------
Cut-Off Date Balance:        $24,924,349                 Property Type:               Healthcare
Loan Type:                   Principal and Interest;     Location:                    Various
                             Fixed; Balloon
Origination Date:            4/30/1998                   Units:                       258 Beds
Maturity Date:               5/01/2008                   Cut-Off Date Balance/Unit:   $96,606
Mortgage Rate:               7.890%                      Appraised Value:             $31,900,000
Annual Debt Service:         $2,316,912                  Current LTV:                 78.1%
DSCR                         1.52x                       Balance at Maturity LTV:     63.3%
Underwritten Cash Flow:      $3,518,201                  Percent Leased:              Various
Balance at Maturity:         $20,195,439                 Percent as of Date:          Various
---------------------------- --------------------------- ---------------------------- --------------

THE LOAN

            The Courville Consolidation Loan ("Courville Loan") is secured by a first mortgage on four healthcare facilities (collectively, the "Courville Properties") more particularly described below under the heading "The Properties." The Courville Loan was originated by RMF on April 30, 1998.

            THE BORROWER.  The  borrowers  are TCN Realty  Limited Partnership,
The Courville at Nashua, Inc., Aynsley Place, Inc., The Courville at Manchester, L.L.C., Pond Haven Associates Limited Partnership, Carlysle Place, Inc., and The Villas at Nashua, L.L.C. (collectively, the "Courville Borrowers").

            SECURITY. The Courville Loan is secured by Mortgages, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents. The mortgage is a first lien on the Courville Properties. The Courville Loan is non-recourse and, subject to limited exceptions.

            PAYMENT TERMS. The Mortgage Rate is fixed at 7.890%. The Courville Loan requires monthly payments of principal and interest of $193,075.96 until its maturity on May 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The Courville Loan accrues interest computed on the basis of the actual days elapsed in a 360-day year.

            PREPAYMENT. Prior to May 1, 2001, the Courville Borrowers may not prepay the Courville Loan (the "Courville Lock-out Period"). Upon the expiration of the Courville Lock-out Period, the Courville Loan may be defeased. The Courville Borrower may prepay within one-hundred eighty (180) days prior to the Maturity Date without payment of any prepayment premium.

            TRANSFER OF PROPERTY OR INTEREST IN BORROWER. Courville Borrowers have a one time right of assumption provided, (a) no default, (b) acceptable financial condition, (c) no material change in operation of facility, (d) acceptable Loan assumption agreement and (e) payment of a 1% assumption fee.

            ESCROW/RESERVES.  There are no escrows or reserves,  other than
(a) a construction holdback of $1,000,000 and (b) a 2-month debt service reserve to be funded upon release of construction holdback.

            SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.


                                    III-16

THE PROPERTIES

            The Courville Properties consist of the following four Healthcare facilities:

THE COURVILLE AT NASHUA & VILLAS AT NASHUA
------------------------------------------

---------------------------- ----------------- ------------------------ ----------------------
Year Built:                  1980              Location:                Nashua, New Hampshire
Year Renovated:              1996              Square Feet:             37,540
Units:                       102 Beds          Occupancy:               94.4%
Appraised Value:             $11,928,000       Occupancy as of Date:    12/31/97
---------------------------- ----------------- ------------------------ ----------------------

            The Courville at Nashua & Villas at Nashua ("Courville at Nashua") is a 102-bed nursing facility situated on a 4.1 acre site located in Nashua, NH. The Courville at Nashua was originally constructed in 1980 as a two-story building with a modified split-wing design. In 1996, two additional one-bedroom, single story units were added. The main rectangular two story structure has business offices, dining rooms, kitchens, entrances, a beauty shop, a dental office, a therapy room and other common room amenities. The building's wings, spreading off the center of the rectangular portion, comprise the resident's rooms with six rooms located on the ends of each of the wings.


AYNSLEY PLACE
-------------

----------------------------- -------------- ------------------------ ------------------------
Year Built:                   1988           Location:                Nashua, New Hampshire
Year Renovated:               N/A            Square Feet:             28,551
Units:                        46 Beds        Occupancy:               75.8%
Appraised Value:              $9,072,000     Occupancy as of Date:    12/31/97
----------------------------- -------------- ------------------------ ------------------------

            The Aynsley Place is a 46 bed assisted living facility situated on a 4.1 acre site located in Nashua, NH. Constructed in 1988, the Aynsley Place is a three-story angled building with red brick exterior. The first floor consists of business offices, dining room lounge areas, other common room amenities and three units. The upper floors contain 11 units each with wide hallways and large bright rooms.


CARLYSLE PLACE
--------------

--------------------- ----------------- ----------------------- -----------------------
Year Built:           1988              Location:               Bedford New Hampshire
Year Renovated:       N/A               Square Feet:            17,700
Units:                40 Beds           Occupancy:              100.00%
Appraised Value:      $5,500,000        Occupancy as of Date:   12/31/97
--------------------- ----------------- ----------------------- -----------------------

            The Carlysle Place is a 40 bed assisted living facility situated on a 9.2 acre site located in Bedford, NH. Constructed in 1988, the Carlysle Place consists of ten private units with one bed each and 15 semi-private units. Due to the demand for private rooms, the facility has been operating with a bed capacity of 36 to 37, charging individuals occupying semi-private rooms a higher rate to offset the loss of use of one bed. To meet the increased demand for private rooms, the borrower is adding a wing off the back of the facility which will contain ten additional private rooms. The total cost for expansion is approximately $1,000,000, which will result in potential gross annual revenue increase of approximately $440,000.


                                      III-17

THE COURVILLE AT MANCHESTER

---------------------- ----------------- ----------------------- ----------------------------
Year Built:            1995              Location:               Manchester, New Hampshire
Year Renovated:        N/A               Square Feet:            40,829
Units:                 70 Beds           Occupancy:              92.8%
Appraised Value:       $5,400,000        Occupancy as of Date:   12/31/97
---------------------- ----------------- ----------------------- ----------------------------

            The Courville at Manchester is a 70 bed nursing home facility situated on a 1.1 acre site located in Manchester, NH. Improvements were constructed in 1995 and include reinforced concrete footings, stemwalls and slab foundation. Exterior walls are constructed of wood frame with stucco and the interior includes metal and wood studs with gypsum partitions. The Courville at Manchester comprises three floors and contains a basement. The first floor comprises a main lobby, private dining room, reception area, administration offices, main kitchen and dining room, television room, activity room, library and ten private resident rooms and patios off the north and south sides of the floor. There are 32 beds on the second floor, and 28 beds on the third floor. Both the second and third floor also contain small dining rooms, nurses' stations and residents' rooms.

MANAGEMENT

            Courville Companies, Inc. (the "Courville Companies") manages the Courville Properties. The Courville Companies is an affiliate of each of the Courville Borrowers. Courville Companies currently owns and operates multiple senior housing and long-term care facilities in the central and southern New Hampshire market and has been managing this type of property since 1980.


                                    III-18

         LOANS NOS. 27 - 32 - THE WISCO PORTFOLIO LOANS AND PROPERTIES


----------------------- ------------------------ ------------------------------ ------------
Cut-Off Date Balance:   $23,675,216               Property Type:                Hospitality
Loan Type:              Principal and Interest;   Location:                     Various
                        Fixed; Balloon            Year Built/Renovated:         Various
Origination Date:       3/20/1998                 Units:                        645
Maturity Date:          4/01/2008                 Cut-Off Date Balance/Rm:      $36,706
Mortgage Rate:          7.320%                    Appraised Value:              $32,840,000
Annual Debt Service:    $2,141,973                Current LTV:                  72.1%
DSCR:                   1.50x                     Balance at Maturity LTV:      55.7%
Underwritten Cash Flow: $3,203,387                Occupancy:                    Various
Balance at Maturity:    $18,275,590               Occupancy as of Date:         Various
----------------------- ------------------------ ------------------------------ ------------

                                   THE LOAN

            The WISCO Portfolio Loan ("WISCO Portfolio Loan") represents a single note for $23,800,000 collateralized by six hospitality properties located in Wisconsin (collectively, the "WISCO Properties") and more particularly below under the heading "The Properties". The WISCO Portfolio Loan was originated by Morgan Stanley Mortgage Capital Inc. on March 20, 1998.

            THE BORROWER. The borrowers are WISCO Partners, L.L.P., a Wisconsin limited liability partnership, WZ WISCO, Inc., a Wisconsin corporation, APP PRO of Appleton, Inc., a Wisconsin corporation, OSH PRO Partners, L.L.P., a Wisconsin limited liability partnership, MAD PRO of Madison, Inc., a Wisconsin corporation, and WES PRO Partners, L.L.P., a Wisconsin limited liability partnership (collectively "WISCO Borrowers"). The WISCO Borrowers are controlled by Mr. William Zanetis and Mr. Walter Hickey, and are special purpose entities.

            SECURITY. The WISCO Portfolio Loan is Secured by a Combination Mortgage, Security Agreement and Fixture Financing Statement, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents. All mortgages are first liens on fee interests in the respective properties. The WISCO Portfolio Loan is non-recourse and subject to certain limited exceptions.

            PAYMENT TERMS. The Mortgage Rate is fixed at 7.320%. The WISCO Portfolio Loan requires monthly payments of principal and interest of $178,497.75 until its maturity on April 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The WISCO Portfolio Loan accrues interest computed on the basis of the actual days elapsed in a 360 day year.

            PREPAYMENT. Prior to April 1, 2002, the WISCO Borrowers may not prepay the WISCO Portfolio Loan (the "WISCO Lock-Out Period"). Upon the expiration of the WISCO Lock-Out Period, the WISCO Portfolio Loan may be prepaid with a penalty equal to the greater of an amount calculated based on a yield maintenance formula, or 1% of the amount so prepaid. The WISCO Borrowers may prepay the WISCO Portfolio Loan in full, without payment of a penalty, ninety (90) days prior to the Maturity Date.

            TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The WISCO Borrowers have a one time right of assumption provided, (1) prior written consent of the Mortgagee, (2) at the Mortgagees reasonable sole discretion, (3) receipt of rating agency approval together with such modifications to the loan documents,
(4) required legal opinions, and (5) the payment of a quarter percent (.25%) assumption fee plus all expenses related to such transfer. The transfer by the WISCO Borrowers of its interest in App Pro of Appleton, Inc. and Mad Pro of Madison, Inc. to William P. Zanetis and Walter B.D. Hickey, Jr. shall not be deemed an assumption or transfer of the WISCO Properties.

                                      III-19

            ESCROW/RESERVES. There is a tax and insurance escrow which required monthly deposits in an amount sufficient to pay taxes and insurance when due. There is also a required capital expenditures (FF&E) escrow of $20,721 per month, capped at $1,300,000.

            SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

                                 THE PROPERTIES

            The WISCO Portfolio consists of the following six Hospitality
Properties:

HOLIDAY INN - FOND DU LAC
-------------------------

-------------------------- -------------------- ------------------------ --------------
Location:                  Fond du Lac, WI      Year Built/Renovated:    1974/1994
Occupancy:                 65.0%                Units:                   141 Rooms
Occupancy as of Date:      12/31/97             Appraised Value:         $7,150,000
-------------------------- -------------------- ------------------------ --------------

            The Holiday Inn - Fond du Lac Property is a 141 room, two-story full service hotel building located in Fond du Lac, WI. The building was originally constructed in 1974 and was renovated and updated in 1976, 1987 and 1994. The Holiday Inn - Fond du Lac Property is located within the southwest quadrant of US Highway 41 and US Highway 151. The area is partially developed with a mix of commercial, institutional and industrial uses.
Farther south of the property is the 202 acre Southwest Industrial Park.

            The hotel maintains complete food and beverage operations including a restaurant lounge and banquet and meeting facilities. The property consists of 5,558 square feet of banquet/meeting rooms, a 2,277 square foot dining room in the restaurant, a 2,277 square foot lounge and bar area and a 2,337 square foot kitchen. Other amenities include an indoor dome recreation area with a swimming pool, whirlpool, sauna, covered patio and game area.

THE COMFORT SUITES - APPLETON
-----------------------------

------------------------ ------------------ -------------------------- ---------------
Location:                Appleton, WI       Year Built/Renovated:      1990
Occupancy:               64.7%              Units:                     130 Rooms
Occupancy as of Date:    11/30/97           Appraised Value:           $7,030,000
------------------------ ------------------ -------------------------- ---------------

            The Comfort Suites - Appleton Property is a 130 room limited-service hotel located in Appleton, WI. The Comfort Suites - Appleton Property is a two and partial three-story wood-frame building which was completed in 1990. The Comfort Suite - Appleton Property is located within a commercial area that is anchored by Fox River Mall, a super-regional mall containing approximately 1.1 million square feet and 185 stores and shops. According to the appraiser, the hotel is visible and accessible from U.S. Highway 41, the four lane highway connecting Milwaukee to Green Bay, WI.

            The Comfort Suites - Appleton Property offers in-suite amenities including microwave, refrigerator, coffee maker, ironing board and iron and 16 of the suites contain whirlpool tubs. Common area amenities include a two-story lobby with fireplace, lounge and bar area, breakfast area, meeting rooms, a fitness room, and a 10,000 square foot Comfortdome indoor recreation area with a swimming pool, whirlpool and sauna.

                                     III-20

THE COMFORT SUITES-MADISON
--------------------------

------------------------- ---------------- ------------------------ ---------------
Location:                 Madison, WI      Year Built/Renovated:    1995
Occupancy:                76.0%            Units:                   95 Rooms
Occupancy as of Date:     11/30/97         Appraised Value:         $5,910,000
------------------------- ---------------- ------------------------ ---------------

            The Comfort Suites - Madison Property is a 95 room, two-story limited-service hotel located in Madison, WI. The Building was constructed in 1995.

            The Comfort Suites - Madison Property is located within a 400 acre business park which is zoned for office/research and light manufacturing. The Comfort Suites - Madison Property maintains a two story lobby with fireplace, lounge and bar area, breakfast area, meeting rooms, a fitness room, and a 4,080 square foot indoor recreation area with swimming pool, whirlpool and sauna.

BUDGETEL - MADISON
------------------

----------------------- ------------------ ----------------------- ------------
Location:               Madison, WI        Year Built/Renovated:   1989
Occupancy:              73.7%              Units:                  130 Rooms
Occupancy as of Date:   11/01/97           Appraised Value:        $5,700,000
----------------------- ------------------ ----------------------- ------------

            The Budgetel - Madison Property is a 130 room, two story limited service hotel building located in Madison, WI. The Budgetel - Madison Property is located within the Old Sauk Trails, a 400 acre business park that is zoned for office and research and light manufacturing.

            The Budgetel - Madison Property contains a two-story lobby, lounge area and bar, breakfast area, meeting rooms, a fitness room, and a 6,000 square foot Budgetdome indoor recreation area with a swimming pool, whirlpool, sauna and game area.

HOLIDAY INN EXPRESS - OSH KOSH
------------------------------

----------------------- ------------------ ------------------------ ------------
Location:               Osh Kosh, WI       Year Built/Renovated:    1997
Occupancy:              52.3%              Units:                   70 Rooms
Occupancy as of Date:   3/31/98            Appraised Value:         $3,740,000
----------------------- ------------------ ------------------------ ------------

            The Holiday Inn Express - Osh Kosh Property is a 70 room, three-story limited service hotel located in Osh Kosh, WI. The Holiday Inn Express - Osh Kosh Property is located just south of Highway 21 and approximately one-quarter mile west of Highway 41. The Holiday Inn Express - Osh Kosh Property is part of a new mixed-use land development called Westowne Center with plans for a 250,000 square foot community shopping center immediately south of the property.

            The Holiday Inn Express - Osh Kosh Property maintains a lounge and breakfast area, a meeting room, a fitness room, a fitness room, and an indoor area with a swimming pool, whirlpool and sauna.

BUDGETEL - FOND DU LAC
----------------------

----------------------- ------------------- ----------------------- --------------
Location:               Fond du Lac, WI     Year Built/Renovated:   1988/1994
Occupancy:              72.0%               Units:                  79 Rooms
Occupancy as of Date:   12/31/97            Appraised Value:        $3,310,000
----------------------- ------------------- ----------------------- --------------

            The Budgetel - Fond du Lac Property is a 79 room,, two-story limited service hotel located in Fond du Lac, WI. The Budgetel - Fond du Lac Property is located within the southwest quadrant of U.S. Highway 41 and U.S. Highway 151. The property is within an area with a mix of commercial, institutional and industrial properties. Farther south of the property is the 202 acre Southwest Industrial Park.

                                      III-21

MANAGEMENT

            The WISCO Properties are managed by WISCO Partners Hotels, which is owned by Mr. William Zanetis and Mr. Walter Hickey. Mr. Zanetis has completed the Holiday Inn course for general managers. Mr. Zanetis has also managed two Holiday Inns owned by his family.

                                      III-22

          LOAN NO. 33 - ELLIOTT BAY OFFICE BUILDING LOAN AND PROPERTY


------------------------------------ ------------------------------- ---------------------------- --------------
Cut-off Date Balance:                $23,000,000                     Property Type:               Office
Loan Type:                           Interest Only (months 1-12);    Location:                    Seattle, WA
                                     Hyper-amortizing; Fixed;        Year Built/Renovated:        1980
                                     Balloon                         Square Feet:                 218,086
Origination Date:                    6/1/1998                        Cut-Off Date Balance/SF:     $105
Anticipated Repayment Date (ARD):    6/1/2008                        Appraised Value:             $31,300,000
Maturity Date:                       6/1/2028                        Current LTV:                 73.5%
Mortgage Rate:                       7.440%                          Balance at ARD LTV:          66.3%
Annual Debt Service:                 $1,918,505                      Percent Leased:              98.3%
DSCR:                                1.21x                           Percent Leased as of Date:   3/26/98
Underwritten Cash Flow               $2,315,727
Balance at ARD:                      $20,753,242
------------------------------------ ------------------------------- ---------------------------- --------------

                                    THE LOAN

            The Elliott Bay Office Park Loan (the "Elliott Bay Office Park Loan") is secured by a first mortgage on a five story, 218,086 square foot office building located in Seattle, WA. (the "Elliott Bay Office Park Property"). The Elliott Bay Office Park Loan was originated by Morgan Stanley Mortgage Capital Inc. on June 1, 1998.

            THE BORROWER. The borrower is Selig Real Estate Holdings Six, L.L.C., a Washington limited liability company (the "Elliott Bay Borrower"). The Elliott Bay Borrower is a special purpose entity.

            SECURITY. The Elliott Bay Office Park Loan is secured by a Deed of Trust, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on a fee interest in the Elliott Bay Office Park Property. The Elliott Bay Office Park Loan is non-recourse and subject to certain limited exceptions.

            MAJOR TENANTS. The major tenant at the Elliott Bay Office Park Property is Holland America Line, a division of Carnival Corporation which lease expires December 31, 2006. Certain easement agreements established the rights and obligations of the tenants and the Elliott Bay Borrower.

            PAYMENT TERMS. The Mortgage Rate is fixed at 7.440%. The Elliott Bay Office Park Loan requires monthly payments of interest of $142,600.00 only in the first year and, thereafter, monthly payments of principal and interest of $159,875.44 until its ARD of June 1, 2008, at which time the Elliott Bay Office Park Loan may be paid in full, or will be repaid according to a Hyper-amortization schedule, with a final scheduled maturity date of June 1, 2028. After the ARD, the Mortgage Rate will increase to the greater of (i) the initial interest rate plus five percentage points (5.00%) or (ii) the six year interpolated US Treasury rate plus five percentage points (5.00%) and excess cash flow will be applied to the outstanding principal balance. The Elliott Bay Office Park Loan accrues interest computed on the basis of the actual days elapsed per month in a 360-day year.

            PREPAYMENT. Prior to September 1, 2000, the Elliott Bay Borrower may not prepay the Elliott Bay Office Park Loan (the "Elliott Bay Lock-out Period"). Upon expiration of the Elliott Bay Lock-out Period, the Elliot Bay Borrower may defease the Elliott Bay Office Park Loan in whole, but not in part. However, the Elliott Bay Borrower may prepay the Elliot Bay Office Park Loan in full without payment of a penalty, ninety (90) days prior to the ARD, or thereafter.

            TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. The Elliott Bay Borrower has a one-time right of assumption, provided (1) receipt of rating agency approval, (2) a non-consolidated and enforceability opinion

                                      III-23
suitable to the lender and to such other matters as lender may reasonably request in the event of any transfer and (3) payment of a 1% assumption fee plus all expenses related to such transfer.

            ESCROW/RESERVES. There is a tax and insurance reserve which requires deposits in an amount sufficient to pay taxes and insurance when due. There is a reserve for capital expenditures which is funded monthly in the amount of $2,761. There is also a monthly Tl/LC escrow which is capped at $2,000,000 over ten years.

            SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

                                 THE PROPERTY

            The Elliott Bay Office Park Property is a five story, 218,086 square foot office building located in Seattle, Washington. The Elliott Bay Office Park Property was 98.3% leased as of March 26, 1998 to 19 tenants.

            Approximately 20.8% of the space is rented by Holland America Line , a division of Carnival Corporation. Contractual lease expirations during the loan term for all tenants is as follows: 15.892 square feet (7%) in 1999, 3,142 square feet (1%) in 2000, 17,348 square feet (8%) in 2001, 7,565 square feet (3%) in 2003, 124,985 square feet (57%) in 2006 and 46,263 square feet (21%) in
2008 or later. As of April 10, 1998, average base rental was $16.43 per square foot.

                                   MANAGEMENT

            Martin Selig Real Estate, is the property manager and is an affiliate of the Elliott Bay Borrower.


                                     III-24

                        LOAN NO. 34 - THE CABLE BUILDING


------------------------------------- ----------------------------------- --------------------------- ------------------
Cut-Off Date Balance:                 $20,930,117                         Property Type:              Office and Retail
Loan Type:                            Principal and Interest;             Location:                   New York, NY
                                      Fixed; Balloon; Hyper-amortizing    Year Built/Renovated:       1894/1997
Origination Date:                     4/20/1998                           Square Feet:                207,544
Anticipated Repayment Date (ARD):                                         Cut-Off Date Balance/SF:    $101
                                      5/1/2008
Maturity Date:                        5/1/2023                            Appraised Value:            $28,000,000
Mortgage Rate:                        7.350%                              Current LTV                 74.8%
Annual Debt Service:                  $1,855,587                          Balance at ARD LTV:         59.7%
Underwritten DSCR:                    1.31                                Percent Leased:             97.6%
Underwritten Cash Flow:               $2,422,572                          Percent Leased as of Date:  04/06/98
Balance at ARD:                       $16,723,057
------------------------------------- ----------------------------------- --------------------------- ------------------

                                    THE LOAN

            The Cable Building Loan is secured by a first mortgage on a 207,544 square foot, 9 story office and retail building located in New York, NY ("The Cable Building"). The Cable Building Loan was originated by ContiTrade on April 20, 1998.

            THE BORROWER. The borrower is Cable Building Partners, LLC (the "Cable Building Borrower"), a New York limited liability company whose managing member is 611 Broadway Corp., a New York corporation. The principals of 611 Broadway Corp. are Harry Feldman, and Jules Demchick.

            SECURITY. The Cable Building Loan is secured by a Mortgage, Assignment of Rents and Leases, UCC Financing Statements and certain additional security documents. The mortgage is a first lien on a fee interest in the Cable Building. The Cable Building Loan is non-recourse and subject to certain limited exceptions.

            MAJOR TENANTS. The major tenants at the Cable Building are the Angelika Film Center, La Chateau, Eastern Mountain Sports and 31-32 Gourmet.

            PAYMENT TERMS. The Mortgage Rate is fixed at 7.350%. The Cable Building Loan requires monthly payments of principal and interest of $154,632.26 until its ARD on May 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. However, after the ARD, the Mortgage Rate is 9.350% per annum. The Cable Building Loan accrues interest computed on the basis of the actual days elapsed per month in a 360-day year.

            PREPAYMENT. Prior to May 1, 2003, the Cable Building Borrower may not prepay the Cable Building Loan (the "Cable Lock-out Period"). Upon expiration of the Cable Lock-out Period, the Cable Building Borrower may defease the Cable Building Loan. However, the Cable Building Borrower may prepay the Cable Building Loan in full without payment of a penalty on or after November 1, 2007.

            TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Cable Building Borrower is permitted (subject to the holder of the Mortgage Loan's consent), to transfer its membership interest, provided (1) no change of control of the Cable Building Borrower results, (2) no corporate member of the Cable Building Borrower that is a single-purpose entity ceases to be a single-purpose entity,
(3) no dissolution of the Cable Building Borrower results, and (4) payment of a 1% assumption fee is made. Transfers of membership interests in the Cable Building Borrower between members, or transfers to immediate family members of members or to estate planning trusts are permitted without the consent of the holder of the Mortgage Loan provided the above criteria is met.

                                      III-25

            ESCROW/RESERVES. There is a tax and insurance escrow that requires deposits in an amount sufficient to pay taxes and insurance when due. There are also escrows for capital expenditures.

            SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

                                  THE PROPERTY

            The Cable Building Property is a nine story, 207,544 square foot mixed-use building located in New York, New York. The Cable Building Property was 97.6% leased as of April 6, 1998. The building consists of masonry encased cast iron columns, steel beams and masonry arches. Exterior walls consist of brick masonry, cast iron and limestone. The building is served by three passenger elevators and one freight elevator, as well as one elevator and escalator between the basement and first floor theater areas. The building was extensively renovated in the 1980's and significantly repaired and upgraded in 1997. The main lobby has a terrazzo floor surface, marble and painted plaster walls and a painted plaster ceiling. Tenant spaces have varying finishes and hardwood floors.

            Approximately 8.15% of the space is leased by Angelika Film Center a six screen movie theater. Contractual lease expiration during the loan term for all tenants is as follows: 30,661 square feet (14.77%) in 1999, 22,526 square feet (10.85%) in 2000, 27,940 square feet (13.46%) in 2001, 30,064 square feet (14.49%) in 2002, 11,425 square feet (5.50%) in 2003, 1,870 square feet (0.91%) in 2004, 880 square feet (0.42%) in 2005 and 8,350 square feet (4.02%) in 2008. As of April 6, 1998, the average base rental was $23.32 per square foot.

                                   MANAGEMENT

            M.D. Carlisle Realty Corp. ("M.D. Carlisle") is the property manager. The principals of the Cable Building Borrower own M.D. Carlisle.



                                      III-26

-------------------------------------------------------------------------------
MORGAN STANLEY         [MORGAN STANLEY DEAN WITTER LOGO]      August [  ], 1998
Real Estate Debt
Capital Markets
Mortgage/Asset Capital Markets
-------------------------------------------------------------------------------

                                CMBS NEW ISSUE
                            PRELIMINARY TERM SHEET

                         ----------------------------

                   EXPECTED PRICING DATE: AUGUST [ ], 1998

                         ----------------------------

                                 $997,836,000
                                (APPROXIMATE)

                        MORGAN STANLEY CAPITAL I INC.
                                 AS DEPOSITOR

                          CONTITRADE SERVICES L.L.C
                     MORGAN STANLEY MORTGAGE CAPITAL INC.
                         RED MOUNTAIN FUNDING, L.L.C.
                                  AS SELLERS

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CF1

                         ----------------------------

MORGAN STANLEY DEAN WITTER                             DEUTSCHE BANK SECURITIES

                   AND SOLELY AS MEMBERS OF THE SELLING GROUP

CONTIFINANCIAL SERVICES CORPORATION                 SOUTHTRUST SECURITIES, INC.

THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE PROSPECTUS SUPPLEMENT AND PROSPECTUS AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE PROSPECTUS SUPPLEMENT.

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI

---------------------------------------------------------------------------------------------------------------
                                        RATING                               EXPECTED FINAL       INITIAL
          AMOUNT(1)    SUBORDINATION    (DCR/     AVERAGE     PRINCIPAL       DISTRIBUTION     PASS-THROUGH
 CLASS      ($MM)         LEVELS        FITCH)    LIFE(3)    WINDOW(3)(4)        DATE(3)          RATE(5)
---------------------------------------------------------------------------------------------------------------
 A-1     $239,000,000     29.75       Aaa/AAA       5.42       1 - 111          11/15/07          [6.33]%
---------------------------------------------------------------------------------------------------------------
 A-2      359,777,000     29.75       Aaa/AAA       9.62      111 - 118         06/15/08          [6.59]
---------------------------------------------------------------------------------------------------------------
 A-MF     197,791,000     29.75       Aaa/AAA       9.27      78 - 118          06/15/08          [6.57]
---------------------------------------------------------------------------------------------------------------
 X(6)   1,133,904,957(2)   --         Aaa/AAA       9.63          --            07/15/23       Variable Rate(7)
---------------------------------------------------------------------------------------------------------------
 B         56,695,000     24.75       Aa2/AA        9.80      118 - 118         06/15/08          [6.69]
---------------------------------------------------------------------------------------------------------------
 C         62,365,000     19.25        A2/A         9.84      118 - 119         07/15/08          [6.84]
---------------------------------------------------------------------------------------------------------------
 D         62,365,000     13.75      Baa2/BBB      10.78      119 - 157         09/15/11          [7.26]
---------------------------------------------------------------------------------------------------------------
 E         19,843,000     12.00      Baa3/BBB-     13.81      157 - 172         12/15/12          [7.40]
---------------------------------------------------------------------------------------------------------------
 F(6)      22,678,000     10.00       Ba1/BB+      14.30      172 - 172         12/15/12          [7.40]
---------------------------------------------------------------------------------------------------------------
 G(6)      34,017,000      7.00       Ba2/BB       14.54      172 - 176         04/15/13          [7.40]
---------------------------------------------------------------------------------------------------------------
 H(6)      11,339,000      6.00       Ba3/BB-      14.66      176 - 177         05/15/13          [6.33]
---------------------------------------------------------------------------------------------------------------
 J(6)      11,339,000      5.00        B1/B+       14.73      177 - 178         06/15/13          [6.33]
---------------------------------------------------------------------------------------------------------------
 K(6)      19,844,000      3.25        B2/NR       16.29      178 - 214         06/15/16          [6.33]
---------------------------------------------------------------------------------------------------------------
 L(6)      11,339,000      2.25        B3/NR       18.58      214 - 232         12/15/17          [6.33]
---------------------------------------------------------------------------------------------------------------
 M(6)       5,669,000      1.75       Caa2/NR      19.51      232 - 235         03/15/18          [6.33]
---------------------------------------------------------------------------------------------------------------
 N(6)      19,843,957      0.00        NR/NR       20.81      235 - 299         07/15/23          [6.33]
---------------------------------------------------------------------------------------------------------------

The Class Q, Class R-1, Class R-II and Class R-III Certificates are not represented in this table.

Notes: (1) In the case of each such Class, subject to a permitted variance of plus or minus 5%.

       (2) Class X Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time.

       (3) Based on Maturity Assumptions described in the Prospectus
           Supplement.

       (4) Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity Assumptions.

       (5) Other than the Class X, each Class of Certificates will accrue interest generally at a fixed rate of interest except in limited circumstances as described in the Prospectus Supplement.

       (6) To be offered privately.

       (7) The Class X Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time. The Pass-Through Rate on the Class X Certificates on each Distribution Date will equal, in general, the weighted average of the Class X Strip Rates for the respective Principal Balance Certificates for such Distribution Date. The Class X Strip Rate in respect of any Class of Principal Balance Certificates will, in general, equal the excess, if any, of the Weighted Average Net Mortgage Rate over the Pass-Through Rate applicable to such Class of Principal Balance Certificates.

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI


I. ISSUE CHARACTERISTICS

Issue Type:                Public: Class A-1, A-2, A-MF, B, C, D and E Private
                           (Rule 144A): Class X, F, G, H, J, K, L, M and N

Securities Offered:        $997,836,000 monthly pay, multi-class sequential pay
                           commercial mortgage REMIC Pass-Through Certificates, including seven fixed-rate principal and interest classes (A-1, A-2, A-MF, B, C, D and E).

Collateral:                The collateral consists of a $1,133,904,957 pool of
                           generally fixed-rate commercial and multifamily
                           Mortgage Loans

Loan Groups:               The Mortgage Loans comprise two separate groups,
                           Loan Group 1 and Loan Group 2. Loan Group 2 consists of 65 Mortgage Loans, representing approximately
                           20.2% of the initial Pool Balance, each of which is a Multifamily Loan with a remaining term to scheduled maturity or Anticipated Repayment Date of 118 months or less. Loan Group 1 will consist of the remaining 319 Mortgage Loans, representing approximately 79.8% of the Initial Pool Balance.

Sellers: ContiTrade Services L.L.C. ("ContiTrade), Morgan Stanley Mortgage Capital Inc. ("MSMC") and Red Mountain Funding, L.L.C. ("RMF")

Co-Lead Managers:          Morgan Stanley & Co. Incorporated and Deutsche Bank
                           Securities Inc. (Investment-grade classes only)

Master Servicer:           AMRESCO Services, L.P.

Special Servicer:          Lennar Partners, Inc.

Trustee:                   LaSalle National Bank

Expected Pricing Date:     August [ ], 1998

Expected Closing Date:     On or about August [ ], 1998

Distribution Dates:        The 15th of each month, commencing September 15,
                           1998

Minimum Denominations:     $5,000 for Class A Certificates; $50,000 for all
                           other Certificates (other than the Class R
                           Certificates)

Settlement Terms:          DTC, Euroclear and Cedel, same day funds, with
                           accrued interest

Legal/Regulatory           Class A-1, A-2, Class A-MF and X Certificates are
Status:                    expected to be eligible for exemptive relief under
                           ERISA. No Class of Certificates is SMMEA eligible.

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI


Risk Factors:              THE CERTIFICATES INVOLVE A DEGREE OF RISK AND MAY
                           NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                           FACTORS AND OTHER SPECIAL CONSIDERATIONS" SECTION OF
                           THE PROSPECTUS SUPPLEMENT AND THE "RISK FACTORS"
                           SECTION OF THE PROSPECTUS.

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI


II.  STRUCTURAL CHARACTERISTICS

The Certificates (other than the Class X, Q and R Certificates) are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class X Certificates are variable rate interest only REMIC Pass-Through Certificates. All Classes of Certificates (other than the Class A-MF) derive their cash flows from the entire pool of Mortgage Loans.

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                       Loan Group 1                                                   Loan Group 2
 ___________________________/\__________________________        ___________________________/\___________________________
/                                                       \      /                                                        \
           --------------------- -------------                             --------------------- -------------
Class A-1  |       Aaa/AAA     | |           |  $239.00MM      Class A-MF  |       Aaa/AAA     | |           |  $197.79MM
           |       [6.33]%     | |           |                             |       [6.57]%     | |           |
           --------------------- -------------                            --------------------- -------------
           ---------------------- ------------
Class A-2  |       Aaa/AAA      | |          |  $359.78MM
           |       [6.59]%      | |          |
           ---------------------- ------------
           ----------------------- -----------
Class B    |       Aa2/AA        | |         |   $56.70MM
           |       [6.69]%       | |         |
           ----------------------- -----------
           ------------------------ ----------
Class C    |         A2/A         | |        |   $62.37MM
           |        [6.84]%       | |        |
           ------------------------ ----------
           ------------------------- ---------
Class D    |        Baa2/BBB       | |       |   $62.37MM
           |         [7.26]%       | |       |
           ------------------------- ---------
           -------------------------- --------
Class E    |         Baa3/BBB-      | |      |   $19.84MM
           |          [7.40]%       | |      |
           -------------------------- --------
           --------------------- -------------
Class F    |       Ba1/BB+     | |           |   $22.68MM
           |       [7.40]%     | |           |
           --------------------- -------------
           --------------------- -------------
Class G    |       Ba2/BB      | |           |   $34.02MM
           |       [7.40]%     | |           |
           --------------------- -------------
           --------------------- -------------
Class H    |       Ba3/BB-     | |           |   $11.34MM
           |       [6.33]%     | |           |
           --------------------- -------------
           --------------------- -------------
Class J    |        B1/B+      | |           |   $11.34MM
           |       [6.33]%     | |           |
           --------------------- -------------
           --------------------- -------------
Class K    |       B2/NR       | |           |   $19.84MM
           |      [6.33]%      | |           |
           --------------------- -------------
           --------------------- -------------
Class L    |       B3/NR       | |           |   $11.34MM
           |      [6.33]%      | |           |
           --------------------- -------------
           --------------------- -------------
Class M    |      Caa/NR       | |           |    $5.67MM
           |      [6.33]%      | |           |
           --------------------- -------------
           --------------------- -------------
Class N    |      NR/NR        | |           |   $19.84MM
           |      [6.33]%      | |           |
           --------------------- -------------

NR = Not Rated
     Class X

Note: The Mortgage Loans comprise two separate groups, Loan Group 1 and Loan
      Group 2 (each a "Loan Group"). Loan Group 2 will consist of 65 Mortgage Loans, representing approximately 20.2% of the Initial Pool Balance, each of which is a Multifamily Loan and as of the Cut-Off Date has a remaining term to scheduled maturity or ARD of 118 months or less. Loan Group 1 will consist of the remaining 319 Mortgage Loans representing approximately 79.8% of the Initial Pool Balance. Balloon Payments and unscheduled payments of principal on the Mortgage Loans in Loan Group 2 (the "A-MF Principal Amount") will be paid first to the Class A-MF Certificates. All remaining payments in respect of principal, including Balloon Payments and unscheduled payments of principal on the Mortgage Loans in Loan Group 1 and scheduled payments (other than Balloon Payments) of principal on all Mortgage Loans, will be paid sequentially to each Class of Certificates as described in the Prospectus Supplement.

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI


Interest Distributions:    Each Class of Certificates (other than the Class Q
                           and R Certificates) will be entitled on each Distribution Date to interest accrued at its Pass-Through Rate on the outstanding Certificate
                           Balance or Notional Amount of such Class, as applicable.

Pass-Through Rates:        Class A-1:    [6.33]%
                           Class A-2:    [6.59]%
                           Class A-MF:   [6.57]%
                           Class B:      [6.69]%
                           Class C:      [6.84]%
                           Class D:      [7.26]%
                           Class E:      [7.40]%
                           Class F:      [7.40]%
                           Class G:      [7.40]%
                           Class H:      [6.33]%
                           Class J:      [6.33]%
                           Class K:      [6.33]%
                           Class L:      [6.33]%
                           Class M:      [6.33]%
                           Class N:      [6.33]%
                           Class X:      See footnote 7 on page T-1.

                           The Pass-Through Rate for each class of Principal Balance Certificates for any Distribution Date will not exceed the Weighted Average Net Mortgage Rate ("NWAC") for such Distribution Date.

Principal Distributions:   Principal (except for the A-MF Principal
                           Distribution Amount) will be distributed on each Distribution Date to the most senior Class (i.e., the Class with the earliest alphabetical/numerical
                           Class designation) of the Principal Balance
                           Certificates outstanding, until its Certificate
                           Balance is reduced to zero (in sequential order).
                           If, due to losses, the Certificate Balances of the Class B through Class N Certificates are reduced to zero or Appraisal Reductions exceed the aggregate
                           Certificate Balance of the Subordinate Certificates, payments of principal to the Class A-1, A-2 and A-MF
                           Certificates will be made on a pro rata basis.

Prepayment Premium         Prepayment Premiums collected on the Mortgage Loans
Allocation:                during the related Due Period will be distributed
                           separately from the Available Distribution Amount from the respective Loan Groups among the Class X
                           Certificates and the Principal Balance Certificates
                           (other than Classes F, G, H, J, K, L, M and N) in the manner and priority described in the Prospectus
                           Supplement under "DESCRIPTION OF THE CERTIFICATES
                           Distributions of Prepayment Premiums."

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI


Credit Enhancement:        Each Class of Certificates (other than Classes A-1,
                           A-2, A-MF and X) will be subordinate to all other
                           Classes with an earlier alphabetical Class designation.

Advancing:                 The Master Servicer, the Trustee, and the Fiscal
                           Agent (in that order) will each be obligated to make
                           P&I Advances and Servicing Advances, including delinquent property taxes and insurance premiums, but only to the extent that such Advances are deemed recoverable.

Realized Losses and        Realized Losses and Expense Losses, if any, will be
Expense Losses:            allocated to the Class N, Class M, Class L, Class K,
                           Class J, Class H, Class G, Class F, Class E, Class
                           D, Class C and Class B Certificates, in that order, and then to Classes A-1, A-2 and A-MF and, with respect to losses allocated to interest, Class X
                           Certificates, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

Prepayment Interest        For any Distribution Date, to the extent that
Shortfalls:                aggregate Prepayment Interest Shortfalls exceed the
                           aggregate Prepayment Interest Excesses for the related Collection Period, such amount will reduce the aggregate Master Servicing Fee for such Collection Period (such reduction not to exceed
                           .015% per annum applied to all of the Mortgage
                           Loans). On such Distribution Date, any Prepayment
                           Interest Shortfall not offset in such manner will generally be allocated among the respective Classes of Certificates pro rata, in each case reducing interest otherwise payable thereon. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI


Appraisal Reductions:      An appraisal reduction generally will be created in
                           the amount, if any, by which the Principal Balance of a Specially Serviced Mortgage Loan (plus other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related
                           Mortgaged Property. The Appraisal Reduction Amount will reduce proportionately the amount of P&I
                           Advances for such Mortgage loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate Class of Principal Balance Certificate outstanding.

                           An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months.

Operating Adviser:         The Operating Adviser, which may be appointed by the
                           Controlling Class, will have the right to be notified by the Special Servicer with respect to certain actions regarding Specially Serviced
                           Mortgage Loans. Examples include the right to make certain modifications, foreclose, sell, bring an REO
                           Property into environmental compliance or accept substitute or additional collateral. In addition, subject to satisfaction of certain conditions, the Operating Adviser will have the right to direct the Trustee to remove the Special Servicer and appoint a successor Special Servicer that must be acceptable to each Rating Agency.

Healthcare Adviser:        The Healthcare Adviser, which may be appointed by
                           the Controlling Class, will provide the Master
                           Servicer, the Special Servicer and the Controlling
                           Class with advice with respect to certain Healthcare
                           Loans and Healthcare Properties contributed by RMF and ContiTrade. The initial Healthcare Adviser will be Survey, LLC, an entity specializing in providing oversight management services and consulting services to lenders to long-term care facilities in areas of regulatory compliance and program effectiveness, an affiliate of RMF. The Healthcare
                           Adviser may be removed at any time by the written vote of the Controlling Class.

Controlling Class:         The Controlling Class will generally be the most
                           subordinate Class of Certificates outstanding at any time or, if the Certificate Balance of such Class is less than 50% (or for Class N, 20%) of the initial
                           Certificate Balance of such Class, the next most subordinate Class of Principal Balance Certificates.

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI


Special Servicer:          In general, the Special Servicer has the right to
                           modify the terms of a Specially Serviced Mortgage
                           Loan if it determines that such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Mortgage Loan beyond two years prior to the Final
                           Rated Distribution Date, grant more than three one-year extensions of the maturity date of a Mortgage Loan which has a below market rate, reduce the Mortgage Rate to a rate below the market rate or defer interest due in excess of 10% of the Scheduled
                           Principal Balance of such Mortgage Loan.

Optional Termination:      The Depositor, then the Master Servicer, then the
                           Special Servicer and then the holder of a majority of the R-I Certificates will have the option to purchase, in whole but not in part, the remaining assets of the Trust on or after the Distribution
                           Date on which the aggregate Certificate Balance of all Classes of Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance.
                           Such purchase price will generally be at a price equal to the unpaid aggregate Scheduled Principal
                           Balance of the Mortgage Loans, plus accrued and unpaid interest and unreimbursed Advances.

Reports to                 The Trustee will prepare and deliver monthly
Certificateholders:        Certificateholder Reports. The Special Servicer will
                           prepare and deliver to the Trustee a monthly Special
                           Servicer Report summarizing the status of each Specially Serviced Mortgage Loan. The Master
                           Servicer and the Special Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage Loan, as available. Each of the reports will be available to the Certificateholders. A report containing information regarding the Mortgage Loans will be available electronically.

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI


III. ORIGINATORS           ContiTrade Services L.L.C.

                           The Mortgage Pool includes 263 Mortgage Loans, representing approximately 55.8% of the Initial Pool Balance, originated by ContiTrade. ContiTrade was organized under the laws of the State of Delaware on June 1, 1995 and is an indirect wholly-owned subsidiary of ContiFinancial Corporation, a Delaware corporation. ContiFinancial Corporation is a majority-owned subsidiary of Continental Grain Company. ContiTrade is also an affiliate of ContiFinancial Services Corporation, a member of the selling group. ContiFinancial Corporation engages in the consumer and commercial finance business by originating and servicing home equity mortgage loans, providing financing and asset securitization expertise to originators of a broad range of loans, leases and receivables, and acquiring and selling commercial and home equity mortgage loans. ContiTrade was organized, among other things, for the purposes of acquiring and selling mortgage assets. Through its commercial and multifamily mortgage conduit program, ContiMAP(R), ContiTrade purchases commercial mortgage loans from its select correspondent network, then pools loans for securitization. Each of the Mortgage Loans sold to the Depositor by ContiTrade was originated by or acquired from one of the participants in ContiTrade's ContiMAP(R) conduit program or purchased in the secondary market in accordance with ContiMAP(R) guidelines. The principal executive offices of ContiTrade are located at 277 Park Avenue, New York, New York 10172. Its telephone number is (212) 207-2800

                           Morgan Stanley Mortgage Capital Inc.

                           The Mortgage Pool includes 83 Mortgage Loans, representing approximately 28.7% of the Initial Pool Balance, either acquired or originated by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC"). MSMC is a subsidiary of Morgan Stanley & Co. Incorporated that was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate. The principal executive offices of MSMC are located at 1585 Broadway, New York, NY 10036. Its telephone number is (212) 761-4700.

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI


                           Red Mountain Funding L.L.C.

                           The Mortgage Pool includes 38 Mortgage Loans, representing approximately 15.5% of the Initial Pool Balance, originated or acquired by RMF. RMF is a limited liability company organized under the laws of the State of Delaware in 1997. It is owned by ContiTrade, Health Care Capital Finance, L.L.C. ("HCCF"), based in Atlanta, Georgia and Survey, L.L.C. ("Survey LLC"). RMF was created to originate and purchase, aggregate and warehouse commercial mortgage loans for securitization. As a vehicle that exists only to fund loans, RMF works in conjunction with PRN Mortgage Capital, L.L.C. ("PRN"), which operates as RMF's exclusive underwriting agent for healthcare loans. PRN is an Alabama, limited liability company, which operates as a commercial mortgage bank specializing in lending to the long-term care and senior housing industry by placing loans with various outside funding sources. RMF also purchases multifamilly and commercial mortgage loans from SouthTrust Capital Funding. The principal offices of RMF are located at 420 North 20th Street, 9th floor, Birmingham, Alabama 35203. Its telephone number is (205) 254-5771.

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI


IV. COLLATERAL DESCRIPTION

Summary: The Mortgage Pool consists of a $1,133,904,957 pool of 384 generally fixed-rate, first lien, mortgage loans secured by first liens on commercial and multifamily properties located throughout 39 states. As of the Cut-Off Date, the Mortgage Loans have a weighted average mortgage rate of 7.599% and a weighted average remaining term to maturity of 133 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI

                               PROPERTY SUMMARY

------------------------------------------------------------------------------------------------------------
                                                INITIAL                   WEIGHTED    WEIGHTED
                                                POOL                      AVERAGE     AVERAGE
                               AGGREGATE        BALANCE      WEIGHTED     REMAINING   DEBT       WEIGHTED
                    NUMBER     BALANCE AS       AS OF        AVERAGE      TERM TO     SERVICE    AVERAGE
PROPERTY            OF         OF CUT-OFF       CUT-OFF      MORTGAGE     MATURITY    COVERAGE   LOAN TO
TYPE                LOANS      DATE ($)         DATE (%)     RATE (%)     (MOS.)      RATIO (X)  VALUE (%)
------------------------------------------------------------------------------------------------------------
Multifamily         79         275,762,205       24.32        7.305          128          1.34       73.6
------------------------------------------------------------------------------------------------------------
Retail              94         248,855,804       21.95        7.449          148          1.34       72.0
------------------------------------------------------------------------------------------------------------
Hospitality         41         135,409,194       11.94        7.815          129          1.50       68.1
------------------------------------------------------------------------------------------------------------
Healthcare          39         129,473,586       11.42        8.072          150          1.53       75.5
------------------------------------------------------------------------------------------------------------
Office              40         121,464,206       10.71        7.706          122          1.37       65.0
------------------------------------------------------------------------------------------------------------
Industrial          32          87,012,374        7.67        7.763          116          1.32       68.9
------------------------------------------------------------------------------------------------------------
Mixed Use           21          80,691,006        7.12        7.402          116          1.38       70.2
------------------------------------------------------------------------------------------------------------
Self Storage        17          27,902,603        2.46        7.873          141          1.37       68.8
------------------------------------------------------------------------------------------------------------
Mobile Home Park    13          18,868,494        1.66        7.440          118          1.51       77.1
------------------------------------------------------------------------------------------------------------
Other               8            8,465,484        0.75        8.997          232          1.66       68.9
------------------------------------------------------------------------------------------------------------
TOTAL:              384       1,133,904,95     7100.00        7.599          133          1.39       71.2
------------------------------------------------------------------------------------------------------------

                           GEOGRAPHIC DISTRIBUTION

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                     [MAP OF THE UNITED STATES OF AMERICA]

                 WA            MN            TN            VT
                4.6%          0.1%          1.9%          0.2%

                 OR            IA            AL            ME
                1.5%          0.3%          0.4%          0.3%

                 CA            MO            OH            NY
                21.7%         0.4%          2.7%          7.0%

                 NV            AR            KY            MA
                0.4%          0.2%          0.7%          2.9%

                 UT            LA            PA            CT
                0.1%          2.7%          4.4%          0.3%

                 AZ            WI            VA            NJ
                1.2%          3.8%          1.9%          5.8%

                 CO            IL            NC            MD
                0.6%          3.4%          1.5%          0.8%

                 NM            MS            SC            FL
                0.4%          0.2%          0.7%          10.4%

                 KS            MI            GA
                0.3%          0.0%          4.6%

                 TX            IN            NH
                7.7%          0.5%          2.9%

Note: 0.2% of Aggregate Balance as of Cut-Off Date is located in Alaska

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI

SELLERS
-------------------------------------------------------------------------------------
                                                                           % BY
                                NUMBER OF          AGGREGATE             AGGREGATE
                                MORTGAGE          CUT-OFF DATE          CUT-OFF DATE
                                  LOANS             BALANCE               BALANCE
-------------------------------------------------------------------------------------
Conti                              263             632,605,278              55.79
MS                                  83             325,441,990              28.70
RMF                                 38             175,857,689              15.51
                                   ---           -------------             ------
TOTAL:                             384           1,133,904,957             100.00
                                   ===           =============             ======
-------------------------------------------------------------------------------------

CUT-OFF DATE BALANCES ($)
-------------------------------------------------------------------------------------
                                                                           % BY
                                NUMBER OF            CURRENT              CURRENT
                                MORTGAGE            PRINCIPAL            PRINCIPAL
                                  LOANS              BALANCE              BALANCE
-------------------------------------------------------------------------------------
   129,582 -  1,000,000             95              56,890,522               5.02
 1,000,001 -  2,000,000            109             158,981,863              14.02
 2,000,001 -  3,000,000             56             141,140,886              12.45
 3,000,001 -  4,000,000             33             113,226,817               9.99
 4,000,001 -  5,000,000             29             131,052,626              11.56
 5,000,001 -  6,000,000             18              95,716,040               8.44
 6,000,001 -  7,000,000             13              84,915,685               7.49
 7,000,001 -  8,000,000             11              81,259,313               7.17
 8,000,001 -  9,000,000              5              42,544,905               3.75
 9,000,001 - 10,000,000              1               9,979,120               0.88
10,000,001 >=                       14             218,197,179              19.24
                                   ---           -------------             ------
TOTAL:                             384           1,133,904,957             100.00
                                   ===           =============             ======
Min: 129,582
Max: 26,481,230
Average: 2,952,877
-------------------------------------------------------------------------------------

STATES
-------------------------------------------------------------------------------------
                                                                           % BY
                                NUMBER OF            CURRENT              CURRENT
                                MORTGAGE            PRINCIPAL            PRINCIPAL
                                  LOANS              BALANCE              BALANCE
-------------------------------------------------------------------------------------
California                          77             246,078,122             21.70
Florida                             37             118,417,401             10.44
Texas                               38              87,596,995              7.73
New York                            21              79,820,082              7.04
New Jersey                          15              65,703,962              5.79
Washington                          12              52,637,425              4.64
Georgia                             22              52,497,587              4.63
Pennsylvania                        10              50,062,029              4.42
Wisconsin                           20              42,675,856              3.76
Illinois                             9              39,073,156              3.45
New Hampshire                        9              32,708,824              2.88
Massachusetts                        9              32,557,192              2.87
Louisiana                            6              30,746,634              2.71
Ohio                                12              30,676,516              2.71
Tennessee                            8              21,824,371              1.92
Virginia                             7              21,602,207              1.91
Oregon                               4              16,976,279              1.50
North Carolina                       8              16,659,246              1.47
Arizona                              8              14,038,941              1.24
Maryland                             8               9,476,545              0.84
South Carolina                       4               8,189,461              0.72
Kentucky                             2               8,000,223              0.71
Colorado                             7               6,238,555              0.55
Indiana                              1               5,449,637              0.48
Alabama                              2               4,987,529              0.44
Missouri                             3               4,838,249              0.43
New Mexico                           2               4,607,840              0.41
Nevada                               4               4,385,306              0.39
Maine                                3               3,756,625              0.33
Kansas                               2               3,239,816              0.29
Iowa                                 1               3,034,671              0.27
Connecticut                          2               2,987,739              0.26
Alaska                               1               2,690,841              0.24
Vermont                              3               2,290,529              0.20
Mississippi                          2               2,149,462              0.19
Arkansas                             1               1,848,871              0.16
Utah                                 1               1,492,796              0.13
Minnesota                            1               1,395,135              0.12
Michigan                             2                 492,305              0.04
                                   ---           -------------             -----
TOTAL:                             384           1,133,904,957               100
                                   ===           =============             =====
-------------------------------------------------------------------------------------

PROPERTY TYPES
-------------------------------------------------------------------------------------
                                                                           % BY
                                NUMBER OF            CURRENT              CURRENT
                                MORTGAGE            PRINCIPAL            PRINCIPAL
PROPERTY TYPES                    LOANS              BALANCE              BALANCE
-------------------------------------------------------------------------------------
Multifamily                         79             275,762,205             24.32
Retail                              94             248,855,804             21.95
Hospitality                         41             135,409,194             11.94
Healthcare                          39             129,473,586             11.42
Office                              40             121,464,206             10.71
Industrial                          32              87,012,374              7.67
Mixed Use                           21              80,691,006              7.12
Self-Storage                        17              27,902,603              2.46
Mobile Home Park                    13              18,868,494              1.66
Special Purpose                      8               8,465,484              0.75
                                   ---           -------------             -----
TOTAL:                             384           1,133,904,957               100
                                   ===           =============             =====
-------------------------------------------------------------------------------------

MORTGAGE RATES (%)
-------------------------------------------------------------------------------------
                                                                           % BY
                                NUMBER OF            CURRENT              CURRENT
                                MORTGAGE            PRINCIPAL            PRINCIPAL
                                  LOANS              BALANCE              BALANCE
-------------------------------------------------------------------------------------
 6.900 -  7.000                     26             141,793,504             12.50
 7.001 -  8.000                    218             785,037,624             69.23
 8.001 -  9.000                    109             185,137,987             16.33
 9.001 - 10.000                     28              20,378,703              1.80
10.001 - 11.000                      2               1,343,222              0.12
11.001 - 12.000                      1                 213,917              0.02
                                   ---           -------------             -----
TOTAL:                             384           1,133,904,957               100
                                   ===           =============             =====

Min: 6.900
Max: 11.050
Weighted Average Coupon: 7.599
-------------------------------------------------------------------------------------

ORIGINAL TERMS TO STATED MATURITY (MOS)
-------------------------------------------------------------------------------------
                                                                           % BY
                                NUMBER OF            CURRENT              CURRENT
                                MORTGAGE            PRINCIPAL            PRINCIPAL
                                  LOANS              BALANCE              BALANCE
-------------------------------------------------------------------------------------
 36 -  84                           11              33,540,566              2.96
 85 - 120                          271             854,710,094             75.38
145 - 180                           71             138,615,905             12.22
181 - 240                           22              84,905,023              7.49
241 - 360                            9              22,133,369              1.95
                                   ---           -------------             -----
TOTAL:                             384           1,133,904,957               100
                                   ===           =============             =====

Min: 36
Max: 300
Wtd Avg: 138
-------------------------------------------------------------------------------------

REMAINING TERMS TO STATED MATURITY (MOS)
-------------------------------------------------------------------------------------
                                                                           % BY
                                NUMBER OF            CURRENT              CURRENT
                                MORTGAGE            PRINCIPAL            PRINCIPAL
                                  LOANS              BALANCE              BALANCE
-------------------------------------------------------------------------------------
 31 -  60                            8              21,110,887              1.86
 61 -  84                            3              12,429,679              1.10
 85 - 120                          271             854,710,094             75.38
121 - 180                           71             138,615,905             12.22
181 - 240                           22              84,905,023              7.49
241 - 300                            9              22,133,369              1.95
                                   ---           -------------             -----
TOTAL:                             384           1,133,904,957               100
                                   ===           =============             =====

Min: 31
Max: 299
Weighted Average: 133
-------------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERMS - BALLOON LOANS (MOS)
-------------------------------------------------------------------------------------
                                                                           % BY
                                NUMBER OF            CURRENT              CURRENT
                                MORTGAGE            PRINCIPAL            PRINCIPAL
                                  LOANS              BALANCE              BALANCE
-------------------------------------------------------------------------------------
240                                 36              52,164,351              5.04
241-299                             10              48,181,385              4.66
300                                178             475,090,976             45.93
301-359                              7              12,240,271              1.18
360                                111             440,611,509             42.60
>360                                 1               5,981,248              0.58
                                   ---           -------------             -----
TOTAL:                             343           1,034,269,740               100
                                   ===           =============             =====
Min: 240
Max: 376
Weighted Average: 323
-------------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERMS FULLY-AMORTIZING LOANS (MOS)
-------------------------------------------------------------------------------------
                                                                           % BY
                                NUMBER OF            CURRENT              CURRENT
                                MORTGAGE            PRINCIPAL            PRINCIPAL
                                  LOANS              BALANCE              BALANCE
-------------------------------------------------------------------------------------
156                                  1                 150,076              0.15
180                                 11              16,858,929             16.92
181-239                              3              16,423,708             16.48
240                                 17              44,069,135             44.23
241-299                              1               2,400,000              2.41
300                                  8              19,733,369             19.81
                                   ---           -------------             -----
TOTAL:                              41              99,635,217               100
                                   ===           =============             =====
Min: 156
Max: 300
Weighted Average: 240
-------------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
-------------------------------------------------------------------------------------
                                                                           % BY
                                NUMBER OF            CURRENT              CURRENT
                                MORTGAGE            PRINCIPAL            PRINCIPAL
                                  LOANS              BALANCE              BALANCE
-------------------------------------------------------------------------------------
1.06 - 1.14                          6               6,804,130              0.60
1.15 - 1.24                         58             163,871,233             14.45
1.25 - 1.34                        133             404,726,447             35.69
1.35 - 1.49                         91             255,372,541             22.52
1.50 - 1.74                         75             257,743,214             22.73
1.75 - 1.99                         16              34,918,847              3.08
2.00 >=                              5              10,468,545              0.92
                                   ---           -------------             -----
TOTAL:                             384           1,133,904,957               100
                                   ===           =============             =====
Min: 1.06
Max: 2.75
Weighted Average: 1.39
-------------------------------------------------------------------------------------

                                 $997,836,000
                                (APPROXIMATE)
                        MORGAN STANLEY CAPITAL I INC.
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1998-CFI

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)
-------------------------------------------------------------------------------------
                                                                           % BY
                                NUMBER OF            CURRENT              CURRENT
                                MORTGAGE            PRINCIPAL            PRINCIPAL
                                  LOANS              BALANCE              BALANCE
-------------------------------------------------------------------------------------
28.6 - 30.0                          1               8,107,637              0.72
30.1 - 40.0                          4               3,128,415              0.28
40.1 - 50.0                          4               8,896,008              0.78
50.1 - 60.0                         41             105,084,957              9.27
60.1 - 70.0                        104             276,772,021             24.41
70.1 - 80.0                        220             697,904,450             61.55
80.1 - 90.0                         10              34,011,468                 3
                                   ---           -------------             -----
TOTAL:                             384           1,133,904,957               100
                                   ===           =============             =====
Min: 28.6
Max: 86.8
Weighted Average: 71.2
-------------------------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIOS (%)
-------------------------------------------------------------------------------------
                                                                           % BY
                                NUMBER OF            CURRENT              CURRENT
                                MORTGAGE            PRINCIPAL            PRINCIPAL
                                  LOANS              BALANCE              BALANCE
-------------------------------------------------------------------------------------
20.1 - 30.0                         10              19,995,367              1.93
30.1 - 40.0                         12              21,657,542              2.09
40.1 - 50.0                         57             150,952,423             14.60
50.1 - 60.0                        126             347,903,268             33.64
60.1 - 70.0                        129             462,883,165             44.75
70.1 - 80.0                          9              30,877,975              2.99
                                   ---           -------------             -----
TOTAL:                             343           1,034,269,740               100
                                   ===           =============             =====
Min: 23.2
Max: 78.9
Weighted Average: 57.9
-------------------------------------------------------------------------------------

ABN AMRO                                Morgan Stanley Capital I Inc.
LaSalle National Bank             Commercial Mortgage Pass-Through Certificates
                                              Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street  Suite 1740         ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603


Statement Date:                 08/17/98
Payment Date:                   08/17/98
Prior Payment:                  NA
Record Date:                    07/31/98

WAC:
WAMM:


                                                              Number Of Pages
                                                              ---------------
Table Of Contents







Total Pages Included  In This Package


Specially Serviced Loan Detail                         Appendix A
Modified Loan Detail                                   Appendix B
Realized Loss Detail                                   Appendix C

 ------------------------------------------------------------------------------
        Information is available for this issue from the following sources
 ------------------------------------------------------------------------------
      LaSalle Web Site                                  www.lnbabs.com

      LaSalle Bulletin Board                            (714) 282-3990
      LaSalle ASAP Fax System                           (312) 904-2200


      ASAP #:
      Monthly Data File Name:

 ==============================================================================

ABN AMRO                          Morgan Stanley Capital I Inc.
LaSalle National Bank         Commercial Mortgage Pass-Through Certificates
                                         Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740       ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603

Statement Date:                 08/17/98
Payment Date:                   08/17/98
Prior Payment:                  NA
Record Date:                    07/31/98

WAC:
WAMM:


=================================================================================================
                          Original             Opening          Principal        Principal
        Class          Face Value (1)          Balance           Payment        Adj. or Loss
        CUSIP            Per $1,000          Per $1,000         Per $1,000       Per $1,000
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                                      0.00                0.00               0.00           0.00
=================================================================================================

                    (Restubbed from Above Table)


========================================================================================
    Negative          Closing           Interest          Interest       Pass-Through
  Amortization        Balance           Payment          Adjustment        Rate (2)
   Per $1,000       Per $1,000         Per $1,000        Per $1,000     Next Rate (3)
----------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------
               0.00              0.00               0.00             0.00
========================================================================================
                 =======================================
                 Total P&I Payment                  0.00
                 =======================================




Notes:  (1) N denotes notional balance not included in total

        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual

        (3) Estimated

ABN AMRO                                    Morgan Stanley Capital I Inc.
LaSalle National Bank             Commercial Mortgage Pass-Through Certificates
                                            Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625           ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107                      Other Related Information


Statement Date:                 08/17/98
Payment Date:                   08/17/98
Prior Payment:                  NA
Record Date:                    07/31/98



-----------------------------------------------------------------------------------------------------------------------------------
                                                      Servicer / Pool Information

   Beginning     Scheduled    Unscheduled        Realized            Ending         Scheduled          Prepayment Interest
    Balance      Principal     Principal          Losses            Balance          Interest      Shortfall          Excess
-----------------------------------------------------------------------------------------------------------------------------------












                 --------------------------------------------------------------------------------------------------------

                    Beginning          Ending           Gross           W/Avg Months      Prepayment      Disposition
                    Loan Count       Loan Count     Servicing Fees      to Maturity       Penalties           Fees
                 --------------------------------------------------------------------------------------------------------









                                  ----------------------------------------------------------------------
                                                                          Current         Cumulative
                                                                           Unpaid           Unpaid
                                       Class                              Interest         Interest
                                  ----------------------------------------------------------------------






















                                 -----------------------------------------------------------------------
                                      Total
                                 -----------------------------------------------------------------------


ABN AMRO                                     Morgan Stanley Capital I Inc.
LaSalle National Bank             Commercial Mortgage Pass-Through Certificates
                                             Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625         ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107                   Other Related Information


Statement Date:                 08/17/98
Payment Date:                   08/17/98
Prior Payment:                  NA
Record Date:                    07/31/98

----------------------------------------------------------------------------------------------------------
P&I Advances made by:                 Beginning           Current                             Ending
                                     Unreimbursed         Period           Reimbursed      Unreimbursed
----------------------------------------------------------------------------------------------------------

Servicer

Trustee

Fiscal Agent



----------------------------------------------------------------------------------------------------------
Total P&I Advances
----------------------------------------------------------------------------------------------------------






Summary of Expenses:

Current Period Servicing Fees
Current Period Trustee Fees
Current Period Special Servicing Fees
Principal Recovery Fees
Other Servicing Compensation - Interest on Advances

Total

Net Aggregate PPIS Allocable to the Bonds

Trust Fund Expenses
Current Realized Losses on Mortgage Loans
Cumulative Realized Losses on Mortgage Loans

ABN AMRO                                     Morgan Stanley Capital I Inc.
LaSalle National Bank             Commercial Mortgage Pass-Through Certificates
                                             Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1625           ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107                   Other Related Information


Statement Date:                 08/17/98
Payment Date:                   08/17/98
Prior Payment:                  NA
Record Date:                    07/31/98



----------------------------------------------------------------------------------------------------------
REO PROPERTY SOLD OF DISPOSED OF DURING THE RELATED COLLECTION PERIOD

                                                                            Portion           Final
                      Realized                                            Included in        Recovery
      Loan              Loss             Sale               Other          Available      Determination
     Number         Attributable       Proceeds            Proceeds          Funds             Date
----------------------------------------------------------------------------------------------------------
1
2
3


==========================================================================================================
Totals
==========================================================================================================





----------------------------------------------------------------------------------------------------------
REO PROPERTY INCLUDED IN THE TRUST

                                         Most             Aggregate        Aggregate         Portion
                                        Recent              Amount           Amount        Included in
      Loan                            Appraisal             of Net          of Other        Available
     Number                           Valuation             Income          Revenues          Funds
----------------------------------------------------------------------------------------------------------
1
2
3


==========================================================================================================
Totals
==========================================================================================================

ABN AMRO                                     Morgan Stanley Capital I Inc.
LaSalle National Bank             Commercial Mortgage Pass-Through Certificates
                                           Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625          ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107                     Other Related Information

Statement Date:                 08/17/98
Payment Date:                   08/17/98
Prior Payment:                  NA
Record Date:                    07/31/98



-------------------------------------------------------------------------------------------------------------------------
MORTGAGED PROPERTIES THAT BECAME REO DURING THE PRECEDING CALENDAR MONTH
                                                                                                             Unpaid
                                                                            Debt                           Principal
                                                                          Service           Stated          Balance
      Loan                                             Property           Coverage        Principal        as of REO
     Number            City            State             Type              Ratio           Balance            Date
-------------------------------------------------------------------------------------------------------------------------









=========================================================================================================================
Totals
=========================================================================================================================





          ------------------------------------------------------------------
                          Appraisal Reduction Amounts

                Loan                                 Current       Total
               Number                                 Period     Reduction
          ------------------------------------------------------------------


        1
        2
        3


          ==================================================================
               Totals                                               0.00
          ==================================================================

ABN AMRO                                 Morgan Stanley Capital I Inc.
LaSalle National Bank             Commercial Mortgage Pass-Through Certificates
                                                Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740        ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603

Statement Date:           08/17/98
Payment Date:             08/17/98
Prior Payment:                  NA
Record Date:              07/31/98




===================================================================================================
Distribution    Delinq 1 Month        Delinq 2 Months     Delinq 3+ Months   Foreclosure/Bankruptcy
             ======================================================================================
    Date       #       Balance       #       Balance       #      Balance       #       Balance
===================================================================================================

---------------------------------------------------------------------------------------------------
08/17/98        0          0           0         0            0         0          0          0
             0.00%     0.000%       0.00%    0.000%        0.00%    0.000%      0.00%     0.000%
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------


                        (Restubbed from Above Table)



======================================================================================
         REO              Modifications          Prepayments      Curr Weighted Avg.
======================================================================================
   #        Balance       #      Balance      #       Balance      Coupon     Remit
======================================================================================
       0             0       0          0       0            0
   0.00%        0.000%   0.00%     0.000%   0.00%       0.000%
--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------




Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency
      Aging Category

ABN AMRO                               Morgan Stanley Capital I Inc.
LaSalle National Bank            Commercial Mortgage Pass-Through Certificates
                                             Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740      ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603



Statement Date:                 08/17/98
Payment Date:                   08/17/98
Prior Payment:                  NA
Record Date:                    07/31/98



                                                   Delinquent Loan Detail

=================================================================================================================================
                  Paid                 Outstanding  Out. Property                     Special
 Disclosure Doc   Thru   Current P&I       P&I        Protection       Advance        Servicer    Foreclosure  Bankruptcy  REO
    Control #     Date     Advance      Advances**     Advances    Description (1) Transfer Date      Date        Date     Date
=================================================================================================================================






























================================================================
A.  P&I Advance - Loan in Grace Period

B.  P&I Advance - Late Payment but (less than) one month delinq

1.  P&I Advance - Loan delinquent 1 month

2.  P&I Advance - Loan delinquent 2 months

3.  P&I Advance - Loan delinquent 3 months or More

4.  Matured Balloon/Assumed Scheduled Payment
=================================================================

**  Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                 Morgan Stanley Capital I Inc.
LaSalle National Bank             Commercial Mortgage Pass-Through Certificates
                                            Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1740     ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603                          Pool Total

Statement Date:             08/17/98
Payment Date:               08/17/98
Prior Payment:                    NA
Record Date:                07/31/98



                Distribution of Principal Balances
--------------------------------------------------------------------
     (2) Current Scheduled        Number  (2) Scheduled   Based on
            Balances             of Loans    Balance      Balance
====================================================================

            $0 to       $500,000
      $500,000 to     $1,000,000
    $1,000,000 to     $1,500,000
    $1,500,000 to     $2,000,000
    $2,000,000 to     $2,500,000
    $2,500,000 to     $3,000,000
    $3,000,000 to     $3,500,000
    $3,500,000 to     $4,000,000
    $4,000,000 to     $5,000,000
    $5,000,000 to     $6,000,000
    $6,000,000 to     $7,000,000
    $7,000,000 to     $8,000,000
    $8,000,000 to     $9,000,000
    $9,000,000 to    $10,000,000
   $10,000,000 to    $11,000,000
   $11,000,000 to    $12,000,000
   $12,000,000 to    $13,000,000
   $13,000,000 to    $14,000,000
   $14,000,000 to    $15,000,000
   $15,000,000  &      Above
--------------------------------------------------------------------
             Total                  0                  0   0.00%
--------------------------------------------------------------------
                   Average Scheduled Balance is                   0
                   Maximum  Scheduled Balance is                  0
                   Minimum  Scheduled Balance is                  0



            Distribution of Property Types
 ------------------------------------------------------
                     Number  (2) Scheduled  Based on
  Property Types   of Loans    Balance      Balance
 ======================================================

















 ------------------------------------------------------
       Total           0                 0    0.00%
 ------------------------------------------------------



        Distribution of Mortgage Interest Rates
 ------------------------------------------------------
  Current Mortgage   Number  (2) Scheduled  Based on
   Interest Rate    of Loans    Balance      Balance
 ======================================================

   7.000% or  less
   7.000% to  7.125%
   7.125% to  7.375%
   7.375% to  7.625%
   7.625% to  7.875%
   7.875% to  8.125%
   8.125% to  8.375%
   8.375% to  8.625%
   8.625% to  8.875%
   8.875% to  9.125%
   9.125% to  9.375%
   9.375% to  9.625%
   9.625% to  9.875%
   9.875% to 10.125%
  10.125% &  Above
 ------------------------------------------------------
       Total            0           0        0.00%
 ------------------------------------------------------
        W/Avg Mortgage Interest Rate is         0.0000%
        Minimum Mortgage Interest Rate is       0.0000%
        Maximum Mortgage Interest Rate is       0.0000%



                 Geographic Distribution
-----------------------------------------------------------
                          Number  (2) Scheduled  Based on
  Geographic Location    of Loans    Balance      Balance
===========================================================





























 --------------------------------------------------------
       Total            0           0         0.00%
 --------------------------------------------------------


ABN AMRO                                Morgan Stanley Capital I Inc.
LaSalle National Bank            Commercial Mortgage Pass-Through Certificates
                                              Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street  Suite 1740       ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603                             Pool Total

Statement Date:             08/17/98
Payment Date:               08/17/98
Prior Payment:                    NA
Record Date:                07/31/98



                            LOAN SEASONING
--------------------------------------------------------------------
                                  Number  (2) Scheduled   Based on

        Number of Years          of Loans    Balance      Balance
====================================================================














--------------------------------------------------------------------

--------------------------------------------------------------------

                                   Weighted Average Seasoning is 0.0




           DISTRIBUTION OF REMAINING TERM

                  FULLY AMORTIZING
------------------------------------------------------
 Fully Amortizing   Number  (2) Scheduled  Based on                                         '
  Mortgage Loans   of Loans    Balance      Balance
======================================================

 60 months or less
 61 to 120 months
121 to 180 months
181 to 240 months
241 to 360 months
------------------------------------------------------
      Total              0            0    0.00%
------------------------------------------------------

      Weighted Average Months to Maturity is      0




                   DISTRIBUTION OF DSCR
-----------------------------------------------------------
  Debt Service            Number  (2) Scheduled   Based on
 Coverage Ratio(1)       of Loans     Balance     Balance
===========================================================
 0.500  or   less
 0.500  to  0.625
 0.625  to  0.750
 0.750  to  0.875
 0.875  to  1.000
 1.000  to  1.125
 1.125  to  1.250
 1.250  to  1.375
 1.375  to  1.500
 1.500  to  1.625
 1.625  to  1.750
 1.750  to  1.875
 1.875  to  2.125
 2.125  &   above
    Unknown
-----------------------------------------------------------
      Total               0            0          0.00%
-----------------------------------------------------------

Weighted Average Debt Service Coverage Ratio is      0.000





                 DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------
                                  Number  (2) Scheduled   Based on
       Amortization Type         of Loans    Balance      Balance
====================================================================









--------------------------------------------------------------------
         Total                      0            0          0.00%
--------------------------------------------------------------------





            DISTRIBUTION OF REMAINING TERM
                     BALLOON LOANS

 ------------------------------------------------------
     Balloon         Number  (2) Scheduled  Based on
   Mortgage Loans  of Loans    Balance      Balance
 ======================================================
     12 months or less
     13 to 24 months
     25 to 36 months
     37 to 48 months
     49 to 60 months
     61 to 120 months
    121 to 180 months
    181 to 240 months
 ------------------------------------------------------
       Total               0             0    0.00%
 ------------------------------------------------------

  Weighted Average Months to Maturity is           0



                        NOI AGING
-----------------------------------------------------------
                          Number  (2) Scheduled  Based on
        NOI Date         of Loans    Balance      Balance
===========================================================
     1 year or less
      1 to 2 years
    2 Years or More
        Unknown
-----------------------------------------------------------
         Total               0           0         0.00%
-----------------------------------------------------------


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO                                     Morgan Stanley Capital I Inc.
LaSalle National Bank             Commercial Mortgage Pass-Through Certificates
                                                 Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740           ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603                              Pool Total

Statement Date:             08/17/98
Payment Date:               08/17/98
Prior Payment:                    NA
Record Date:                07/31/98


                    Distribution of Maximum Rates
--------------------------------------------------------------------
                                  Number  (2) Scheduled   Based on
         Maximum Rates           of Loans    Balance      Balance
====================================================================

              No Maximum
             0.01%  to  12.00%
            12.01%  to  12.50%
            12.51%  to  13.00%
            13.01%  to  13.50%
            13.51%  to  14.00%
            14.01%  to  14.50%
            14.51%  to  15.00%
            15.01%  to  15.50%
            15.51%  to  16.00%
            16.01%  to  16.50%
            16.51%  to% 17.00%
            17.01%  to% 17.50%


            Fixed Rate Mortgage
--------------------------------------------------------------------
                                    0              0   0.00%
--------------------------------------------------------------------

    Weighted Average for Mtge with a Maximum Rate is  13.49%


                    Distribution of Indices of Mortgage Loans
-----------------------------------------------------------------------------
                       Number          (2) Scheduled        Based on
      Indices         of Loans            Balance            Balance
=============================================================================












-----------------------------------------------------------------------------
    Total                       0                    0                0.00%
-----------------------------------------------------------------------------




              DISTRIBUTION OF MINIMUM RATES
-----------------------------------------------------------
                          Number  (2) Scheduled  Based on
   Minimum Rates (1)     of Loans    Balance      Balance
===========================================================

   No Minimum
    0.010%  to  3.000%
    3.010%  to  3.500%
    3.510%  to  4.000%
    4.010%  to  4.500%
    4.510%  to  5.000%
    5.010%  to  5.500%
    5.510%  to  6.000%
    6.010%  to  6.500%
    6.510%  to  7.000%
    7.010%  to  7.500%
    7.510%  to  8.000%
    8.010%  to  8.500%
    8.510%  to  99.000%
    Fixed Rate Mortgage
-----------------------------------------------------------
                           0             0        0.00%
-----------------------------------------------------------

 Weighted Average for Mtge with a Minimum Rate is   0.00%



                DISTRIBUTION OF PAYMENT ADJUSTMENT
--------------------------------------------------------------------
      Interest Adjustment         Number  (2) Scheduled   Based on
           Frequency              Loans      Balance      Balance
====================================================================









--------------------------------------------------------------------
             Total                      0              0   0.00%
--------------------------------------------------------------------





           DISTRIBUTION OF MORTGAGE LOAN MARGINS
   ------------------------------------------------------
   Mortgage           Number  (2) Scheduled   Based on
   Loan Margins       Loans      Balance      Balance
   ------------------------------------------------------

     No Margin
   0.000%  to  0.000%
   0.010%  to  1.000%
   0.010%  to  1.500%
   0.510%  to  2.000%
   2.010%  to  2.500%
   2.510%  to  3.000%
   3.010%  to  3.500%
   3.510%  to  3.500%
   4.010%  to  4.500%
   4.510%  &   Above
   Fixed Rate Mortgage
   ------------------------------------------------------
         Total            0            0      0.00%
   ------------------------------------------------------




    Weighted Average for Mtge with a Margin is    0.00%

(1) For adjustable mortgage loans where a minimum rate does not exist the gross margin was used.


                   DISTRIBUTION OF INTEREST ADJUSTMENT
------------------------------------------------------------------------------
   Payment Adjustment       Number        (2) Scheduled           Based on
        Frequency            Loans            Balance             Balance















------------------------------------------------------------------------------
                                  0                    0               0.00%
------------------------------------------------------------------------------


ABN AMRO                                     Morgan Stanley Capital I Inc.
LaSalle National Bank             Commercial Mortgage Pass-Through Certificates
                                             Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street  Suite 1740          ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603

Statement Date:                 08/17/98
Payment Date:                   08/17/98
Prior Payment:                        NA
Record Date:                    07/31/98


                                           SPECIALLY SERVICED LOAN DETAIL
========================================================================================================================
                     Beginning                                                         Specially
   Disclosure        Scheduled        Interest        Maturity         Property         Serviced
    Control #         Balance           Rate            Date             Type       Status Code (1)      Comments
========================================================================================================================































========================================================================================================================

    (1)Legend :
       1)  Request for waiver of Prepayment Penalty
       2)  Payment default
       3)  Request for Loan Modification or Workout
       4)  Loan with Borrower Bankruptcy
       5)  Loan in Process of Foreclosure
       6)  Loan now REO Property
       7)  Loans Paid Off
       8)  Loans Returned to Master Servicer

                                                                     APPENDIX A

ABN AMRO                                   Morgan Stanley Capital I Inc.
LaSalle National Bank             Commercial Mortgage Pass-Through Certificates
                                                  Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740     ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603



 Statement Date:                08/17/98
 Payment Date:                  08/17/98
 Prior Payment:                 NA
 Record Date:                   07/31/98



                                                        MODIFIED LOAN DETAIL
===========================================================================================================================

   Disclosure       Modification                                      Modification
    Control #           Date                                           Description
---------------------------------------------------------------------------------------------------------------------------
































 ==========================================================================================================================

                                                                     Appendix B

ABN AMRO                                   Morgan Stanley Capital I Inc.
LaSalle National Bank             Commercial Mortgage Pass-Through Certificates
                                                  Series 1998-CF1
Administrator:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street Suite 1740      ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60603

     Statement Date:                08/17/98
     Payment Date:                  08/17/98
     Prior Payment:                 NA
     Record Date:                   07/31/98



                                                           REALIZED LOSS DETAIL

===================================================================================================================================
                                          Beginning             Gross Proceeds    Aggregate      Net       Net Proceeds
 Dist.   Disclosure  Appraisal Appraisal  Scheduled   Gross      as a % of      Liquidation  Liquidation    as a % of    Realized
 Date    Control #     Date      Value     Balance   Proceeds  Sched Principal   Expenses *    Proceeds   Sched. Balance   Loss
-----------------------------------------------------------------------------------------------------------------------------------





























-----------------------------------------------------------------------------------------------------------------------------------
Current Total                     0.00                   0.00                      0.00         0.00                      0.00
Cumulative                        0.00                   0.00                      0.00         0.00                      0.00
===================================================================================================================================

                                                                     APPENDIX C

  * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                         MORGAN STANLEY CAPITAL I INC.
                                   DEPOSITOR

      The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

      Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

                                                (cover continued on next page)

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Investors should consider, among other things, certain risks set forth under the caption "Risk Factors" herein and in the related Prospectus Supplement.

      Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

      Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                       MORGAN STANLEY & CO. INCORPORATED

                                 August 3, 1998

      Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

      The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

      The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

      Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions. PROSPECTUS SUPPLEMENT

      As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and
(x) whether such Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

      To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

      A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION........................................................2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................3

SUMMARY OF PROSPECTUS........................................................5

RISK FACTORS................................................................13

DESCRIPTION OF THE TRUST FUNDS..............................................19

USE OF PROCEEDS.............................................................26

YIELD CONSIDERATIONS........................................................26

THE DEPOSITOR...............................................................29

DESCRIPTION OF THE CERTIFICATES.............................................29

DESCRIPTION OF THE AGREEMENTS...............................................37

DESCRIPTION OF CREDIT SUPPORT...............................................54

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES..................56

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................71

STATE TAX CONSIDERATIONS....................................................97

CERTAIN ERISA CONSIDERATIONS................................................97

LEGAL INVESTMENT............................................................99

PLAN OF DISTRIBUTION.......................................................101

LEGAL MATTERS..............................................................102

FINANCIAL INFORMATION......................................................102

RATING.....................................................................102

INDEX OF PRINCIPAL DEFINITIONS.............................................106

                             SUMMARY OF PROSPECTUS

      The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.



Title of Certificates........ Mortgage Pass-Through Certificates,  issuable in series (the "Certificates").

Depositor.................... Morgan  Stanley  Capital I Inc., a  wholly-owned subsidiary of Morgan Stanley Group Inc. See "The Depositor."

Master Servicer.............. The master servicer (the "Master Servicer"),  if any, for each series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

Special Servicer............. The special  servicer (the "Special  Servicer"), if any, for each series of Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers."

Trustee...................... The trustee (the  "Trustee")  for each series of
                              Certificates will be named in the related Prospectus Supplement. See "Description of the Agreements--The Trustee."



The Trust Assets............. Each series of  Certificates  will  represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:



      (a) Mortgage Assets.... The Mortgage Assets with respect to each series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties (the

                              "Commercial Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                              To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                              The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. The Prospectus Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                              Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

      (b) Government
          Securities ........ If so provided in the related Prospectus
                              Supplement, the Trust Fund may include, in addition to Mortgage Assets, certain direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively, "Government Securities").

      (c) Collection
          Accounts .......... Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

      (d) Credit Support..... If so provided in the related Prospectus
                              Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

      (e) Cash Flow
          Agreements ........ If so provided in the related Prospectus
                              Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust Funds--Cash Flow Agreements." Description of Certificates.

Distributions on
Certificates ................ Each series of Certificates evidencing an interest in a Trust Fund that includes Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements." Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                              Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                              Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal
                              Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates");
                              (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates");
                              (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement.

                              Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                              The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

      (a) Interest........... Interest on each class of Offered Certificates
                              (other than Stripped Principal Certificates and certain classes of Stripped Interest Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Average Life of Certificates; Prepayments; Yields," "Yield Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates."

      (b) Principal.......... The Certificates of each series initially will have an aggregate Certificate Balance no greater than the outstanding principal balance of the Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the
                              Certificates--Distributions of Principal of the Certificates."

Advances..................... Unless otherwise provided in the related
                              Prospectus Supplement, the Master Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any series, the Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See "Description of the Certificates--Advances in Respect of Delinquencies."

Termination.................. If so specified in the related Prospectus
                              Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

Registration of
Certificates ................ If so provided in the related Prospectus
                              Supplement, one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and
                              "Description of the Certificates--Book-Entry
                              Registration and Definitive Certificates."

Tax Status of the
Certificates ................ The Certificates of each series will constitute either (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

      (a) REMIC.............. REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                              A portion (or, in certain cases, all) of the income from REMIC

                              Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates".

                              The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described herein and in the Prospectus. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

      (b) Grantor Trust...... If no election is made to treat the Trust Fund relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                              Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations......... A fiduciary of an employee benefit plan or other retirement plan or arrangement, including an individual retirement account or annuity or a Keogh plan, and any collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
                              Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                              Section 4975 of the Code. See "Certain ERISA
                              Considerations" herein and in the related
                              Prospectus Supplement. To the extent specified in the related Prospectus Supplement, certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code, will not cause the assets of the Trust to be deemed "plan assets" for purposes of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment............. The related Prospectus Supplement will specify whether any class or classes of the Offered
                              Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating....................... At the date of issuance, as to each series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

      Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

      There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

      The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

      Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

      Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and
(b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

      Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

      The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

      Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

      The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

      It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

      Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

      If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

      If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

      Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

      To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

      If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

      The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

      The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

      Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

Subordination of the Subordinate Certificates; Effect of Losses on the Assets

      The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the

Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

      The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

ENFORCEABILITY

      Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

      If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

Environmental Risks

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

ERISA CONSIDERATIONS

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL
CERTIFICATES

      Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued final regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

      Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

      If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

      The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

MORTGAGE LOANS

      GENERAL

      The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

      LEASES

      To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

      To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

      DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

      Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

      As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

      Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

      While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

      The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

      The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

      Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

      While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type." Loan-to-Value Ratio

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

      MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments,
(xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

      PAYMENT PROVISIONS OF THE MORTGAGE LOANS

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

      MBS

      Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement. Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS,
(viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities,
(iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.
Accounts

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

      Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement. The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

      Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

      If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

      If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

      Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

      The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

      The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

TYPE OF MORTGAGE ASSET

      A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

FORECLOSURES AND PAYMENT PLANS

      The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

      Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                 THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036.
Its telephone number is (212) 761-4700.

      The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of

Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

      Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

      Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus

Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

      (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

      (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

      (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

Distributions of Interest on the Certificates

      Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates),

"Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

      The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively. Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

      If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to

Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

      The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

Reports to Certificateholders

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

      (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

      (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced; (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

      (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

      (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and
(b) the amount of any loss to Certificateholders;

      (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

      (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

      (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

      (xv) the aggregate amount of principal prepayments made during the related Due Period;

      (xvi) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

      (xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

      The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

      The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

      With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

      Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering
(i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

      GENERAL

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or

Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

      DEPOSITS

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i)   all  payments  on  account  of  principal,   including   principal
prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

      (vi)  any amounts representing Prepayment Premiums;

      (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

      (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

      (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets;

      (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xii) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

      (xiii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

      WITHDRAWALS

      A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

      (i)   to  make   distributions   to  the   Certificateholders   on  each
Distribution Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause
(ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause
(ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

      (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

      (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

      (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

      (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

      (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

      (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

      (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

      OTHER COLLECTION ACCOUNTS

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and
(ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

      To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

      A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the

Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

      (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

      (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

RENTAL INTERRUPTION INSURANCE POLICY

      If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

      So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

      The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

      Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

      If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

      If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

      Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

          CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

      Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

      Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

      Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

FORECLOSURE

      GENERAL

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

      JUDICIAL FORECLOSURE

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

      EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

      NON-JUDICIAL FORECLOSURE/POWER OF SALE

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      PUBLIC SALE

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See

"Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

      REO PROPERTIES

      If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

      In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b) (4) (B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

      RIGHTS OF REDEMPTION

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

      ANTI-DEFICIENCY LEGISLATION

      Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      LEASEHOLD RISKS

      Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

      In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b) (6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

      To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

      Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

      Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

      The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under the law of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

      Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

      This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

      The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

      Unless otherwise provided in the related Prospectus Supplement, the Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

      Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days,
(i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

      A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

      "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

      In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

      Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

      Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Cadwalader, Wickersham & Taft, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

      The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If a REMIC election is not made, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      A.    SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the Master Servicer or, with respect to original issue discount or certain other income items for which the Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the Master Servicer, whichever is earlier and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or such Certificateholder otherwise would be entitled to claim such deductions had it held the Mortgage Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

      Unless otherwise specified in the related Prospectus Supplement or otherwise provided below, as to each Series of Certificates, counsel to the Depositor will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a) (19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans... secured by an interest in real property which is ... residential property" within the meaning of Code Section 7701(a) (19) (C) (v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c) (4) (A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c) (3) (B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] ... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a) (3) and

      (iv) a Grantor Trust Certificate owned by a financial asset securitization investment trust will represent "permitted assets" with the meaning of Code Section 860L(c).

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the Trust Fund, which are subject to Section 1272(a) (6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

      Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

      B.    MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

            1.    STRIPPED BONDS AND STRIPPED COUPONS

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a

Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless otherwise specified in the related prospectus supplement, all payments from a Mortgage Asset underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c) (4) (A) and "loans ... secured by, an interest in real property which is ... residential real property" within the meaning of Code Section 7701(a) (19) (C) (v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c) (3) (B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which

[are] principally secured by an interest in real property" within the meaning of Code Section 860G(a) (3) (A) and "permitted assets" within the meaning of Code Section 860L(c).

            2. GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARM LOANS

      The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

            3.    GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN ARM
                  LOANS

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      C.    SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year). Lower capital gains rates generally will apply to individuals who hold Grantor Trust Certificates for more than 18 months.

      It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gain, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c) (1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      D.    NON-U.S. PERSONS

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). To the extent payments to Grantor Trust Certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying Mortgage Assets, or such Grantor Trust Certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons (and, with respect to Grantor Trust Certificates held by or on behalf of corporations, also may be subject to branch profits tax). In addition, if the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

      As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

      E.    INFORMATION REPORTING AND BACKUP WITHHOLDING

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus

Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

      In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a) (19) (C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c) (4) (A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c) (3) (B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Sidley & Austin or Latham & Watkins or Brown & Wood LLP or Cadwalader, Wickersham & Taft or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in the related REMIC within the meaning of the REMIC provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c) (4) (A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a) (19)
(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c) (3) (B) of the Code.

      A.    TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a) (6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:
(a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificates.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations, which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in Section 1272(a) (6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income. Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capita gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

      It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c) (1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

      The Taxpayer Relief Act of 1997 (the "Act") reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but not more than eighteen months was not changed by the Act. The Act does not change the capital gains rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

      Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

      For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      B.    TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and
(iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b) (2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC

Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c) (1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i) ) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      The Act reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but not more than eighteen months was not changed by the Act. The Act does not change the capital gains rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

PROHIBITED TRANSACTIONS AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage

Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a) (4) (A) (i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of
(A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means
(i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

      GENERAL

      Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes certain excise taxes on similar transactions between employee benefit plans and certain other retirement plans and arrangements, subject thereto including individual retirement accounts or annuities and Keogh plans and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

      The United States Department of Labor ("Labor") has issued a regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

      Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

      General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

      (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

      (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

      (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a) (1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended. Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

      The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Association (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140.

      All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and set forth certain investment practices deemed to be unsuitable for regulated institutions.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

      Except as to the status of certain classes of Offered Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

      The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

      The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

      Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin, New York, New York or Latham & Watkins, New York, New York or Cadwalader, Wickersham & Taft, New York, New York or Brown & Wood LLP, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

      It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

1

1986 Act................................................................77, 81
1998 Policy Statement......................................................100

A

Accrual Certificates.....................................................8, 30
Accrued Certificate Interest................................................32
Act.........................................................................87
ADA.........................................................................70
Agreements...................................................................8
Amortizable Bond Premium Regulations........................................74
Applicable Amount...........................................................92
ARM Loans...............................................................23, 77
Asset Conservation Act......................................................66
Asset Seller................................................................20
Assets......................................................................19
Available Distribution Amount...............................................31

B

Balloon Mortgage Loans......................................................16
Bankruptcy Code.............................................................62
Benefit plan investors......................................................98
Book-Entry Certificates.....................................................30

C

Cash Flow Agreement......................................................8, 26
Cede.....................................................................3, 36
CERCLA..................................................................18, 66
Certificate.................................................................37
Certificate Account.........................................................40
Certificate Balance......................................................8, 32
Certificate Owners..........................................................36
Certificateholder...........................................................36
Certificateholders.......................................................3, 19
Certificates.................................................................5
Closing Date................................................................82
Code........................................................................11
Commercial Loans............................................................20
Commercial Properties....................................................6, 20
Commission...................................................................2
Contributions Tax...........................................................94
Cooperatives................................................................20
Covered Trust...........................................................17, 54
CPR.........................................................................28
Credit Support...........................................................7, 25
Crime Control Act...........................................................71
Cut-off Date.................................................................9

D

Debt Service Coverage Ratio.................................................21
Deferred Interest...........................................................78
Definitive Certificates.................................................30, 37
Depositor...................................................................20
Determination Date..........................................................30
Distribution Date............................................................9
DTC......................................................................3, 36
Due Period..................................................................31

E

Environmental Hazard Condition..............................................67
Equity Participations.......................................................24
ERISA...................................................................11, 97
ERISA Plans.................................................................97
Exchange Act.................................................................3
Exemption...................................................................98

F

FDIC........................................................................40
FFIEC......................................................................100
FHLMC.......................................................................50
FNMA........................................................................67

G

Government Securities....................................................7, 20
Grantor Trust Certificates..................................................10

H

Hazardous Materials.........................................................68

I

Indirect Participants.......................................................36
Insurance Proceeds..........................................................41
IRS.........................................................................74

L

L/C Bank....................................................................55
Labor.......................................................................98
Lease.....................................................................3, 6
Legislative History.........................................................82
Lessee....................................................................3, 6
Liquidation Proceeds........................................................41
Lock-out Date...............................................................24
Lock-out Period.............................................................24

M

Mark-to-Market Regulations..................................................91
Master Servicer..............................................................5
MBS......................................................................5, 20

MBS Agreement...............................................................24
MBS Issuer..................................................................24
MBS Servicer................................................................24
MBS Trustee.................................................................24
Morgan Stanley.............................................................101
Mortgage Assets.............................................................20
Mortgage Loans.......................................................5, 19, 20
Mortgage Notes..............................................................20
Mortgage Rate............................................................6, 24
Mortgaged Properties.........................................................6
Mortgages...................................................................20
Multifamily Loans...........................................................20
Multifamily Properties...................................................5, 20

N

NCUA.......................................................................100
Net income from foreclosure property........................................94
Net Operating Income........................................................21
New Regulations.............................................................80
Nonrecoverable Advance......................................................33

O

OCC........................................................................100
OID.....................................................................72, 74
OID Regulations.............................................................74
Originator..................................................................20

P

Participants................................................................36
Pass-Through Rate........................................................8, 31
Payment Lag Certificates....................................................87
Permitted Investments.......................................................41
Phase I Assessment..........................................................67
Plans.......................................................................97
Prepayment Assumption.......................................................77
Prepayment Premium..........................................................24
Prohibited Transactions Tax.................................................93
Purchase Price..............................................................40

R

Rating Agency...............................................................12
RCRA........................................................................67
Record Date.................................................................30
Refinance Loans.............................................................23
Related Proceeds............................................................33
Relief Act..................................................................71
REMIC.......................................................................11
REMIC Certificates..........................................................80
REMIC Regular Certificateholders............................................81
REMIC Regular Certificates..............................................10, 80
REMIC Regulations...........................................................71
REMIC Residual Certificateholder............................................89

REMIC Residual Certificates.........................................10, 80, 81
REO Extension...............................................................60
Restricted Group............................................................99
Retained Interest...........................................................49
RICO........................................................................71

S

Senior Certificates......................................................8, 30
Servicing Standard..........................................................44
SMMEA.......................................................................99
SMMEA Certificates..........................................................99
Special Servicer.........................................................5, 45
Stripped ARM Obligations....................................................78
Stripped Bond Certificates..................................................75
Stripped Coupon Certificates................................................75
Stripped Interest Certificates...........................................8, 30
Stripped Principal Certificates..........................................8, 30
Subordinate Certificates.................................................8, 30
Sub-Servicer................................................................44
Sub-Servicing Agreement.....................................................44
Super-Premium Certificates..................................................83

T

Title V.....................................................................69
Trust Assets.................................................................2
Trustee......................................................................5

U

U.S. Person.............................................................79, 89
UCC.........................................................................36
Underlying MBS..............................................................20

V

Value.......................................................................23
Voting Rights...............................................................19

W

Warrantying Party...........................................................39
Whole Loans.................................................................20